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TABLE OF CONTENTS
INDEX OF EXHIBITS

Exhibit 2.1

COMBINATION AGREEMENT

BY AND AMONG

ADOLPH COORS COMPANY

COORS CANADA INC.

AND

MOLSON INC.

Dated as of July 21, 2004

i

INDEX OF EXHIBITS

COMBINATION AGREEMENT

        This COMBINATION AGREEMENT is made and entered into as of July 21, 2004, between ADOLPH COORS COMPANY, a Delaware corporation ("Coors"), COORS CANADA INC., a Canadian corporation and an indirect Subsidiary of Coors ("Exchangeco") and MOLSON INC., a corporation organized and existing under the laws of Canada ("Molson").

RECITALS

        A.    The board of directors of Molson, based upon the recommendation of an independent committee of Molson's board of directors (the "Independent Committee") formed for the purpose of considering the transactions contemplated by this Agreement, has (i) deemed it in the best interests of Molson to effect the business combination and other transactions provided for herein, including the Arrangement pursuant to which Exchangeco will acquire all of the outstanding Molson Common Shares in exchange for consideration that includes Exchangeable Shares and Exchangeco Public Preference Shares pursuant to the Plan of Arrangement described herein and (ii) resolved to recommend that the shareholders of Molson approve and adopt the Arrangement.

        B.    The board of directors of Coors has (i) deemed it advisable and in the best interests of each class of its stockholders to effect the business combination and other transactions provided for herein, including the Coors Share Issuance and the Coors Charter Amendment, and (ii) resolved to recommend that the stockholders of Coors vote in favor of the Coors Share Issuance and the Coors Charter Amendment.

        C.    As a condition to Coors entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Coors is entering into a voting agreement with a significant shareholder of Molson (the "Molson Voting Agreement") pursuant to which, among other things, such shareholder of Molson has agreed, subject to the terms thereof, to vote all Molson Class B Common Shares owned by it in accordance with the terms of the Molson Voting Agreement.

        D.    As a condition to Molson entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Molson is entering into a voting agreement with certain significant stockholders of Coors (the "Coors Voting Agreement") pursuant to which, among other things, each of those stockholders of Coors has agreed, subject to the terms thereof, to vote all shares of Coors Class A Common Stock and Coors Class B Common Stock owned by each of them in accordance with the terms of the Coors Voting Agreement.

        E.    The parties hereto intend that the Arrangement will provide shareholders of Molson who are residents of Canada for purposes of the ITA with the opportunity to exchange their Molson Common Shares for Exchangeable Shares on a tax-deferred or "rollover" basis for Canadian income tax purposes.

        F.     In connection with, and as an integral part of, the transaction contemplated hereby, Exchangeco will issue Class C Preferred Shares with a redemption value of $1,000,000 (Cdn.) to a service provider of Exchangeco for services rendered in connection with the transaction.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Certain Definitions.     The following terms shall have the following meanings:

        "1933 Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

        "1934 Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

        "Action" means any action, claim, suit, litigation, demand, cause of action, charge, complaint, arbitration or other proceeding.

        "Affiliate" means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of the foregoing, "control" means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

        "Agreement" means this Combination Agreement, made and entered into as of July 21, 2004, between Coors, Exchangeco and Molson, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

        "AMF" means the Autorité des marchés financiers (Québec).

        "ARC" means an advance ruling certificate issued by the Commissioner pursuant to the Competition Act.

        "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 8.4 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

        "Articles of Arrangement" means the articles of arrangement of Molson in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made.

        "CBCA" means the Canada Business Corporations Act, as now in effect and as it may be amended from time to time prior to the Effective Time.

        "Callco" means a corporation to be incorporated under the laws of Canada or a province thereof and a Subsidiary of Coors and referenced as "Callco" in the Transaction Documents.

        "Canadian Securities Regulatory Authorities" means the OSC and each other securities commission or similar regulatory authority in each of the provinces of Canada.

        "Class A Coors Voting Trust Agreement" means the voting trust agreement, substantially in the form attached as Exhibit C hereto (with such modifications as may be reasonably requested by the trustee party thereto), to be entered into as of the Effective Time by each Family Holder of Coors, any Family Holder of Molson who owns Coors Class A Common Stock, in each case with respect to all shares of Coors Class A Common Stock owned by each such Family Holder, and each other party named therein and such other agreement to be entered into pursuant to Section 6.20.

        "Class A-C Nominating Subcommittee" has the meaning ascribed thereto in the Coors Charter Amendment.

        "Class A Exchangeable Shares" means the class A exchangeable shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in Appendix I to the Plan of Arrangement.

        "Class A Exchangeable Voting Trust Agreement" means the voting trust agreement to be entered into as of the Effective Time by each Family Holder of Molson and the other parties thereto, which agreement shall be governed by Canadian law, have a Canadian trustee and provide for equivalent voting agreements and transfer restrictions on substantially identical terms as are contained in the Class A Coors Voting Trust Agreement with respect to all Class A Exchangeable Shares owned by each such Family Holder as of the Effective Time and which agreement shall otherwise be in form and substance reasonably satisfactory to the parties (with such modifications as may be reasonably requested by the trustee party thereto).

        "Class A Fraction" has the meaning ascribed thereto in the Plan of Arrangement.

        "Class A-M Nominating Subcommittee" has the meaning ascribed thereto in the Coors Charter Amendment.

        "Class A Preferred Shares" means Class A non-voting preferred shares of Exchangeco.

        "Class B Exchangeable Shares" means the class B exchangeable shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in Appendix I to the Plan of Arrangement.

        "Class B Fraction" has the meaning ascribed thereto in the Plan of Arrangement.

        "Class B1 Preferred Shares" means Class B1 non-voting preferred shares in the share capital of Exchangeco.

        "Class B2 Preferred Shares" means Class B2 voting preferred shares in the share capital of Exchangeco.

        "Class C Preferred Shares" means Class C non-voting preference shares in the share capital of Exchangeco.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Commissioner" means the Commissioner of Competition under the Competition Act.

        "Competition Act" means the Competition Act (Canada), as amended.

        "Competition Act Approval" means receipt of an ARC or, in the alternative to an ARC, the expiration or earlier termination of the waiting period under Part IX of the Competition Act and a letter from the Commissioner or a person authorized by the Commissioner that the Commissioner has determined not to make an application for an order under section 92 of the Competition Act in respect of the transactions contemplated by this Agreement.

        "Control Voting Trust Agreements" means the collective reference to the Class A Exchangeable Voting Trust Agreement and the Class A Coors Voting Trust Agreement.

        "Coors Charter Amendment" means the amendment and restatement of the certificate of incorporation of Coors so that, after giving effect thereto, the certificate of incorporation of Coors shall be substantially in the form set forth as Exhibit G.

        "Coors Class A Common Stock" means Coors' Class A Common Stock, par value $0.01 per share.

        "Coors Class B Common Stock" means Coors' Class B Common Stock, par value $0.01 per share.

        "Coors Common Stock" means shares of Coors Class A Common Stock and Coors Class B Common Stock.

        "Coors Employee Plan" means any Employee Plan (including any Coors International Plan) under which (i) any current or former director, officer, consultant or employee of Coors or any of its Subsidiaries has any present or future right to benefits and which is contributed to, entered into, sponsored by or maintained by Coors, any of its Subsidiaries or any of their ERISA Affiliates or (ii) Coors or any of its Subsidiaries has any present or future liability.

        "Coors International Plan" means any International Plan under which (i) any current or former director, officer, consultant or employee of Coors or any of its Subsidiaries has any present or future right to benefits and which is contributed to, entered into, sponsored by or maintained by Coors or any of its Subsidiaries or (ii) Coors or any of its Subsidiaries has any present or future liability.

        "Coors Meeting" means the special meeting of holders of Coors Common Stock, including any adjournment or postponement thereof, to be called to consider the Coors Charter Amendment and the Coors Share Issuance.

        "Coors Share Issuance" means the issuance of Coors Common Stock pursuant to the Arrangement, upon the exchange of Exchangeable Shares or upon the exercise of Replacement Options.

        "Court" means the Superior Court, District of Montreal, Province of Quebec.

        "Director" means the Director appointed pursuant to section 260 of the CBCA.

        "Dissent Rights" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement.

        "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement.

        "Employee Plan" means, with respect to any Person, any "employee benefit plan," as defined in Section 3(3) of ERISA, and any stock purchase, stock option, stock appreciation, stock incentive, severance, employment, change-in-control, retention, insurance (including self-insurance), split-dollar, health, medical, disability, workers compensation, supplemental unemployment, post-employment, pension, savings, retirement, profit sharing, fringe, multiemployer, collective bargaining, bonus, incentive, deferred compensation, loan and any other employee benefit plan, agreement, program, policy or other arrangement (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether or not subject to ERISA, whether formal or informal.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with such Person within the meaning of Section 414 of the Code.

        "Exchange Ratio" has the meaning ascribed thereto in the Plan of Arrangement.

        "Exchangeable Share Support Agreement" means an agreement to be made between Coors, Exchangeco and Callco substantially in the form of Exhibit D hereto, with such changes thereto as the parties hereto may agree.

        "Exchangeable Shares" means, collectively, the Class A Exchangeable Shares and the Class B Exchangeable Shares.

        "Exchangeco Public Preference Shares" means, collectively, the Class A Preferred Shares, the Class B1 Preferred Shares and the Class B2 Preferred Shares.

        "Family Holders" of Molson, means the shareholder of Molson set forth in Section 1.1 of the Molson Disclosure Schedule and all transferees of Molson Class B Common Shares from such shareholder prior to the Effective Time, and of Coors, means the stockholders of Coors set forth in Section 1.1 of the Coors Disclosure Schedule and all transferees of Coors Class A Common Stock from such stockholder prior to the Effective Time.

        "Final Order" means the final order of the Court approving the Arrangement, as such order may be amended or varied at any time prior to the Effective Time or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal.

        "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal or other government, governmental or public department, central bank, court, tribunal, arbitrator, commission, board, bureau or agency, whether U.S., Canadian, foreign or multinational, (b) subdivision, agent, commission, board or authority of any of the foregoing or (c) self-regulatory organization or stock exchange, including the NYSE or TSX.

        "Hazardous Substance" means any pollutant, contaminant, waste, hazardous or toxic material, and any other substance that is regulated by or could reasonably be expected to result in liability or give rise to an Action under any applicable Environmental Law.

        "ICA" means the Investment Canada Act (Canada), as amended, and the rules and regulations thereunder.

        "ICA Approval" means the determination or deemed approval by the Minister of Industry and the Minister of Canadian Heritage that the transactions contemplated hereby are of "net benefit to Canada" for purposes of the ICA.

        "Intellectual Property" means all federal, state, provincial, foreign and multinational intellectual and industrial property rights, including without limitation, all (i) patents; (ii) copyrights; (iii) trademarks and service marks, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (iv) trade secrets; and (v) all registrations, applications, and recordings related to the foregoing.

        "Interim Order" means the interim order of the Court, as the same may be amended in respect of the Arrangement, as contemplated by Section 2.3.

        "International Plan" means, with respect to any Person, any Employee Plan that is maintained outside the jurisdiction of the United States, or covers any present or former director, officer, consultant or employee of such Person residing or working outside the United States.

        "ITA" means the Income Tax Act (Canada), as amended, and the regulations thereunder, as amended, in each case, except as otherwise provided herein, as of the date hereof.

        "Joint Proxy Statement/Circular" means, collectively, (a) the notice of the Coors Meeting to be sent to holders of Coors Common Stock, (b) the notice of the Molson Meeting to be sent to holders of Molson Common Shares and Molson Options and (c) the accompanying joint proxy statement/management information circular in connection with the Coors Meeting and the Molson Meeting, in each case as amended, supplemented or otherwise modified; provided that if a party elects for the parties to prepare a separate proxy statement of Coors and management information circular of Molson, then references to the Joint Proxy Statement/Circular shall refer to the proxy statement of Coors, in the case of Coors, and the management information circular of Molson, in the case of Molson.

        "knowledge" of Molson, means the actual knowledge of the Persons set forth in Section 1.2 of the Molson Disclosure Schedule, and of Coors, means the actual knowledge of the Persons set forth in Section 1.2 of the Coors Disclosure Schedule.

        "Laws" means laws (including common law), statutes, rules, regulations, orders, ordinances, codes, treaties, and judicial, arbitral, administrative, ministerial or departmental judgments, awards or other requirements of any Governmental Entity.

        "Leased Real Property" means, with respect to any Person, real property leased for use by or otherwise occupied by such person.

        "Lien" means, with respect to any property, right or asset, any mortgage, lien, pledge, charge, security interest, purchase option, right of first offer or refusal, encumbrance or other adverse claim of any kind in respect of such property or asset.

        "material" means, when used in this Agreement (except when used in (i) the definition of "Material Adverse Effect" or for the purpose of determining whether a "Material Adverse Effect" has occurred hereunder and (ii) Sections 8.1(h)(ii) and 8.1(i)(ii)) in connection with a state of facts, occurrence, event or effect, or any agreement or transaction, referred to herein, any such state of facts, occurrence, event, effect, agreement or transaction that would result in a cost or expense, or otherwise have a value, of $100,000,000 or more.

        "Material Adverse Effect" means, with respect to each party, any change, event, occurrence or effect (a) that is or would reasonably be expected to be materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of such party taken as a whole with its Subsidiaries, other than any such change, event, occurrence or effect resulting from (i) the announcement of the execution of this Agreement or the transactions contemplated hereby, (ii) changes, circumstances or conditions generally affecting the industry in which such party operates and not having a disproportionate effect on such party or (iii) changes in general economic conditions in the United States or Canada or (b) that is, or would reasonably be expected to be, materially adverse to the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall a change in the trading prices of a party's equity securities, by itself, be deemed to constitute a Material Adverse Effect (it being understood that the foregoing shall not prevent a party from asserting that any change, event, occurrence or effect that may have contributed to such change in trading prices independently constitutes a Material Adverse Effect).

        "Molson Class A Common Shares" means Molson's Class A "non-voting" shares.

        "Molson Class B Common Shares" means Molson's Class B shares.

        "Molson Common Shares" means, collectively, the Molson Class A Common Shares and the Molson Class B Common Shares.

        "Molson Employee Plan" means any Employee Plan (including any Molson International Plan) under which (i) any current or former director, officer, consultant or employee of Molson or any of its Subsidiaries has any present or future right to benefits and which is contributed to, entered into, sponsored by or maintained by Molson, any of its Subsidiaries or any of their ERISA Affiliates or (ii) Molson or any of its Subsidiaries has any present or future liability.

        "Molson International Plan" means any International Plan under which (i) any current or former director, officer, consultant or employee of Molson or any of its Subsidiaries has any present or future right to benefits and which is contributed to, entered into, sponsored by or maintained by Molson or any of its Subsidiaries or (ii) Molson or any of its Subsidiaries has any present or future liability.

        "Molson Meeting" means the special meeting of holders of Molson Common Shares and Molson Options, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement and other matters related to this Agreement and the Arrangement.

        "Molson Resolution" means the special resolution of the holders of the Molson Common Shares and Molson Options, to be substantially in the form and content of Exhibit A hereto.

        "NYSE" means The New York Stock Exchange, Inc.

        "Order" means any legally enforceable judgment, order, decision, writ, injunction, stipulation, ruling or decree of, or any settlement under jurisdiction of, any Governmental Entity.

        "OSC" means the Ontario Securities Commission.

        "OSC Rule 61-501" means Rule 61-501 of the OSC.

        "Owned Real Property" means, with respect to any Person, real property owned by such person.

        "Pentland" means Pentland Securities (1981) Inc.

        "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company, unlimited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        "Plan of Arrangement" means the plan of arrangement, substantially in the form of Exhibit B hereto and any amendments or variations thereto made in accordance with Section 8.4 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

        "Policy Q-27" means Policy Q-27 of the AMF.

        "Proprietary Subject Matter" means: (i) all information (whether or not protectable by patent, copyright, mask work or trade secret rights) not generally known to the public, including know-how and show-how, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, specifications, technical manuals and data, libraries, blueprints, drawings, product information, development work-in-process, inventions and trade secrets; (ii) patentable subject matter, patented inventions and inventions subject to patent applications; (iii) industrial models and industrial designs; (iv) works of authorship, software and copyrightable subject matter; (v) mask works; and (vi) trademarks, trade names, service marks, brand names, corporate names, emblems, logos, trade dress, domain names, insignia and related marks.

        "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Circular (including by incorporation by reference) to the extent it contains (i) a Change in Molson Recommendation or a Change in Coors Recommendation (as the case may be), (ii) a statement of the reasons of the board of directors of Molson or Coors (as the case may be) for making such Change in Molson Recommendation or Change in Coors Recommendation (as the case may be) and (iii) additional information reasonably related to the foregoing.

        "Redemption Date" has the meaning ascribed thereto in the Plan of Arrangement.

        "Registration Rights Agreement" means an agreement to be entered into as of the Effective Time on terms reasonably acceptable to Coors and Molson, providing for the registration under the 1933 Act of Coors Class B Common Stock owned by the beneficiaries party to each of the Control Voting Trust Agreements as described on Exhibit L hereto.

        "Regulatory Approvals" means, with respect to a party, those Orders, sanctions, consents, exemptions, waivers, permits, agreements, certificates, authorizations and other Approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities that are necessary or advisable in connection with the transactions contemplated hereby, including, in the case of Molson, those referred to in Section 3.5(b) hereof and, in the case of Coors, those referred to in Section 4.5(b) hereof.

        "Replacement Option" has the meaning ascribed thereto in the Plan of Arrangement.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act or the 1934 Act.

        "Securities Act (Quebec)" means the Securities Act (Quebec) and all rules, regulations and policies enacted thereunder, as now in effect and as it may be amended from time to time prior to the Effective Time.

        "Securities Act (Ontario)" means the Securities Act (Ontario) and all rules and regulations enacted thereunder, as now in effect and as it may be amended from time to time prior to the Effective Time.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Laws" means the Securities Act (Quebec), the Securities Act (Ontario) and the equivalent legislation in the other provinces of Canada, the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, all as now enacted or as the same may from time to time be amended, and the applicable rules and regulations promulgated thereunder.

        "Shareholders Agreement" means a shareholders agreement to be entered into by the parties to each of the Control Voting Trust Agreements, which shareholders agreement shall provide for voting agreements that are identical to, subject to and not in any way in conflict with, the provisions of each of the Control Voting Trust Agreements and which is otherwise in form and substance reasonably satisfactory to Coors.

        "Special Class A Voting Share" means the share of Special Class A Voting Stock of Coors, par value of $0.01.

        "Special Class B Voting Share" means the share of Special Class B Voting Stock of Coors, par value of $0.01.

        "Special Voting Shares" means the collective reference to Special Class A Voting Share and the Special Class B Voting Share.

        "Subsidiary" shall mean, when used with reference to any party, any Person of which such party (either alone or through or together with any other Subsidiary) either owns, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock or other equity interests the holders of which are generally entitled to vote for the election of directors or members of any other governing body of such Person or, in the case of a Person that is a partnership, is a general partner of such partnership.

        "Transaction Documents" means the collective reference to this Agreement, the Control Voting Trust Agreements, the Exchangeable Share Support Agreement, the Voting and Exchange Trust Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Coors Voting Agreement and the Molson Voting Agreement.

        "Trustee" means a Canadian trust company to be chosen by Coors and Molson to act as trustee under the Voting and Exchange Trust Agreement and any successor trustee appointed under the Voting and Exchange Trust Agreement.

        "TSX" means The Toronto Stock Exchange.

        "Voting and Exchange Trust Agreement" means an agreement to be made between Coors, Exchangeco and the Trustee, substantially in the form of Exhibit E hereto (with such modifications as may be reasonably requested by the Trustee), with such changes thereto as the parties hereto, acting reasonably, may agree.

        1.2    Terms Defined in Other Sections.     The following terms are defined elsewhere in this Agreement in the following Sections:

Acquisition Proposal	Section 6.2(a)
Approvals	Section 3.1(a)
Canadian GAAP	Section 3.7(b)
Change in Coors Recommendation	Section 2.5(c)
Change in Molson Recommendation	Section 2.5(b)
Change in Recommendation	Section 2.5(c)
Closing Date	Section 2.4
Confidentiality Agreement	Section 6.1(a)
Contract	Section 3.1(d)
Coors	Preamble
Coors Charter Documents	Section 4.2

Coors Disclosure Schedule	Article IV
Coors Equity Plans	Section 4.3(a)
Coors Environmental Permits	Section 4.16(c)
Coors Financial Statements	Section 4.7(b)
Coors Insurance Policies	Section 4.14
Coors Intellectual Property	Section 4.17
Coors Options	Section 4.3(a)
Coors Preferred Stock	Section 4.3(a)
Coors Property	Section 4.16(a)
Coors Returns	Section 4.15(a)(i)
Coors SEC Reports	Section 4.7(a)
Coors Stockholder Approval	Section 4.21
Coors—Used Proprietary Subject Matter	Section 4.17
Coors Voting Agreement	Recitals
DOJ	Section 6.6
Environmental Laws	Section 3.16(a)
Environmental Lien	Section 3.16(f)
Exchangeco	Preamble
Form S-3	Section 2.6(d)
Form S-8	Section 2.6(e)
FTC	Section 6.6
HSR Act	Section 3.5(b)
Indemnified Parties	Section 6.7
Independent Committee	Recitals
Infringe	Section 3.17
IRD	Section 6.6
Material Coors Contract	Section 4.18
Material Molson Contract	Section 3.18
Molson	Preamble
Molson Affiliate	Section 6.5
Molson Charter Documents	Section 3.2
Molson Disclosure Schedule	Article III
Molson Documents	Section 3.7(a)
Molson Equity Plan	Section 3.3(a)
Molson Environmental Permits	Section 3.16(c)
Molson Financial Statements	Section 3.7(b)
Molson Insurance Policies	Section 3.14
Molson Intellectual Property	Section 3.17
Molson Options	Section 3.3(a)
Molson Preference Shares	Section 3.3(a)
Molson Property	Section 3.16(a)
Molson Returns	Section 3.15(b)(i)
Molson Shareholder Approval	Section 2.3(b)
Molson-Used Proprietary Subject Matter	Section 3.17
Molson Voting Agreement	Recitals
non-Canadian withholding taxes	Section 6.1(h)
Permit	Section 3.5(a)
Safe-Income Transaction	Section 6.1(f)
Superior Proposal	Section 6.2(b)(iii)
Takeover Statute	Section 6.8
Tax	Section 3.15(a)
Termination Date	Section 8.1(b)
Termination Fee	Section 8.3(b)(i)
US GAAP	Section 4.7(b)

        1.3    Interpretation.     When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Unless otherwise indicated, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" a Person, such reference shall be deemed to include the business of such Person and all direct and indirect Subsidiaries of such Person. Reference to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person.

ARTICLE II

THE ARRANGEMENT

        2.1    Implementation Steps by Molson.     Molson covenants in favor of Coors that Molson shall:

          (a)   subject to the terms of this Agreement, as soon as reasonably practicable, apply in a manner reasonably acceptable to Coors under Section 192 of the CBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

          (b)   subject to the terms of this Agreement and in accordance with the Interim Order, as soon as reasonably practicable, convene and hold the Molson Meeting for the purpose of considering the Molson Resolution;

          (c)   subject to obtaining such approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

          (d)   subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

        2.2    Implementation Steps by Coors and Exchangeco.     Each of Coors and Exchangeco covenant, as applicable, in favor of Molson that:

          (a)   subject to the terms of this Agreement, Coors shall, as soon as reasonably practicable, convene and hold the Coors Meeting for the purpose of considering the Coors Share Issuance and the Coors Charter Amendment;

          (b)   Coors shall incorporate and organize Callco under the laws of Canada and amend the articles of Exchangeco to create the Exchangeable Shares and the Exchangeco Public Preference Shares prior to the Effective Time in a manner reasonably acceptable to Molson;

          (c)   Exchangeco shall issue Class C Preferred Shares with a redemption amount of $1,000,000 (Cdn.) to a service provider of Exchangeco, which Class C Preferred Shares shall be duly authorized and validly issued and fully paid and nonassessable;

          (d)   subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, on the Closing Date, Coors shall:

              (i)  file the restated certificate of incorporation of Coors, in the form set forth in Exhibit G hereto, with the Secretary of State of the State of Delaware;

             (ii)  adopt the amended and restated Bylaws of Coors, in the form set forth in Exhibit H hereto;

            (iii)  execute and deliver and cause Callco and Exchangeco to execute and deliver, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement;

            (iv)  execute and deliver the Registration Rights Agreement; and

             (v)  issue to the Trustee the Special Voting Shares.

        2.3    Interim Order.     The notice of motion for the application referred to in Section 2.1(a) shall request that the Interim Order provide:

          (a)   for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Molson Meeting and for the manner in which such notice is to be provided;

          (b)   that, subject to the approval of the Court and subject to obtaining exemptions from applicable Canadian Securities Regulatory Authorities, the requisite approval for the Molson Resolution shall be (i) 66 2/3% of the votes cast on the Molson Resolution by holders of Molson Class A Common Shares and holders of Molson Options, voting together as a class, present in person or by proxy at the Molson Meeting (such that each holder of Molson Class A Common Shares is entitled to one vote for each Molson Class A Common Share held and such that each holder of Molson Options is entitled to one vote for each Molson Class A Common Share that such holder would have received on a valid exercise of such holder's Molson Options) and (ii) 66 2/3% of the votes cast on the Molson Resolution by holders of Molson Class B Common Shares, voting as a separate class, present in person or by proxy at the Molson Meeting (such approvals described in this Section 2.3(b), the "Molson Shareholder Approval");

          (c)   that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Molson, including quorum requirements and all other matters, shall apply in respect of the Molson Meeting;

          (d)   for the grant of the Dissent Rights; and

          (e)   for the notice requirements with respect to the presentation of the application to the Court for a Final Order.

        2.4    Articles of Arrangement; Closing.     The Articles of Arrangement shall implement the Plan of Arrangement. On the second business day after the satisfaction or waiver (subject to applicable Laws) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing Date) set forth in Article VII, and unless another time or date is agreed to in writing by the parties hereto (the "Closing Date"), the Articles of Arrangement shall be filed with the Director. At the Effective Time, each Molson Common Share outstanding immediately prior to the Effective Time will be exchanged as provided in the Plan of Arrangement, and the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable Laws, including the CBCA. The closing of the transactions contemplated hereby and by the Arrangement will take place at the offices of McCarthy Tétrault LeWindsor, 1170, rue Peel Montréal, Quebec H3B 458, on the Closing Date.

        2.5    Joint Proxy Statement/Circular; Meetings.

          (a)   As promptly as reasonably practicable after the execution and delivery of this Agreement, Molson and Coors shall complete the Joint Proxy Statement/Circular together with any other documents required by the Securities Laws or other applicable Laws in connection with the Molson Meeting and the Coors Meeting. Molson and Coors shall use their respective reasonable best efforts to have the Joint Proxy Statement/Circular cleared, if applicable, by the SEC and any other applicable Governmental Entity. As promptly as practicable after the execution and delivery of this Agreement or such clearance, if applicable, Molson and Coors shall, unless otherwise agreed to by the parties, cause the Joint Proxy Statement/Circular and other documentation required in connection with the Molson Meeting and the Coors Meeting to be sent contemporaneously to (x) in the case of Molson, each holder of Molson Common Shares and Molson Options and filed as required by the Interim Order and applicable Laws and (y) in the case of Coors, each Coors stockholder as required by applicable Laws. Prior to the date of the initial filing of the Joint Proxy Statement/Circular either party may elect for the parties to file a separate proxy statement of Coors and management circular of Molson in lieu thereof.

          (b)   Subject to the terms of this Agreement, Molson shall (i) take all lawful action to solicit in favor of the Molson Shareholder Approval, (ii) recommend to all holders of Molson Common Shares and Molson Options that they vote in favor of this Agreement and the Arrangement and the other transactions contemplated hereby and thereby and (iii) not withdraw, modify or qualify (or publicly propose to or publicly state that it intends to withdraw, modify or qualify) in any manner adverse to Coors such recommendation or take any other action or make any other public statement in connection with the Molson Meeting inconsistent with such recommendation (collectively, a "Change in Molson Recommendation"), provided, however, that Molson (A) may make such a Change in Molson Recommendation if Molson's board of directors, after consultation with outside legal counsel, has determined that failure to take such action would be inconsistent with its fiduciary duties under applicable Law and (B) upon such a Change in Recommendation, may solicit votes of the Molson shareholders consistent with such Change in Molson Recommendation. In connection with a Change in Molson Recommendation, Molson may amend or supplement the Joint Proxy Statement/Circular (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change in Molson Recommendation.

          (c)   Subject to the terms of this Agreement, Coors shall (i) take all lawful action to solicit in favor of the Coors Stockholder Approval, (ii) recommend to holders of Coors Common Stock that they vote in favor of (A) the Coors Share Issuance and (B) the Coors Charter Amendment and (iii) not withdraw, modify or qualify (or publicly propose to or publicly state that it intends to withdraw, modify or qualify) in any manner adverse to Molson such recommendation or take any other action or make any other public statement in connection with the Coors Meeting inconsistent with such recommendation (collectively, a "Change in Coors Recommendation" and, together with a Change in Molson Recommendation, a "Change in Recommendation"), provided, however, that Coors may (A) make such Change in Coors Recommendation if Coors' board of directors, after consultation with outside legal counsel, has determined that failure to take such action would be inconsistent with its fiduciary duties under applicable Law and (B) upon such a Change in Recommendation, may solicit votes of the Coors shareholders consistent with such Change in Coors Recommendation. In connection with a Change in Coors Recommendation, Coors may amend or supplement the Joint Proxy Statement/Circular (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change in Coors Recommendation.

          (d)   Subject to the terms of this Agreement, Molson and Coors shall each use their respective reasonable best efforts to cause the Coors Meeting and Molson Meeting to be held on the same date. Each of Molson and Coors shall not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) the Molson Meeting or Coors Meeting, as applicable, without the other party's prior written consent, in each case, except as required (i) by applicable Laws or an Order of the Court, (ii) for quorum purposes or (iii) to enable Molson or Coors, as applicable, to comply with its obligations under Section 6.2(b)(iii).

        2.6    Securities Compliance.

          (a)   Coors shall use its reasonable best efforts to obtain all Orders required from the applicable Canadian Securities Regulatory Authorities to permit (i) the issuance and first resale of the Exchangeable Shares and Coors Common Stock issued pursuant to the Arrangement, and

  (ii) the issuance and first resale of the Coors Common Stock to be issued from time to time upon exchange of the Exchangeable Shares and upon the exercise of the Replacement Options, in each case without further qualification with or approval of or the filing of any document including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further Order or consent from, any Governmental Entity or regulatory authority under any Canadian Securities Laws or other Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Coors or Exchangeco for purposes of Securities Laws and other customary qualifications for such Orders).

          (b)   Coors and Exchangeco shall use their respective reasonable best efforts to obtain the approval of the TSX for the listing of the Exchangeable Shares and the Exchangeco Public Preference Shares, each such listing to be effective prior to or as of the Effective Time.

          (c)   Coors shall use its reasonable best efforts to obtain the approval of the NYSE for the listing of the Coors Class A Common Stock and the Coors Class B Common Stock to be issued in connection with the transactions contemplated by this Agreement, such listings to be effective prior to or as of the time of issuance of such shares of Coors Common Stock, whether pursuant to the Arrangement or to be provided from time to time upon exchange of the Exchangeable Shares or upon exercise of Replacement Options. Coors shall file with the SEC a registration statement on Form 8-A (or other applicable form) (the "Form 8-A") in order to register the Class A Common Stock on the NYSE under Section 12(b) of the 1934 Act, and shall use its reasonable best efforts to cause the Form 8-A to become effective prior to the Effective Time.

          (d)   Coors shall file a registration statement on Form S-3 (or other applicable form) (the "Form S-3") in order to register under the 1933 Act the Coors Common Stock to be issued from time to time after the Effective Time upon exchange of Exchangeable Shares, and shall use its reasonable best efforts to cause such registration statement to become effective at or prior to the Effective Time and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding.

          (e)   Coors shall file a registration statement on Form S-8 (or other applicable forms) (the "Form S-8") in order to register under the 1933 Act the Coors Class B Common Stock to be issued from time to time after the Effective Time upon the exercise of the Replacement Options, and shall use reasonable best efforts to cause such registration statement to become effective as promptly as practicable, but in any event within five (5) days after the Effective Time, and to maintain the effectiveness of such registration for the period of time that the Replacement Options remain outstanding and may be exercised.

        2.7    Cooperation in Filings.

          (a)   Each of Coors and Molson shall cooperate in the preparation, filing and mailing of the Joint Proxy Statement/Circular. Each of Coors and Molson shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement/Circular or, in the case of Coors, the Form S-3, received from the SEC, the Canadian Securities Regulatory Authorities or any other Governmental Entity. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on the Joint Proxy Statement/Circular, the Form S-3 and any amendments or supplements thereto prior to filing such with the SEC, the Canadian Securities Regulatory Authorities and/or each other applicable Government Entity, and will provide each other with a copy of all such filings made. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-3 has become effective, the issuance of any stop order, the suspension of the qualification of any of the Coors Common Stock or the

  Exchangeable Shares for offering or sale in any jurisdiction, or any request by the SEC, the Canadian Securities Regulatory Authorities or any other Governmental Entity for amendment of the Joint Proxy Statement/Circular or the Form S-3.

          (b)   Each of Coors and Molson shall furnish to the other all such information concerning it and its stockholders or shareholders as may be required (and, in the case of its stockholders or shareholders, available to it) for the effectuation of the actions described in Sections 2.5 and 2.6 and the foregoing provisions of this Section 2.7, and each covenants that no information furnished by it (or, to its knowledge, with respect to information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

          (c)   Each of Coors and Molson shall use its reasonable best efforts to ensure that the Joint Proxy Statement/Circular (and, in the case of Coors, the Form S-3 and Form S-8) complies with all applicable Laws and, without limiting the generality of the foregoing, that no information furnished by it (or, to its knowledge, with respect to information concerning its shareholders) for inclusion in the Joint Proxy Statement/Circular (and in the case of Coors, the Form S-3 and the Form S-8) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the other party or any third party that is not one of its Affiliates).

          (d)   Coors and Molson shall each promptly notify the other if, at any time before the Effective Time, it becomes aware that the Joint Proxy Statement/Circular or any other document described in Section 2.6 or any application for any Order described in Section 2.6 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Joint Proxy Statement/Circular or such other document or application. In any such event, each of Coors and Molson shall cooperate in the preparation of a supplement or amendment to the Joint Proxy Statement/Circular or such other document or application, as required and as the case may be, and, if required, shall cause the same to be distributed to stockholders of Coors or shareholders of Molson, respectively, and/or filed with the relevant Governmental Entities.

        2.8    Execution of Transaction Documents; Issuance of Stock.     At the Effective Time (i) each of Molson, Coors and Exchangeco shall execute and deliver each of the Transaction Documents to which they are a party, (ii) Coors shall issue Coors Common Stock to (or at the direction of) Callco in accordance with the terms of this Agreement, and such Coors Common Stock shall be duly and validly issued by Coors, fully paid and non-assessable and (iii) Exchangeco shall issue Exchangeable Shares and Exchangeco Public Preference Shares to the shareholders of Molson in accordance with this Agreement and the Plan of Arrangement, and such Exchangeable Shares and Exchangeco Public Preference Shares shall be duly and validly issued by Exchangeco, fully paid and non-assessable. Except as provided in the Plan of Arrangement, all Coors Common Stock issued by Coors pursuant to the Plan of Arrangement and all Exchangeable Shares and Exchangeco Public Preference Shares issued by Exchangeco pursuant to the Plan of Arrangement shall be free of preemptive rights, encumbrances, charges and liens of any nature.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MOLSON

        Molson represents and warrants to Coors, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule (arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III with the disclosures in any section or subsection of such schedule qualifying the corresponding section or subsection in this Article III, as well as any other section or subsection of this Article III if the relevance of the disclosed item to such other section or subsection is readily apparent on its face) supplied by Molson to Coors dated as of the date hereof (the "Molson Disclosure Schedule"), as follows:

        3.1    Organization and Qualification; Subsidiaries.

          (a)   Each of Molson and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate, partnership or similar power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except, as related to the Subsidiaries of Molson, where the failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Molson. Each of Molson and its Subsidiaries is in possession of all franchises, grants, qualifications, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") from all Governmental Entities necessary to own, lease and operate the properties it purports to own, operate or lease and to lawfully carry on its business as now conducted, except where the failure to have such Approvals has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Molson.

          (b)   Molson has no material Subsidiaries except those identified to Coors prior to the date hereof.

          (c)   All of the outstanding capital stock of, or other equity securities or ownership interests in, each Subsidiary of Molson, is owned by Molson, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity securities or ownership interests). There are no outstanding (i) securities of Molson or its Subsidiaries convertible into or exchangeable for capital or equity securities or ownership interests in any Subsidiary of Molson or (ii) except for employee or director stock options issued pursuant to the Molson Equity Plan, options or other rights to acquire from Molson or any of its Subsidiaries, or other obligation of Molson or any of its Subsidiaries to issue, any capital stock or other equity securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other equity securities or ownership interests in, any Subsidiary of Molson. There are no outstanding obligations of Molson or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the items referred to in clauses (i) and (ii) above.

          (d)   Neither Molson nor any of its Subsidiaries has agreed nor is it obligated to make nor is it bound by any written or oral agreement, commitment, contract, note, bond, mortgage, indenture, lease, instrument or other binding arrangement (a "Contract") under which it may become obligated to acquire any material equity interest or investment in, or make any material capital contribution to, any Person (other than a wholly-owned Subsidiary of Molson). Neither Molson nor any of its Subsidiaries directly or indirectly owns any material interest or investment (whether equity or debt) nor has any rights to acquire any material interest or investment in any Person (other than a Subsidiary of Molson).

          (e)   Molson and each of its Subsidiaries is duly qualified to do business as a foreign corporation or other foreign legal entity, and is in good standing, under the Laws of all jurisdictions where the nature of its business requires such qualification, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Molson.

        3.2    Articles of Amalgamation and Bylaws.     Molson has previously furnished to Coors complete and correct copies of its Articles of Amalgamation and Bylaws or other organizational documents (together, the "Molson Charter Documents"), as amended to date. Such Molson Charter Documents, as so amended, and the equivalent organizational documents of each of its Subsidiaries, are in full force and effect. Molson is not in violation of any of the provisions of the Molson Charter Documents, and no material Subsidiary of Molson is in violation of any of its organizational documents.

        3.3    Capitalization.

          (a)   The authorized capital of Molson consists of (i) an unlimited number of Molson Class A Common Shares, (ii) an unlimited number of Molson Class B Common Shares and (iii) an unlimited number of preference shares issuable in series ("Molson Preference Shares"). As of the close of business on July 21, 2004, there were outstanding (1) 105,275,963 Molson Class A Common Shares, (2) 22,380,676 Molson Class B Common Shares, (3) no Molson Preference Shares, and (4) options to purchase 5,989,718 Molson Class A Common Shares ("Molson Options") issued pursuant to the Molson Inc. 1998 Canadian Stock Option Plan (the "Molson Equity Plan"). As of the date hereof, no shares of capital stock of Molson are held by any Subsidiary of Molson. All outstanding shares of capital stock of Molson have been duly authorized and validly issued and are fully paid and nonassessable.

          (b)   Except as set forth in Section 3.3(a), there are no subscriptions, options, warrants, phantom shares, stock units, stock appreciation rights, other equity-based awards, equity securities, partnership interests, conversion privileges or similar ownership interests, calls, rights (including preemptive rights) or Contracts of any character to which Molson or any of its Subsidiaries is a party or by which it is bound obligating Molson or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any equity securities, partnership interests or similar ownership interests of Molson or any of its Subsidiaries, or obligating Molson or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, phantom share, stock unit, stock appreciation right, other equity-based award, equity security, call, right, commitment or agreement. There are no outstanding bonds, debentures, or other evidences of indebtedness of Molson or any Subsidiary thereof having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Molson Common Shares and Molson Options on any matter. Except as contemplated by this Agreement, there is no voting trust, proxy, registration rights agreement, rights plan, anti-takeover plan or other Contract or understanding to which Molson or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of Molson or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

        3.4    Authority Relative to this Agreement.

          (a)   Molson has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is party and to perform its obligations hereunder and thereunder and, subject to the receipt of the Molson Shareholder Approval, the Interim Order and the Final Order, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Molson of this Agreement and the other Transaction Documents to which it is party and the consummation by Molson of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Molson, and no other corporate proceedings on the part of Molson are necessary to authorize this Agreement or the other Transaction Documents, or to consummate the transactions so contemplated, other than the Molson Shareholder Approval, the Interim Order and the Final Order. This Agreement has been, and each other Transaction Document to which Molson is or will be party has been, or will be at or prior to the Closing, duly and validly executed and delivered by Molson and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes or will constitute at or prior to the Closing, a valid, legal and binding obligation of Molson, enforceable against Molson in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) the Currency Act (Canada) precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

          (b)   At a meeting duly called and held, Molson's board of directors has, based on the recommendation of the Independent Committee, unanimously: (i) determined that this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby (including the Arrangement) are fair to the holders of each class of the Molson Common Shares (other than Pentland) and in the best interests of Molson and; (ii) authorized and approved this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby (including the Arrangement); and (iii) resolved to recommend approval and adoption of the Arrangement by its shareholders at the Molson Meeting.

        3.5    No Conflict; Required Filings and Consents.

          (a)   The execution, delivery and performance by Molson of this Agreement and the other Transaction Documents to which it is party, and the consummation by Molson of the transactions contemplated hereby and thereby, do not and will not, subject to obtaining the Molson Shareholder Approval and receipt of the Approvals referred to in Section 3.5(b) below, (i) contravene, conflict with or result in a violation or breach of any provision of the Molson Charter Documents or the equivalent organizational documents of any of Molson's material Subsidiaries, (ii) contravene, conflict with or result in a violation or breach of any provisions of any Law applicable to Molson or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, amendment, acceleration, triggering or cancellation or other change of any right or obligation or the loss of any benefit to which Molson or any of its Subsidiaries is entitled under (A) any provision of any Contract or other instrument binding upon Molson or any of its Subsidiaries or (B) any license, permit, franchise, certificate, approval or other similar authorization (a "Permit") held by, or affecting, or relating in any way to, the assets or business of, Molson or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of Molson or any of its Subsidiaries, other than such exceptions in the case of clause (ii), (iii) or (iv) as have been disclosed to Coors prior to the date of this Agreement or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson.

          (b)   The execution, delivery and performance by Molson of this Agreement and the other Transaction Documents to which it is party and the consummation by Molson of the transactions contemplated hereby and thereby do not, and shall not, require any Approval, action by or in respect of, filing with or notification to, any Governmental Entity, to be made or obtained by Molson or its Subsidiaries, except for (A) the Competition Act Approval, (B) the ICA Approval, (C) the compliance with any applicable requirements of the United States Hart-Scott-Rodino

  Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), including pre-merger notification requirements, (D) any other applicable competition, merger control, antitrust or similar Law of foreign Governmental Entities, (E) the filing with the Canadian Securities Regulatory Authorities and the mailing to the shareholders of Molson of the Joint Proxy Statement/Circular, (F) such other filings, authorizations, decisions or orders as may be required by the rules and regulations of the TSX, (G) any approvals required by the Interim Order, the Final Order or filings with the Director under the CBCA and (H) any other Approvals or Permits, which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson.

        3.6    Compliance; Permits.

          (a)   Molson and each of its Subsidiaries is, and at all times since January 1, 2001 has been, in compliance with all Laws and Orders applicable to it or by which its properties are bound or affected, other than non-compliance matters that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson.

          (b)   Neither Molson nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law or Order applicable to Molson or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material Contract, Permit or other instrument or obligation to which Molson or any of its Subsidiaries is a party or by which Molson or any of its Subsidiaries or its or any of their respective properties is bound or affected; except, in each case, for any conflicts, defaults or violations that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson. To the knowledge of Molson, no investigation or review by any Governmental Entity is pending or threatened against Molson or its Subsidiaries, other than, in each such case, those the outcome of which have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson.

          (c)   Molson has complied in all material respects with the applicable listing and corporate governance rules and regulations of the TSX.

          (d)   Molson and each of its Subsidiaries owns, possesses or has obtained, and is in compliance with, all Permits of or from any Governmental Entity necessary to conduct its business as now conducted, except for such failures which have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson.

        3.7    Reports; Financial Statements.

          (a)   Since January 1, 2002, Molson and its Subsidiary Molson Canada have filed with the Canadian Securities Regulatory Authorities and the TSX the forms, reports and documents, including financial statements, annual information forms, material change reports and management proxy circulars required to be filed by Molson and Molson Canada under applicable Securities Laws (collectively, the "Molson Documents"). The Molson Documents are publicly and freely available on www.sedar.com. The Molson Documents, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the requirements of applicable Securities Laws and did not contain any misrepresentation (as defined in the Securities Act (Ontario)) or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Molson has not filed any confidential material change report with the Canadian Securities Regulatory Authorities or any other securities authority or regulator or any stock exchange or other self-regulatory authority which as of the date hereof remains confidential. Other than Molson Canada, none of Molson's Subsidiaries is required to file any reports or other documents with any of the Canadian Securities Regulatory Authorities or the TSX.

          (b)   The annual audited consolidated financial statements and the quarterly unaudited consolidated financial statements (including in each case, any related notes thereto) contained in the Molson Documents (the "Molson Financial Statements") complied as to form in all material respects with the published rules and regulations of applicable Governmental Entities, the Canadian Securities Regulatory Authorities and the TSX with respect thereto as of their respective dates, and have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto). The Molson Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Molson and its Subsidiaries as of the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments that are not expected to be material in amount and the absence of notes thereto) on a consolidated basis.

          (c)   The books and records of Molson and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of Molson and its Subsidiaries and (iii) accurately and fairly reflect the basis for the Molson Financial Statements. Molson has (i) designed and maintains disclosure controls and procedures to ensure that material information relating to Molson and its Subsidiaries is made known to management of Molson by others within those entities, and (ii) designed and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements, including that (A) transactions are executed in accordance with management's general or specific authorization; and (B) transactions are recorded as necessary (x) to permit preparation of consolidated financial statements in conformity with Canadian GAAP and (y) to maintain accountability of the assets of Molson and its Subsidiaries. The management of Molson has disclosed, based on its most recent evaluation, to Molson's auditors and the audit committee of Molson's board of directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect Molson's ability to record, process, summarize and report financial data and have identified for Molson's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Molson's internal controls. A summary of any such disclosure made by management to Molson's auditors and audit committee is set forth on Section 3.7(c) of the Molson Disclosure Schedule.

        3.8    No Undisclosed Liabilities.     Neither Molson nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent, determined, determinable or otherwise) or obligations, in each case, of the type that would be required to be disclosed on a consolidated balance sheet of Molson (or the notes thereto) and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, except (i) liabilities or obligations fully reflected or reserved against in Molson's balance sheet as of March 31, 2004 (or the notes thereto), included in the Molson Financial Statements, (ii) liabilities or obligations disclosed in any Molson Document filed after March 31, 2004 and prior to the date of this Agreement, (iii) liabilities incurred since March 31, 2004 in the ordinary course of business consistent with past practice, (iv) obligations arising pursuant to the terms of the Contracts disclosed in Section 3.18 (or not required to be so disclosed) or (v) liabilities or obligations that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson.

        3.9    Absence of Certain Changes or Events.     Since March 31, 2004, the business of Molson and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been (i) any event, occurrence or development of a state of circumstances or facts which has had or would, individually or in the aggregate, reasonably be expected to have any Material Adverse Effect on Molson, (ii) except with respect to Molson's operations or assets in Brazil, any material revaluation by Molson of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any material sale of assets of Molson other than in the ordinary course of business, (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of Molson or its Subsidiaries, (iv) any material Contract cancelled, terminated, or materially adversely modified or (v) any event or action that if taken after the date hereof would be prohibited by Section 5.1 hereof.

        3.10    Absence of Litigation.     (a) There is no Action that has been commenced or, to the knowledge of Molson, threatened against or affecting, Molson or any Subsidiary or any of their respective properties, rights or assets before any Governmental Entity which, if determined adversely to Molson, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson; and (b) neither Molson nor any Subsidiary, nor any of their respective properties, rights or assets, is subject to any outstanding Order that has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson.

        3.11    Employee Plans.

          (a)   With respect to the Molson Employee Plans, no event has occurred and, to the knowledge of Molson, there exists no condition or set of circumstances, in connection with which Molson or any of its Subsidiaries could be subject to any liability that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Molson under any applicable Law.

          (b)   Molson has made available to Coors prior to the date hereof current and complete summaries of the material terms of, or copies of, the Molson Employee Plans (and, if applicable, related trust agreements) and all amendments thereto. Molson has made available to Coors prior to the date hereof current and complete summaries of the material terms of, or copies of, all employment contracts, severance agreements, gross-ups and option agreements, if any, for the 10 most highly compensated officers of Molson.

        3.12    Labor Matters.

          (a)   There are no Actions, labor disputes or grievances pending, or, to the knowledge of Molson, threatened or reasonably anticipated, relating to any Laws relating to employees (which, for the purposes of Section 3.12, includes employees, dependent and independent contractors of Molson and any of its Subsidiaries), including labor relations, health and safety, workers' compensation, discrimination, workplace safety and insurance, pay equity, employment standards and employment equity, including without limitation, charges of unfair labor practices, discrimination or human rights complaints or any Actions relating to employees, which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Molson. Neither Molson nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or any foreign equivalent and there are no outstanding Orders or pending settlements which place any obligation upon Molson or any of its Subsidiaries to do or refrain from doing any act, in each case which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Molson.

          (b)   Each of Molson and its Subsidiaries is in compliance with all applicable foreign, federal, provincial, state and local Laws, rules and regulations respecting employment, including employment standards, labor relations, health and safety, workers' compensation, human rights, pay equity, employment equity, workplace safety and insurance, terms and conditions of employment and wages and hours, in each case, with respect to employees, and has withheld, reported and remitted all amounts required by Law or by agreement to be withheld, reported and remitted with respect to wages, salaries and other payments to employees, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Molson.

        3.13    Title to Property.     Molson and each of its Subsidiaries has good and marketable title to all of its respective Owned Real Property necessary to operate its business as currently operated. All Leased Real Property occupied by Molson and its Subsidiaries affords Molson and/or its Subsidiaries, as the case may be, peaceful and undisturbed possession of the Leased Real Property, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Molson.

        3.14    Insurance.     Molson maintains insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of Molson and its Subsidiaries (collectively, the "Molson Insurance Policies") which are of the type and in amounts which it believes are reasonably appropriate to conduct its business. To Molson's knowledge, there is no material claim by Molson or any of its Subsidiaries pending under any of the material Molson Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

        3.15    Taxes.

        (a)    Definition of Taxes.     For the purposes of this Agreement, "Tax" and "Taxes" means any and all taxes, charges, fees, levies or other assessments imposed by Laws, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, profits taxes, disability taxes, registration taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, development taxes, education taxes, business taxes, social services taxes, surtaxes, land transfer taxes, harmonized sales taxes, withholding taxes or other withholding obligations, net worth taxes, recording taxes, capital stock taxes, payroll taxes, employment taxes, excise taxes, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services taxes, service use taxes, customs duties or other governmental charges, estimated or other taxes, assessments, charges, duties or imposts of any kind whatsoever, together with any interest, penalties, additional taxes, additions to tax or other amounts imposed by any taxing authority with respect to the foregoing and any liability for any such amounts imposed with respect to any other person, including under any agreements or arrangements or any liability for taxes of a predecessor or transferor entity.

        (b)    Taxes.    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

          (i)    All Tax returns, statements, reports, forms and similar statements (including estimated Tax returns, claims for refunds, amended returns and reports and information returns and reports) required to be filed with any taxing authority by or on behalf of Molson or any of its Subsidiaries (collectively, the "Molson Returns"), were filed when due (including any applicable extension periods) in accordance with all applicable Laws and were correct and complete.

          (ii)   Molson and each of its Subsidiaries have timely paid, or withheld and remitted to the appropriate taxing authority, all Taxes due and payable by any of them under any applicable Law.

          (iii)  The charges, accruals and reserves for Taxes with respect to Molson and its Subsidiaries reflected on the Molson Financial Statements (whether or not due and whether or not shown on any Molson Return but excluding any provision for deferred income Taxes) are adequate under Canadian GAAP to cover Taxes accruing through the date thereof.

          (iv)  There is no Action (including under any indemnification or Tax-sharing agreement) or audit now pending or threatened in writing against or in respect of any Tax or "tax asset" of Molson or any of its Subsidiaries. For purposes of this Section 3.15 and Section 4.15 below, the term "tax asset" shall include any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes.

          (v)   Neither Molson nor any of its Subsidiaries is party to any tax sharing agreement.

        (c)    Tax Status.     Immediately prior to the Effective Time, Molson will not be a "specified financial institution" within the meaning of the ITA, assuming that Coors itself is not a "specified financial institution" at that time.

        3.16    Environmental Matters.     Except as has not had and would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Molson:

          (a)   (i) No Hazardous Substance has been discharged, disposed of, dumped, pumped, deposited, spilled, leaked, emitted or released by Molson or any of its Subsidiaries (or, to the knowledge of Molson, is otherwise present) at, on, under or from any property now or previously owned, leased or operated by Molson or any of its Subsidiaries ("Molson Property") in such manner or quantity that exceeds remediation criteria or standards under any applicable Environmental Laws or as would require remediation (either by Molson or its Subsidiaries, or for which Molson or its Subsidiaries would otherwise be liable) under any applicable Environmental Laws or as would adversely affect the business or operations of Molson or any of its Subsidiaries and (ii) to the knowledge of Molson, there are no liabilities of Molson or any of its Subsidiaries arising out of any Environmental Laws or any agreement with a third party and relating to any Hazardous Substances at, on, under or about any property other than a Molson Property. For the purposes of this Agreement, "Environmental Laws" shall mean all Laws and Orders of any international, provincial, federal, state, local and any other Governmental Entity that relate to the protection of the environment or to the impact of harmful or deleterious substances on the environment, health or property.

          (b)   The operations of Molson and each of its Subsidiaries are in compliance with all, and have not violated any, applicable Environmental Laws.

          (c)   (i) Molson and its Subsidiaries hold all approvals, certificates, authorizations, agreements, permits, licenses, certificates, clearances and consents under or pursuant to applicable Environmental Laws (the "Molson Environmental Permits") necessary for the conduct of Molson's and its Subsidiaries' business as conducted currently and through the most recent fiscal year, (ii) all such Molson Environmental Permits are valid and in full force and effect, (iii) Molson and its Subsidiaries have not violated any such Molson Environmental Permits, and (iv) neither Molson nor any of its Subsidiaries has received any notice that any Molson Environmental Permits will be revoked, adversely modified or not renewed, and to the knowledge of Molson there is no basis for revoking, adversely modifying or refusing to renew any such Molson Environmental Permits.

          (d)   No Order or Action is pending, and to Molson's knowledge, no Order or Action has been threatened, by any Governmental Entity or third party against or, to Molson's knowledge, affecting

  Molson or any of its Subsidiaries concerning any alleged violation of or liability under any Environmental Law or concerning any Hazardous Substance.

          (e)   To Molson's knowledge, there has been no release of Hazardous Substance to the environment (including the workplace environment) resulting in exposure of any Person to any Hazardous Substance in a manner that would be reasonably likely to result in liability to Molson or any of its Subsidiaries.

          (f)    No Environmental Lien is pending, and to Molson's knowledge, no Environmental Lien has been threatened against or affecting Molson, any of its Subsidiaries, or any real or personal property of Molson or any of its Subsidiaries. "Environmental Lien" means any Lien in favor of any Governmental Authority arising under Environmental Laws.

        3.17    Intellectual Property.     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson, (i) Molson or one of its Subsidiaries is the owner or has the right to use all Intellectual Property and Proprietary Subject Matter used in the conduct of its business as it is currently conducted (such Intellectual Property which is owned or used by Molson or one of its Subsidiaries, the "Molson Intellectual Property" and such Proprietary Subject Matter, the "Molson-Used Proprietary Subject Matter"), free and clear of all Liens; (ii) there are no Orders, or pending, or to Molson's knowledge, threatened Actions, respecting the ownership, validity, enforceability or use of any Molson Intellectual Property or Molson-Used Proprietary Subject Matter, and to the knowledge of Molson, no facts or circumstances exist as a valid basis for same; (iii) the Molson Intellectual Property has not been, and Molson has no reason to expect it to become, abandoned, cancelled or invalidated; (iv) Molson and its Subsidiaries have taken all reasonable actions to protect the Molson Intellectual Property, including Intellectual Property that is confidential in nature; and (v) the conduct of the business of Molson and its Subsidiaries as currently conducted do not infringe, misappropriate, dilute or otherwise violate or make unauthorized use of ("Infringe") any Intellectual Property of any Person, and to the knowledge of Molson no Person is currently Infringing Molson Intellectual Property.

        3.18    Agreements, Contracts and Commitments.     Except as limited by confidentiality obligations, Molson has provided to Coors prior to the date hereof an accurate and complete summary of the material terms of each material Contract to which Molson and each of its Subsidiaries is a party (each, a "Material Molson Contract"). Except for breaches, violations or defaults which have not had and would not, individually or in the aggregate, have a Material Adverse Effect on Molson, (i) each of the Material Molson Contracts is valid and in full force and effect and shall be in full force and effect after Closing, unamended (except as otherwise permitted pursuant to Section 5.1), and (ii) neither Molson nor any of its Subsidiaries, nor to Molson's knowledge any other party to a Material Molson Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such Material Molson Contract, and neither Molson nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the Material Molson Contracts. Neither Molson nor any Subsidiary of Molson is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions in the ordinary course of business.

        3.19    Brokers.     Molson and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or the Transaction Documents or any transaction contemplated hereby or thereby, other than fees and expenses payable to Citigroup Global Markets Inc., BMO Nesbitt Burns and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        3.20    Opinions of Financial Advisors.     The Independent Committee has received from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an opinion, dated the date of this

Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Molson Common Shares (other than Pentland and Eric H. Molson). The board of directors of Molson has received from its financial advisors, Citigroup Global Markets Inc. and BMO Nesbitt Burns, separate opinions, each dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Molson Common Shares.

        3.21    Vote Required.     The only votes of the holders of any class or series of the Molson Common Shares, Molson Options or other securities of Molson necessary to approve this Agreement and the Arrangement and the transactions contemplated hereby and thereby are, subject to any requirement of the Interim Order and subject to obtaining exemptions from applicable Canadian Securities Regulatory Authorities, the Molson Shareholder Approval.

        3.22    No Other Representations and Warranties.     Except for the representations and warranties contained in this Agreement, neither Molson nor its Subsidiaries nor any other Person or its Subsidiaries makes any representation or warranty, express or implied, on behalf of Molson and its Subsidiaries with respect to the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COORS

        Coors represents and warrants to Molson, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule (arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article IV with the disclosures in any section or subsection of such schedule qualifying the corresponding section or subsection in this Article IV, as well as any other section or subsection of this Article IV if the relevance of the disclosed item to such other section or subsection is readily apparent on its face) supplied by Coors to Molson dated as of the date hereof (the "Coors Disclosure Schedule") as follows:

        4.1    Organization and Qualification; Subsidiaries.

        (a)   Each of Coors and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate, partnership or similar power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except, as related to the Subsidiaries of Coors, where the failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Coors. Each of Coors and its Subsidiaries is in possession of all Approvals from all Governmental Entities necessary to own, lease and operate the properties it purports to own, operate or lease and to lawfully carry on its business as now conducted, except where the failure to have such Approvals has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Coors.

        (b)   Coors has no material Subsidiaries except those identified to Molson prior to the date hereof.

        (c)   All of the outstanding capital stock of, or other equity securities or ownership interests in, each Subsidiary of Coors, is owned by Coors, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity securities or ownership interests). There are no outstanding (i) securities of Coors or its Subsidiaries convertible into or exchangeable for capital stock or other equity securities or ownership interests in any Subsidiary of Coors or (ii) except for employee or director stock options issued pursuant to the Coors Equity Plans, options or other rights to acquire from Coors or any of its Subsidiaries, or other obligation of Coors or any of its Subsidiaries to issue, any capital stock or other equity securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other equity securities or ownership interests in, any Subsidiary of Coors. There are no outstanding obligations of Coors or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the items referred to in clauses (i) and (ii) above.

        (d)   Neither Coors nor any of its Subsidiaries has agreed nor is it obligated to make nor is it bound by any Contract under which it may become obligated to acquire any material equity interest or investment in, or make any material capital contribution to, any Person (other than a wholly-owned Subsidiary of Coors). Neither Coors nor any of its Subsidiaries directly or indirectly owns any material interest or investment (whether equity or debt) nor has any rights to acquire any material interest or investment in any Person (other than a Subsidiary of Coors).

        (e)   Coors and each of its Subsidiaries is duly qualified to do business as a foreign corporation or other foreign legal entity, and is in good standing, under the Laws of all jurisdictions where the nature of its business requires such qualification, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Coors.

        4.2    Certificate of Incorporation and Bylaws.     Coors has previously furnished to Molson complete and correct copies of its Certificate of Incorporation and Bylaws (together, the "Coors Charter Documents"), as amended to date. Such Coors Charter Documents, as so amended, and the equivalent organizational documents of each of its Subsidiaries, are in full force and effect. Coors is not in violation of any of the provisions of the Coors Charter Documents, and no material Subsidiary of Coors is in violation of any of its organizational documents.

        4.3    Capitalization.

        (a)   The authorized capital stock of Coors consists of (i) 1,260,000 shares of Coors Class A Common Stock, (ii) 200,000,000 shares of Coors Class B Common Stock and (iii) 25,000,000 shares of Preferred Stock, par value of $0.01 ("Coors Preferred Stock"). As of the close of business on July 19, 2004, there were outstanding (1) 1,260,000 shares of Coors Class A Common Stock, (2) 36,043,934 shares of Coors Class B Common Stock, (3) no shares of Coors Preferred Stock, (4) options to purchase 7,352,752 shares of Coors Class B Common Stock ("Coors Options") issued pursuant to the Adolph Coors Company 1990 Equity Incentive Plan and the Adolph Coors Company Equity Compensation Plan for Non-Employee Directors (the "Coors Equity Plans"), and (5) phantom shares, stock units, stock appreciation rights or other equity-based awards issued under the Coors Equity Plans with respect to an aggregate of 3,035 shares of Coors Class B Common Stock. As of July 20, 2004, no shares of Coors Class A Common Stock or shares of Coors Class B Common Stock were held in treasury. As of the date hereof, no shares of capital stock of Coors are held by any Subsidiary of Coors. All outstanding shares of capital stock of Coors have been duly authorized and validly issued and are fully paid and nonassessable.

        (b)   Except as set forth in Section 4.3(a), there are no subscriptions, options, warrants, phantom shares, stock units, stock appreciation rights, other equity-based awards, equity securities, partnership interests, conversion privileges or similar ownership interests, calls, rights (including preemptive rights) or Contracts of any character to which Coors or any of its Subsidiaries is a party or by which it is bound obligating Coors or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any equity securities, partnership interests or similar ownership interests of Coors or any of its Subsidiaries, or obligating Coors or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, phantom share, stock unit, stock appreciation right, other equity-based awards, equity security, call, right, commitment or agreement. There are no outstanding bonds, debentures, or other evidences of indebtedness of Coors or any Subsidiary thereof having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Coors Common Stock on any matter. Except as contemplated by this Agreement, there is no voting trust, proxy, registration rights agreement, rights plan, anti-takeover plan or other Contract or understanding to which Coors or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of Coors or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

        (c)   The shares of Coors Common Stock to be issued at the Effective Time as part of the Arrangement (or from time to time following the Effective Time upon conversion of Exchangeable Shares or upon exercise of Replacement Options, as the case may be) have, subject to the receipt of the Coors Stockholder Approval, been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Transaction Documents (or the Exchangeable Shares or Replacement Options, as the case may be) will have been validly issued and will be fully paid and nonassessable and the issuance thereof will not be subject to any preemptive or other similar right. Prior to the Effective Time, Coors will reserve for issuance the Coors Common Stock to be issued upon conversion of the Exchangeable Shares and the Replacement Options.

        4.4    Authority Relative to this Agreement.

        (a)   Coors has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is party and to perform its obligations hereunder and thereunder and, subject to the receipt of the Coors Stockholder Approval, the Interim Order and the Final Order, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Coors of this Agreement and the other Transaction Documents to which it is party and the consummation by Coors of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Coors, and no other corporate proceedings on the part of Coors are necessary to authorize this Agreement or the other Transaction Documents, or to consummate the transactions so contemplated, other than the Coors Stockholder Approval, the Interim Order and the Final Order. This Agreement has been, and each other Transaction Document to which Coors is or will be party has been, or will be at or prior to the Closing, duly and validly executed and delivered by Coors and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes or will constitute at or prior to the Closing, a valid, legal and binding obligation of Coors, enforceable against Coors in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) the Currency Act (Canada) precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

        (b)   At a meeting duly called and held, Coors' board of directors has unanimously: (i) determined that this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby (including the Coors Share Issuance, the Coors Charter Amendment and the Arrangement) are advisable and fair to and in the best interests of the Coors and the holders of each class of the Coors Common Stock; (ii) authorized and approved this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby (including the Coors Share Issuance, the Coors Charter Amendment and the Arrangement); and (iii) resolved to recommend approval and adoption of the Coors Charter Amendment and approval of the Coors Share Issuance by its stockholders at the Coors Meeting.

        4.5    No Conflict; Required Filings and Consents.

        (a)   The execution, delivery and performance by Coors of this Agreement and the other Transaction Documents to which it is party, and the consummation by Coors of the transactions contemplated hereby and thereby, do not and will not, subject to obtaining the Coors Stockholder Approval and receipt of the Approvals referred to in Section 4.5(b) below, (i) contravene, conflict with or result in a violation or breach of any provision of the Coors Charter Documents or the equivalent organizational documents of any of Coors' material Subsidiaries, (ii) contravene, conflict with or result in a violation or breach of any provisions of any Law applicable to Coors or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, amendment, acceleration, triggering or cancellation or other change of any right or obligation or the loss of any benefit to which Coors or any of its Subsidiaries is entitled under (A) any provision of any Contract or other instrument binding upon Coors or any of its Subsidiaries or (B) any Permit held by, or affecting, or relating in any way to, the assets or business of, Coors or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of Coors or any of its Subsidiaries, other than such exceptions in the case of clause (ii), (iii) or (iv) as have been disclosed to Molson prior to the date of this Agreement or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors.

        (b)   The execution, delivery and performance by Coors of this Agreement and the other Transaction Documents to which it is party and the consummation by Coors of the transactions contemplated hereby and thereby do not, and shall not, require any Approval, action by or in respect of, filing with or notification to, any Governmental Entity, to be made or obtained by Coors or its Subsidiaries, except for (A) the Competition Act Approval, (B) the ICA Approval, (C) the compliance with any applicable requirements of the HSR Act, including pre-merger notification requirements, (D) any other applicable competition, merger control, antitrust or similar Law of foreign Governmental Entities, (E) the filing with the SEC and the mailing to the Coors stockholders of the Joint Proxy Statement/Circular, and the filing with the SEC of the Form 8-A, the Form S-3 and any reports that might be required pursuant to the 1934 Act in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (F) the filing with the Secretary of State of the State of Delaware of the restated certificate of incorporation of Coors, in the form attached hereto as Exhibit G, (G) any Orders of applicable Canadian Securities Regulatory Authorities required by Section 2.6(a), (H) such other filings, authorizations, decisions or orders as may be required by the rules and regulations of the NYSE or any state securities or blue sky laws, (I) any approvals required by the Interim Order, the Final Order or filings with the Director under the CBCA and (J) any other Approvals or Permits, which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors.

        4.6    Compliance; Permits.

        (a)   Coors and each of its Subsidiaries is, and at all times since January 1, 2001 has been, in compliance with all Laws and Orders applicable to it or by which its properties are bound or affected, other than non-compliance matters that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors.

        (b)   Neither Coors nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law or Order applicable to Coors or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material Contract, Permit or other instrument or obligation to which Coors or any of its Subsidiaries is a party or by which Coors or any of its Subsidiaries or its or any of their respective properties is bound or affected; except, in each case, for any conflicts, defaults or violations that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors. To the knowledge of Coors, no investigation or review by any Governmental Entity is pending or threatened against Coors or its Subsidiaries, other than, in each such case, those the outcome of which have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors.

        (c)   Coors and each of its officers and directors have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. Since the enactment of the Sarbanes-Oxley Act, neither Coors nor any of its Subsidiaries has made loans to any executive officer or director of Coors.

        (d)   Coors and each of its Subsidiaries owns, possesses or has obtained, and is in compliance with, all Permits of or from any Governmental Entity necessary to conduct its business as now conducted, except for such failures which have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors.

        4.7    SEC Filings; Financial Statements.

        (a)   Since January 1, 2002, Coors has filed with the SEC and NYSE all forms, reports, schedules, prospectuses, registration statements, proxy or information statements and other documents required to be filed by Coors under applicable Securities Laws (collectively, the "Coors SEC Reports"). The Coors SEC Reports, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) complied in all material respects with the requirements of the applicable Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Coors' Subsidiaries is required to file any reports or other documents with the SEC.

        (b)   The annual audited consolidated financial statements and the unaudited consolidated interim financial statements (including, in each case, any related notes thereto) contained in the Coors SEC Reports (the "Coors Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC, including but not limited to the Sarbanes-Oxley Act, with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles ("US GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q under the 1934 Act) present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Coors and its Subsidiaries as of the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments that are not expected to be material in amount and the absence of notes thereto) on a consolidated basis.

        (c)   The books and records of Coors and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of Coors and its Subsidiaries and (iii) accurately and fairly reflect the basis for Coors Financial Statements. Coors has (i) designed and maintains disclosure controls and procedures to ensure that material information relating to Coors and its Subsidiaries is made known to management of Coors by others within those entities, and (ii) designed and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements, including that (A) transactions are executed in accordance with management's general or specific authorization; and (B) transactions are recorded as necessary (x) to permit preparation of consolidated financial statements in conformity with US GAAP and (y) to maintain accountability of the assets of Coors and its Subsidiaries. The management of Coors has disclosed, based on its most recent evaluation, to Coors' auditors and the audit committee of Coors' board of directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect Coors' ability to record, process, summarize and report financial data and have identified for Coors' auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Coors' internal controls. A summary of any such disclosure made by management to Coors' auditors and audit committee is set forth on Section 4.7(c) of the Coors Disclosure Schedule.

        4.8    No Undisclosed Liabilities.     Neither Coors nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent, determined, determinable or otherwise) or obligations, in each case, of the type that would be required to be disclosed on a consolidated balance sheet of Coors (or the notes thereto) and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, except (i) liabilities or obligations fully reflected or reserved against in Coors' balance sheet as of December 28, 2003 (or the notes thereto), included in the Coors Financial Statements, (ii) liabilities or obligations disclosed in any Coors SEC Report filed after December 28, 2003, and prior to the date of this Agreement, (iii) liabilities incurred since December 28, 2003 in the ordinary course of business consistent with past practice, (iv) obligations arising pursuant to the terms of the Contracts disclosed in Section 4.18 (or not required to be so disclosed) or (v) liabilities or obligations that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors.

        4.9    Absence of Certain Changes or Events.     Since December 28, 2003, the business of Coors and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been (i) any event, occurrence or development of a state of circumstances or facts which has had or would, individually or in the aggregate, reasonably be expected to have any Material Adverse Effect on Coors, (ii) any material revaluation by Coors of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any material sale of assets of Coors other than in the ordinary course of business, (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of Coors or its Subsidiaries, (iv) any material Contract cancelled, terminated, or materially adversely modified or (v) any event or action that if taken after the date hereof would be prohibited by Section 5.2 hereof.

        4.10    Absence of Litigation.     (a) There is no Action that has been commenced or, to the knowledge of Coors, threatened against or affecting, Coors or any Subsidiary or any of their respective properties, rights or assets before any Governmental Entity which, if determined adversely to Coors, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors; and (b) neither Coors nor any Subsidiary, nor any of their respective properties, rights or assets is subject to any outstanding Order that has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors.

        4.11    Employee Plans.

        (a)   With respect to the Coors Employee Plans, no event has occurred and, to the knowledge of Coors, there exists no condition or set of circumstances, in connection with which Coors or any of its Subsidiaries could be subject to any liability that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Coors under any applicable Law.

        (b)   Coors has made available to Molson prior to the date hereof current and complete summaries of the material terms of, or copies of, the Coors Employee Plans (and, if applicable, related trust agreements) and all amendments thereto. Coors has made available to Molson prior to the date hereof current and complete summaries of the material terms of, or copies of, all employment contracts, severance agreements, gross-ups and option agreements, if any, for the 10 most highly compensated officers of Coors.

        4.12    Labor Matters.

        (a)   There are no Actions, labor disputes or grievances pending, or, to the knowledge of Coors, threatened or reasonably anticipated, relating to any Laws relating to employees (which, for the purposes of Section 4.12, includes employees, dependent and independent contractors of Coors and any of its Subsidiaries), including labor relations, health and safety, workers' compensation, discrimination, workplace safety and insurance, pay equity, employment standards and employment equity, including without limitation, charges of unfair labor practices, discrimination or human rights complaints or any

Actions relating to employees, which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Coors. Neither Coors nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or any foreign equivalent and there are no outstanding Orders or pending settlements which place any obligation upon Coors or any of its Subsidiaries to do or refrain from doing any act, in each case which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Coors.

        (b)   Each of Coors and its Subsidiaries is in compliance with all applicable foreign, federal, provincial, state and local Laws, rules and regulations respecting employment, including employment standards, labor relations, health and safety, workers' compensation, human rights, pay equity, employment equity, workplace safety and insurance, terms and conditions of employment and wages and hours, in each case, with respect to employees, and has withheld, reported and remitted all amounts required by Law or by agreement to be withheld, reported and remitted with respect to wages, salaries and other payments to employees, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Coors.

        4.13    Title to Property.     Coors and each of its Subsidiaries has good and marketable title to all of its respective Owned Real Property necessary to operate its business as currently operated. All Leased Real Property occupied by Coors and its Subsidiaries affords Coors and/or its Subsidiaries, as the case may be, peaceful and undisturbed possession of the Leased Real Property, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Coors.

        4.14    Insurance.     Coors maintains insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of Coors and its Subsidiaries (collectively, the "Coors Insurance Policies") which are of the type and in amounts which it believes are reasonably appropriate to conduct its business. To Coors' knowledge, there is no material claim by Coors or any of its Subsidiaries pending under any of the material Coors Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

        4.15    Taxes.

        (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

          (i)    All Tax returns, statements, reports, forms and similar statements (including estimated Tax returns, claims for refunds, amended returns and reports and information returns and reports) required to be filed with any taxing authority by or on behalf of Coors or any of its Subsidiaries (collectively, the "Coors Returns"), were filed when due (including any applicable extension periods) in accordance with all applicable Laws and were correct and complete.

          (ii)   Coors and each of its Subsidiaries have timely paid, or withheld and remitted to the appropriate taxing authority, all Taxes due and payable by any of them under any applicable Law.

          (iii)  The charges, accruals and reserves for Taxes with respect to Coors and its Subsidiaries reflected on the Coors Financial Statements (whether or not due and whether or not shown on any Coors Return but excluding any provision for deferred income Taxes) are adequate under US GAAP to cover Taxes accruing through the date thereof.

          (iv)  There is no Action (including under any indemnification or Tax-sharing agreement) or audit now pending or threatened in writing against or in respect of any Tax or "tax asset" of Coors or any of its Subsidiaries.

          (v)   Neither Coors nor any of its Subsidiaries is party to any tax sharing agreement.

        (b)    Tax Status.

          (i)    Notwithstanding any disclosure made to the contrary in the Coors Disclosure Schedule, Coors is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (ii)   Notwithstanding any disclosure made to the contrary in the Coors Disclosure Schedule, Coors is not, and immediately prior to the Effective Time Coors will not be, a "specified financial institution" or a "foreign investment entity", both within the meaning of the ITA assuming the enactment into law and the proclamation into force of proposed sections 94.1 to 94.4 and related provisions as contained in the October 30, 2003 Notice of Ways and Means Motion, and assuming that Molson itself is not a "specified financial institution" at that time.

        4.16    Environmental Matters.     Except as has not had and would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Coors:

          (a)   (i) No Hazardous Substance has been discharged, disposed of, dumped, pumped, deposited, spilled, leaked, emitted or released by Coors or any of its Subsidiaries (or, to the knowledge of Coors, is otherwise present) at, on, under or from any property now or previously owned, leased or operated by Coors or any of its Subsidiaries ("Coors Property") in such manner or quantity that exceeds remediation criteria or standards under any applicable Environmental Laws or as would require remediation (either by Coors or its Subsidiaries, or for which Coors or its Subsidiaries would otherwise be liable) under any applicable Environmental Laws or as would adversely affect the business or operations of Coors or any of its Subsidiaries and (ii) to the knowledge of Coors, there are no liabilities of Coors or any of its Subsidiaries arising out of any Environmental Laws or any agreement with a third party and relating to any Hazardous Substances at, on, under or about any property other than a Coors Property.

          (b)   The operations of Coors and each of its Subsidiaries are in compliance with all, and have not violated any, applicable Environmental Laws.

          (c)   (i) Coors and its Subsidiaries hold all approvals, certificates, authorizations, agreements, permits, licenses, certificates, clearances and consents under or pursuant to applicable Environmental Laws (the "Coors Environmental Permits") necessary for the conduct of Coors' and its Subsidiaries' business as conducted currently and through the most recent fiscal year, (ii) all such Coors Environmental Permits are valid and in full force and effect, (iii) Coors and its Subsidiaries have not violated any such Coors Environmental Permits, and (iv) neither Coors nor any of its Subsidiaries has received any notice that any Coors Environmental Permits will be revoked, adversely modified or not renewed, and to the knowledge of Coors there is no basis for revoking, adversely modifying or refusing to renew any such Coors Environmental Permits.

          (d)   No Order or Action is pending, and to Coors' knowledge, no Order or Action has been threatened, by any Governmental Entity or third party against or, to Coors' knowledge, affecting Coors or any of its Subsidiaries concerning any alleged violation of or liability under any Environmental Law or concerning any Hazardous Substance.

          (e)   To Coors' knowledge, there has been no release of Hazardous Substance to the environment (including the workplace environment) resulting in exposure of any Person to any Hazardous Substance in a manner that would be reasonably likely to result in liability to Coors or any of its Subsidiaries.

          (f)    No Environmental Lien is pending, and to Coors' knowledge, no Environmental Lien has been threatened against or affecting Coors, any of its Subsidiaries, or any real or personal property of Coors or any of its Subsidiaries.

        4.17    Intellectual Property.     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors, (i) Coors or one of its Subsidiaries is the owner or has the right to use all Intellectual Property and Proprietary Subject Matter used in the conduct of its business as it is currently conducted (such Intellectual Property which is owned or used by Coors or one of its Subsidiaries, the "Coors Intellectual Property" and such Proprietary Subject Matter, the "Coors-Used Proprietary Subject Matter"), free and clear of all Liens; (ii) there are no Orders, or pending, or to Coors' knowledge, threatened Actions, respecting the ownership, validity, enforceability or use of any Coors Intellectual Property or Coors-Used Proprietary Subject Matter, and to the knowledge of Coors, no facts or circumstances exist as a valid basis for same; (iii) the Coors Intellectual Property has not been, and Coors has no reason to expect it to become, abandoned, cancelled or invalidated; (iv) Coors and its Subsidiaries have taken all reasonable actions to protect the Coors Intellectual Property, including Intellectual Property that is confidential in nature; and (v) the conduct of the business of Coors and its Subsidiaries as currently conducted do not Infringe any Intellectual Property of any Person and, to the knowledge of Coors, no Person is currently Infringing Coors Intellectual Property.

        4.18    Agreements, Contracts and Commitments.     Except as limited by confidentiality obligations, Coors has provided to Molson prior to the date hereof an accurate and complete summary of the material terms of each material Contract to which Coors and each of its Subsidiaries is a party (each, a "Material Coors Contract"). Except for breaches, violations or defaults which have not had and would not, individually or in the aggregate, have a Material Adverse Effect on Coors, (i) each of the Material Coors Contracts is valid and in full force and effect and shall be in full force and effect after Closing, unamended (except as otherwise permitted pursuant to Section 5.2), and (ii) neither Coors nor any of its Subsidiaries, nor to Coors' knowledge any other party to a Material Coors Contracts, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such Material Coors Contracts, and neither Coors nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the Material Coors Contracts. Neither Coors nor any Subsidiary of Coors is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions in the ordinary course of business.

        4.19    Brokers.     Coors and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or the Transaction Documents or any transaction contemplated hereby or thereby, except Deutsche Bank Securities Inc.

        4.20    Opinion of Financial Advisor.     The board of directors of Coors has received from its financial advisor, Deutsche Bank Securities Inc., an opinion, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to (i) the holders of the Coors Class A Common Stock and (ii) the holders of the Coors Common Stock.

        4.21    Vote Required.     The only votes of the holders of any class or series of Coors' capital stock or other securities of Coors necessary to approve the transactions contemplated by this Agreement are: (i) the affirmative vote of the holders of a majority of the outstanding shares of Coors Class A Common Stock, voting as a separate class, in favor of the Coors Charter Amendment, (ii) the affirmative vote of the holders of a majority of the outstanding shares of Coors Class B Common Stock, voting as a separate class, in favor of the Coors Charter Amendment and (iii) the affirmative vote in favor of the Coors Share Issuance of a majority of the votes cast thereon by the holders of the outstanding shares of Coors Class A Common Stock (provided that the total votes cast on the Coors Share Issuance represent at least a majority of the Coors Class A Common Stock issued and outstanding and entitled to vote at the Coors Meeting) (such approvals, collectively, the "Coors Stockholder Approval").

        4.22    Callco and Exchangeco Status.

        (a)   Other than in connection with the Arrangement or the transactions contemplated by this Agreement, Coors, directly or indirectly, has no plan or intention to: (i) cause the liquidation of Exchangeco or Callco (for U.S. federal income tax purposes or otherwise), (ii) cause the reorganization, merger or amalgamation of Exchangeco or Callco with any Person (provided that the foregoing shall not prevent transfers of assets to and from Exchangeco), (iii) cause the sale, distribution or other disposition of the stock of Exchangeco or Callco by the owner thereof (other than a transfer to one or more wholly-owned Subsidiaries of Coors), or (iv) cause Exchangeco to issue any shares of voting stock of Exchangeco.

        (b)   At the Effective Time, except as contemplated by the Arrangement, Coors or one or more wholly-owned Subsidiaries of Coors will own all of the outstanding capital stock of Exchangeco other than the Exchangeable Shares and Class C Preferred Shares to be issued in the Arrangement or in connection with the Arrangement, and Exchangeco will be a "taxable Canadian corporation" within the meaning of the ITA.

        (c)   Except for obligations and liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby and in the Plan of Arrangement, Callco has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business or activities or entered into any agreements or arrangements with any Person. At no time prior to the Effective Time will Callco own any material assets other than an amount of cash necessary to incorporate Callco and to pay the expenses of the transactions contemplated hereby attributable to Callco if the transactions contemplated hereby are consummated.

        4.23    Exchangeable Shares.     The Exchangeable Shares and the Exchangeco Public Preference Shares to be issued in connection with the Arrangement will be duly and validly issued by Exchangeco and fully paid and non-assessable. The rights, privileges, restrictions and conditions attaching to the Class A Exchangeable Shares shall be substantially as set out in Appendix I of the Plan of Arrangement. The rights, privileges, restrictions and conditions attaching to the Class B Exchangeable Shares shall be substantially as set out in Appendix I of the Plan of Arrangement. A term sheet describing certain terms of the Exchangeco Public Preference Shares shall be set out in Appendix II of the Plan of Arrangement.

        4.24    Coors Common Stock.     The Coors Common Stock to be issued pursuant to the Arrangement or upon the exchange from time to time of the Exchangeable Shares or upon the exercise from time to time of the Replacement Options will, in all cases, be duly and validly issued by Coors, fully paid and non-assessable and free of preemptive rights, encumbrances, charges and liens on their respective dates of issue.

        4.25    State Antitakeover Laws.     Section 203 of the Delaware General Corporation Law is not applicable to Coors.

        4.26    No Other Representations and Warranties.     Except for the representations and warranties contained in this Agreement, neither Coors nor its Subsidiaries nor any other Person or its Subsidiaries makes any representation or warranty, express or implied, on behalf of Coors and its Subsidiaries with respect to the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE V

CONDUCT PRIOR TO THE EFFECTIVE TIME

        5.1    Conduct of Business by Molson.     During the period from the date of this Agreement to the Effective Time, except as otherwise expressly contemplated or permitted in this Agreement and except to the extent Coors shall otherwise give its prior written consent, each of Molson and its Subsidiaries shall: (i) conduct its business in the ordinary course and consistent with past practice and in compliance in all material respects with applicable Laws; (ii) pay or perform its material obligations when due; and (iii) use its commercially reasonable efforts consistent with past practices to: (A) preserve intact its present business organization, (B) keep available the services of its present officers and employees, (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings, and (D) preserve in all material respects the Molson Intellectual Property. Without limiting the generality of the foregoing, except as provided in Section 5.1 of the Molson Disclosure Schedule or as expressly contemplated by this Agreement or the Plan of Arrangement, without the prior written consent of Coors, during the period from the date of this Agreement to the Effective Time, Molson shall not, and shall not permit any of its Subsidiaries to, do any of the following:

          (a)   amend its articles of incorporation or by-laws or other applicable governing instruments;

          (b)   split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities, except for (i) cash dividends with respect to the Molson Common Shares consistent with past practice and in the ordinary course, in each case with usual declaration, record and payment dates and in accordance with Molson's past dividend policy and (ii) dividends paid to Molson or any of its Subsidiaries by any Subsidiary that is, directly or indirectly, wholly owned by Molson;

          (c)   adopt a plan or agreement of complete or partial liquidation, dissolution, winding up, merger, consolidation, amalgamation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned Subsidiaries);

          (d)   issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than (i) the issuance of shares of Molson Common Shares upon the exercise of stock options outstanding on the date hereof or issued after the date hereof in compliance with the terms of this Agreement in accordance with their present terms, (ii) grants of options to its employees and directors in the ordinary course of business consistent with past practice, using Molson's standard form of stock option award agreement as of the date hereof, up to a maximum of 500,000 optioned Molson Class A Common Shares in the aggregate; or (iii) issuances required pursuant to the conversion of convertible securities outstanding on the date hereof;

          (e)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material business;

          (f)    other than pursuant to Contracts in effect as of the date hereof and other than sales of inventory in the ordinary course of business consistent with past practice, sell, lease, license (as licensor or licensee), assign, encumber or otherwise transfer in one transaction or any series of related transactions, any material assets or material rights;

          (g)   incur, assume or guarantee any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire debt securities or enter into any keep-well or other arrangements to maintain the financial condition of any other Person, other than short-term borrowings in the ordinary course of business and in amounts and on terms consistent with past practices;

          (h)   make any loan, advance or capital contribution to or investment in any Person, other than (i) loans, advances or capital contributions to or investments in its Subsidiaries, (ii) in connection with acquisitions permitted by Section 5.1(e), or (iii) in the ordinary course of business consistent with past practice, to the extent not individually or in the aggregate material to Molson; provided that none of such transactions permitted by this clause (iii) shall present a material risk of delaying or impairing the parties' ability to consummate the transactions contemplated by this Agreement and the Transaction Documents;

          (i)    change (i) its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in Canadian GAAP or by Law and concurred in by Molson's external auditors or (ii) its fiscal year;

          (j)    enter into, cancel, terminate, fail to renew or amend in any material respect any Material Molson Contract or any Contract that would be a Material Molson Contract if in effect on the date hereof;

          (k)   settle, or propose to settle, any Action or liability to the extent such settlement (i) would provide for any injunctive relief or other material restriction on the businesses of Molson and its Subsidiaries or any admission by Molson or any Subsidiary of material liability or wrongdoing, or (ii) would require a material payment (whether or not covered by insurance);

          (l)    take any action that would, or would reasonably be expected to, prevent or materially impair or delay the ability of Molson to consummate the transactions contemplated by this Agreement or the Transaction Documents, including the Arrangement and the transactions contemplated by the Arrangement; or

          (m)  agree or commit to do any of the foregoing.

        5.2    Conduct of Business by Coors.     During the period from the date of this Agreement to the Effective Time, except as otherwise expressly contemplated or permitted in this Agreement and except to the extent Molson shall otherwise give its prior written consent, each of Coors and its Subsidiaries shall: (i) conduct its business in the ordinary course and consistent with past practice and in compliance in all material respects with applicable Laws; (ii) pay or perform its material obligations when due; and (iii) use its commercially reasonable efforts consistent with past practices to: (A) preserve intact its present business organization, (B) keep available the services of its present officers and employees, (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings, and (D) preserve in all material respects the Coors Intellectual Property. Without limiting the generality of the foregoing, except as provided in Section 5.2 of the Coors Disclosure Schedule or as expressly contemplated by this Agreement or the Plan of Arrangement, without the prior written consent of Molson, during the period from the date of this Agreement to the Effective Time, Coors shall not, and shall not permit any of its Subsidiaries to, do any of the following:

          (a)   amend its certificate of incorporation or Bylaws or other applicable governing instruments;

          (b)   split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities, except for (i) cash dividends with respect to the Coors Common Stock, consistent with past practice and in the ordinary course, in each case with usual declaration, record and payment dates and in accordance with Coors' past dividend policy and (ii) dividends paid to Coors or any of its Subsidiaries by any Subsidiary that is, directly or indirectly, wholly owned by Coors;

          (c)   adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, amalgamation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned Subsidiaries);

          (d)   issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than (i) the issuance of shares of Coors Common Stock upon the exercise of stock options outstanding on the date hereof or issued after the date hereof in compliance with the terms of this Agreement in accordance with their present terms, (ii) grants of options to its employees and directors in the ordinary course of business consistent with past practice, using Coors' standard form of stock option award agreement as of the date hereof, up to a maximum of 100,000 optioned shares of Coors Class B Common Shares in the aggregate; or (iii) issuances required pursuant to the conversion of convertible securities outstanding on the date hereof;

          (e)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material business;

          (f)    other than pursuant to Contracts in effect as of the date hereof and other than sales of inventory in the ordinary course of business consistent with past practice, sell, lease, license (as licensor or licensee), assign, encumber or otherwise transfer in one transaction or any series of related transactions, any material assets or material rights;

          (g)   incur, assume or guarantee any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire debt securities, or enter into any keep-well or other arrangements to maintain the financial condition of any other Person, other than short-term borrowings in the ordinary course of business and in amounts and on terms consistent with past practices;

          (h)   make any loan, advance or capital contribution to or investment in any Person, other than (i) loans, advances or capital contributions to or investments in its Subsidiaries, (ii) in connection with acquisitions permitted by Section 5.2(e), or (iii) in the ordinary course of business consistent with past practice, to the extent not individually or in the aggregate material to Coors; provided that none of such transactions permitted by this clause (iii) shall present a material risk of delaying or impairing the parties' ability to consummate the transactions contemplated by this Agreement and the Transaction Documents;

          (i)    change (i) its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in US GAAP or by Law and concurred in by Coors' external auditors or (ii) its fiscal year;

          (j)    enter into, cancel, terminate, fail to renew or amend in any material respect any Material Coors Contract or any Contract that would be a Material Coors Contract if in effect on the date hereof;

          (k)   settle, or propose to settle, any Action or liability to the extent such settlement (i) would provide for any injunctive relief or other material restriction on the businesses of Coors and its Subsidiaries or any admission by Coors or any Subsidiary of material liability or wrongdoing, or (ii) would require a material payment (whether or not covered by insurance);

          (l)    take any action that would, or would reasonably be expected to, prevent or materially impair or delay the ability of Coors to consummate the transactions contemplated by this Agreement or the Transaction Documents, including the Arrangement and the transactions contemplated by the Arrangement; or

          (m)  agree or commit to do any of the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.1    Confidentiality; Access to Information and Certain Tax Matters.

        (a)    Confidentiality.     The parties acknowledge that Molson and Coors have previously executed a Confidentiality Agreement, dated as of June 11, 2004 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

        (b)    Access to Information.     Each of Coors and Molson will (and will cause each of its Subsidiaries to) afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to its properties, books, records, Contracts and personnel during the period prior to the Effective Time to obtain all information concerning its business, properties, results of operations and personnel, as may be reasonably requested. No information or knowledge obtained by any party in any investigation pursuant to this Section 6.1(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Arrangement. Notwithstanding the foregoing, either party may restrict the foregoing access to the extent that any Law (including Laws relating to the exchange of information and all applicable antitrust, competition and similar Laws, and attorney-client and other privileges) applicable to such party requires such party or its Subsidiaries to restrict or prohibit such access. The parties will hold any information obtained pursuant to this Section 6.1(b) in confidence in accordance with, and otherwise subject to, the provisions of the Confidentiality Agreement.

        (c)    Post-Effective Time Covenants.     Following the Effective Time and while any Exchangeable Shares (other than any Exchangeable Shares owned by Coors or any of its Affiliates) are outstanding, (a) Coors will use its best efforts to ensure that Exchangeco (or any successor thereto as the issuer of the Exchangeable Shares) will continue to be a "taxable Canadian corporation" and a "public corporation" within the meaning of the ITA (as of the Effective Time and any modifications of such definitions which are consistent with the general principle thereof), and (b) Coors will use its reasonable best efforts to ensure that the Exchangeable Shares are listed on a "prescribed stock exchange in Canada" within the meaning of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof). This covenant shall survive the Effective Time.

        (d)    Tax-Deferred Transaction.     None of Coors, Callco or Exchangeco shall take any action which could reasonably be expected to prevent the exchange of Molson Common Shares for consideration that includes Exchangeable Shares under the Arrangement by the validly-electing Canadian resident holders of Molson Common Shares who make and file a valid tax election under subsection 85(1) or (2) of the ITA as described and on the terms set forth in the Plan of Arrangement from being treated as a tax deferred transaction for purposes of the ITA if such holders are otherwise eligible for such treatment.

        (e)    Substantial Presence.     As long as there are any Exchangeable Shares outstanding (other than Exchangeable Shares held by Coors or any of its Affiliates), and if required to cause Exchangeable Shares not to be "foreign property" within the meaning of subsection 206(1) of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof), Coors shall use its reasonable best efforts to cause Exchangeco to maintain a substantial presence in Canada for purposes of subsection 206(1.1) of the ITA (as of the Effective Time and any modifications of such concept which are consistent with the general principle thereof). This covenant shall survive the Effective Time.

        (f)    Safe Income.     (i) Molson Shareholders will be permitted to effect a "safe income tuck-in" transaction (a "Safe-Income Transaction") in accordance with applicable Laws to be effective shortly prior to the date on which the Effective Time occurs, on the terms and subject to the conditions described in the holding company participation agreement attached as Exhibit F hereto.

           (ii)  In the event that (i) the terms and conditions of such Safe Income Transaction are not satisfactory to the Director or the Court or (ii) the Ontario Securities Commission, the AMF or any other securities regulatory authority in Canada refuses to grant any relief required in connection with any such transaction, then Coors will use its reasonable best efforts to assist Molson in structuring an alternate form of Safe Income Transaction in a manner satisfactory to each of Coors and Molson, acting reasonably, as well as to the Ontario Securities Commission, the AMF or any other securities regulatory authority in Canada.

        (g)    Tax Status.

            (i)  Coors covenants that it will take all steps reasonably within its control that are necessary to ensure that it will not become a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. This covenant shall survive the Effective Time.

           (ii)  Coors covenants that, so long as any outstanding Exchangeable Shares are owned by any Original Significant Exchangeable Shareholder, it will take all steps within its control that are necessary to ensure that it will not become a "specified financial institution" within the meaning of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof). This covenant shall survive the Effective Time. This covenant will not prevent Coors or any of its Affiliates from effecting an acquisition of or merger or combination with another corporation where (a) each Original Significant Exchangeable Shareholder consents in writing to such merger or acquisition, (b) Coors indemnifies each Original Significant Exchangeable Shareholder on an after-tax basis for any losses arising from Coors becoming a "specified financial institution" within the meaning of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof), or (c) Coors ensures that it is not a "specified financial institution" within the meaning of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof) from and after the earlier of (i) 60 days following the entering into of a definitive agreement relating to such merger, combination or acquisition, and (ii) the date of payment of the first dividend on the Exchangeable Shares following the entering into of such definitive agreement. For the purpose of the foregoing, an "Original Significant Exchangeable Shareholder" is a shareholder who (i) pursuant to the Arrangement, received, and (ii) at any subsequent time when its status as an Original Significant Exchangeable Shareholder is being determined, holds, more than 10% of the shares of any class of Exchangeable Shares, and all of the Exchangeable Shares owned by (1) such Person, (2) any other Person with whom the shareholder does not deal at arm's length for purposes of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof) and (3) any trust of which the shareholder is a beneficiary, have an aggregate fair market value of at least $25,000,000. This covenant does not apply to the extent of a breach of the representation of Molson regarding its status as a "specified financial institution" as at the Effective Time.

          (iii)  Coors covenants that, so long as any outstanding Exchangeable Shares or Coors Stock are owned by any Original Significant Canadian Shareholder, it will take all steps within its control that are necessary to ensure that it will not become a "foreign investment entity" within the meaning of the ITA (as of the Effective Time (assuming the enactment into law and the proclamation into force of proposed sections 94.1 to 94.4 and related provisions as contained in the October 30, 2003 Notice of Ways and Means Motion) and any modifications of such definition which are consistent with the general principle thereof). This covenant shall survive the Effective Time. This covenant will not prevent Coors or any of its Affiliates from undertaking any business or activity where each Original Significant Canadian Shareholder consents in writing to such business or activity. For the purpose of the foregoing, an "Original Significant Canadian Shareholder" is a shareholder who (i) pursuant to the Arrangement, received, and (ii) at any subsequent time when its status as an Original Significant Canadian Shareholder is being determined, holds, more than 10% of the shares of any class of Exchangeable Shares or Coors Stock (including for this purpose any shares held by a Person with whom the shareholder does not deal at arm's length for purposes of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof)) or any shares of any class of Exchangeable Shares or Coors Stock in which there are fewer than 150 holders each holding Cdn. $500 worth of shares.

        (h)    Withholding Taxes.     Exchangeco covenants that it will pay additional amounts with respect to any dividends paid to a Canadian resident holder of Exchangeable Shares in the event that any withholding taxes other than Canadian Federal or Provincial taxes withheld at source ("non-Canadian withholding taxes") are imposed, directly or indirectly, in respect of such dividends. Such additional amounts shall be determined such that, on an after-tax basis, the Canadian resident holder has received the same amount that it would have received if no non-Canadian withholding taxes had been imposed, taking into account any increased (x) gross income tax imposed directly on such holder by the jurisdiction imposing such non-Canadian withholding taxes, (y) non-Canadian withholding tax and (z) Canadian income tax, in each case, in respect of such additional amounts after any reductions of income, credits or deductions available to such holder arising as a result of such non-Canadian withholding taxes or any payments made under this Section 6.1(h) (and only to the extent a net increase in tax is reasonably demonstrated by such holder). If gross income tax in the jurisdiction imposing such non-Canadian withholding taxes is paid directly by a Canadian resident holder of Exchangeable Shares with respect to dividends on such Exchangeable Shares or any payments made under this Section 6.1(h), Exchangeco shall make a tax reimbursement payment to the Canadian resident holder of the Exchangeable Shares for any such taxes (whether such taxes are actually withheld, paid by reason of notice received from a taxing authority or otherwise) not covered by additional amounts described above (and computed by treating the tax reimbursement payment for purposes of this section as an additional amount to which this section applies). Notwithstanding the foregoing, such additional amounts and tax reimbursement payments will not apply to the extent non-Canadian withholding taxes are imposed at a rate in excess of the withholding tax rate applicable to payments of dividends to individuals under the income tax treaty between the United States and Canada, or any successor treaty. Without limiting a Canadian resident holder's obligation to reasonably demonstrate a net increase in taxes imposed as described above, nothing contained herein shall require any Canadian resident holder of the Exchangeable Shares to disclose any confidential or propriety information (including, without limitation, its tax return). In no event shall anything in this Section 6.1(h) require any Canadian resident holder of the Exchangeable Shares to arrange its tax affairs in any particular manner. This covenant shall survive the Effective Time.

        (i)    Issuer Tax.     Exchangeco shall elect under section 191.2 of the ITA in respect of the Exchangeable Shares. This covenant shall survive the Effective Time.

        (j)    Actions Affecting Exchangeable Shares.     So long as any outstanding Exchangeable Shares are owned by any Person other than Coors or any of its Affiliates, Coors shall not, and agrees to cause its Affiliates to not, take any action relating to a plan or agreement of complete or partial liquidation, dissolution or winding-up, merger, consolidation, continuation, change of residence, amalgamation, restructuring, recapitalization or other material reorganization of Exchangeco or its successors or Callco or its successors, as the case may be, that results, prior to a Redemption Date, in (i) the recognition under the ITA (or the provincial equivalent) of any accrued gain on a holder's Exchangeable Shares, recognition of which was deferred on the consummation of the transactions contemplated by the Combination Agreement, (ii) dividends on the Exchangeable Shares being ineligible for the dividend gross-up and tax credit under the ITA (or the provincial equivalent) for individuals resident in Canada for purposes of the ITA and the inter-corporate dividend deduction under the ITA (or the provincial equivalent) for corporations resident in Canada for purposes of the ITA, or (iii) dividends on the Exchangeable Shares being subject to withholding tax (other than withholding tax imposed under the laws of Canada or the United States or a state, province, territory or other political subdivision thereof). This covenant shall survive the Effective Time. References in this clause to the ITA shall be to the ITA as of the Effective Time and any modifications thereof which are consistent with the general principle thereof.

        6.2    No Solicitation.

        (a)   Each of Molson and Coors agrees that it shall not, and it shall not permit any of its Subsidiaries or any of the officers or directors of it or its Subsidiaries to, and that it shall direct and cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise knowingly facilitate any inquiries or the making by any third party (other than the other party hereto and/or its Subsidiaries) of any proposal or offer with respect to a purchase, merger, reorganization, share exchange, consolidation, amalgamation, arrangement, business combination, liquidation, dissolution, recapitalization or similar transaction involving any material portion of the consolidated assets of Molson or Coors or any shares of any class of equity securities of Molson or Coors (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of Molson and Coors further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) execute or enter into, or publicly propose to accept or enter into an agreement with respect to an Acquisition Proposal, including a letter of intent, agreement in principle, option agreement, merger agreement, acquisition agreement or other agreement in furtherance of an Acquisition Proposal.

        (b)   Notwithstanding the provisions of Section 6.2(a), nothing contained in this Agreement shall prevent Molson or Coors, or their respective boards of directors, from (A) complying with Rule 14a-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal and, in the case of Molson and its board of directors, from complying with Section 99 of the Securities Act (Ontario) and similar provisions of the Securities Laws of each of the other provinces and territories of Canada (it being understood that any such communication constituting a Change in Recommendation shall be made in compliance with Section 2.5) or from calling and holding a meeting of the holders of Molson Common Shares and Molson Options requisitioned by such shareholders pursuant to Section 143 of the CBCA; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the board of directors of Molson or Coors, as the case may be, receives from the Person so requesting such information an executed confidentiality agreement on terms no less favorable in the aggregate to the disclosing party than those contained in the Confidentiality Agreement (or to the extent any such terms are less favorable to the disclosing party, the Confidentiality Agreement shall thereupon be deemed waived to the extent necessary to give the other party to the Agreement the benefit of such less favorable terms); (C) effecting a Change in Recommendation in respect of an Acquisition Proposal; (D) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (E) (i) in the case of Molson, concurrently with the termination of this Agreement by Molson pursuant to Section 8.1(j) and following payment by Molson of the Termination Fee to Coors pursuant to Section 8.3(b)(iv), entering into an agreement with respect to an Acquisition Proposal or any agreement referred to in clause (iii) of Section 6.2(a) with respect to an Acquisition Proposal or (ii) in the case of Coors, concurrently with the termination of this Agreement by Coors pursuant to Section 8.1(k) and following payment by Coors of the Termination Fee to Molson pursuant to Section 8.3(c)(iv), entering into any agreement with respect to any Acquisition Proposal or any agreement referred to in clause (iii) of Section 6.2(a) with respect to an Acquisition Proposal, if and only to the extent that:

            (i)  in each such case referred to in clause (B), (C) or (D), (1) the Molson Shareholder Approval or the Coors Stockholder Approval, as applicable, has not yet been obtained, and (2) the board of directors of Molson or Coors, as the case may be, determines in good faith after consultation with outside legal counsel that failure to take the foregoing action would be inconsistent with its fiduciary duties under applicable Law (including, without limitation, the duty of care);

           (ii)  in each case referred to in clause (B) or (D) above, the board of directors of Molson or Coors, as the case may be, determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal; and

          (iii)  in the case referred to in clause (E) above, prior to Molson or Coors, as the case may be, effecting a termination of this Agreement pursuant to Sections 8.1(j) or 8.1(k), as applicable, (1) the Molson Shareholder Approval or the Coors Stockholder Approval, as applicable, shall not have been obtained, (2) such party shall be in compliance with the provisions of this Section 6.2, (3) the board of directors of such party shall have determined in good faith, and, in the case of Molson, after considering the recommendation of the Independent Committee, that such Acquisition Proposal constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by the other party pursuant to clause (5) below; (4) such party shall have notified the other party in writing, at least five days in advance of termination that it is considering terminating this Agreement pursuant to Section 8.1(j) or (k), as applicable, specifying the material terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal and delivering the documents and information required to be delivered pursuant to Section 6.2(c); and (5) during such five-day period, such party shall have negotiated, and shall have made its financial and legal advisors available to negotiate, with the other party should the other party elect to make such adjustments in the terms and conditions of this Agreement such that, after giving effect thereto, such Acquisition Proposal no longer constitutes a Superior Proposal. As used herein, "Superior Proposal" means a bona fide written Acquisition Proposal with respect to a party that the board of directors of such party concludes in good faith, after consultation with financial advisors and outside legal counsel, and taking into account all legal, financial, regulatory and other aspects of the proposal, is (i) more favorable, from a financial point of view, to the stockholders or shareholders, as the case may be, of the party receiving the proposal and (ii) fully financed or reasonably capable of being fully financed, reasonably likely to receive all Approvals on a timely basis and otherwise reasonably capable of being completed on a timely basis; provided that for purposes of this definition, "Acquisition Proposal" shall have the meaning set forth above, except that the references in the definition thereof to "any shares" shall be deemed to be references to "a majority of all outstanding shares of each class" and references to "any material portion" shall be deemed to be references to "all or substantially all".

        (c)   Each of Molson and Coors shall notify Coors, in the case of Molson, and Molson, in the case of Coors, promptly (but in any event within 24 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and providing, within one business day of receipt thereof, a copy of all documentation setting forth the terms of any such inquiry, proposal or offer, and thereafter shall keep Coors, in the case of Molson, and Molson, in the case of Coors, informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations (including by delivering any further documentation of the type referred to above).

        (d)   Each of Molson and Coors shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of Coors and Molson shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries. Neither Coors nor Molson shall terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which Molson, Coors or any of their respective Subsidiaries is a party.

        (e)   Each of Molson and Coors shall take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2.

        6.3    Public Announcements.     Coors and Molson shall use reasonable best efforts (i) to develop a joint communications plan, (ii) to ensure that all press releases and other public statements with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby shall be consistent with such joint communications plan, and (iii) except in respect of any announcement required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. Except in respect of any announcement required by applicable Law, no party shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of such other party, which consent shall not be unreasonably withheld or delayed.

        6.4    Reasonable Best Efforts; Notification.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of Coors and Molson agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the Arrangement and the other transactions contemplated by this Agreement and the other Transaction Documents.

        (b)   Each of Coors and Molson shall and shall cause its Subsidiaries to perform all obligations required or desirable to be performed by it or any of its Subsidiaries under this Agreement and the other Transaction Documents, cooperate with the other party in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, each party shall and where appropriate shall cause its Subsidiaries to:

            (i)  use its reasonable best efforts to obtain the requisite approvals of this Agreement from its stockholders or shareholders, as the case may be, except to the extent that the board of directors of such party has effected a Change in Recommendation in compliance with the terms hereof (including Sections 2.5 and 6.2);

           (ii)  apply for and use its reasonable best efforts to promptly obtain all Regulatory Approvals to be obtained by it and its Subsidiaries, including all filings required under the HSR Act with the Federal Trade Commission or the United States Department of Justice and any applicable antitrust, competition or similar Laws of another jurisdiction and, in doing so, keep the other party reasonably informed, subject to ensuring that confidential competitively sensitive information is exchanged among outside counsel only, as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, (A) providing such other party with copies of all material related applications and notifications prepared for submission to any other Person or Governmental Entity, in draft form, in order for such other party to provide its reasonable comments and providing such other party with copies of all related material correspondence, (B) consulting with the other party to the extent practicable in advance of any meeting or conference with Governmental Entities or, in connection with any proceeding by a private party, with any other Person and, to the extent permitted by such Governmental Entities, to permit the other party to attend such meetings and conferences, in each case to the extent relating to the transactions contemplated by this Agreement and (C) receiving the prior written consent of the other party before agreeing to extend any waiting period under the HSR Act or any other foreign antitrust merger control Laws or enter into any agreement with the Federal Trade Commission or the United States Department of Justice or any other Governmental Entity regarding antitrust, competition or similar Laws;

          (iii)  use its reasonable best efforts to obtain all necessary Approvals required to be obtained by it or its Subsidiaries from third parties in connection with the transactions contemplated by this Agreement, including the Arrangement;

          (iv)  carry out the terms of the Interim Order and the Final Order applicable to it and use its reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on it or its Subsidiaries with respect to the transactions contemplated by this Agreement; and

           (v)  promptly advise the other party orally and, if then requested, in writing of any event occurring subsequent to the date of this Agreement that, if uncured at the Effective Time, would render it incapable of satisfying any condition to be satisfied by it pursuant to Article VII.

        (c)   Molson shall provide Coors with a copy of any purported exercise of the Dissent Rights and written communications with such Molson Shareholder purportedly exercising the Dissent Rights; and not settle or compromise any Action brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement, including the Arrangement.

        6.5    Molson Affiliates.     At least 10 days prior to the Molson Meeting, Molson shall provide to Coors a list of those persons who may be deemed to be, in Molson's reasonable judgment, affiliates of Molson within the meaning of Rule 145 promulgated under the 1933 Act (each, a "Molson Affiliate").

        6.6    Regulatory Filings.     Without limiting the generality of Section 6.4, as soon as may be reasonably practicable, Molson and Coors each shall (i) file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, (ii) file with the Commissioner a pre-merger notification as required by Part IX of the Competition Act and/or request an ARC, and (iii) file comparable merger notification forms required by the merger notification or control Laws of any other applicable jurisdiction, which Coors and Molson reasonably determine to be necessary. Molson and Coors each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ, the Commissioner or the competition or merger control authorities of any other jurisdiction. As soon as reasonably practicable, Coors shall file with the Investment Review Division of Industry Canada ("IRD"), an application for review and any supplemental information (other than privileged information) which may be required in connection therewith pursuant to the ICA, which filings will comply in all material respects with the requirements of the ICA. Molson will provide Coors with such information and documents as Coors reasonably requests for purposes of preparing the ICA analysis.

        6.7    Indemnification.     From and after the Effective Time, Coors will fulfill, and will cause Molson and/or its successors to fulfill and honor in all respects its obligations pursuant to any indemnification agreements between Molson and its directors and officers (the "Indemnified Parties") in effect immediately prior to the Effective Time and any indemnification provisions under the Molson Charter Documents as in effect on the date hereof (and shall also pay expenses in advance of the final disposition of any such action, suit or proceeding to each Indemnified Party to the fullest extent permitted under applicable Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances if indemnification is subsequently found by a court of competent jurisdiction, which finding is no longer subject to appeal or further proceedings, that such person is not entitled to indemnification). Coors shall cause Molson and/or its successors to not amend, repeal or otherwise modify the provisions with respect to exculpation and indemnification contained in the Molson Charter Documents as in effect on the date hereof for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors or officers of Molson, unless such modification is required by Law. For a period of six (6) years after the Effective Time, Coors will, or will cause Molson and/or its successors to, maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Molson's directors' and officers' liability insurance policy with respect to claims arising from facts or events that occurred on or before the Effective Time on terms comparable to those applicable to the current directors and officers of Molson. This Section 6.7 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives.

        6.8    Takeover Statutes.     If any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") is or may become applicable to the transactions contemplated by this Agreement or the Arrangement, each of Coors, Molson and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Arrangement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        6.9    Section 16(b).     The board of directors of Molson and Coors shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the 1934 Act to exempt (i) the exchange of Molson Common Shares for Coors Common Stock, (ii) the conversion or exchange of Molson Options into or for Replacement Options and (iii) the acquisition of shares of Coors Common Stock and options to purchase Coors Common Stock pursuant to the terms of this Agreement by officers or directors of Molson who may become an officer or director of Coors subject to the reporting requirements of Section 16(a) of the 1934 Act.

        6.10    Headquarters.     From the Effective Time and until otherwise determined by the board of directors of Coors in accordance with Coors' Bylaws, Coors shall maintain dual headquarters in Denver, Colorado and Montreal, Canada, and will maintain its North American operating units headquarters in Toronto, Ontario and Golden, Colorado.

        6.11    Amendments to Governing Documents of Coors.     Subject to the receipt of the Coors Stockholder Approval (in the case of clause (i)), Coors shall take all actions necessary (i) to cause the certificate of incorporation of Coors at the Effective Time to be in the form of Exhibit G hereto, including changing the name of Coors to "Molson Coors Brewing Company", and (ii) to cause the Bylaws of Coors at the Effective Time to be in the form of Exhibit H hereto.

        6.12    Board Composition; Committees.

        (a)   Coors shall use its reasonable best efforts to cause the full board of directors of Coors, effective immediately following the filing of the Articles of Arrangement, to consist of the 15 individuals named on Exhibit I hereto. Following the filing of the Articles of Arrangement, the directors of Coors shall be nominated and elected in accordance with, and shall have the qualifications set forth in, the Certificate of Incorporation and Bylaws of Coors, as amended pursuant to Section 6.11 (or as further amended thereafter in compliance with the terms thereof and applicable Law). Coors shall use its reasonable best efforts to cause the Nominating Committee of Coors to nominate the Vice-Chairman named in Exhibit I as a director at the annual meeting of Coors held in 2005.

        (b)   Coors shall use its reasonable best efforts to cause the Nominating Committee of Coors and each subcommittee thereof, effective immediately following the filing of the Articles of Arrangement, to consist of the Persons so designated on Exhibit I hereto.

        (c)   If, prior to the Effective Time, any Person named to serve on the board of directors of Coors pursuant to Section 6.12(a) becomes unable or unwilling to serve in such position, then, prior to the Effective Time, (i) if such Person is designated as a "Coors Director" on Exhibit I hereto, Coors shall designate his or her replacement, (ii) if such Person is designated as a "Molson Director", in Exhibit I hereto, Molson shall designate his or her replacement and (iii) if such Person is designated as an "Other Director" on Exhibit I hereto, the parties shall mutually agree on a replacement.

        (d)   Coors shall take all actions necessary to cause, effective immediately following the filing of the Articles of Arrangement and until thereafter changed in accordance with the Coors Charter Documents and applicable Law, the committees of the board of directors of Coors to consist of (i) the standing committees contemplated by the Coors Charter Documents as amended as set forth in Section 6.11, (ii) an Audit Committee, the membership of which shall be determined by the mutual agreement of the parties prior to the closing, (iii) a Human Resources and Compensation Committee, the membership of which shall be determined by the mutual agreement of the parties prior to closing, and (iv) such other committees, if any, as the parties shall have agreed prior to the Effective Time shall be constituted immediately following the filing of the Articles of Arrangement.

        (e)   Until the last day of the fiscal year in which the individual specified in Exhibit J ceases to serve as Chief Executive Officer, the Chairman of the board of directors of Coors shall be the individual specified as such or such other director of Coors as is appointed to serve as such by the board committee comprised of the members of the Class A-M Nominating Subcommittee of Coors. Thereafter, the Chairman of the board of directors of Coors will be appointed and removed by the board committees specified in Coors' Bylaws, as set forth in Section 4.6 thereof.

        6.13    Non-Executive Chairman; Chief Executive Officer.     The parties hereby agree that (i) Coors shall take all actions necessary to cause the current Chairman of Molson's board of directors to become the non-executive Chairman of the board of directors of Coors effective immediately following the filing of the Articles of Arrangement, (ii) the current Chief Executive Officer of Coors shall continue to serve as Chief Executive Officer of Coors immediately following the filing of the Articles of Arrangement, (iii) Coors shall take all action necessary to cause the current Chief Executive Officer of Molson to become the Vice Chairman, Synergies of Coors; (iv) Coors shall take all actions necessary to cause the Persons set forth on Exhibit J to be appointed to the offices set forth opposite their names on such Exhibit and (v) in each case, the foregoing persons shall continue to serve in the foregoing positions until otherwise provided in accordance with the Coors Charter Documents and applicable Laws.

        6.14    Indemnification of Holders of Exchangeable Shares.

        Coors shall indemnify and hold holders of Exchangeable Shares harmless from and against any claims, demands, actions, causes of action, judgments, damages, losses, liabilities, costs or expenses

(including interest, penalties and reasonable attorneys' and experts' fees and disbursements) which are made against or incurred by such holders of Exchangeable Shares in their capacity as shareholders of Exchangeco primarily as a result of, arising out of or relating to the fact that Exchangeco has been or is an operating subsidiary of Coors rather than a special purpose vehicle.

        6.15    Pre-Arrangement Transactions.     Subject to Sections 6.1(c) through (f) and the conditions to closing, Molson and Coors shall each cooperate in good faith to plan and implement transactions that will be beneficial to Molson and Coors after the Effective Time.

        6.16    U.S. Tax Treatment.     Molson and Coors intend for the acquisition by Exchangeco of Molson Common Shares pursuant to this Agreement (i) to be treated as a taxable acquisition of the assets of Molson for U.S. federal income tax purposes (whether as a result of an election under section 338(g) of the Code with respect to the acquisition of Molson Common Shares or otherwise) and (ii) to result in amortization and depreciation deductions with respect to Molson's tangible and intangible assets for U.S. federal income tax purposes. Molson and Coors shall take reasonable steps to ensure such treatment, including, if necessary, amending the Plan of Arrangement. This Section 6.16 shall not affect the parties' obligations under Sections 6.1(c) through (j) and Article VII of this Agreement.

        6.17    Coors Common Stock.     Coors shall reserve from its authorized capital stock such number of shares of Coors Common Stock as may be required to be issued from time to time upon the exchange of the Exchangeable Shares or upon the exercise from time to time of the Replacement Options and such shares of Coors Common Stock shall be duly and validly issued by Coors, fully paid and non-assessable and free of preemptive rights, encumbrances, charges and liens on their respective dates of issue.

        6.18    Section 3(a)(10) Exemption.     In the event that the exemption from registration under Section 3(a)(10) of the 1933 Act is not available for any reason to exempt the issuance of the Coors Common Stock, Exchangeable Shares and Exchangeco Public Preference Shares in accordance with the Plan of Arrangement from the registration requirements of the 1933 Act, then Coors shall take all necessary action to file a registration statement on Form S-4 (or on such other form that may be available to Coors) in order to register the Coors Common Stock, Exchangeable Shares and Exchangeco Public Preference Shares, and shall use its reasonable best efforts to cause such registration statement to become effective at or prior to the Effective Time.

        6.19    Dividends.     Subject to the fiduciary duties of the Coors directors and applicable Law at the time of any declaration of dividends, Coors shall cause the quarterly dividend rate on the Coors Common Stock to be changed so that, from the period commencing with the Effective Time and until thereafter changed in accordance with the Coors Charter Documents and applicable Law, the quarterly dividend rate on the Coors Common Stock shall be equal to the quarterly dividend rate on the Molson Common Shares in effect on the date hereof; provided, however, that such dividend rate shall be adjusted to reflect (i) the exchange rate between U.S. and Canadian dollars (as reported in "The Wall Street Journal" (Northeast edition) on the date hereof) and (ii) the Exchange Ratio.

        6.20    Canadian Voting Trust Agreements.     Upon the request of the Family Holders of Molson under the circumstances set forth in Section 3.3 of the Molson Voting Agreement, Coors and the Family Holders of Molson shall use commercially reasonable efforts to enter into voting trust agreements in form and substance satisfactory to the Family Holders of Molson and Coors, acting reasonably, providing for the deposit of such shares into voting trusts in Canada providing for the same voting arrangements with respect to the Class A Common Stock owned by the Family Holders of Molson and preserving the fundamental elements of the Control Voting Trust Agreements in a manner so as not to constitute a disposition or deemed disposition by the Family Holders of Molson for the purposes of the ITA. In the event the parties so agree on the terms of such voting trust agreement, the Family Holders of Molson and Coors shall enter into such voting trust agreement in lieu of the Family

Holders of Molson depositing their shares of Class A Common Stock into the Class A Coors Voting Trust Agreement.

        6.21    Class C Preferred Shares.     Each of Coors and Molson shall use its reasonable best efforts to cause the service provider referenced in Section 2.2(c) to make a representation to Exchangeco that such service provider is not entitled to, and shall not, receive pursuant to or in connection with the Arrangement, any stock of Exchangeco other than the Class C Preferred Shares to be acquired in exchange for services provided to Exchangeco, and that it shall not constructively own, pursuant to Section 318(a) of the Code (other than paragraph (4) thereof, relating to options) or the Treasury Regulations under section 1502 of the Code, any stock of Exchangeco to be issued to any Person pursuant to or in connection with the Arrangement, and shall not otherwise purchase (or agree to purchase) any stock of Exchangeco until at least 60 days after the Effective Time. Prior to the Effective Time, each of Coors and Molson shall use its reasonable best efforts to cause such service provider to enter into binding arrangements with an unrelated third party to sell at least twenty-five percent (25%) (but not more than seventy-five percent (75%)) of the Class C Preferred Shares.

        6.22    Solvency of Exchangeco.     Coors covenants and agrees in favor of Exchangeco that, prior to the Effective Time and thereafter for so long as any Exchangeable Shares are owned by any Person other than Coors or its Affiliates, Coors shall give due regard to taking such necessary action within its control (including taking into account the interests of the holders of Exchangeable Shares) to ensure that at all times during such period Exchangeco shall meet the solvency tests under the CBCA prescribed in respect of the declaration or payment of dividends and the redemption of its shares (provided Coors meets any such comparable tests at such time).

ARTICLE VII

CONDITIONS

        7.1    Conditions to Obligations of Each Party to Effect the Arrangement.     The respective obligations of each party to this Agreement to effect the Arrangement and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)    Coors Stockholder Approval.    The Coors Stockholder Approval shall have been obtained.

          (b)    Molson Shareholder Approval.    The Molson Shareholder Approval shall have been obtained, in accordance with any conditions which may be imposed by the Interim Order.

          (c)    Interim Order; Final Order.    The Interim Order and the Final Order shall each have been obtained in form and terms reasonably satisfactory to each of Coors and Molson, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise.

          (d)    Orders of Canadian Securities Regulatory Authorities.    The orders referenced in Section 2.6(a) shall have been obtained.

          (e)    No Orders.    No Order or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction shall be in effect which restrains or enjoins the consummation of the Arrangement or makes the Arrangement or the other transactions contemplated by this Agreement illegal.

          (f)    Regulatory Approvals.

            (i)    Coors and Molson and their respective Subsidiaries shall have obtained the Competition Act Approval and the ICA Approval; and

            (ii)   All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or been terminated.

          (g)    Listing of Shares.    The Exchangeable Shares and the Exchangeco Public Preference Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on the TSX, subject to the filing of required documentation, and the Coors Class A Common Stock and the Coors Class B Common Stock issuable (i) pursuant to the Arrangement, (ii) upon exchange of the Class A Exchangeable Shares and Class B Exchangeable Shares from time to time and (iii) upon exercise of the Replacement Options from time to time shall have been approved for listing on the NYSE, subject to notice of issuance.

          (h)    Valid Issuance.    The issuance by Coors of the Coors Common Stock to be issued pursuant to the Arrangement shall be exempt from the registration and qualification requirements of the 1933 Act and applicable state securities or "blue sky" laws.

          (i)    Coors Charter and Bylaw Amendments.    Coors' certificate of incorporation and Bylaws shall have been amended and restated in the forms attached as Exhibits G and H, respectively, provided, however, that (i) such amendments and restatements shall be effectuated only upon satisfaction or waiver of all other conditions set forth in this Article VII and (ii) Coors shall not be entitled to rely on this condition precedent to the extent that it is in breach of its obligations hereunder in respect of the implementation of such amendments.

          (j)    Form S-3 Registration Statement.    The Form S-3 shall have become effective in accordance with the provisions of the 1933 Act, and no stop order suspending the effectiveness of the Form S-3 shall have been issued by the SEC and shall remain in effect.

          (k)    Dissent Rights.    The holders of no more than 5% of all of the issued and outstanding Molson Common Shares shall have exercised their Dissent Rights (and shall not have lost or withdrawn such rights) in respect of the Arrangement.

        7.2    Additional Conditions to Obligations of Molson.     The obligation of Molson to consummate and effect the Arrangement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Molson:

          (a)    Representations and Warranties.    The representations and warranties of each of Coors and Exchangeco contained in this Agreement (without giving effect to any materiality (including the word "material") or "Material Adverse Effect" qualification) shall be true and correct as of the Closing Date with the same effect as if made at and as of the Closing Date (other than such representations that are made as of a specified date, which shall be true and correct as of such date), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Coors or Exchangeco, as applicable. Molson shall have received a certificate with respect to the foregoing signed on behalf of Coors and Exchangeco by an authorized officer of Coors and Exchangeco.

          (b)    Agreements and Covenants.    Coors shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Molson shall have received a certificate to such effect signed on behalf of Coors by an authorized officer of Coors.

          (c)    No Material Adverse Change.    Since the date hereof, there shall not have occurred any fact, event, change, development, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Coors.

          (d)    Control Voting Trust Agreements.    The Control Voting Trust Agreements shall have been duly executed and delivered by each Coors Family Holder party thereto and all shares contemplated thereby to become subject thereto following the Effective Time shall have been deposited in escrow for deposit thereunder.

          (e)    Safe Income Transaction.    In accordance with Section 6.1(f) hereof, Molson Shareholders generally shall have been permitted to effect a "safe-income-tuck-in" transaction in accordance with applicable Laws to be effective during the period of five to fifteen Business Days prior to the date on which the Effective Time occurs, on the terms and subject to the conditions described in the holding company participation agreement attached as Exhibit F.

          (f)    Canadian Tax Deferral.    There shall not have occurred any fact, event, change, development, circumstance or effect which could reasonably be expected to (i) prevent the exchange of Molson Common Shares for consideration that includes Exchangeable Shares under the Arrangement by the validly-electing Canadian resident holders of Molson Common Shares who make and file a valid tax election under subsection 85(1) or (2) of the ITA as described and on the terms set forth in the Plan of Arrangement from being treated as a tax deferred transaction for purposes of the ITA if such holders would otherwise have been eligible for such treatment if such exchange had occurred on the date of entering into this Agreement, or (ii) cause the Exchangeable Shares to be "foreign property" within the meaning of the ITA when issued under the Arrangement.

          (g)    Exchangeco.    Exchangeco shall not have (i) petitioned any receiver of or any trustee for Exchangeco or all or a substantial part of its property, (ii) made a general assignment for the benefit of its creditors, (iii) been adjudicated insolvent or bankrupt, (iv) filed a petition in bankruptcy or commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts, in each case, under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or consented to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it. No Proceedings for the appointment of a receiver of or trustee for Exchangeco or all or a substantial part of its property, or any involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Exchangeco or its debts, shall have been commenced against Exchangeco under any bankruptcy, insolvency, reorganization or other similar Law, and no Orders for relief shall have been entered against Exchangeco under any bankruptcy, insolvency, reorganization or similar Laws. Exchangeco shall not have been liquidated, dissolved or wound up. Exchangeco shall meet the solvency tests under the CBCA prescribed in respect of the declaration or payment of dividends and the redemption of its shares.

          (h)    Registration Rights Agreement.    The Registration Rights Agreement shall have been duly executed and delivered by Coors.

          (i)    Coors Board of Directors.    Coors shall have taken all such actions as are necessary to cause the board of directors of Coors as of the Effective Time to be constituted in accordance with Section 6.12.

        7.3    Additional Conditions to the Obligations of Coors.     The obligations of Coors to complete the Arrangement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Coors:

          (a)    Representations and Warranties.    The representations and warranties of Molson contained in this Agreement (without giving effect to any materiality (including the word "material") or "Material Adverse Effect" qualification) shall be true and correct as of the Closing Date with the same effect as if made at and as of the Closing Date (other than such representations that are made as of a specified date, which shall be true and correct as of such date), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Molson. Coors shall have received a certificate with respect to the foregoing signed on behalf of Molson by an authorized officer of Molson.

          (b)    Agreements and Covenants.    Molson shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Coors shall have received a certificate to such effect signed on behalf of Molson by an authorized officer of Molson.

          (c)    No Material Adverse Change.    Since the date hereof, there shall not have occurred any fact, event, change, development, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Molson.

          (d)    Control Voting Trust Agreements.    The Control Voting Trust Agreements shall have been duly executed and delivered by each Molson Family Holder party thereto and all shares contemplated thereby to become subject thereto following the Effective Time shall have been deposited in escrow for deposit thereunder following exchange in the Arrangement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        8.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders of Molson or the stockholders of Coors:

          (a)   by mutual written consent duly authorized by the Boards of Directors of Coors and Molson;

          (b)   by either Molson or Coors, if the Arrangement shall not have been consummated by January 31, 2005 for any reason (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Arrangement to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c)   by either Molson or Coors, if there shall be passed any Law that makes the consummation of the Arrangement illegal or otherwise prohibited, or if a Governmental Entity in the United States or Canada shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement, which Order or other action is final and nonappealable;

          (d)   by either Molson or Coors, if the Molson Shareholder Approval shall not have been obtained by reason of the failure to obtain the Molson Shareholder Approval upon a vote taken thereon at the duly convened Molson Meeting or at any adjournment or postponement thereof;

          (e)   by either Molson or Coors, if the Coors Stockholder Approval shall not have been obtained by reason of the failure to obtain the Coors Stockholder Approval upon a vote taken thereon at the duly convened Coors Meeting or any adjournment or postponement thereof;

          (f)    by Molson, upon a breach of any representation, warranty, covenant or agreement on the part of Coors set forth in this Agreement such that the conditions set forth in Section 7.2(a) or Section 7.2(b) are incapable of being satisfied on or before the Termination Date;

          (g)   by Coors, upon a breach of any representation, warranty, covenant or agreement on the part of Molson set forth in this Agreement such that the conditions set forth in Section 7.3(a) or Section 7.3(b) are incapable of being satisfied on or before the Termination Date;

          (h)   by Molson if (i) the board of directors of Coors shall have effected a Change in Coors Recommendation or (ii) Coors shall have intentionally and materially breached its obligations under Section 6.2 or its obligation to convene the Coors Meeting;

          (i)    by Coors if (i) the board of directors of Molson shall have effected a Change in Molson Recommendation or (ii) Molson shall have intentionally and materially breached its obligations under Section 6.2 or its obligation to convene the Molson Meeting;

          (j)    by Molson, provided that (A) Molson has received a Superior Proposal, (B) Molson has provided notice to Coors in writing in respect of such Superior Proposal in accordance with Section 6.2(b)(iii)(4), (C) at least five days following receipt by Coors of such notice, and after taking into account any revised proposal made by Coors during such five day period, the board of directors of Molson has determined in good faith, after considering the recommendation of the Independent Committee, that such Superior Proposal remains a Superior Proposal which the board of directors of Coors has determined to accept, (D) Molson is in compliance with the terms of Section 6.2, and (E) immediately prior to the termination of this Agreement, Molson pays to Coors the Termination Fee in accordance with Section 8.3(b)(iv); or

          (k)   by Coors, provided that (A) Coors has received a Superior Proposal, (B) Coors has provided notice to Molson in writing in respect of such Superior Proposal in accordance with Section 6.2(b)(iii)(4), (C) at least five days following receipt by Molson of such notice, and after taking into account any revised proposal made by Molson during such five day period, the board of directors of Coors has determined in good faith that such Superior Proposal remains a Superior Proposal which the board of directors of Coors has determined to accept, (D) Coors is in compliance with the terms of Section 6.2, and (E) immediately prior to the termination of this Agreement, Coors pays to Molson the Termination Fee in accordance with Section 8.3(c)(iv).

        8.2    Notice of Termination; Effect of Termination.     Subject to Sections 8.1(j) and (k), any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except that (i) Section 6.1(a), Section 8.2, Section 8.3 and Article IX (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        8.3    Fees and Expenses.

        (a)    General.     Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Arrangement is consummated; provided, however, that Coors and Molson shall share equally all out-of-pocket expenses (other than the fees and expenses of attorneys, accountants, investment bankers and other advisors) incurred in respect of the printing and filing of the Joint Proxy Statement/Circular and the filing or registration fees incurred in connection with Section 6.6.

        (b)    Molson Payments.

          (i)    Molson shall pay to Coors in immediately available funds, within one (1) business day after demand by Coors, the Expenses of Coors if this Agreement is terminated by Coors pursuant to Section 8.1(i); provided, however, that Molson shall pay to Coors in immediately available funds, within one (1) business day after demand by Coors an amount equal to the Termination Fee if, prior to the termination of this Agreement, the board of directors of Molson shall have effected a Change in Molson Recommendation as a result of an Acquisition Proposal received by Molson or publicly announced or otherwise communicated to Molson or the shareholders of Molson prior to the Change in Molson Recommendation.

          (ii)   Molson shall pay Coors in immediately available funds, within one (1) business day after demand by Coors, the Expenses of Coors, if:

            (A)  this Agreement is terminated by Coors or Molson pursuant to Section 8.1(b) or 8.1(d) or this Agreement is terminated by Coors pursuant to Section 8.1(g), and

            (B)  following the date hereof and prior to the termination of this Agreement, an Acquisition Proposal in respect of Molson shall have been publicly announced or otherwise communicated to the shareholders of Molson.

          (iii)  If any payment becomes due and payable pursuant to clause (ii) above and within twelve (12) months following the termination of this Agreement, an Acquisition Proposal with respect to Molson is consummated, then Molson shall pay to Coors, within one (1) business day after demand by Coors, an amount equal to the amount by which (A) the Termination Fee exceeds (B) the amount Molson paid to Coors pursuant to clause (ii) above.

          (iv)  Molson shall pay to Coors in immediately available funds the Termination Fee immediately prior to the termination of this Agreement by Molson pursuant to Section 8.1(j).

          (v)   Molson acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Coors would not enter into this Agreement; accordingly, if Molson fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such payment, Coors makes a claim that results in a judgment against Molson for the amounts set forth in this Section 8.3(b), Molson shall pay to Coors its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall not be in lieu of damages incurred in the event of intentional or willful breach of this Agreement.

        (c)    Coors Payments.

          (i)    Coors shall pay to Molson in immediately available funds, within one (1) business day after demand by Molson, the Expenses of Molson if this Agreement is terminated by Molson pursuant to Section 8.1(h); provided, however, that Coors shall pay to Molson in immediately available funds, within one (1) business day after demand by Molson an amount equal to the Termination Fee if, prior to the termination of this Agreement, the board of directors of Coors shall have effected a Change in Coors Recommendation as a result of an Acquisition Proposal received by Coors or publicly announced or otherwise communicated to Coors or the shareholders of Coors prior to the Change in Coors Recommendation.

          (ii)   Coors shall pay Molson in immediately available funds, within one (1) business day after demand by Molson, the Expenses of Molson, if:

            (A)  this Agreement is terminated by Coors or Molson pursuant to Section 8.1(b) or 8.1(e) or this Agreement is terminated by Molson pursuant to Section 8.1(f), and

            (B)  following the date hereof and prior to the termination of this Agreement, an Acquisition Proposal in respect of Coors shall have been publicly announced or otherwise communicated to the stockholders of Coors.

          (iii)  If any payment becomes due and payable pursuant to clause (ii) above and within twelve (12) months following the termination of this Agreement, an Acquisition Proposal with respect to Coors is consummated, then Coors shall pay to Molson, within one (1) business day after demand by Molson, an amount equal to the amount by which (A) the Termination Fee exceeds (B) the amount Coors paid to Molson pursuant to clause (ii) above.

          (iv)  Coors shall pay to Molson in immediately available funds the Termination Fee immediately prior to the termination of this Agreement by Coors pursuant to Section 8.1(k).

          (v)   Coors acknowledges that the agreements contained in this Section 8.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Molson would not enter into this Agreement; accordingly, if Coors fails to pay in a timely manner the amounts due pursuant to this Section 8.3(c) and, in order to obtain such payment, Molson makes a claim that results in a judgment against Coors for the amounts set forth in this Section 8.3(c), Coors shall pay to Molson its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(c) at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(c) shall not be in lieu of damages incurred in the event of intentional or willful breach of this Agreement.

        (d)    Defined Terms.     For purposes of Sections 8.3(b) and (c), the following term shall have the following meaning:

          (i)    "Acquisition Proposal" shall have the meaning set forth in Section 6.2(a), except that the references in the definition thereof to "any shares" shall be deemed to be references to "a majority of all outstanding shares of each class" and references to "any material portion" shall be deemed to be references to "all or substantially all".

          (ii)   "Expenses" means all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers to a party hereto and its Affiliates), up to $15,000,000 in the aggregate, incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other Transaction Documents, the preparation, printing, filing and mailing of the Joint Proxy Statement/Circular, the filing of any required notices under applicable antitrust Laws or in connection with other Regulatory Approvals, and all other matters related to the Arrangement (including the Interim Order and Final Order) and the other transactions contemplated hereby and the other Transaction Documents.

          (iii)  "Termination Fee" means an amount equal to $75,000,000.

        8.4    Amendment.     Subject to applicable Law and the Interim Order, this Agreement may be amended, not later than the Effective Time, whether before or after the Molson Shareholder Approval and the Coors Stockholder Approval have been obtained, by action taken or authorized by the respective boards of directors of the parties (or, to the extent permitted by Laws, any duly empowered committee thereof) at any time by execution of an instrument in writing signed on behalf of each of Coors and Molson; provided that after the Coors Stockholder Approval or Molson Shareholder Approval is obtained, no such amendment which requires further approval by the stockholders of Coors or the shareholders of Molson, as the case may be, shall be effected without such further approval.

        8.5    Extension; Waiver.     At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, shall be limited to its terms and shall not be deemed to extend or waive any other provision of this Agreement. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

        9.1    Non-Survival of Representations and Warranties.     The representations and warranties of Molson and Coors contained in this Agreement shall terminate at the Effective Time, and only the covenants and agreements that by their terms survive the Effective Time (which shall include Sections 6.1(c), (e), (g), (h), (i) and (j), 6.7, 6.10, 6.12, 6.13, 6.14, 6.17, 6.19, 6.20, 6.21 and 6.22) shall survive the Effective Time.

        9.2    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)	if to Coors, to:
Adolph Coors Company 311 10th Street Golden, CO 80401 Attention: Robert Reese Telecopy No.: (303) 277-7407
with copies to:
Simpson Thacher & Bartlett LLP 425 Lexington Ave. New York, New York 10017 Attention: Charles I. Cogut, Esq.
Maripat Alpuche, Esq.
Telecopy No.: (212) 455-2502
and
Osler, Hoskin & Harcourt LLP P.O. Box 50 1 First Canadian Place Suite 6600 Toronto, Ontario Canada M5X 1B8 Attention: Clay Horner, Esq. Telecopy No.: (416) 862-6666
(b)	if to Molson, to:
Molson Inc. 1555 Notre Dame Street East 4th Floor Montreal, Quebec H2L 2R5 Attention: Marie Giguére Telecopy No.: (514) 590-6332

with copies to:
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Howard Chatzinoff, Esq.
Jeffrey Nadler, Esq.
Telecopy No.: (212) 310-8007
and
McCarthy Tétrault LLP Le Windsor 1170 Peel Street Montreal, Quebec H3B 4S8 Attention: Garth M. Girvan, Esq.
Lorna J. Telfer, Esq.
Telecopy No.: (416) 868-0673 and (514) 397-4170

        9.3    Counterparts.     This Agreement may be executed in one or more counterparts, which may be delivered by facsimile transmission, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        9.4    Entire Agreement; Third Party Beneficiaries.     This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Molson Disclosure Schedule and the Coors Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior representations, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and neither party is relying on any prior oral or written representations, agreements, understandings or undertakings with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder except as specifically provided in Section 6.7.

        9.5    Severability.     In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6    Other Remedies; Specific Performance.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.7    Governing Law.     This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with, and any disputes arising out of or related to this Agreement shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York, except to the extent mandatorily governed by the laws of Canada or the laws of the province of Quebec or the State of Delaware, as applicable. Except with respect to the Interim Order or Final Order or any other matter relating thereto over which the Court has jurisdiction, the parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Actions shall be heard and determined in such New York court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.2 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

        9.8    No Personal Liability.

          (a)   No director or officer of Coors shall have any personal liability whatsoever to Molson under this Agreement, or any other document delivered in connection with the Arrangement on behalf of Coors.

          (b)   No director or officer of Molson shall have any personal liability whatsoever to Coors under this Agreement, or any other document delivered in connection with the Arrangement on behalf of Molson.

        9.9    Assignment.     No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        9.10    WAIVER OF JURY TRIAL.     EACH OF COORS AND MOLSON HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF COORS OR MOLSON IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

        9.11    Currency.     Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in U.S. Dollars.

* * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

ADOLPH COORS COMPANY
By:	/s/ W. LEO KIELY
Name: W. Leo Kiely
Title: Chief Executive Officer
COORS CANADA INC.
By:	/s/ ROBERT E. REESE
Name: Robert E. Reese
Title: Authorized Signatory
MOLSON INC.
By:	/s/ ERIC H. MOLSON
Name: Eric H. Molson
Title: Chairman of the Board

EXHIBIT A

ARRANGEMENT RESOLUTION

SPECIAL RESOLUTION OF THE MOLSON SECURITYHOLDERS

BE IT RESOLVED THAT:

  1.
  The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") involving Molson Inc. ("Molson"), as more particularly described and set forth in the [Management Information Circular/Joint Proxy Statement] (the "Circular") of Molson accompanying the notice of this meeting (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

  2.
  The plan of Arrangement (the "Plan of Arrangement") involving Molson, the full text of which is set out as Exhibit B to the Combination Agreement made as of July 21, 2004 between Adolph Coors Company, Coors Canada Inc. and Molson (the "Combination Agreement"), (as the Plan of Arrangement may be or may have been amended) is hereby approved and adopted.

  3.
  The Combination Agreement, the actions of the directors of Molson in approving the Arrangement and the actions of the officers of Molson in executing and delivering the Combination Agreement are hereby ratified and approved.

  4.
  Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the securityholders of Molson or that the Arrangement has been approved by the Superior Court of Québec, the directors of Molson are hereby authorized and empowered (i) to amend the Combination Agreement, or the Plan of Arrangement to the extent permitted by the Combination Agreement, and (ii) subject to the terms of the Combination Agreement, not to proceed with the Arrangement.

  5.
  Any officer or director of Molson is hereby authorized and directed for and on behalf of Molson to execute and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Combination Agreement for filing.

  6.
  Any officer or director of Molson is hereby authorized and directed for and on behalf of Molson to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

A-1

EXHIBIT B

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT
UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1   Definitions

        In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

  "Affiliate" has the meaning ascribed thereto in the Securities Act (Québec);

  "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 8.4 of the Combination Agreement or Article 6 hereof or made at the direction of the Court in the Final Order;

  "Arrangement Resolution" means the special resolution of the Molson Securityholders, to be substantially in the form and content of Exhibit A to the Combination Agreement;

  "Articles of Arrangement" means the articles of arrangement of Molson in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

  "Business Day" means any day on which commercial banks are generally open for business in Denver, Colorado and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Denver, Colorado under the laws of the State of Colorado or the federal laws of the United States of America or in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada;

  "Callco" means    •    , a company existing under the laws of Canada which, at the time of the consummation of the Arrangement, will be a direct or indirect wholly-owned subsidiary of Coors;

  "Canadian Resident" means a resident of Canada for purposes of the ITA and includes a partnership any member of which is a resident of Canada for purposes of the ITA;

  "CBCA" means the Canada Business Corporations Act, as amended;

  "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

  "Circular" means the notice of the Molson Meeting and accompanying management information circular, including all appendices thereto, to be sent to holders of Molson Shares and Molson Options in connection with the Molson Meeting;

  "Class A Exchangeable Shares" means the Class A Exchangeable Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

  "Class A Fraction" means 126/360;

  "Class A Preferred Shares" means the non-voting Class A Preferred Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Preferred Share Provisions;

  "Class B Exchangeable Shares" means the Class B Exchangeable Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

  "Class B Fraction" means 234/360;

  "Class B1 Preferred Shares" means the non-voting Class B1 Preferred Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Preferred Share Provisions;

  "Class B2 Preferred Shares" means the voting Class B2 Preferred Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Preferred Shares Provisions;

  "Combination Agreement" means the combination agreement made as of July 21, 2004 among Coors, Exchangeco and Molson, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

  "Coors" means Adolph Coors Company, a corporation existing under the laws of the State of Delaware;

  "Coors Class A Common Stock" means the Class A common stock, par value $0.01;

  "Coors Class B Common Stock" means the Class B common stock, par value $0.01;

  "Coors Common Stock" means, collectively, the Coors Class A Common Stock and Coors Class B Common Stock;

  "Coors Trading Price" means the average of the closing prices of Coors Class B Common Stock on the NYSE during a period of twenty consecutive trading days ending on the Business Day immediately preceding the Effective Date;

  "Corresponding Coors Common Stock" means, with respect to a class of Exchangeable Shares, the class of Coors Common Stock set out opposite such class of Exchangeable Shares below:

Class of Coors Common Stock	Class of Exchangeable Shares
Coors Class A Common Stock	Class A Exchangeable Shares
Coors Class B Common Stock	Class B Exchangeable Shares

  "Court" means the Superior Court of Quebec;

  "Current Market Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  "Depositary" means [    •    ] Trust Company at its offices set out in the Letter of Transmittal and Election Form;

  "Director" mean the Director appointed pursuant to section 260 of the CBCA;

  "Dissent Rights" has the meaning ascribed thereto in section 3.1;

  "Dissenting Shareholder" means a holder of Molson Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights;

  "Dividend Amount" means an amount equal to and in satisfaction of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco from such holder;

  "Drop Dead Date" means January 31, 2005, or such later date as may be mutually agreed by the parties to the Combination Agreement;

  "Effective Date" means the date shown on the Certificate, provided that such date occurs on or prior to the Drop Dead Date;

  "Effective Time" means 12:01 a.m. (Montreal time) on the Effective Date;

  "Election Deadline" means 5:00 p.m. (local time) at the place of deposit on the date which is two Business Days prior to the date of the Molson Meeting;

  "Exchange Ratio" means 0.360;

  "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix I hereto;

  "Exchangeable Share Support Agreement" means the agreement made between Coors, Callco and Exchangeco substantially in the form and content of Schedule E annexed to the Combination Agreement, with such changes thereto as the parties to the Exchangeable Share Support Agreement, acting reasonably, may agree, a copy of which is available from the secretary of Exchangeco;

  "Exchangeable Shares" means, collectively, the Class A Exchangeable Shares and the Class B Exchangeable Shares;

  "Exchangeco" means Coors Canada Inc., a company existing under the laws of Canada and, immediately before the Effective Time, an indirect subsidiary of Coors;

  "Exchangeco Shares" means, collectively, the Exchangeable Shares and the Preferred Shares;

  "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

  "Government Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

  "Holders" means, when used with reference to the Molson Shares, the holders of Molson Shares shown from time to time in the register maintained by or on behalf of Molson in respect of the Molson Shares and, when used with reference to the Exchangeable Shares, means the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Exchangeco in respect of the Exchangeable Shares;

  "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by section 2.3 of the Combination Agreement;

  "ITA" means the Income Tax Act (Canada), as amended, and the regulations thereunder, as amended, in each case, except as otherwise provided herein, as of the date hereof;

  "Letter of Transmittal and Election Form" means the letter of transmittal and election form for use by holders of Molson Shares, in the form accompanying the Circular;

  "Liquidation Amount" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  "Liquidation Call Purchase Price" has the meaning ascribed thereto in section 5.1(a);

  "Liquidation Call Right" has the meaning ascribed thereto in section 5.1(a);

  "Liquidation Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  "Listing Time" means the time, at or after the Effective Time, when the Exchangeable Shares and the Preferred Shares are unconditionally listed on the TSX;

  "Meeting Date" means the date of the Molson Meeting;

  "Molson" means Molson Inc., a corporation existing under the laws of Canada;

  "Molson Class A Shares" means the Class A non-voting shares in the share capital of Molson;

  "Molson Class B Shares" means the Class B common shares in the share capital of Molson;

  "Molson Meeting" means the special meeting of Molson Securityholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

  "Molson Options" means the options to purchase Molson Class A shares granted under the Molson Stock Option Plan, and being outstanding and unexercised on the Effective Date;

  "Molson Securityholders" means, collectively, the holders of Molson Shares and Molson Options;

  "Molson Shares" means, collectively, the Molson Class A Shares and Molson Class B Shares;

  "Molson Stock Option Plan" means Molson's 1998 Canadian Stock Option Plan as revised on June 19, 2003 and June 22, 2004;

  "NYSE" means the New York Stock Exchange, Inc.;

  "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Government Entity, syndicate or other entity, whether or not having legal status;

  "Preferred Shares" means collectively, the Class A Preferred Shares, the Class B1 Preferred Shares and the Class B2 Preferred Shares;

  "Preferred Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Preferred Shares, which rights, privileges, restrictions and conditions are set out in Appendix II hereto;

  "Redemption Call Purchase Price" has the meaning ascribed thereto in section 5.2(a);

  "Redemption Call Right" has the meaning ascribed thereto in section 5.2(a);

  "Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  "Registered or Beneficial Canadian Resident" means a holder of Molson Shares or shares of Exchangeco that is either (i) a Canadian Resident who holds such shares on its own behalf, or (ii) a Person who holds such shares on behalf of one or more Canadian Resident(s);

  "Replacement Option" has the meaning ascribed thereto in section 2.2(h);

  "Special Class A Voting Share" means the share of Special Class A Voting Stock of Coors, par value $0.01;

  "Special Class B Voting Share" means the share of Special Class B Voting Stock of Coors, par value $0.01;

  "Stamp Taxes" means all stamp, registration and transfer taxes and duties or their equivalents plus interest and penalties in respect thereof in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by this Plan of Arrangement;

  "Transfer Agent" has the meaning ascribed thereto in section 5.1(b);

  "Trustee" means the trustee to be chosen by Coors and Molson, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

  "TSX" means The Toronto Stock Exchange; and

  "Voting and Exchange Trust Agreement" means an agreement to be made between Coors, Exchangeco and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit E to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree.

1.2   Sections and Headings

        The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3   Number, Gender and Persons

        In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

ARTICLE 2
ARRANGEMENT

2.1   Binding Effect

        This Plan of Arrangement, within the meaning of section 192 of the CBCA, will become effective at, and be binding at and after, the Effective Time on (i) Molson, (ii) Coors, Callco and Exchangeco, (iii) all holders and all beneficial owners of Molson Shares, (iv) all holders and all beneficial owners of Exchangeable Shares and Replacement Options from time to time, (v) all holders of Molson Options, and (vi) all holders and beneficial owners of Coors Class A Common Stock and Coors Class B Common Stock received in exchange for Preferred Shares or Exchangeable Shares or on the exercise of Replacement Options.

2.2   Arrangement

        Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order (except that the issuance of Exchangeable Shares and Preferred Shares pursuant to section 2.2(a) and the entering into of the Exchangeable Share Support Agreement and Voting and Exchange Trust Agreement pursuant to section 2.2(e) shall occur and be deemed to occur simultaneously) without any further act or formality:

  (a)
  the outstanding Molson Shares held by each holder of Molson Shares other than, (i) Molson Shares held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its Molson Shares, and (ii) Molson Shares held by Coors or any Affiliate thereof, shall be exchanged by the holder thereof with Exchangeco, for at the holder's option:

  (1)
  in the case of Molson Class A Shares held by any holder,

  (A)
  a number of fully paid and non-assessable Class B Exchangeable Shares (and certain ancillary rights) equal to the product of the total number of such Molson Class A Shares held by that holder multiplied by the Exchange Ratio, or

  (B)
  any combination of (1) the same number each of fully paid and non-assessable Class B1 Preferred Shares and fully paid and non-assessable Class B2 Preferred Shares, and (2) a number of fully paid and non-assessable Class B Exchangeable Shares (and certain ancillary rights), as chosen by such holder in its validly completed and delivered Letter of Transmittal and Election Form, provided that the sum of the number of Class B1 Preferred Shares and the number of Class B Exchangeable Shares is equal to the product of the total number of such Molson Class A Shares held by that holder multiplied by the Exchange Ratio, or

  (C)
  the same number each of fully paid and non-assessable Class B1 Preferred Shares and fully paid and non-assessable Class B2 Preferred Shares, where such number is equal to the product of the total number of Molson Class A Shares held by that holder multiplied by the Exchange Ratio; and

  (2)
  in the case of Molson Class B Shares held by any holder,

  (A)
  a number of fully paid and non-assessable Class A Exchangeable Shares (and certain ancillary rights) equal to the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class A Fraction; plus a number of fully paid and non-assessable Class B Exchangeable Shares (and certain ancillary rights) equal to the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class B Fraction, or

  (B)
  a combination of,

  (i)
  a number of fully paid and non-assessable Class A Exchangeable Shares (and certain ancillary rights) and a number of fully paid and non-assessable Class A Preferred Shares (as chosen by the holder in its validly completed and delivered Letter of Transmittal and Election Form), the sum of which equals the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class A Fraction; plus

  (ii)
  the same number each of fully paid and non-assessable Class B1 Preferred Shares and fully paid and non-assessable Class B2 Preferred Shares, and a number of fully paid and non-assessable Class B Exchangeable Shares (and certain ancillary rights), as chosen by the holder in its validly completed and delivered Letter of Transmittal and Election Form, where the sum of the number of Class B Exchangeable Shares and the number of Class B1 Preferred Shares equals the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class B Fraction; or

      (C)
      the same number each of fully paid and non-assessable Class B1 Preferred Shares and fully paid and non-assessable Class B2 Preferred Shares, where such number is equal to the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class B Fraction; plus a number of fully paid and non-assessable Class A Preferred Shares equal to the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class A Fraction, the whole as set forth in the validly completed and delivered Letter of Transmittal and Election Form of the holder of Molson Shares, provided that notwithstanding the foregoing, only holders of Molson Shares who are Registered or Beneficial Canadian Residents shall be entitled to elect to receive in respect of any such Molson Shares the consideration described in (1)(A) and (1)(B) and (2)(A) and (2)(B) above, and (subject to sections 2.2(f) and (g)) the Molson Class A Shares and Molson Class B Shares of all other holders of Molson Shares (including any such holder electing to receive in respect of any of their Molson Shares the consideration described in (1)(A) and (1)(B) and (2)(A) and (2)(B) above) shall be deemed to have been transferred to Exchangeco solely in consideration for (respectively), (a) Class B1 Preferred Shares and Class B2 Preferred Shares pursuant to (1)(C) above (in the case of Molson Class A Shares), and (b) Class A Preferred Shares, Class B1 Preferred Shares and Class B2 Preferred Shares pursuant to (2)(C) above (in the case of Molson Class B Shares);

  (b)
  the names of the holders of the Molson Shares transferred to Exchangeco in exchange for Exchangeable Shares pursuant to section 2.2(a) shall be removed from the applicable register of holders of Molson Shares and added to the applicable register of holders of Exchangeable Shares, and Exchangeco shall be recorded as the registered holder of the Molson Shares so exchanged and shall be deemed to be the legal and beneficial owner thereof;

  (c)
  the names of the holders of the Molson Shares transferred to Exchangeco in exchange for Preferred Shares pursuant to section 2.2(a) shall be removed from the applicable register of holders of Molson Shares, and added to the applicable register of holders of Preferred Shares, and Exchangeco shall be recorded as the registered holder of the Molson Shares so transferred and shall be deemed to be the legal and beneficial owner thereof;

  (d)
  for greater certainty, where a beneficial owner of Molson Shares of a class receives Exchangeco Shares of different classes under section 2.2(a) in respect of the Molson Shares of such class, a pro rata portion of each Exchangeco Share of each such class so received by such beneficial owner in respect of those Molson Shares of such class will be allocated to each Molson Share of such class beneficially owned by that Person at the Effective Time, so that such beneficial owner will receive for each Molson Share of such class the same combination of Exchangeco Shares of each such class as is received for every other Molson Share of such class of that beneficial owner at that time;

  (e)
  coincident with the share exchanges set out in section 2.2(a), Coors, Callco and Exchangeco shall execute the Exchangeable Share Support Agreement and Coors, Exchangeco and the Trustee shall execute the Voting and Exchange Trust Agreement and Coors shall issue to and deposit with the Trustee the Special Voting Shares, in consideration of the payment to Coors of US$1.00, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the

    Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement shall be received by them as part of the property receivable by them under section 2.2(a) in exchange for the Molson Shares for which they were exchanged;

  (f)
  each Molson Class A Share in respect of which a duly completed Letter of Transmittal and Election Form has not been deposited with the Depositary on or prior to the Election Deadline will be deemed to be subject to an election to receive (a) where the address of the holder of such Molson Class A Shares as shown in the register of Molson Class A Shares as of the close of business (Montreal time) on the day preceding the Effective Date is in Canada, the consideration set out in section 2.2(a)(1)(A) and (b) in all other cases, the consideration set out in section 2.2(a)(1)(C);

  (g)
  each Molson Class B Share in respect of which a duly completed Letter of Transmittal and Election Form has not been deposited with the Depositary on or prior to the Election Deadline will be deemed to be subject to an election to receive (a) where the address of the holder of such Molson Class B Shares as shown in the register of Molson Class B Shares as of the close of business (Montreal time) on the day preceding the Effective Date is in Canada, the consideration set out in section 2.2(a)(2)(A) and (b) in all other cases, the consideration set out in section 2.2(a)(2)(C);

  (h)
  each Molson Option shall be exchanged with Coors for an option (a "Replacement Option") to purchase a number of shares of Coors Class B Common Stock equal to the product of the Exchange Ratio multiplied by the number of Molson Class A Shares subject to such Molson Option. Such Replacement Option shall provide for an exercise price per share of Coors Class B Common Stock equal to the exercise price per share of such Molson Option immediately prior to the Effective Time divided by the Exchange Ratio. If the foregoing calculation results in a Replacement Option being exercisable for a fraction of a share of Coors Class B Common Stock, then the number of shares of Coors Class B Common Stock subject to such Replacement Option shall be rounded down to the next whole number of Coors Class B Common Stock and the total exercise price for the Replacement Option will be reduced by the exercise price of the fractional share of Coors Class B Common Stock. Subject to Appendix III hereto, the term to expiry, conditions to and manner of exercising, and all other terms and conditions of such Replacement Option will otherwise be unchanged, and any document or agreement previously evidencing an Molson Option shall thereafter evidence and be deemed to evidence such Replacement Option.

        At the Listing Time, the holder of each outstanding Class A Preferred Share will transfer each such share to Callco in exchange for one fully paid and non-assessable share of Coors Class A Common Stock, and the holder of each outstanding Class B1 Preferred Share and each outstanding Class B2 Preferred Share will transfer each such share to Callco in exchange for one fully paid and non-assessable share of Coors Class B Common Stock as the aggregate consideration receivable for one Class B1 Preferred Share plus one Class B2 Preferred Share. The names of the holders of the Preferred Shares transferred to Callco in exchange for Coors Common Stock shall be removed from the applicable register of holders of each class of Preferred Shares and added to the applicable register of holders of the appropriate class of Coors Common Stock, and Callco shall be recorded as the registered holder of the Preferred Shares so exchanged and shall be deemed to be legal and beneficial owner thereof.

2.3   Elections

        Each beneficial owner of Molson Shares who is a Canadian Resident, (other than any such holder who is exempt from tax under the ITA), and who has validly elected (or for whom the holder has validly elected on such beneficial owner's behalf) to receive consideration that includes Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if the beneficial owner is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the corresponding provisions of any applicable income tax legislation) with respect to the transfer of its Molson Shares to Exchangeco by providing two signed copies of the necessary prescribed election form(s) to the Depositary within 90 days following the Effective Date, duly completed with the details of the number and class of Molson Shares transferred and the allocation of any Preferred Share received as consideration to the shares so transferred and the applicable agreed amounts (which, in respect of the transfer of Molson Class A Shares or Molson Class B Shares, cannot be less than the fair market value of the Preferred Shares allocated to such shares) for the purposes of such elections. Thereafter, subject to the election form(s) being correct and complete and complying with the provisions of the ITA (or the corresponding provisions of any applicable provincial income tax legislation), the form(s) will be signed by Exchangeco and returned to such beneficial owner of Molson Shares within 60 days after the receipt thereof by the Depositary for filing with the Canada Revenue Agency (or the applicable provincial taxing authority) by such beneficial owner. Exchangeco will not be responsible for the proper completion of any election form and, except for Exchangeco's obligation to sign and return duly completed election form(s) which are received by the Depositary within 90 days of the Effective Date, within 60 days after the receipt thereof by the Depositary, Exchangeco will not be responsible for any taxes, interest or penalties resulting from the failure by a beneficial owner of Molson Shares to properly complete or file the election form(s) in the form and manner and within the time prescribed by the ITA (or any applicable provincial income tax legislation). In its sole discretion, Exchangeco may choose to sign and return an election form received by the Depositary more than 90 days following the Effective Date, but Exchangeco will have no obligation to do so. References in this Section to the ITA are to the ITA as of the date hereof and any modifications thereof which are consistent with the general principle thereof.

2.4   Adjustments to Exchange Ratios

        The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Coors Common Stock or Molson Shares other than stock dividends paid in lieu of ordinary course dividends), consolidation, reorganization, recapitalization or other like change with respect to Coors Common Stock or Molson Shares occurring after the date of the Combination Agreement and prior to the Effective Time.

ARTICLE 3
RIGHTS OF DISSENT

3.1   Rights of Dissent

        Holders of Molson Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this section 3.1 (the "Dissent Rights") in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by Molson not later than 5:00 p.m. (Montreal time) on the Business Day preceding the Molson Meeting. Holders of Molson Shares who duly exercise such rights of dissent and who:

  (a)
  are ultimately determined to be entitled to be paid fair value for their Molson Shares shall be deemed to have transferred such Molson Shares to Exchangeco, to the extent the fair value therefor is paid by Exchangeco, and to Molson, to the extent the fair value therefor is paid by Molson, and, in the case of Molson Shares so transferred to Molson such shares shall be cancelled as of the Effective Date; or

  (b)
  are ultimately determined not to be entitled, for any reason, to be paid fair value for their Molson Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Molson Shares and shall receive the appropriate Exchangeable Shares or Preferred Shares that are in turn exchanged for shares of Coors Common Stock on the basis determined in accordance with sections 2.2(f) and 2.2(g), and the post-amble to section 2.2, but in no case shall Coors, Exchangeco, Callco, Molson or any other Person be required to recognize such holders as holders of Molson Shares after the Effective Time, and the names of such holders of Molson Shares shall be deleted from the registers of holders of Molson Shares at the Effective Time.

ARTICLE 4
CERTIFICATES AND FRACTIONAL SHARES

4.1   Issuance of Certificates Representing Exchangeable Shares

        At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Molson Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing that number of whole Exchangeable Shares to be delivered pursuant to section 2.2 upon the exchange of Molson Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented Molson Shares that were exchanged for Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the by-laws of Molson, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of the appropriate class of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Exchangeable Shares pursuant to section 4.4, in each case less any amounts withheld pursuant to section 4.7 hereof), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Molson Shares that is not registered in the transfer records of Molson, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Molson Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented Molson Shares that were exchanged for Exchangeable Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.3, in each case less any amounts withheld pursuant to section 4.7.

4.2   Certificates Representing Preferred Shares and Coors Common Stock

        At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Molson Shares who will receive Preferred Shares in connection with the Arrangement, global certificates representing that number of whole Class A Preferred Shares and that number of whole Class B1 Preferred Shares and Class B2 Preferred Shares to be delivered to holders of Molson Shares pursuant to section 2.2 upon the exchange of Molson Shares. At or promptly after the Listing Time, (i) the Depositary (on behalf of the holders of such Preferred Shares) will deliver such global certificates to Callco, (ii) the Depository (on behalf of Exchangeco) will cancel such global certificates and deliver to Callco new certificates representing that number of Class A Preferred Shares and that number of Class B1 Preferred Shares and Class B2 Preferred Shares transferred by former holders of Molson Shares to Callco pursuant to section 2.2, and (iii) Callco shall deposit (or shall cause Coors to deposit) with the Depositary, for the benefit of the holders of Class A Preferred Shares, Class B1 Preferred Shares and Class B2 Preferred Shares that are transferred to Callco for Coors Class A Common Stock or Coors Class B Common Stock in connection with the Arrangement, certificates representing that number of whole shares of Coors Class A Common Stock and that number of whole shares of Coors Class B Common Stock to be delivered pursuant to section 2.2 upon the exchange of Preferred Shares for Coors Common Stock. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Molson Shares that were exchanged for Preferred Shares that were in turn exchanged for shares of Coors Common Stock under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the Articles and by-laws of Molson, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefore, and the Depositary shall deliver to such holder, a certificate representing that number of shares of the appropriate class of Coors Common Stock which such holder has the right to receive in exchange for Preferred Shares (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Preferred Shares pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Molson Shares which is not registered in the transfer records of Molson, a certificate representing the proper number of shares of Coors Common Stock may be issued to the transferee if the certificate representing such Molson Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Molson Shares that were exchanged for Preferred Shares that were in turn exchanged for shares of Coors Common Stock shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing the shares of the appropriate class of Coors Common Stock received in exchange for Preferred Shares as contemplated by this section 4.2, (ii) a cash payment in lieu of any fractional Preferred Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Listing Time theretofore paid or payable with respect to such shares of Coors Common Stock as contemplated by section 4.3, in each case less any amounts withheld pursuant to section 4.7.

4.3   Distributions with Respect to Unsurrendered Certificates

        No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares, Preferred Shares or Coors Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Molson Shares that were exchanged pursuant to section 2.2, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.4 and no interest shall be earned or payable on these proceeds, unless and until the holder of such certificate shall surrender such certificate in accordance with section 4.1 or 4.2. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the holder of the certificates previously representing Molson Shares, without interest, (i) the amount of any cash payable in lieu of a fractional Exchangeable Share or Preferred Share to which such holder is entitled pursuant to section 4.4, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares or after the Listing Time theretofore paid with respect to Coors Common Stock, as the case may be, to which such holder is entitled pursuant hereto and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time or after the Listing Time, as the case may be, but prior to surrender and a payment date subsequent to surrender payable with respect to such Exchangeable Shares or Coors Common Stock, as the case may be.

4.4   No Fractional Shares

        No certificates representing fractional Exchangeable Shares, Preferred Shares or shares of Coors Common Stock shall be issued upon the surrender for exchange of certificates pursuant to sections 4.1 or 4.2 and no dividend, stock split or other change in the capital structure of Exchangeco or Coors shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Exchangeco or Coors. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in an Exchangeable Share, Preferred Share or share of Coors Common Stock will be entitled to receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Exchangeable Shares, shares of Coors Common Stock, or, in the case of Preferred Shares, shares of Coors Common Stock for which such fractional Preferred Share would otherwise have been exchanged, to which all such Persons would otherwise be entitled. The Depositary will sell such Exchangeable Shares by private sale (including by way sale through the facilities of any stock exchange upon which the Exchangeable Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Persons otherwise entitled to receive fractional interests in Exchangeable Shares. The Depositary will sell such shares of Coors Common Stock (or shares of Coors Common Stock for which such fractional Preferred Share would otherwise have been exchanged) on the NYSE as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Persons otherwise entitled to receive fractional interests in shares of Coors Common Stock (or fractional interests in Preferred Shares which would otherwise have been exchanged for shares of Coors Common Stock).

        A holder of an Exchangeable Share shall not be entitled to any fraction of a share of Coors Common Stock upon the exercise by Callco of the Liquidation Call Right or the Redemption Call Right and no certificate representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from Callco or Coors, as the case may be, on the designated payment date a cash payment equal to such fractional interest multiplied by the Coors Trading Price.

4.5   Lost Certificates

        In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Molson Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any cash pursuant to section 4.4 and/or one or more certificates representing one or more Exchangeable Shares or shares of Coors Common Stock (and any dividends or distributions with respect thereto) deliverable in accordance with such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or shares of Coors Common Stock are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Exchangeco, Coors and their respective transfer agents in such sum as Exchangeco or Coors may direct or otherwise indemnify Exchangeco and Coors in a manner satisfactory to Exchangeco and Coors against any claim that may be made against Exchangeco or Coors with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6   Extinction of Rights

        Any certificate which immediately prior to the Effective Time represented outstanding Molson Shares that were exchanged pursuant to section 2.2 that is not deposited with all other instruments required by section 4.1 or 4.2 on or prior to the date of the notice referred to in section 7.2 of the Exchangeable Share Provisions shall cease to represent a claim or interest of any kind or nature as a shareholder of Exchangeco or Coors. On such date, the Exchangeable Shares or shares of Coors Common Stock (or cash in lieu of fractional interests therein, as provided in section 4.4) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Exchangeco or Coors, as the case may be, together with all entitlements to dividends, distributions and interest in respect thereof held for such former holder. None of Coors, Exchangeco, Callco or the Depositary shall be liable to any person in respect of any Coors Common Stock or Exchangeable Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.7   Withholding Rights

        Exchangeco, Callco, Coors and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Molson Shares, Preferred Shares, Coors Common Stock or Exchangeable Shares such amounts as Exchangeco, Callco, Coors or the Depositary is (i) required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended or succeeded, or (ii) entitled to deduct and withhold under section 116 of the ITA or any corresponding provisions of provincial law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Exchangeco, Callco, Coors and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Exchangeco, Callco, Coors or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Exchangeco, Callco, Coors or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale, provided however that nothing in this section 4.7 shall reduce Exchangeco's obligations under section 6.1(h) of the Combination Agreement or section 3.2 of the Exchangeable Share Provisions. References in this section to the ITA are to the ITA as amended from time to time.

ARTICLE 5
CERTAIN RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1   Callco Liquidation Call Right

  (a)
  Callco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Coors or an affiliate of Coors) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco of an amount per share (the "Liquidation Call Purchase Price") equal to the sum of, (i) the Current Market Price of a share of Corresponding Coors Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Callco causing to be delivered to such holder one share of Corresponding Coors Stock, plus (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Call Purchase Price for each such share, and Exchangeco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco.

  (b)
  To exercise the Liquidation Call Right, Callco must notify Exchangeco's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 60 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

  (c)
  For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be delivered with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of shares of Coors Common Stock deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price for all holders of Exchangeable Shares (other than Coors and its affiliates), less any amounts withheld pursuant to section 4.7 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date each holder of Exchangeable Shares (other than Coors and its affiliates) shall cease to be a holder of Exchangeable Shares, and the rights of each holder of Exchangeable Shares (other than Coors and its affiliates) will be limited to receiving, without interest, such holder's proportionate part of the total Liquidation Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of Coors Common Stock to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents, instruments and payments (including without limitation Stamp Taxes) as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles and by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver or cause to be delivered to such holder, certificates representing the shares of Coors Common Stock to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. For greater certainty, if Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions.

5.2   Callco Redemption Call Right

        In addition to Callco's rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), Callco shall have the following rights in respect of the Exchangeable Shares:

  (a)
  Callco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Coors or an affiliate of Coors) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the sum of, (i) the Current Market Price of a share of Corresponding Coors Common Stock on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Callco causing to be delivered to such holder one share of Corresponding Coors Stock, plus (ii) any Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share, and Exchangeco shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Callco.

  (b)
  To exercise the Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 60 days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

  (c)
  For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of shares of Corresponding Coors Common Stock deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date each holder of Exchangeable Shares (other than Coors and its affiliates) shall cease to be a holder of Exchangeable Shares, and the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the shares of Corresponding Coors Common Stock to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA, and the articles and by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, certificates representing the shares of Corresponding Coors Common Stock to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

ARTICLE 6
AMENDMENTS

6.1   Amendments to Plan of Arrangement

  (a)
  Molson reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Coors, (iii) filed with the Court and, if made following the Molson Meeting, approved by the Court and (iv) communicated to holders of Molson Shares and Molson Options if and as required by the Court.

  (b)
  Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Molson at any time prior to the Molson Meeting (provided that Coors shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Molson Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

  (c)
  Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Molson Meeting shall be effective only if (i) it is consented to by each of Molson and Coors and (ii) if required by the Court, it is consented to by holders of the Molson Shares and Molson Options voting in the manner directed by the Court.

  (d)
  Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Coors, provided that it concerns a matter which, in the reasonable opinion of Coors, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Molson Shares or Molson Options.

ARTICLE 7
FURTHER ASSURANCES

        Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement, within the meaning of section 192 of the CBCA and, in particular, that the share exchanges, within the meaning of section 192(1)(f), shall become effective in accordance with section 192(8) of the CBCA, without any further act or formality, each of the parties to the Combination Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

APPENDIX I
TO
EXHIBIT B

FORM OF EXCHANGEABLE
SHARE PROVISIONS

B-I-1

PROVISIONS ATTACHING TO THE
EXCHANGEABLE SHARES OF
EXCHANGECO

        The Class A Exchangeable Shares and Class B Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1
INTERPRETATION

1.1
For the purposes of these share provisions:

  "Affiliate" has the meaning ascribed thereto in the Securities Act (Québec);

  "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix I, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

  "Associate" has the meaning ascribed thereto in the Securities Act (Québec);

  "Board of Directors" means the Board of Directors of the Corporation;

  "Business Day" means any day on which commercial banks are generally open for business in Montréal, Québec and Denver, Colorado, other than a Saturday, a Sunday or a day observed as a holiday in Montréal, Québec or Denver, Colorado;

  "Callco" means    •    , a corporation existing under the laws of Canada or any province thereof or a Nova Scotia unlimited liability company and being a direct or indirect wholly-owned subsidiary of Coors;

  "Callco Call Notice" has the meaning ascribed thereto in section 6.3 of these share provisions;

  "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

  (a)
  the Foreign Currency Amount by,

  (b)
  the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

  "CBCA" means Canada Business Corporations Act, as amended;

  "Class A Exchangeable Shares" means the Class A non-voting exchangeable shares having the rights, privileges, restrictions and conditions set forth herein;

  "Class B Exchangeable Shares" means the Class B non-voting exchangeable shares having the rights, privileges, restrictions and conditions set forth herein;

  "Combination Agreement" means the agreement made as of July 21, 2004 between Molson Inc., Coors Canada Inc. and Coors, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

  "Common Shares" means the common shares in the capital of the Corporation;

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  "Coors" means Adolph Coors Company, a corporation incorporated under the laws of the State of Delaware and any successor corporation thereto;

  "Coors Class A Common Stock" means the Coors Class A common stock, par value of $0.01 and any shares into which such securities may be changed;

  "Coors Class B Common Stock" means the Coors Class B common stock, par value of $0.01 and any shares into which such securities may be changed;

  "Coors Common Stock" means shares of Coors Class A Common Stock and/or Coors Class B Common Stock;

  "Coors Dividend Declaration Date" means the date on which the Board of Directors of Coors declares any dividend on the Corresponding Coors Common Stock;

  "Corporation" means Coors Canada Inc., a corporation incorporated under the CBCA;

  "Corresponding Exchangeable Shares" means, with respect to a class of Coors Common Stock, the class of Exchangeable Shares set out opposite such class of Coors Common Stock below:

Class of Coors Common Stock	Class of Exchangeable Shares
Coors Class A Common Stock	Class A Exchangeable Shares
Coors Class B Common Stock	Class B Exchangeable Shares

  and "Corresponding Coors Common Stock", "Corresponding Coors Share", "Corresponds" and "Corresponding" shall have correlative meanings;

  "Current Market Price" means, in respect of a Corresponding Coors Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Corresponding Coors Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on the NYSE, or, if the Corresponding Coors Common Stock are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the shares of Corresponding Coors Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of the Corresponding Coors Common Stock during such period does not create a market which reflects the fair market value of a share of Corresponding Coors Common Stock, then the Current Market Price of a share of Corresponding Coors Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

  "Depositary" means    •    ;

  "Director" means the Director appointed pursuant to section 260 of the CBCA;

  "Dividend Amount" means an amount equal to and in satisfaction of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such shares by Callco from such holder;

  "Drop Dead Date" means January 31, 2005, or such later date as may be mutually agreed by the parties to the Combination Agreement;

  "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement provided that such date occurs on or prior to the Drop Dead Date;

  "Exchangeable Shares" mean the Class A Exchangeable Shares and the Class B Exchangeable Shares;

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  "Exchangeable Share Support Agreement" means the agreement made between Coors, Callco and the Corporation substantially in the form and content of Schedule E annexed to the Combination Agreement, with such changes thereto as the parties to the Exchangeable Share Support Agreement, acting reasonably, may agree, a copy of which is available from the secretary of the Corporation;

  "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

  "holder" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

  "ITA" means the Income Tax Act (Canada), as amended, and the regulations thereunder, as amended, in each case, except as otherwise provided herein, as of the date hereof;

  "Liquidation Amount" has the meaning ascribed thereto in section 5.1 of these share provisions;

  "Liquidation Call Purchase Price" has the meaning ascribed therein in section 5.4 of these share provisions;

  "Liquidation Call Right" has the meaning ascribed thereto in section 5.4 of these share provisions;

  "Liquidation Date" has the meaning ascribed thereto in section 5.1 of these share provisions;

  "NYSE" means the New York Stock Exchange, Inc.;

  "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

  "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule D annexed to the Combination Agreement and any amendments or variations thereto made in accordance with section 6.1 of the Combination Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

  "Preferred Shares" means the senior preferred shares in the share capital of the Corporation;

  "Purchase Price" has the meaning ascribed thereto in section 6.3 of these share provisions;

  "Redemption Call Purchase Price" has the meaning ascribed thereto in section 7.4 of these share provisions;

  "Redemption Call Right" has the meaning ascribed thereto in section 7.4 of these share provisions;

  "Redemption Date" means for any class of Exchangeable Shares the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than     •    , 2044, unless in the case of the Class A Exchangeable Shares, there are fewer than [5% of actual number of Exchangeable Shares to be issued as determined at the Election Deadline (as defined in the Plan of Arrangement)] shares outstanding (other than Class A Exchangeable Shares held by Coors and its Affiliates), and in the case of the Class B

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  Exchangeable Shares, there are fewer than [5% of actual number of Exchangeable Shares to be issued as determined at the Election Deadline (as defined in the Plan of Arrangement)] shares outstanding (other than Class B Exchangeable Shares held by Coors and its Affiliates), and in both cases as such numbers of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date for the applicable class of Exchangeable Shares to such date prior to    •    , 2044 as they may determine, upon at least 90 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee.

  "Redemption Price" has the meaning ascribed thereto in section 7.1 of these share provisions;

  "Retracted Shares" has the meaning ascribed thereto in section 6.1(a) of these share provisions;

  "Retraction Call Right" has the meaning ascribed thereto in section 6.1(c) of these share provisions;

  "Retraction Date" has the meaning ascribed thereto in section 6.1(b) of these share provisions;

  "Retraction Price" has the meaning ascribed thereto in section 6.1 of these share provisions;

  "Retraction Request" has the meaning ascribed thereto in section 6.1 of these share provisions;

  "Securities Act (Ontario)" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time;

  "Securities Act (Québec)" means the Securities Act (Québec) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time;

  "Stamp Taxes" means all stamp, registration and transfer taxes and duties or their equivalents plus interest and penalties in respect thereof in all jurisdictions where such taxes and duties are payable;

  "Transfer Agent" means    •    or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares;

  "Trustee" means the trustee chosen by Molson Inc. and Coors, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

  "Voting and Exchange Trust Agreement" means the agreement made between Coors, the Corporation and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule F annexed to the Combination Agreement with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree.

ARTICLE 2
RANKING OF EXCHANGEABLE SHARES

2.1
The Class A Exchangeable Shares and Class B Exchangeable Shares shall rank pari passu and shall be entitled, subject to the prior rights of the holders of any Preferred Shares which by their terms rank senior to the Exchangeable Shares, to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the distribution of assets in the

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  event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.

2.2
The Common Shares, subject to the prior rights of any Preferred Shares which by their terms rank senior to the Common Shares, shall be entitled to a preference over the Exchangeable Shares and any other share ranking junior to the Common Shares with respect to the payment of dividends. Notwithstanding the foregoing, the Common Shares do not rank in priority to the Exchangeable Shares with respect to the entitlement to dividends pursuant to Article 3 hereof.

ARTICLE 3
DIVIDENDS

3.1
A holder of a Corresponding Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Coors Dividend Declaration Date, declare a dividend on each Corresponding Exchangeable Share:

(a)
in the case of a cash dividend declared on the Coors Class A Common Stock or Coors Class B Common Stock, in an amount in cash for each Corresponding Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Coors Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each share of Coors Class A Common Stock or share of Coors Class B Common Stock, as the case may be;

(b)
in the case of a stock dividend declared on the Coors Class A Common Stock or Coors Class B Common Stock to be paid in Coors Class A Common Stock or Coors Class B Common Stock, by the issue or transfer by the Corporation of such number of Corresponding Exchangeable Shares for each Corresponding Exchangeable Share as is equal to the number of shares of Coors Class A Common Stock or Coors Class B Common Stock to be paid on each share of Coors Class A Common Stock or share of Class B Common Stock as the case may be unless in lieu of such stock dividend the Corporation elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with section 3.5 hereof) subdivision of the outstanding Exchangeable Shares; or

(c)
in the case of a dividend declared on the Coors Class A Common Stock or Coors Class B Common Stock in property other than cash or Coors Class A Common Stock or Coors Class B Common Stock, in such type and amount of property for each Corresponding Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.6 hereof) the type and amount of property declared as a dividend on each share of Coors Class A Common Stock or share of Coors Class B Common Stock, as the case may be.

  Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable. The holders of the Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this section 3.1.

3.2
The Corporation covenants that it will pay additional amounts with respect to any dividends paid to a Canadian resident holder of Exchangeable Shares in the event that any withholding taxes other than Canadian Federal or Provincial taxes withheld at source ("non-Canadian withholding taxes") are imposed, directly or indirectly, in respect of such dividends. Such additional amounts shall be determined such that, on an after-tax basis, the Canadian resident holder has received the same amount that it would have received if no non-Canadian withholding taxes had been imposed, taking into account any increased (x) gross income tax imposed directly on such holder by the jurisdiction imposing such non-Canadian withholding taxes, (y) non-Canadian withholding tax and

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  (z) Canadian income tax, in each case, in respect of such additional amounts after any reductions of income, credits or deductions available to such holder arising as a result of such non-Canadian withholding taxes or any payments under this section 3.2 (and only to the extent a net increase in tax is reasonably demonstrated by such holder). If gross income tax in the jurisdiction imposing such non-Canadian withholding taxes is paid directly by a Canadian resident holder of Exchangeable Shares with respect to dividends on such Exchangeable Shares or any payment made under this section 3.2, the Corporation shall make a tax reimbursement payment to the Canadian resident holder of the Exchangeable Shares for any such taxes (whether such taxes are actually withheld, paid by reason of notice received from a taxing authority or otherwise) not covered by additional amounts described above (and computed by treating the tax reimbursement payment for purposes of this section as an additional amount to which this section applies). Notwithstanding the foregoing, such additional amounts and tax reimbursement payments will not apply to the extent non-Canadian withholding taxes are imposed at a rate in excess of the withholding tax rate applicable to payments of dividends to individuals under the income tax treaty between the United States and Canada, or any successor treaty. Without limiting a Canadian resident holder's obligation to reasonably demonstrate a net increase in taxes imposed as described above, nothing contained herein shall require any Canadian resident holder of the Exchangeable Shares to disclose any confidential or propriety information (including, without limitation, its tax return). In no event shall anything in this section 3.2 require any Canadian resident holder of Exchangeable Shares to arrange its tax affairs in any particular manner.

3.3
Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by section 3.1(a) hereof and the sending of such a cheque to each holder of a Corresponding Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Corresponding Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1(b) hereof and the sending of such a certificate to each holder of a Corresponding Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Corresponding Exchangeable Share shall satisfy the dividend represented thereby. No holder of a Corresponding Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4
The record date for the determination of the holders of Corresponding Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Corresponding Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Coors Class A Common Stock or Coors Class B Common Stock, as the case may be.

3.5
If on any payment date for any dividends declared on the Corresponding Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Corresponding Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6
For the purposes of section 3.1 hereof, the Board of Directors shall determine, in good faith and in its sole discretion with assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require, economic equivalence and each such

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  determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

  (a)
  in the case of any stock dividend or other distribution payable in Coors Class A Common Stock or Coors Class B Common Stock, the number of such shares issued in proportion to the number of Coors Class A Common Stock or Coors Class B Common Stock previously outstanding;

  (b)
  in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Coors Class A Common Stock or Coors Class B Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Coors Class A Common Stock or Coors Class B Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Corresponding Coors Share;

  (c)
  in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Coors of any class other than Coors Class A Common Stock or Coors Class B Common Stock, any rights, options or warrants other than those referred to in section 3.6(b) above, any evidences of indebtedness of Coors or any assets of Coors) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Class A Share or Class B Share and the Current Market Price of a Corresponding Coors Share;

  (d)
  in the case of any subdivision, redivision or change of the then outstanding Coors Class A Common Stock or Coors Class B Common Stock into a greater number of Coors Class A Common Stock or Coors Class B Common Stock or the reduction, combination or consolidation or change of the then outstanding Coors Class A Common Stock or Coors Class B Common Stock into a lesser number of Coors Class A Common Stock or Coors Class B Common Stock or any amalgamation, merger, reorganization or other transaction affecting the Coors Class A Common Stock or Coors Class B Common Stock, the effect thereof upon the then outstanding Coors Class A Common Stock or Coors Class B Common Stock; and

  (e)
  in all such cases, the general taxation consequences of the relevant event to beneficial owners of Corresponding Exchangeable Shares to the extent that such consequences may differ from the general taxation consequences to such beneficial owners determined as if they owned Coors Class A Common Stock or Coors Class B Common Stock at the relevant time as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Corresponding Exchangeable Shares).

ARTICLE 4
CERTAIN RESTRICTIONS

4.1
So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

(a)
pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)
redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

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  (c)
  redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

  (d)
  issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

  The restrictions in sections 4.1(a), (b), (c) and (d) above shall not apply to any class of Exchangeable Shares if all dividends on such class of the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Corresponding Coors Common Stock shall have been declared and paid on such class of Exchangeable Shares.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1
In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to Callco's exercise of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to the sum of, (i) Current Market Price of a Corresponding Coors Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Corresponding Coors Share, plus (ii) an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2
On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Corporation shall deliver or cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Corresponding Coors Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax pursuant to Article 13 hereof). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with

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  the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada, less any amounts withheld on account of tax pursuant to Article 13 hereof. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount (which, for greater certainty, shall be net of any amounts withheld on account of tax pursuant to Article 13 hereof), the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Corresponding Coors Common Stock delivered to them or the custodian on their behalf.

5.3
After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.4
Callco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to section 5.1 of these share provisions to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Coors or an Affiliate of Coors) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco of an amount per share (the "Liquidation Call Purchase Price") equal to the sum of, (i) the Current Market Price of a share of Corresponding Coors Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Callco causing to be delivered for each such Exchangeable Share to such holder one share of Corresponding Coors Common Stock, plus (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Call Purchase Price for each such share, and the Corporation shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco.

5.5
To exercise the Liquidation Call Right, Callco must notify the Transfer Agent as agent for the holders of Exchangeable Shares and the Corporation of Callco's intention to exercise such right at least 60 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

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5.6
For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be delivered with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of shares of Corresponding Coors Common Stock deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price for all holders of Exchangeable Shares (other than Coors and its Affiliates) less any amounts withheld on account of tax pursuant to Article 13 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date, each holder of Exchangeable Shares (other than Coors and its Affiliates) shall cease to be a holder of Exchangeable Shares, the rights of each holder of Exchangeable Shares (other than Coors and its Affiliates) will be limited to receiving, without interest, such holder's proportionate part of the total Liquidation Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of Corresponding Coors Common Stock to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver or cause to be delivered to such holder, certificates representing the Corresponding Coors Common Stock to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Article 13 hereof. For greater certainty, if Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to section 5.2 hereof.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1
A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the sum of (i) the Current Market Price of a Corresponding Coors Share on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Corresponding Coors Share for each Exchangeable Share presented and surrendered by the holder, and (ii) on the designated payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement

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  (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

  (a)
  specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

  (b)
  stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

  (c)
  acknowledging the overriding right (the "Retraction Call Right") of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 below, provided however, that notwithstanding the foregoing, in the event of an Offer as defined in section 2.8 of the Exchangeable Share Support Agreement, the Corporation will use its commercially reasonable efforts, expeditiously and in good faith to put in place procedures or to cause the Transfer Agent to put in place procedures to ensure that, if holders of Corresponding Exchangeable Shares are required to retract such Corresponding Exchangeable Shares to participate in the Offer, that any such retraction shall be conditional upon and shall only be effective if the Corresponding Coors Common Stock tendered or deposited under such Offer is taken up.

6.2
Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6.1 hereof of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall deliver or cause to be delivered to such holder the total Retraction Price. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3
Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify the Corporation of its determination to do so (the "Callco Call Notice") within five Business Days of notification to Callco by the Corporation of the receipt by the Corporation of the Retraction Request. If Callco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco delivers the Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the sum of, (i) the Retraction Price per share, plus

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  (ii) on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, any Dividend Amount in respect of the Retracted Shares. To the extent that Callco pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Callco has complied with section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does not deliver a Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4
The Corporation or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Corresponding Coors Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Callco, as applicable, representing the aggregate declared and unpaid dividends or the aggregate Dividend Amount, as the case may be, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax pursuant to Article 13 hereof, and such delivery of such certificates and cheques on behalf of the Corporation or by Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5
On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco shall thereafter be considered and deemed for all purposes to be a holder of the Corresponding Coors Common Stock delivered to it.

6.6
Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date,

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  and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Coors to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter, provided that Callco has not exercised the Retraction Call Right with respect to the Retracted Shares, on payment by Coors to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7
A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1
Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the sum of, (i) the Current Market Price of a Corresponding Coors Share on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Corporation delivering or causing to be delivered to each holder of Exchangeable Shares one Corresponding Coors Share for each Exchangeable Share held by such holder, together with (ii) the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2
In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Notice of an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3
On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Corporation shall deliver or cause to be delivered to the holders of the Exchangeable

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  Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Corresponding Coors Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax pursuant to Article 13 hereof. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends on the Exchangeable Shares (except as otherwise provided in this section 7.3) so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax pursuant to Article 13 hereof. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price (which, for greater certainty, shall be net of any amounts withheld on account of tax pursuant to Article 13 hereof) and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Corresponding Coors Common Stock delivered to them or the custodian on their behalf.

7.4
Callco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to section 7.1 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Coors or an Affiliate of Coors) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the sum of (i) the Current Market Price of a share of

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  Corresponding Coors Common Stock on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Callco causing to be delivered for each such Exchangeable Share to such holder one share of Corresponding Coors Common Stock, plus any Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share, and the Corporation shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Callco.

7.5
To exercise the Redemption Call Right, Callco must notify the Transfer Agent and the Corporation of Callco's intention to exercise such right at least 60 days before the Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

7.6
For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of shares of Corresponding Coors Common Stock deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price, less any amounts withheld on account of tax pursuant to Article 13 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date, each holder of Exchangeable Shares (other than Coors and its Affiliates) shall cease to be a holder of Exchangeable Shares, and the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Corresponding Coors Common Stock to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA, the Articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, certificates representing the Corresponding Coors Common Stock to which the holder is entitled and a cheque or cheques of Coors payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld on account of tax pursuant to Article 13 hereof. For greater certainty, if Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation pursuant to section 7.3 hereof.

ARTICLE 8
PURCHASE FOR CANCELLATION

8.1
Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares.

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ARTICLE 9
VOTING RIGHTS

9.1
Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. The holders of the Exchangeable Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation.

ARTICLE 10
AMENDMENT AND APPROVAL

10.1
The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the affected class of Exchangeable Shares given as hereinafter specified.

10.2
Any approval given by the holders of a class of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to such class of the Exchangeable Shares or any other matter requiring the approval or consent of the holders of a class of the Exchangeable Shares or of the holders of all Exchangeable Shares, as the case may be, shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of (i) holders of such class of Exchangeable Shares or (ii) holders of all Exchangeable Shares, as the case may be, duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares eligible to vote as such meeting at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares eligible to vote at such meeting at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares eligible to vote at such meeting present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of such class of the Exchangeable Shares or of the holders of all Exchangeable Shares, as the case may be.

ARTICLE 11
RECIPROCAL CHANGES, ETC. IN RESPECT OF
CORRESPONDING COORS COMMON STOCK

11.1
Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement provides, in part, that so long as any Exchangeable Shares (other than those owned by Coors and its Affiliates) are outstanding, Coors will not without the prior approval of the Corporation and the prior approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of these share provisions:

(a)
issue or distribute Corresponding Coors Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Common Stock) to the holders of all or substantially all of the then outstanding Corresponding Coors Common Stock by way of stock dividend or other distribution, other than an issue of Corresponding Coors

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    Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Common Stock) to holders of Corresponding Coors Common Stock who exercise an option to receive dividends in Corresponding Coors Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Common Stock) in lieu of receiving cash dividends;

  (b)
  issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Corresponding Coors Common Stock entitling them to subscribe for or to purchase Corresponding Coors Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Common Stock); or

  (c)
  issue or distribute to the holders of all or substantially all of the then outstanding Corresponding Coors Common Stock:

  (i)
  shares or securities of Coors of any class other than Corresponding Coors Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Corresponding Coors Common Stock);

  (ii)
  rights, options or warrants other than those referred to in section 11.1(b) above;

  (iii)
  evidences of indebtedness of Coors; or

  (iv)
  assets of Coors,

  unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the affected class of Exchangeable Shares.

11.2
Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement further provides, in part, that so long as any Exchangeable Shares (other than those owned by Coors and its Affiliates) are outstanding, Coors will not without the prior approval of the Corporation and the prior approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of these share provisions:

(a)
subdivide, redivide or change the then outstanding Corresponding Coors Common Stock into a greater number of Corresponding Coors Common Stock;

(b)
reduce, combine, consolidate or change the then outstanding Corresponding Coors Common Stock into a lesser number of Corresponding Coors Common Stock; or

(c)
reclassify or otherwise change the Corresponding Coors Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Corresponding Coors Common Stock,

  unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the affected class of Exchangeable Shares. The Exchangeable Share Support Agreement further provides, in part, that the aforesaid provisions of the Exchangeable Share Support Agreement shall not be changed without the approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of these share provisions.

11.3
If Coors, at any time after the date hereof, consummates any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become property of any other Person or, in the case of a merger, of the continuing corporation or other equity resulting therefrom (such other person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of Coors are entitled to receive shares or other ownership interest in the capital of any corporation or

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  other legal entity other than such other person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of Coors are entitled to receive an interest) is herein called the "Coors Successor") then, provided that the Coors Successor is bound, or has agreed to be bound, by the provisions of the Voting and Exchange Trust Agreement and Support Agreement and to assume the obligations of Coors thereunder to the satisfaction of the Board of Directors, all references in these Share Provisions to Coors Common Shares shall be deemed to be references to the shares of the Coors Successor which has assumed the obligations of Coors and all references to Coors shall be to Coors Successor, without amendment to these Share Provisions or any further action whatsoever. For greater certainty, if a transaction described in this section 11.3 results in holders of Exchangeable Shares being entitled to exchange their Exchangeable Shares for shares of a Coors Successor in a different ratio than that set out in these share provisions, then these share provisions shall be deemed to be amended to refer to such different ratio(s).

ARTICLE 12
ACTIONS BY THE CORPORATION UNDER
EXCHANGEABLE SHARE SUPPORT AGREEMENT

12.1
The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Coors and the Corporation with all provisions of the Exchangeable Share Support Agreement applicable to Coors and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2
The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchangeable Share Support Agreement without the approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)
adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the affected class of Exchangeable Shares thereunder;

(b)
making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the affected class of Exchangeable Shares; or

(c)
making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the affected class of Exchangeable Shares.

ARTICLE 13
LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS; TAX

13.1
The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Exchangeable Share

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  Support Agreement, the provisions of the Liquidation Call Right, Retraction Call Right and the Redemption Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

13.2
Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

13.3
The Corporation, Coors, Callco and the Transfer Agent (in each case, the "Payer") shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares ("Exchangeable Payee") such amounts as the Payer is, (i) required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended or succeeded or, (ii) entitled to withhold under section 116 of the ITA or any analogous provision of provincial laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to Exchangeable Payee in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to an Exchangeable Payee exceeds the cash portion of the consideration otherwise payable to the Exchangeable Payee, the Payer is hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Payer to enable it to comply with such deduction or withholding requirement or entitlement and the Payer shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale, provided however that nothing in this section 13.3 shall reduce Exchangeco's obligations under section 6.1 (h) of the Combination Agreement and section 3.2 hereof. References in this section to the ITA are to the ITA as amended from time to time.

13.4
The Corporation shall elect under section 191.2 of the ITA (as of the Effective Date and any modifications of such provision which are consistent with the general principle thereof) in respect of each of the Class A Exchangeable Shares and the Class B Exchangeable Shares.

13.5
The specified amount for purposes of subsection 191(4) of the ITA (as of the Effective Date and any modifications of such provision which are consistent with the general principle thereof) is $    •    in respect of the Class A Exchangeable Shares and $    •    in respect of the Class B Exchangeable Shares.

ARTICLE 14
NOTICES

14.1
Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2
Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of

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  the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3
Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

14.4
If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Québec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

ARTICLE 15
DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES;
DELIVERY OF FORMS

15.1
The Corporation shall be entitled to require any holder of an Exchangeable Share or any Person who the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of Exchangeco) under section 101 of the Securities Act (Ontario) or under section 147.11 of the Securities Act (Québec), or as would be required under the articles of Coors or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States if the Exchangeable Shares were Coors Common Shares.

15.2
The Corporation shall be entitled to require any holder of an Exchangeable Share to deliver to the Corporation an Internal Revenue Service Form W-8BEN (or other applicable W-8 form), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Holder claiming eligibility for a reduced rate of or exemption from withholding on dividends under the income tax treaty between the United States and Canada, or any successor treaty.

B-I-21

ARTICLE 16
CONVERSION OF CLASS B EXCHANGEABLE SHARES

16.1
As used in this Article 16, the following terms have the following meaning:

(a)
"controlled companies"—a company shall be deemed to be controlled by another person or company or by two or more companies, if:

(i)
voting securities of the first-mentioned company carrying more than fifty percent (50%) of the votes for the election of the directors are held, otherwise than by way of security only, by or for the benefit of the other person or company or by or for the benefit of the other companies, and

(ii)
the votes represented by such securities are entitled, if exercised, to elect a majority of the board of directors of the first-mentioned company;

(b)
"Conversion Period" means the period of time commencing on the eighth (8th) day after the Offer Date and terminating on the Expiration Date;

(c)
"Converted Shares" means shares of Class A Exchangeable Shares resulting from the conversion of shares of Class B Exchangeable Shares into shares of Class A Exchangeable Shares pursuant to section 16.2 hereof;

(d)
"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated form time to time thereunder;

(e)
"Exclusionary Offer" means an offer to purchase shares of Coors Class A Common Stock or an offer to purchase Coors Class A Common Stock and Class A Exchangeable Shares that:

(i)
(A) must, by reason of applicable securities laws (including Rule 14d-10 under the Exchange Act or any successor provisions) or the requirements of a stock exchange on which shares of Coors Class A Common Stock are listed, be open to all or substantially all holders of shares of Coors Class A Common Stock or (B) would, if such offer were made in Canada or a province of Canada, be required to be made to all or substantially all holders of shares of Coors Class A Common Stock resident in Canada or a province of Canada by reason of applicable securities laws of Canada or a province of Canada, the requirements of a stock exchange on which shares of Coors Class A Common Stock are listed or the requirements of the Canada Business Corporations Act; and

(ii)
is not made concurrently with a Qualifying Class B Offer;

    and for the purposes of this definition, the varying of any term of the offer for Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase shares of Coors Class B Common Stock or Coors Class B Common Stock and Class B Exchangeable Shares;

  (f)
  "Expiration Date" means the last date upon which holders of shares of Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares may accept an Exclusionary Offer;

  (g)
  "Offer Date" means the date on which an Exclusionary Offer is made;

  (h)
  "Offeror" means a person or company that makes an offer to purchase shares of Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares (the "bidder"), and includes any associate or affiliate of the bidder or any person or company that is disclosed or required to be disclosed in the offering document relating to such offer to be acting jointly or in concert with the bidder;

B-I-22

  (i)
  "Qualifying Class B Offer" means an offer to purchase shares of Coors Class B Common Stock or Coors Class B Common Stock and Class B Exchangeable Shares that is identical to a concurrent offer to purchase shares of Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares in terms of price per share and percentage of outstanding shares to be purchased (exclusive of shares owned immediately prior to the offer to the Offeror) and in all other respects (except with respect to the conditions that may be attached to the offer for shares of Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares), and having no conditions thereto other than the right not to purchase and pay for shares of Coors Class B Common Stock or Coors Class B Common Stock and Coors Class B Exchangeable Shares tendered if no shares of Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares are purchased pursuant to the offer for shares of Coors Class A Common Stock or Class A Common Stock and Class A Exchangeable Shares; and

  (j)
  "transfer agent" means the transfer agent from time to time for the shares of Exchangeable Shares.

16.2
Subject to section 16.5 hereof, if an Exclusionary Offer is made, each outstanding Class B Exchangeable Share shall be convertible into one fully paid and non-assessable Class A Exchangeable Share at the option of the holder thereof during the Conversion Period. The conversion right provided for in this section 16.2 shall be exercised by notice in writing given to the transfer agent accompanied by the share certificate or certificates representing the shares of Class B Exchangeable Shares which the holder desires to convert, and such notice shall be executed by the person registered on the books of the Corporation as the holder of the shares of Class B Exchangeable Shares, or by his or her attorney duly authorized in writing, and shall specify the number of shares of Class B Exchangeable Shares which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a share certificate representing fully-paid shares of Class A Exchangeable Shares as prescribed above and in accordance with section 16.4 hereof. If less than all of the shares of Class B Exchangeable Shares represented by any stock certificate are to be converted, the holder shall be entitled to receive a new stock certificate representing in the aggregate the number of shares of Class B Exchangeable Shares represented by the original stock certificate that are not to be converted.

16.3
An election by a holder of Class B Exchangeable Shares to exercise the conversion right provided for in section 16.2 hereof shall not be valid unless accompanied by (i) in the case of an Exclusionary Offer for Coors Class A Common Stock only, a Retraction Request as provided in section 6.1 requesting the Corporation to redeem the holder's Converted Shares; and (ii)irrevocable elections by such holder (A) to tender the Coors Class A Common Stock Corresponding to the Converted Shares or the Converted Shares into the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer in accordance with the terms thereof and applicable law) and subject to section 16.6; (B) to exercise the rights contained in Article Fifth of Coors's Restated Articles of Incorporation to convert into Coors Class B Common Stock all Coors Class A Common Stock corresponding to the Converted Shares and, under the terms and conditions of the Converted Shares, to convert into shares of Class B Exchangeable Shares all Converted Shares, in either case, in respect of which such holder exercises his or her right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately purchased under the Exclusionary Offer; and (C) to appoint the transfer agent or the transfer agent of Coors, as the case may be, as agent of such holder for the purpose of holding and tendering certificates representing such Coors Class A Common Stock Corresponding to the Converted Shares or the Converted Shares in accordance with section 16.4 hereof. In the case of

B-I-23

  an Exclusionary Offer for Coors Class A Common Stock only, the holder of Exchangeable Class B Shares shall send a copy of the foregoing to the transfer agent of Coors. Any such election shall provide that the conversion of Coors Class A Common Stock corresponding to the Converted Stock into Coors Class B Stock or that the conversion of Converted Shares into shares of Class B Exchangeable Shares, as the case may be, pursuant to such election in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Coors Class B Shares or Class B Exchangeable Shares, as the case may be, pursuant to such election shall become effective;

  (a)
  in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required under applicable securities laws to purchase and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

  (b)
  in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

16.4
No stock certificates representing Coors Class A Common Stock Corresponding to the Converted Shares or the Converted Shares shall be delivered to or to the order of the holders of the shares before such shares are tendered into the Exclusionary Offer; the transfer agent or the transfer agent of Coors, on behalf of the holders of the Converted Shares, shall tender pursuant to the Exclusionary Offer pursuant to the notice described in section 16.3(ii)(C) a certificate or certificates representing the Coors Class A Common Stock Corresponding to the Converted Shares or the Converted Shares. Upon completion of the Exclusionary Offer, the transfer agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Coors Class A Common Stock Corresponding to the Converted Shares or the Converted Shares. If Converted Shares are converted into shares of Class B Exchangeable Shares in accordance with the election required in section 16.3, the transfer agent shall deliver to the holders entitled thereto a stock certificate or certificates representing the shares of Class B Exchangeable Shares resulting from the conversion. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this section 16.4.

16.5
The conversion right provided for in section 16.2 shall not come into effect if the conversion right provided to holders of Coors Class B Common Stock in Article Fifth of Coors's Restated Certificate of Incorporation has not come into effect or has ceased to apply pursuant to paragraph (e) of such Article Fifth, subject to paragraph (f) of such Article Fifth.

16.6
The Corporation and the Transfer Agent will use their commercially reasonable efforts expeditiously and in good faith to put in place procedures or to cause the Transfer Agent to put in place procedures to ensure, that if a holder elects to exercise the conversion right in section 16.2 and a retraction of the Converted Shares pursuant to section 16.3 is required to participate in the Exclusionary Offer, that any such retraction shall be conditional upon and shall only be effective if the Corresponding Coors Common Stock tendered or deposited under such Offer is taken up.

ARTICLE 17
NO FRACTIONAL SHARES

17.1
A holder of Exchangeable Shares shall not be entitled to any fraction of a Coors Common Share upon the exchange or purchase of such holder's Exchangeable Shares pursuant to Articles 5, 6 or 7 and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Corporation or Callco as the case may be on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

B-I-24

ARTICLE 18
CONVERSION OF CLASS A EXCHANGEABLE SHARES

18.1
Subject to and in compliance with the provisions of this Article 18, each holder of shares of Class A Exchangeable Shares may, at any time and from time to time, at such holder's election, convert any or all outstanding shares of Class A Exchangeable Shares held by such holder into shares of Class B Exchangeable Shares (any such conversion, a "Conversion") pursuant to the provisions of this section 18.1. In order to effect a Conversion, a holder of shares of Class A Exchangeable Shares must deliver at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Class A Exchangeable Shares (i) a written notice of such holder's election to convert (a "Notice of Conversion") shares of Class A Exchangeable Shares specifying the number of shares to be converted and (ii) the certificate or certificates representing such shares. Such Notice of Conversion, once delivered to the Transfer Agent, shall be irrevocable. As promptly as practicable after receipt by the Transfer Agent of such Notice of Conversion and such certificate or certificates, the Transfer Agent shall on behalf of the Corporation issue and shall deliver to such holder a certificate or certificates for the number of shares of Class B Exchangeable Shares issuable upon such Conversion in accordance with the provisions of this Article 18. In the event of a Conversion of a certificate or certificates in part, the Transfer Agent shall also issue on behalf of the Corporation to such holder a certificate or certificates for the number of shares of Class A Exchangeable Shares not being so converted. A Conversion shall be deemed to have been consummated immediately prior to the close of business on the date the Transfer Agent receives the Notice of Conversion of the holder of Class A Common Shares electing to make such Conversion (the "Conversion Date"), or if the Conversion Date is not a business day, then the next business day, and as of such date such holder shall be deemed to be a holder of record of the number of shares of Class B Exchangeable Shares issuable upon such Conversion in accordance with this Article 18 notwithstanding that the share register of the Corporation may then be closed or that a certificate or certificates representing such shares of Class B Exchangeable Shares shall not then actually be issued or delivered to such holder.

18.2
Upon any Conversion the holder of shares of Class A Exchangeable Shares being converted shall receive a number of shares of Class B Exchangeable Shares equal to the product of the number of shares of Class A Exchangeable Shares being converted and the Conversion Ratio then in effect. The Conversion Ratio shall initially be one (1), and shall in all events be equitably adjusted in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Class A Exchangeable Shares or Class B Exchangeable Shares, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

18.3
Notwithstanding anything herein to the contrary, prior to the delivery of any shares of Class B Exchangeable Shares that the Transfer Agent is obligated to deliver on behalf of the Corporation pursuant to any Conversion, the Transfer Agent and the Corporation shall comply with all applicable federal and provincial laws and regulations which require action to be taken by the Transfer Agent and the Corporation in connection with such Conversion.

18.4
Upon the conversion of any shares of Class A Exchangeable Shares into shares of Class B Exchangeable Shares pursuant to this Article 18, such Class A Exchangeable Shares shall be cancelled.

B-I-25

SCHEDULE A

RETRACTION REQUEST

[BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To    •    (the "Corporation") and    •     ("Callco")

        This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

☐
all share(s) represented by this certificate; or

☐
                        share(s) only represented by this certificate.

The undersigned hereby notifies the Corporation that the Retraction Date shall be

NOTE:	The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15 Business Day after the date on which this notice is received by the Corporation.

        The undersigned acknowledges the overriding Retraction Call Right of Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

        The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares and provided that the Callco has not exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Coors to purchase the unredeemed Retracted Shares.

        The undersigned hereby represents and warrants to the Corporation and Callco that the undersigned:

☐
is

  (select one)

☐
is not

  a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

B-I-26

The undersigned hereby represents and warrants to the Corporation and Callco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or the Callco, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)
☐
Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:	This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print):
Street Address or P.O. Box:
Signature of Shareholder:
City, Province and Postal Code:
Signature Guaranteed by:
NOTE:
If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

B-I-27

APPENDIX II
TO
EXHIBIT B

SUMMARY OF PRINCIPAL TERMS OF
THE CORPORATION'S PREFERRED SHARES

B-II-1

Appendix II to Plan of Arrangement

Summary of Principal Terms of the Corporation's Preferred Shares

The attributes of the various classes of Preferred Shares will be as follows:

  (a)
  Each class of Preferred Shares will have a fixed liquidation amount as follows:

  (i)
  Class A Preferred Shares: The fair market value of a share of Coors Class A Common Stock immediately before the Effective Time;

  (ii)
  Class B1 Preferred Shares: $x;

  (iii)
  Class B2 Preferred Shares: The fair market value of a share of Coors Class B Common Stock immediately before the Effective Time, less $x;

in each case, plus the amount of any accrued and unpaid Fixed Dividends (defined below) (the total being the "Liquidation Amount").

  (b)
  Each class of Preferred Shares will be entitled to dividends in an amount equal to 0.01% of their Liquidation Amount per annum (the "Fixed Dividend"), plus an additional amount equal to an amount corresponding to dividends paid by the Corporation on its common shares (i.e., a class of Preferred Shares will, in addition to the Fixed Dividend, be entitled to a per share dividend equal to the per share dividend on the common shares multiplied by the number of common shares a class of the particular class of Preferred Shares would have converted into immediately after the Effective Time).

  (c)
  Each class of Preferred Shares will be redeemable by the Corporation at any time at its option for an amount equal to their Liquidation Amount.

  (d)
  On a reduction of capital by the Corporation, each class of Preferred Shares is limited to receiving its Liquidation Amount, and the Liquidation Amount is thereafter reduced by the amount of such reduction of capital.

  (e)
  Each class of Preferred Shares is convertible at any time at the option of the holder into a number of common shares of the Corporation determined by dividing the Liquidation Amount of the class of Preferred Shares by the fair market value of the common shares at the time of conversion. The common shares to be so issued will be non-voting common shares in the case of a conversion of Class A Preferred Shares or Class B1 Preferred Shares and have equivalent voting rights to the Class B2 Preferred Shares in the case of a conversion of the Class B2 Preferred Shares.

  (f)
  The Class A Preferred Shares and the Class B1 Preferred Shares will be non-voting. The Class B2 Preferred Shares will have one vote per share and, together with any common shares into which they are convertible, the exclusive right to elect 25% of the number of directors of the Corporation (with any fractional number being rounded up).

  (g)
  The Preferred Shares will rank after the Exchangeable Shares but before the Common Shares on liquidation or winding-up.

  (h)
  The Preferred Shares will rank before the Exchangeable Shares and Common Shares in respect of dividends, subject to the entitlement of holders of Exchangeable Shares pursuant to Article 3 of the Exchangeable Share Provisions.

B-II-2

APPENDIX III
TO
EXHIBIT B

AMENDED OPTION TERMS

(TO COME)

B-III-1

Exhibit C

FORM OF CLASS A COORS
VOTING TRUST AGREEMENT

        This VOTING TRUST AGREEMENT (this "Agreement") is made and entered into as of this            day of                        , 200  , by and among                         , as trustee (hereinafter, with any successors, referred to as the "Trustee"), Adolph Coors, Jr. Trust dated September 12, 1969, a                        (for itself, the "Coors Holder", and as the "Coors Beneficiary Representative"), Pentland Securities (1981) Inc., a                        (for itself, the "Molson Holder", and as the "Molson Beneficiary Representative") and each other holder of Shares (as defined below) who hereafter executes a separate agreement to be bound by the terms hereof as a "Beneficiary". [Note: Transferees between signing and closing to be added as parties]

W I T N E S S E T H:

        WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Combination Agreement, dated as of July 21, 2004 (the "Combination Agreement"), by and among Adolph Coors Company, a Delaware corporation (the "Company"), Coors Canada Inc., a corporation organized and existing under the laws of Canada ("Exchangeco") and Molson Inc., a corporation organized and existing under the laws of Canada ("Molson"), that the parties hereto execute and deliver this Agreement (capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Combination Agreement);

        WHEREAS, the Molson Holder has, prior to the execution hereof, deposited all of the class B common shares of Molson held by it (the "Escrowed Molson Shares") with an escrow agent (the "Escrow Agent") pursuant to an escrow agreement among the Molson Holder, the Coors Holder, Molson, Coors and Exchangeco dated as of                             , 200  (the "Escrow Agreement");

        WHEREAS, pursuant to the Arrangement, the Escrowed Molson Shares were exchanged into a combination of Class A Exchangeable Shares and Class B Exchangeable Shares;

        WHEREAS, the Class A Exchangeable Shares are exchangeable, subject to certain terms and conditions, for shares of the Company's Class A Common Stock (as used herein, the "Shares");

        WHEREAS, the Coors Holder deposited all of the Shares held by it with the Escrow Agent pursuant to the Escrow Agreement;

        WHEREAS, the Molson Holder and the Coors Holder believe that it is advisable to enter into this Agreement for the purpose of uniting the voting power of the Beneficiaries (as defined below) in order to secure, so far as is practicable, continuity, consistency and efficiency of governance of the Company;

        WHEREAS, the Molson Holder is depositing, on the date hereof, all of the Class A Exchangeable Shares held by it into a voting trust pursuant to a voting trust agreement (the "Canadian Voting Trust Agreement") dated the date hereof between a trustee, the Molson Holder and the Coors Holder, governed by the laws of the Province of Quebec and having substantially similar terms to the terms hereof with respect to the Class A Exchangeable Shares; and

        WHEREAS, the parties intend the voting trust created hereby to be a voting trust within the meaning of Section 218(a) of the General Corporation Law of the State of Delaware;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the several parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS

        Section 1.01.    Definitions     For the purposes of the present Agreement, the following terms shall have the following respective meanings:

          (a)   "Aggregate Shares" means, without duplication, the aggregate number of the Shares, Class B Common Stock, the Class A Exchangeable Shares and Class B Exchangeable Shares and the number of shares of the foregoing into which any other outstanding shares of any class of stock convertible or exchangeable into any of the foregoing may be converted or exchanged, including pursuant to a reorganization, merger, amalgamation, reclassification or recapitalization;

          (b)   "Beneficiaries" means the Coors Holder, the Molson Holder and subsequent Coors Family Group Beneficiaries and Molson Family Group Beneficiaries which own Trust Shares and become a party hereto; "Beneficiary" means any one of the Beneficiaries;

          (c)   "Board" means the board of directors of the Company;

          (d)   "Company" has the meaning assigned such term in the Recitals;

          (e)   "Coors Family Group Beneficiaries" means the Coors Holder and members of the Coors Family Group to which the Coors Holder (or, in the event of a prior Transfer by the Coors Holder to a member of the Coors Family Group, such Coors Family Group member or a successor Coors Family Group Member) has Transferred Trust Shares as contemplated in this Agreement; "Coors Family Group Beneficiary" means any of the Coors Family Group Beneficiaries;

          (f)    "Coors Family Group" means:

            (i)    individuals who are descendents of the late Adolph Coors, including adopted issue and issue born out of wedlock of any such individuals, as well as spouses and former spouses (including widows and widowers), whether or not lawfully married, of any of such individuals and spouses, former spouses (including widows and widowers) and descendents of such spouses or former spouses (including widows and widowers) (the "Coors Family Members");

            (ii)   estates of any Coors Family Members;

            (iii)  trusts for which the principal beneficiaries are one or more of the Coors Family Members;

            (iv)  any corporation, limited liability company, or partnership or similar entity directly or indirectly under the Control of one or more of the foregoing;

            (v)   any corporation, limited liability company, or partnership or similar entity Controlled by one of the foregoing;

            (vi)  any corporation or trust with a charitable, scientific, religious or educational purpose described in Section 501(c)(3) of the Code, with respect to which the Coors Family Members comprise not less than 40% of the directors, trustees or persons carrying out a similar function, as applicable; and

            (vii) any foundation or charitable organization, not less than 40% of the trustees, governors or persons carrying out a similar function of which are Coors Family Members.

          (g)   "Control" means, in the case of a company, partnership or corporation, the ability to direct the management of such company, partnership or corporation, it being understood that a

  Person shall not have "control" of a company, partnership or corporation if such Person does not beneficially own voting securities carrying at least 90% of the economic value and 90% of the voting power to elect a majority of the board of directors (or similar governing body or, with respect to a partnership, 90% of the general partners) of such company, partnership or corporation;

          (h)   "Current Market Value" means, with respect to any security, the average of the daily closing prices on the principal exchange or broker quotation system on which such security may be listed or may trade for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date with respect to which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by such principal exchange or broker quotation system. In the event such closing prices or bid and asked prices, as applicable, are unavailable, the Current Market Value of the security shall be the cash price at which a willing seller would sell and a willing buyer would buy such security in an arm's-length negotiated transaction, as determined in good faith by the Trustee;

          (i)    "Molson Family Group Beneficiaries" means the Molson Holder and members of the Molson Family Group to which the Molson Holder (or, in the event of a prior Transfer by the Molson Holder to a member of the Molson Family Group, such Molson Family Group member or a successor Molson Family Group member) has Transferred Trust Shares as contemplated in this Agreement or the Canadian Voting Trust Agreement; "Molson Family Group Beneficiary" means any of the Molson Family Group Beneficiaries;

          (j)    "Molson Family Group" means:

            (i)    individuals who are descendents of the late Thomas H.P. Molson of Montreal, who passed away on or about April 4, 1978, including adopted issue and issue born out of wedlock of any such individuals, as well as spouses and former spouses (including widows and widowers), whether or not lawfully married, of any of such individuals and spouses, former spouses (including widows and widowers) and descendents of such spouses or former spouses (including widows and widowers) (the "Molson Family Members");

            (ii)   estates of Thomas Molson and any Molson Family Members;

            (iii)  trusts for which the principal beneficiaries are one or more of the Molson Family Members;

            (iv)  any corporation, limited liability company, or partnership or similar entity directly or indirectly under the Control of one or more of the foregoing;

            (v)   any corporation, limited liability company, or partnership or similar entity Controlled by one of the foregoing;

            (vi)  any corporation with charitable, scientific, religious or educational objects or any trust the beneficiaries of which are charities, with respect to which the Molson Family Members comprise not less than 40% of the directors, trustees or persons carrying out a similar function, as applicable; and

            (vii) any foundation or charitable organization, not less than 40% of the trustees, governors or persons carrying out a similar function of which are Molson Family Members, including, without limitation, The Molson Foundation and The Molson Companies Donation Fund;

          (k)   "Permitted Encumbrance" means a pledge, mortgage, hypothecation or other encumbrance over Trust Shares created by a Beneficiary so long as (i) the recourse available to the creditors of the obligation thereby secured are not limited to the realization upon such security interest and/or retention of the Trust Shares, (ii) the Current Market Value of such Trust Shares on the date of the encumbrance is not less than [    ]% of the principal amount of all loans secured thereby, and (iii) the secured creditor shall have agreed, in form and content satisfactory to the Trustee, irrevocably to exchange the Trust Shares into shares of Class B Common Stock (or otherwise into shares or other securities which do not constitute Voting Securities) in the event of the realization of its security interest;

          (l)    "Permitted Hedge" shall mean a transaction entered into or maintained by a Beneficiary for the purpose of mitigating any or all of the economic risk of owning either the Trust Shares or any security the value of which is principally related to the Trust Shares, provided that a Permitted Hedge shall not include (i) a transaction in which such Beneficiary may be required to Transfer, without the right to settle such obligation on a monetary basis, or does Transfer, directly or indirectly, any Trust Shares (or securities convertible into or exchangeable for any Trust Shares) to a Third Party Transferee or (ii) a transaction (including a pledge) in which any Third Party Transferee may have the right to acquire, directly or indirectly, any Trust Shares or securities convertible into or exchangeable for any Trust Shares);

          (m)  "Permitted Family Transferee" means (i) a Molson Family Group member with respect to Transfers by a Molson Family Group member or (ii) a Coors Family Group member with respect to Transfers by a Coors Family Group member;

          (n)   "Transfer" means, with respect to any security, directly or indirectly (including indirectly through the transfer, sale or issuance of securities in any entity which, directly or indirectly, beneficially owns such securities), to sell, assign, transfer, exchange, pledge (including in margin transactions), convey, distribute, mortgage, encumber, hypothecate or otherwise dispose, whether by gift, for consideration or for no consideration, any such security or any beneficial ownership interest therein; capitalized terms "Transferred", "Transferee", etc. shall have correlative meanings;

          (o)   "Trust Shares" means (i) all Shares originally delivered to the Trustee on behalf of the Coors Holder pursuant to Section 2.01(a), (ii) any additional Shares or other Voting Securities hereafter purchased or otherwise acquired by the Beneficiaries and made subject to the provisions of this Agreement by Section 2.01(b), and (iii) any other Shares or other Voting Securities that are or become subject to this Agreement from time to time pursuant to Section 2.01(c), Section 4.03, Section 4.04 or Section 4.06; and

          (p)   "Voting Securities" means the following:

            (i)    shares or other securities of the Company carrying the right to cast votes with respect to a majority of the directors of the Company (excluding, for the avoidance of doubt, the Class B Common Stock); and

            (ii)   securities convertible or exchangeable into, or permitting the holders thereof to acquire, Shares or securities described in clause (i) above (other than, in each case, Class A Exchangeable Shares and excluding, for the avoidance of doubt, the Class B Exchangeable Shares).

        Section 1.02.    Other Definitional Provisions.     When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Unless otherwise indicated, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" a Person, such reference shall be deemed to include the business of such Person and all direct and indirect Subsidiaries of such Person. Reference to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person.

ARTICLE II.

DEPOSIT OF SHARES AND ISSUANCE
OF VOTING TRUST CERTIFICATES

        Section 2.01.    Deposit of Shares.     (a) Concurrently with the execution of this Agreement, the Escrow Agent, on behalf of the Coors Holder, has delivered to the Trustee certificates for all Shares owned by the Coors Holder and held by the Escrow Agent. Exhibit A hereto sets forth, as of the date hereof the name and address of, and the number of Shares held by the Escrow Agent on behalf of the Coors Holder. All such Shares are duly endorsed for transfer or accompanied by duly executed instruments of transfer. The Trustee warrants and undertakes that it will hold the Shares delivered by any Beneficiary in separately identifiable accounts from Shares held on behalf of any other Beneficiary from time to time.

        (b)   If at any time prior to the expiration or termination of this Agreement, any Beneficiary purchases or otherwise obtains any additional Shares or Voting Securities, such additional Shares or Voting Securities shall automatically immediately become subject to this Agreement and all provisions hereof. Each Beneficiary agrees to immediately transfer and deliver certificates for any such additional Shares or Voting Securities to the Trustee in the manner specified in Section 2.01(a).

        (c)   Exhibit B hereto sets forth, as of the date hereof, the name and address of, and the number of Class A Exchangeable Shares held by, the trustee under the Canadian Voting Trust Agreement for the benefit of the Molson Holder. The Molson Holder and each Molson Family Group Beneficiary that becomes a Beneficiary hereunder agrees that if, at any time prior to the expiration or termination of this Agreement, (i) any Class A Exchangeable Shares in which the Molson Holder or such Molson Family Group Beneficiary has a beneficial interest are exchanged for Shares or Voting Securities, or (ii) the Molson Holder or such Molson Family Group Beneficiary purchases or otherwise obtains any Shares or Voting Securities, such Shares or Voting Securities shall automatically immediately become subject to this Agreement. Upon such event, certificates for such Shares or Voting Securities shall be delivered immediately to the Trustee in the manner described in Section 2.01(a), by the trustee under the Canadian Trust Agreement pursuant thereto in the case of clause (i), and by the Molson Family Group Beneficiary in the case of clause (ii). Following such delivery, the Molson Holder or such Molson Family Group Beneficiary shall become a party to this Agreement and be entitled to all rights and subject to all obligations as a Beneficiary hereunder.

        (d)   Promptly upon receipt from time to time of stock certificates representing Trust Shares, the Trustee shall cause the certificates to be surrendered to the Company and cancelled and new certificates therefor issued to, and in the name of, the Trustee, and shall cause the Trustee's ownership as a trustee pursuant to this Agreement to be entered in the stock transfer records of the Company. The Trustee shall cause such new certificates to bear a legend on the face thereof in the form specified in Section 3.07.

        (e)   Legal title to the Trust Shares shall be vested at all times in the Trustee on behalf of the applicable Beneficiary and subject to the terms of this Agreement. Economic and beneficial ownership of each Beneficiary's Trust Shares shall remain with such Beneficiary.

        Section 2.02.    Issuance of Voting Trust Certificates.     The Trustee shall from time to time issue and deliver to each of the Beneficiaries one or more Voting Trust Certificates (each, a "Certificate") in respect of the Trust Shares in the form set forth in Exhibit C hereto. Such Certificates shall be signed by the Trustee.

        Section 2.03.    Duplicate Certificates.     If a Certificate shall be lost, stolen, mutilated or destroyed, the Trustee, at its discretion, may issue a duplicate of such Certificate upon receipt of (a) evidence of such fact satisfactory to the Trustee, (b) indemnity satisfactory to the Trustee, (c) the existing Certificate (if mutilated) and (d) any fees and expenses applicable thereto or to such transfer; provided, that no bond or insurance shall be required in connection with the issuance of any duplicate Certificate.

        Section 2.04.    Certificate Book.     The Trustee shall maintain complete and correct records and books of account of all its transactions as Trustee, and shall maintain a book to be known as the "Certificate Book" containing the names of all persons who are Beneficiaries, showing their places of residence and the number of Trust Shares represented by the Certificates held by them and other pertinent information. Such records and books of account and the Certificate Book shall be available to the Beneficiaries upon written request.

ARTICLE III.

TRUSTEE'S RIGHTS AS A STOCKHOLDER OF THE COMPANY

        Section 3.01.    Appointment of Beneficiary Representatives.     (a) The Coors Holder has the authority to act for all purposes under this Agreement in its capacity as the sole Coors Family Group Beneficiary as of the date hereof and in its capacity as representative of all other Coors Family Group Beneficiaries that may from time to time become parties to this Agreement in the future (in either such capacity, the "Coors Beneficiary Representative"), and each such other Coors Family Group Beneficiary, by becoming party hereto, hereby agrees to the appointment of the Coors Holder as its representative. Each Coors Family Group Beneficiary further agrees that the Trustee shall be entitled to rely on any instruction given by the Coors Beneficiary Representative pursuant hereto to the same extent as if such Beneficiary gave such instruction personally. At all times, any Person serving as the Coors Beneficiary Representative shall be a member of the Coors Family Group. The Coors Beneficiary Representative shall have the right to appoint its successor in the capacity of Coors Beneficiary Representative by written instrument (whether set forth in the will of such Coors Beneficiary Representative or otherwise) and that such provisional designation may be revoked or superseded at any time or from time to time by the Coors Beneficiary Representative. In the event of the death, resignation or inability to serve of the Coors Beneficiary Representative absent any appointment of its successor in the capacity of Coors Beneficiary Representative, such successor shall be designated by written notice executed by holders of a majority of the Trust Shares held by the Coors Family Group Beneficiaries deposited hereunder (and, in the event that the Trust Shares constitute more than one class or series of shares or other securities, a majority in interest based upon the Current Market Value of the Trust Shares beneficially owned by the Coors Family Group Beneficiaries).

        (b)   The Molson Holder has the authority to act for all purposes under this Agreement in its capacity as the sole Molson Family Group Beneficiary as of the date hereof and in its capacity as representative of all other Molson Family Group Beneficiaries that may from time to time become parties to this Agreement in the future (in either such capacity, the "Molson Beneficiary Representative"), and each Molson Family Group Beneficiary, by becoming party hereto, hereby agrees to the appointment of the Molson Holder as its representative. Each Molson Family Group Beneficiary further agrees that the Trustee shall be entitled to rely on any instruction given by the Molson Beneficiary Representative pursuant hereto to the same extent as if such Beneficiary gave such instruction personally. At all times, any Person serving as the Molson Beneficiary Representative shall be a member of the Molson Family Group. The Molson Beneficiary Representative shall have the right to appoint its successor in the capacity of Molson Beneficiary Representative by written instrument (whether set forth in the will of such Molson Beneficiary Representative or otherwise) and that such provisional designation may be revoked or superseded at any time or from time to time by the Molson Beneficiary Representative. In the event of the death, resignation or inability to serve of the Molson Beneficiary Representative absent any appointment of its successor in the capacity of Molson Beneficiary Representative, such successor shall be designated by written notice executed by holders of a majority of the Trust Shares held by the Molson Family Group Beneficiaries deposited hereunder (and, in the event that the Trust Shares constitute more than one class or series of shares or other securities, a majority in interest based upon the Current Market Value of the Trust Shares beneficially owned by the Molson Family Group Beneficiaries).

        Section 3.02.    Loss of Rights of Coors Beneficiary Representative.     The Coors Beneficiary Representative shall be a "Continuing Representative" hereunder, so long as the Coors Family Group Beneficiaries and the other members of the Coors Family Group beneficially own at all times at least [insert number that is 3% of Aggregate Shares at Closing] Aggregate Shares (as adjusted by any stock split, recapitalization, reclassification, reorganization or similar transactions), including 825,000 Shares and Class A Exchangeable Shares in the aggregate subject to the Control Voting Trust Agreements (as adjusted by any stock split, recapitalization, reclassification, reorganization or similar transactions). The Coors Beneficiary Representative agrees to promptly notify the Trustee and the Molson Beneficiary Representative in writing if the Coors Beneficiary Representative shall cease to be a Continuing Representative hereunder.

        Section 3.03.    Loss of Rights of Molson Beneficiary Representative.     The Molson Beneficiary Representative shall be a "Continuing Representative" hereunder, so long as the Molson Family Group Beneficiaries and the other members of the Molson Family Group beneficially own at all times at least [insert number that is 2% of Aggregate Shares at Closing] Aggregate Shares (as adjusted by any stock split, recapitalization, reclassification, reorganization or similar transactions), including 825,000 Shares and Class A Exchangeable Shares in the aggregate subject to the Control Voting Trust Agreements (as adjusted by any stock split, recapitalization, reclassification, reorganization or similar transactions). The Molson Beneficiary Representative agrees to promptly notify the Trustee and the Coors Beneficiary Representative in writing if the Molson Beneficiary Representative shall cease to be a Continuing Representative hereunder.

        Section 3.04.    Voting of the Shares.     (a) So long as the Trustee shall hold Trust Shares deposited pursuant to the provisions of this Agreement, the Trustee, as the holder of record of the Trust Shares, shall possess and shall be entitled to exercise all rights and powers of every nature of absolute owner and holder of the Trust Shares, including the right to vote the Trust Shares in person or by its nominee or proxy or by written consent and to take part in and consent to any corporate or stockholders' action of any kind whatsoever (including, without limitation, approval of or consent to any merger or consolidation to which the Company may be a party, whether or not the surviving party, or the dissolution of the Company or the sale of all or any part of its business or assets). The Trustee agrees to vote the Trust Shares as provided in this Section 3.04.

        (b)   The Trustee shall vote all Trust Shares and take such other actions as are necessary in order to exercise the voting rights attached to the Trust Shares as follows with respect to the election and removal of directors:

          (i)    (A) for any nominee standing for election to the Board of Directors of the Company (the "Board of Directors") that has been nominated by a nominating committee of the Board of Directors authorized to nominate such nominee pursuant to the Company's Certificate of Incorporation or Bylaws, and (B) against any other nominee; and

          (ii)   (A) so long as the Coors Beneficiary Representative is a Continuing Representative, if the Coors Beneficiary Representative so instructs the Trustee in writing, for the removal of any Coors Director (as defined in the Company's Certificate of Incorporation), and if the Coors Beneficiary Representative fails to so instruct the Trustee in writing, against the removal of any Coors Director, (B) so long as the Molson Beneficiary Representative is a Continuing Representative, if the Molson Beneficiary Representative so instructs the Trustee in writing, for the removal of any Molson Director (as defined in the Company's Certificate of Incorporation), and if the Molson Beneficiary Representative fails to so instruct the Trustee in writing, against the removal of any

  Molson Director, and (C) except as expressly provided in clause (A) or (B) above and unless otherwise unanimously instructed by each Continuing Representative hereunder, in accordance with the recommendation of the Board of Directors with respect to any proposal to remove any director of the Company.

        (c)   With respect to any other corporate action or matter (other than those addressed in paragraph (b) above) on which holders of Shares are entitled to exercise their voting rights, whether by proxy, consent or otherwise (each, an "Other Voting Matter"), the Trustee shall vote all Trust Shares and take such other actions as are necessary in order to exercise the voting rights attached to the Trust Shares against the approval of such Other Voting Matter unless the Trustee shall have received from each Continuing Representative hereunder written instructions ("Approve Instructions"), in each case duly executed by such Continuing Representative, stating that such Continuing Representative wishes the Trustee to vote in favor of such Other Voting Matter and such Approve Instructions are not revoked by written instruction from such Continuing Representative delivered to the Trustee prior to the time specified for taking the specified action. If the Trustee receives Approve Instructions from each such Continuing Representative prior to the time specified for taking the specified action, the Trustee shall vote for approval of such Other Voting Matter. Without limiting the right of either Continuing Representative to instruct the Trustee (or to revise, revoke or amend such instruction) at any time prior to the taking of the relevant action by the Trustee, each Continuing Representative shall, subject to receiving adequate notice, use its reasonable best efforts to provide instructions to the Trustee at least two business days prior to the deadline for exercising any voting right.

        (d)   For the avoidance of doubt, in the event that any matter referred to in the foregoing provisions of this Section 3.04 is proposed (whether pursuant to a request of a Continuing Representative, the Board of Directors or otherwise) to be acted upon by written consent in lieu of a meeting, the Trustee shall execute such written consents in accordance with Section 1.12 of the By-Laws of the Company as shall be effective to implement the election or removal of a director or other corporate action or matter to be implemented pursuant to the foregoing provisions of this Section 3.04.

        (e)   With respect to any corporate action or matter described in paragraph (b) or (c) above, the Trustee shall provide notice to the trustee under the Canadian Voting Trust Agreement as to the vote or action to be taken by the Trustee with respect to such action or matter at the time the Trustee has received instructions from the Continuing Beneficiaries or otherwise makes a determination in accordance with the terms of this Agreement as to the vote or action to be taken by the Trustee.

        Section 3.05.    Trustee Has No Authority to Transfer.     (a) Except as set forth in this Section 3.05, the Trustee shall have no authority to Transfer any of the Trust Shares.

        (b)   Upon receipt of a notice from any Beneficiary Representative that one or more Beneficiaries represented by such Beneficiary Representative has agreed to sell or otherwise Transfer their interests in Trust Shares to one or more Third Party Transferees in compliance with Section 8.02 (which notice shall set forth the number of Trust Shares to be sold, the Beneficiary Transferor, the Third Party Transferee(s) (except in the case of a Transfer into the open market) and the proposed date of Transfer), then, upon delivery of such notice and the Certificate or Certificates corresponding to the Trust Shares to be sold, the Trustee shall:

          (i)    cause each non-transferring Beneficiary to receive a copy of such notice within five days of the Trustee's receipt thereof; and

          (ii)   not earlier than 10 days nor later than 20 days following the Trustee's receipt of such notice, unless precluded by an order, decree or judgment of any court of competent jurisdiction or unless the Trustee (after consultation with counsel pursuant to Section 6.09(c)) determines in good faith that such proposed Transfer does not comply with Section 8.02 or applicable law, deliver stock certificates for such Trust Shares to the Company or its transfer agent (duly endorsed for transfer or accompanied by duly executed instruments of transfer with signatures guaranteed) together with a Notice of Conversion pursuant to Article Sixth of the Company's Certificate of Incorporation to effect (A) the conversion of such Trust Shares pursuant to the Company's Certificate of Incorporation into shares of the Class B Common Stock and (B) delivery of a stock certificate for such shares of Class B Common Stock to the persons and places designated in the notice, which shares of Class B Common Stock will not be subject to the terms and provisions of this Agreement; and

          (iii)  in the event the transferring Beneficiary is not Transferring all of the Trust Shares represented by the Certificate or Certificates surrendered with the notice, upon the consummation of such Transfer specified in such notice, issue to the transferring Beneficiary a new Certificate in respect of such Shares not Transferred and which are subject to this Agreement.

        Section 3.06.    Trustee's Agreement to Limited Authority to Sell.     The Trustee agrees that, except as otherwise provided in Section 3.05, the Trustee shall take no action, nor shall it allow any action to be taken, by which any Trust Shares shall be sold, transferred or otherwise disposed of during the term of this Agreement. The Trustee agrees that the Trustee will not pledge, hypothecate or otherwise create any lien, claim or encumbrance upon any Trust Shares, except pursuant to a Permitted Encumbrance or a Permitted Hedge. The exercise of voting rights by the Trustee pursuant to Section 3.04 hereof shall not be deemed to constitute any such lien, claim or encumbrance.

        Section 3.07.    Trustee's Agreement to Certificate Legends.     The Trustee agrees that all certificates representing Trust Shares shall have endorsed upon them a legend substantially as follows:

  "This certificate is issued pursuant to, and the transfer of this certificate and the shares represented hereby is restricted by, the provisions of a Voting Trust Agreement dated as of                         , 200  between the registered holder of these shares, as Trustee, and the Beneficiaries named therein, as such agreement may be amended, supplemented or otherwise modified from time to time. By accepting this stock certificate, the holder hereof agrees to be bound by all of the provisions of such agreement and instruments, which agreement and instruments are on file at the registered Delaware office of the Company."

ARTICLE IV.

DIVIDENDS AND DISTRIBUTIONS

        Section 4.01.    Cash Dividends.     Each Beneficiary shall be entitled, until termination of this Agreement as hereinafter provided, to receive from time to time payments equal to the amount of cash dividends, if any, collected or received by the Trustee or its successors upon such Beneficiary's Trust Shares. The Trustee shall make such payments to the Beneficiaries, less any applicable withholding tax, as soon as practicable after its receipt of such dividends. The Trustee may arrange with the Company for the direct payment by the Company, as applicable, to the Beneficiaries of any such dividends.

        Section 4.02.    Non-Stock Distributions.     If at any time during the term of this Agreement the Trustee shall receive or collect any moneys (other than in payment of cash dividends) or any property (other than Shares) upon the Trust Shares, the Trustee shall distribute the same, less any applicable withholding tax, to the Beneficiaries as soon as practicable after its receipt thereof.

        Section 4.03.    Stock Dividend or Distribution.     If the Trustee shall receive, as a dividend or other distribution upon any Trust Shares, any additional Shares or Voting Securities, the Trustee shall hold the same subject to this Agreement for the benefit of the Beneficiaries ratably in accordance with the number of Trust Shares represented by their respective Certificates, and such Shares or Voting Securities shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder pursuant to Section 2.01 hereof. The Trustee shall issue Certificates in respect of such Shares or Voting Securities to the Beneficiaries.

        Section 4.04.    Recapitalization or Reclassification of Stock.     In the event of a recapitalization of the Company or reclassification of any Trust Shares deposited pursuant to this Agreement, the Trustee shall hold, subject to the terms of this Agreement, any Voting Securities issued as a result of such recapitalization or reclassification in respect of such Shares. Certificates issued and outstanding under this Agreement at the time of such recapitalization or reclassification may remain outstanding or the Trustee may, in its discretion, substitute for such Certificates new voting trust certificates in appropriate form. Such Voting Securities shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder pursuant to Section 2.01 hereof.

        Section 4.05.    Distribution upon Dissolution of the Company.     In the event of the dissolution and liquidation of the Company, whether voluntary or involuntary, the Trustee as the owner of record shall receive the money, securities, rights or property to which the Beneficiaries are entitled in respect of the Trust Shares and shall distribute or cause to be distributed the same, less any applicable withholding tax, among the registered holders of the Certificates ratably in accordance with the number of Trust Shares represented by their respective Certificates.

        Section 4.06.    Distributions Upon Reorganization of the Company.     In the event the Company is merged or consolidated with or into another corporation or other business entity, the Trustee shall, in its discretion, and depending on the terms of the agreement authorizing such transaction, either (a) (i) receive and hold under the terms of this Agreement any Voting Securities of the successor corporation received on account of such merger or consolidation in respect of the Trust Shares (in which case Certificates issued and outstanding under this Agreement at the time of such merger or consolidation may remain outstanding or the Trustee may, at its discretion, substitute for such Certificates new voting trust certificates in appropriate form) and such Voting Securities of the successor corporation shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder pursuant to Section 2.01 hereof, and (ii) distribute or cause to be distributed any money, other securities, rights or property so received, less any applicable withholding tax, among the Beneficiaries ratably in accordance with the number of Trust Shares represented by their respective Certificates, or (b) distribute or cause to be distributed such Voting Securities of the successor corporation, together with any money, other securities, rights or property so received, less any applicable withholding tax, among the registered holders of Certificates ratably in accordance with the number of Trust Shares represented by their respective Certificates, in which case the Beneficiaries hereby agree, pursuant to Section 2.01(b) hereof, to deposit such Voting Securities with the Trustee under this Agreement. The Beneficiaries also agree to execute any amendments to this Agreement, if any are necessary, to perpetuate this Trust under the reorganized corporation.

ARTICLE V.

RIGHTS TO SUBSCRIBE

        Section 5.01.    Subscription Procedures.     In case any securities of the Company shall be offered for subscription to the holders of Shares held by the Trustee as Trust Shares, the Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to each Beneficiary. Upon receipt by the Trustee, at least two days prior to the last date fixed by the Company, as applicable, for subscription, of a request from any Beneficiary to subscribe in such Beneficiary's behalf, accompanied by the sum of money required to be paid for such securities, the Trustee shall make such subscription and payment on behalf of such Beneficiary, and upon receiving from the Company, as applicable, the certificates for the securities subscribed for, shall issue to such Beneficiary a Certificate in respect thereof if the same constitute Voting Securities and, if the same do not constitute Voting Securities, the Trustee shall deliver the same to the Beneficiary in whose behalf the subscription was made.

ARTICLE VI.

THE TRUSTEE

        Section 6.01.    Trustee's Right to Delegate.     The Trustee may vote all Trust Shares in person or by such person or persons (including any Beneficiary) as the Trustee may from time to time select as proxy or proxies. The Trustee may employ or use the services of accountants, attorneys, or any other qualified personnel to assist the Trustee or its agents to carry out any of the duties undertaken pursuant to this Agreement.

        Section 6.02.    Trustee's Right to Call Meetings of the Beneficiaries.     The Trustee may call a meeting of the Beneficiaries for any purpose which the Trustee desires, including but not limited to discussions of any past or future exercise of its rights or powers under this Agreement, or for other informational purposes. Any vote of the Beneficiaries taken at a meeting called pursuant to this Section 6.02 is not binding on the Trustee.

        Section 6.03.    Trustee's Right to Incur Expenses.     The Trustee is expressly authorized to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys and counsel, and to incur and pay such other charges and expenses as it may deem necessary and proper for administering this Agreement.

        Section 6.04.    Trustee's Right to Reimbursement.     Each Beneficiary agrees to reimburse the Trustee for reasonable expenses and charges authorized under Section 6.03 upon demand therefor pro rata to such Beneficiary's Trust Shares.

        Section 6.05.    Trustee's Right to Indemnification.     The Beneficiaries severally agree to indemnify and hold harmless the Trustee and each agent or attorney of the Trustee acting hereunder from and against all liability and claims or proceedings of any nature arising from or in connection with the acceptance or administration of the Trust and the performance of its duties and obligations hereunder and the exercise of its rights and powers except liability and claims based solely upon the Trustee's bad faith, gross negligence or willful misconduct, and with such exception agree to be responsible for and to pay (pro rata in accordance with the number of Trust Shares represented by their respective Certificates) all damages, costs and expenses of or assessed against the Trustee of any nature, including attorney's fees, in connection with any such claim or proceeding.

        Section 6.06.    Right of Trustee to Compensation.     Each Beneficiary Representative agrees to pay to the Trustee from time to time reasonable compensation as agreed upon from time to time by the Trustee and the Beneficiary Representatives for all services rendered by him hereunder, such payments to be in proportion to such Beneficiary's Trust Shares, the share payable by each Beneficiary being based on its pro rata portion of the Trust Shares.

        Section 6.07.    Trustee's Right to Participate.     The Trustee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustee were not a Trustee hereunder.

        Section 6.08.    Trustee's Powers.     The Trustee is authorized and empowered to construe this Agreement, and the Trustee's reasonable construction made in good faith shall be conclusive and binding upon the Beneficiaries and upon all parties hereto.

        Section 6.09.    Trustee's Liability.     (a) The Trustee shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which the Trustee may do or refrain from doing in good faith, nor generally shall the Trustee have any accountability hereunder, except for its own bad faith, gross negligence or willful misconduct. Furthermore, upon any judicial or other inquiry or investigation of or concerning the Trustee's acts pursuant to its rights and powers as Trustee, such acts shall be deemed reasonable unless proved to the contrary by clear and convincing evidence.

        (b)   The Trustee shall not be liable in any event for acts or defaults of any employee, agent, proxy or attorney-in-fact of the Trustee. The Trustee shall always be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, telegram, telex, guarantee, affidavit or other paper or document or signature believed by it to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

        (c)   The Trustee may consult with legal counsel (including counsel to the Company) pursuant to Section 6.01 hereof, and any action under this Agreement taken or suffered in good faith by him in accordance with the opinion of such counsel shall be conclusive upon the parties hereto and the Trustee shall be fully protected and be subject to no liability in respect thereof.

        Section 6.10.    Trustee's Resignation or Removal.     The Trustee may resign by giving notice to each of the Beneficiary Representatives and to the Company of its resignation 30 days prior to the effective date of such resignation. The Trustee may be removed at any time and from time to time, with or without cause, upon the delivery to the Trustee of written notice to such effect from each person who is a Continuing Representative hereunder, such removal to be effective on the date the successor Trustee is appointed by the Continuing Representatives.

        Section 6.11.    Appointment of Successor Trustee.     The Beneficiaries, by unanimous consent of the Beneficiary Representatives, shall be entitled to appoint a successor to the Trustee upon the resignation or removal of the Trustee.

        Section 6.12.    Rights of Successor Trustee.     Any successor to the Trustee named herein shall enjoy all the rights, powers, interests and immunities of the Trustee as originally conferred by this Agreement. All right, title and interest in Trust Shares of any Trustee who may resign, die, be removed or become incapacitated to act shall, upon such resignation, death, removal or incapacity, vest in the successor Trustee.

        Section 6.13.    Transfer by Successor Trustee.     Notwithstanding any change in the Trustee, the certificates for Trust Shares standing in the name of the Trustee may be endorsed and transferred by any successor Trustee for the time being with the same effect as if endorsed and transferred by the Trustee who has ceased to act. Any successor Trustee is authorized and empowered to cause any further transfer of said Trust Shares to be made which may be necessary through the occurrence of a change in the person acting as Trustee hereunder.

        Section 6.14.    Trustee's Acceptance of Trust.     (a) The Trustee by executing this Agreement, and each successor Trustee, upon being appointed as such, accepts the trust created hereby and agrees to carry out the terms and provisions hereof. The Trustee represents that neither the execution or delivery of this Agreement by the Trustee, nor the performance or observance by the Trustee of the terms, conditions or provisions hereof, does or will conflict with or violate any agreement or instrument to which the Trustee is a party.

        (b)   The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

        Section 6.15.    Trustee's Power to Include Additional Beneficiaries.     So long as this Agreement shall remain in effect, the Trustee may, with the consent of each Continuing Representative hereunder, permit any holder of Shares to become a Beneficiary under this Agreement by delivering to the Trustee certificates representing Shares owned by any such holder and by such holder agreeing in writing to be bound by the terms and provisions of this Agreement.

ARTICLE VII.

TERMINATION

        Section 7.01.    Termination.     This Agreement shall terminate upon the earlier to occur of the following: (a) the date on which each Continuing Representative hereunder agrees in writing to terminate this Agreement and (b) the date on which each of the Coors Beneficiary Representative and the Molson Beneficiary Representative shall have ceased to be a Continuing Representative hereunder.

        Section 7.02.    Trustee's Rights and Duties Upon Termination.

        (a)   The termination of this Agreement shall not affect the rights of the Trustee set forth in Sections 6.03, 6.04, 6.05 and 6.06 hereof.

        (b)   As soon as practicable after the termination of this Agreement the Trustee shall deliver to the Beneficiaries stock certificates or instruments of transfer representing the number of Trust Shares or other securities to which such Beneficiary is entitled upon such termination, such delivery to be contingent upon the surrender by the Beneficiary of the Certificates issued by the Trustee in respect of such Trust Shares or other securities, properly endorsed for transfer, and upon payment by the Beneficiaries of a sum sufficient to cover any tax or governmental charge in respect of the transfer or delivery of such stock certificates or instruments of transfer. As a further condition to delivery of such stock certificates or instruments of transfer, the Beneficiaries shall pay the Trustee any compensation due and payable pursuant to Section 6.06 hereof and pay, indemnify and reimburse the Trustee for any and all necessary or proper liabilities incurred and disbursements made the Trustee hereunder and not reimbursed prior thereto.

        (c)   If any such Beneficiary cannot be located or fails or refuses to surrender Certificates in exchange for Trust Shares or other securities as aforesaid, the Trustee may in its discretion deliver such Trust Shares or other securities to the Company or to any bank or trust company qualified to transact business in the State of Delaware for the benefit of the person or persons entitled thereto. Upon any such delivery the Trustee shall be fully acquitted and discharged with respect to said Trust Shares or other securities.

ARTICLE VIII.

RESTRICTIONS ON TRANSFER OF VOTING
TRUST CERTIFICATES OR OF ANY BENEFICIAL
INTERESTS HEREUNDER

        Section 8.01.    Nature of Restrictions.     No beneficial interests in any Trust Shares, whether or not represented by Certificates issued pursuant to this Agreement, may be Transferred, except that (i) a Beneficiary may transfer all or a portion of its beneficial interest in Trust Shares to (A) the Permitted Family Transferees of such Beneficiary (in which event, as a condition to such transfer, if the Transferor was a Molson Family Group Beneficiary, the Transferor shall cause the Transferee thereupon to become a signatory hereto and the Transferee will thereupon become a Molson Family Group Beneficiary and if the Transferor was a Coors Family Group Beneficiary, the Transferor shall cause the Transferee thereupon to become signatory hereto and the Transferee will thereupon become a Coors Family Group Beneficiary) or (B) any other Beneficiary hereunder (collectively, the "Permitted Transferees"), subject to the further condition that the Trust Shares subject to such Transfer shall remain in trust pursuant to this Agreement and no such Transfer shall be valid unless the transferee consents in writing to be bound as a Beneficiary hereunder and (ii) a Beneficiary may make a disposition in accordance with Section 8.02 hereof.

        Section 8.02.    Third Party Transfers.     A Beneficiary may Transfer its beneficial interest in Trust Shares to one or more third party transferees other than a Permitted Transferee (each, a "Third Party

Transferee"); provided, that prior to such Transfer such Trust Shares are converted as permitted pursuant to Article Sixth of the Company's Certificate of Incorporation so that the Third Party Transferee receives only shares of Class B Common Stock. Such conversion and Transfer shall be effected by the transferring Beneficiary's Beneficiary Representative causing the Trustee, in accordance with Section 3.05, to take such actions as are required by such section to effect such conversion and Transfer and to release such Trust Shares (and the shares of Class B Common Stock issued upon conversion thereof) from the Trust created hereby, whereupon such shares shall no longer be subject to this Agreement. Following such Transfer, this Agreement shall continue in full force and effect with respect to all other Trust Shares not subject to such Transfer. Notwithstanding anything to the contrary in this Agreement (including this Section 8.02), each Molson Family Group Beneficiary agrees that it shall not be permitted to make a Transfer of its beneficial interests in Trust Shares under this Section 8.02 nor convert any Trust Shares to Class B Common Stock if, giving effect to such Transfer or the requisite conversion, the remaining Trust Shares, together with any Class A Exchangeable Shares subject to the Canadian Voting Trust Agreement (and associated rights), would constitute in the aggregate less than 50.1% of the aggregate voting power of all then-outstanding Class A Common Stock and Class A Exchangeable Shares (and associated rights) unless, at any time prior to such Transfer or conversion, the number of Trust Shares of the Coors Family Group Beneficiaries is less than the number (as adjusted by any stock split, recapitalization, reclassification, reorganization or similar transactions of Trust Shares initially deposited by the Coors Holder on the date hereof as a result of one or more Transfers (and associated conversion into Class B Common Stock) of Trust Shares to a Third Party Transferee.

        Section 8.03.    Agreement Not to Cause Conversion Right.     The Beneficiaries agree that, notwithstanding anything herein to the contrary, (i) no Beneficiary shall be permitted to make any sale, transfer or other disposition of any beneficial interest in any Trust Shares if, as a result thereof, any shares of Class B Common Stock of the Company shall become convertible into Shares pursuant to the provisions of Article Fifth of the Company's Restated Certificate of Incorporation, (ii) in no event shall any Transfer be made or offer deemed made pursuant to Section 8.02 if such Transfer or offer or an acceptance of such offer would constitute or require an "Exclusionary Offer" (as defined in Article Fifth of the Company's Restated Certificate of Incorporation), (iii) unless otherwise expressly instructed in writing unanimously by each of the Beneficiary Representatives in connection with the occurrence of an "Exclusionary Offer" (as defined in Article Fifth of the Company's Restated Certificate of Incorporation), the Trustee is hereby specifically empowered and directed to deliver any and all certificates and other documents pursuant to such Article Fifth as may be necessary or advisable to prevent the Class B Common Stock from becoming convertible into Shares pursuant to such Article Fifth and (iv) no Beneficiary shall be permitted to take any actions contrary to any certificate that has been delivered to the Company pursuant to paragraph (e)(1) of Article Fifth of the Company's Restated Certificate of Incorporation (a "Blocking Certificate") or that would cause any Blocking Certificate to be untrue or invalid. Without limiting any of the foregoing, the Trustee acknowledges and advises the Beneficiaries that it has delivered to the Company a Blocking Certificate, and the Trustee further agrees not to rescind or withdraw such Blocking Certificate without the prior written consent of each Beneficiary Representative. If necessary to maintain the effectiveness of the Blocking Certificate following a permitted Transfer hereunder, the Trustee shall deliver to the Company an additional or replacement Blocking Certificate.

        Section 8.04.    Legend.     Each Beneficiary agrees that all Certificates now held or hereafter obtained by him shall have endorsed upon them a legend substantially in the form set forth in Section 3.07.

ARTICLE IX.

MISCELLANEOUS

        Section 9.01.    Relationships Created Hereunder.     The trust created by this Agreement is not intended to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company or association. The relationship of the Beneficiaries to the Trustee shall be solely that of Beneficiaries of the trust created by this Agreement and their rights shall be limited to those conferred upon them by this Agreement.

        Section 9.02.    Right of Examination.     An executed counterpart of this Agreement shall be deposited with the Company at its registered office in the City of Wilmington, Delaware. This Agreement shall be subject to the right of examination by a stockholder of the Company, in person or by agent or attorney, as provided by law, and shall be subject to examination by any holder of a beneficial interest in the voting trust created by this Agreement, either in person or by agent or attorney, at any reasonable time for any proper purpose.

        Section 9.03.    Deposit of Stock Certificates.     The stock certificates received by the Trustee from the Company pursuant to the provisions of Section 2.01(d) hereof shall be deposited, within a reasonable time after receipt thereof by the Trustee, either in a safe deposit box rented by the Trustee or with a depository bank or trust company located in Wilmington, Delaware.

        Section 9.04.    Amendments.     This Agreement may be amended by an instrument or instruments in writing executed by the Trustee, the Coors Beneficiary Representative and the Molson Beneficiary Representative (neither of which need be Continuing Representatives at the time of such action); provided that the Trustee may, without the consent of any Beneficiary, amend this Agreement (including Exhibits A and B hereto) in order to (i) reflect the admission of additional persons to the Agreement as Beneficiaries so long as such persons have agreed in writing to be bound by the terms and provisions of this Agreement or (ii) update Exhibits A and B hereto to reflect any changes in any Beneficiary's name, address or number of Shares or Class A Exchangeable Shares set forth thereon. Executed counterparts of all amendments shall be filed at the registered office of the Company in the City of Wilmington, Delaware.

        Section 9.05.    Notices.     Any and all notices, requests, demands, or other communications provided for hereunder shall be given in writing by personal service or by registered or certified mail, postage prepaid, addressed to the intended recipients at the addresses set forth in Exhibit A hereto, in the case of any Beneficiary, Exhibit B hereto, in the case of any Molson Family Group Beneficiary, or Exhibit D hereto, in the case of the Trustee, or at such other addresses as the intended recipients may have designated in written notices to the other parties hereto. A notice shall be deemed to have been received when delivered personally or five days after being mailed.

        Section 9.06.    Successors and Assigns.     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, executors, administrators and assigns, including without limitation, successors to any Beneficiary by merger, consolidation or otherwise.

        Section 9.07.    Gender and Number.     With respect to words used in this Agreement, the singular form shall include the plural form, the masculine gender shall include the feminine or neuter gender, and vice versa, as the context requires.

        Section 9.08.    Descriptive Headings.     The descriptive headings of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        Section 9.09.    Counterparts.     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

        Section 9.10.    Severability.     If in any judicial proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

        Section 9.11.    Governing Law.     This Agreement shall be construed under, and its validity determined by, the laws of the State of Delaware.

        Section 9.12.    Enforcement.     Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware and (d) hereby further and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. By the execution and delivery of this Agreement, each Beneficiary hereto appoints Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808, as its agent upon which process may be served in any such legal action or proceeding. Service of process upon such agent, together with notice of such service given to any Beneficiary in the manner specified in Section 9.05 shall be deemed in every respect effective service of process upon such Beneficiary in any legal action or proceeding.

        Section 9.13.    Remedies.     The parties hereto shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law.

        Section 9.14.    Third Parties.     Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective permitted transferees, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

[rest of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the day and year first above written.

[Insert name], Trustee	Adolph Coors, Jr. Trust dated September 12, 1969, Beneficiary

Pentland Securities (1981) Inc., Beneficiary

EXHIBIT A

BENEFICIARIES

Coors Family Group Beneficiaries:
Name: Address:	Number of Shares:
Name: Address:	Number of Shares:
Name: Address:	Number of Shares:

EXHIBIT B

MOLSON FAMILY GROUP BENEFICIARIES:

Name:	Number of Class A Exchangeable Shares:
Address:

EXHIBIT C

      The sale, assignment, transfer, pledge, hypothecation or other encumbrance of this Certificate or the shares represented hereby is subject to the restrictions, terms and conditions set forth in the Voting Trust Agreement dated as of                        200    between                         as Trustee and the Beneficiaries named therein copies of which are on file at the registered Delaware office of the Company. This Certificate and the shares represented thereby are subject to and may be transferred or encumbered only in accordance with such Voting Trust Agreement.

VOTING TRUST CERTIFICATE

No.	Shares

MOLSON COORS BREWING COMPANY

(Incorporated under the laws of the State of Delaware)

VOTING TRUST CERTIFICATE IN RESPECT OF COMMON STOCK

        THIS CERTIFIES that there have been deposited with the undersigned as Trustee under the Voting Trust Agreement dated as of                        , 200    and any amendments thereto (the "Agreement"), certificates or instruments of transfer for shares of Class A Common Stock, par value of $0.01 (voting), of Coors Adolph Company, a Delaware corporation (the "Company"), in the number set forth above on this Certificate, and that                        , or registered assigns, is entitled to all the benefits specified in the Agreement arising from said shares deposited with the Trustee, all as provided in and subject to the terms and conditions of the Agreement to which reference is hereby made.

        Until the Trustee shall have delivered the shares or instruments of transfer held by him under the Agreement to the holders of the Voting Trust Certificates issued pursuant to the Agreement, the Trustee (or its successor in trust), subject to the terms of the Agreement, shall possess and shall be entitled to exercise all rights and powers of every nature of absolute owners and holders of said shares, including the right to vote said shares in person or by its nominees or proxies or by written consent and to take part in and consent to any corporate or stockholders' action of any kind whatsoever (including, without limitation, approval of or consent to any merger or consolidation to which the Company may be a party, whether or not the surviving party, or the dissolution of the Company or the sale of all or any part of its business or assets), it being expressly stipulated that no voting right passes to the above-named owner hereof or assigns by or under this Certificate or by or under any agreement, express or implied. The holder of this Certificate, by acceptance hereof, consents to all the provisions of the Agreement and agrees to be bound thereby.

        This Certificate is transferable on the books of the Trustee only in accordance with the provisions of the Agreement and only by the registered holder hereof in person or by attorney duly authorized, and upon the surrender hereof.

        IN WITNESS WHEREOF, the Trustee has executed this Certificate this      day of                        , 200    .

[Insert name], Trustee

EXHIBIT D

ADDRESS OF THE TRUSTEE

EXHIBIT D

FORM OF EXCHANGEABLE SHARE
SUPPORT AGREEMENT

SUPPORT AGREEMENT

        AGREEMENT made as of the    •     day of    •    , 2004.

B E T W E E N:

    ADOLPH COORS COMPANY,
    a corporation existing under the laws of the State of Delaware
    (hereinafter referred to as     "Coors"),

OF THE FIRST PART,

-and-

        •    ,
    a company existing under the laws of     [Canada or a province thereof] [a Nova Scotia unlimited liability company]
    (hereinafter referred to as     "Callco"),

OF THE SECOND PART,

-and-

    COORS CANADA INC.
    a company existing under the     Canada Business Corporations Act
    (hereinafter referred to as     "Exchangeco"),

OF THE THIRD PART.

        WHEREAS in connection with a Combination Agreement (the "Combination Agreement") made as of July 21, 2004 among Coors and Molson Inc. ("Molson"), Exchangeco is to issue Class A Exchangeable Shares and Class B Exchangeable Shares (the "Exchangeable Shares") to certain holders of securities of Molson pursuant to the plan of arrangement (the "Arrangement") contemplated by the Combination Agreement;

        AND WHEREAS, pursuant to the Combination Agreement, Coors has agreed to execute a support agreement substantially in the form of this Agreement;

        NOW THEREFORE the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1   Defined Terms

        Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Share Provisions") attaching to the Exchangeable Shares attached as Appendix 1 to the Plan of Arrangement as set out in the Articles of Arrangement of Molson, unless the context requires otherwise.

1.2   Interpretation Not Affected by Headings

        The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3   Number, Gender

        Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4   Date for any Action

        If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a "Business Day" means any day on which commercial banks are open for business in Montréal, Québec or in Denver, Colorado, other than a Saturday, a Sunday or a day observed as a holiday in Montréal, Québec or in Denver, Colorado.

ARTICLE 2

COVENANTS OF COORS AND EXCHANGECO

2.1   Covenants Regarding Exchangeable Shares

        So long as any Exchangeable Shares not owned by Coors or its Affiliates are outstanding, Coors will:

  (a)
  not declare or pay any dividend on the Coors Class A Common Stock or Coors Class B Common Stock unless (i) Exchangeco shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Corresponding Exchangeable Shares and Exchangeco shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the Corresponding Exchangeable Shares; or, (ii) if the dividend is a stock dividend, in lieu of such dividend, Exchangeco effects an economically equivalent (as determined in accordance with section 2.7(d)) subdivision of the outstanding Exchangeable Shares;

  (b)
  advise Exchangeco sufficiently in advance of the declaration by Coors of any dividend on Coors Class A Common Stock or Coors Class B Common Stock and take all such other actions as are reasonably necessary, in co-operation with Exchangeco, to ensure that the respective declaration date, record date and payment date for a dividend on the Corresponding Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Coors Class A Common Stock or Coors Class B Common Stock;

  (c)
  ensure that the record date for any dividend declared on Coors Class A Common Stock or Coors Class B Common Stock is not less than 10 Business Days after the declaration date of such dividend;

  (d)
  take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations (i) as set forth in Section 3.2 of the Share Provisions and (ii) with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Coors or its Affiliates) upon the liquidation, dissolution or winding-up of Exchangeco, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered Corresponding Coors Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions; and

  (e)
  take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Callco to cause to be delivered Corresponding Coors Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be.

  (f)
  not (and will ensure that Callco and its Affiliates do not) exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Exchangeco (or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs) nor take any action or omit to take any action (and will not permit Callco or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs.

2.2   Segregation of Funds

        Coors will cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay dividends and other amounts when due under Article 3 of the Share Provisions and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Share Provisions, as applicable.

2.3   Reservation of Corresponding Coors Shares

        Coors hereby represents, warrants and covenants in favour of Exchangeco that Coors has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Coors or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Corresponding Coors Shares (or other shares or securities into which Corresponding Coors Shares may be reclassified or changed as contemplated by section 2.7 hereof) without duplication (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Coors to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Coors may now or hereafter be required to issue Corresponding Coors Shares, to enable and permit Callco to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit Exchangeco to meet its respective obligations hereunder and under the Share Provisions.

2.4   Notification of Certain Events

        In order to assist Coors to comply with its obligations hereunder and to permit Callco to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, Exchangeco will notify Coors and Callco of each of the following events at the time set forth below:

  (a)
  in the event of any determination by the Board of Directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

  (b)
  promptly, upon the earlier of receipt by Exchangeco of notice of and Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

  (c)
  immediately, upon receipt by Exchangeco of a Retraction Request;

  (d)
  on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

  (e)
  as soon as practicable upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Molson Class A Shares, Molson Class B Shares or Holding Company Shares (all as defined in the Arrangement) pursuant to the Arrangement).

2.5   Delivery of Corresponding Coors Shares to Exchangeco and Callco

        In furtherance of its obligations under sections 2.1(d) and (e) hereof, upon notice from Exchangeco or Callco of any event that requires Exchangeco or Callco to cause Corresponding Coors Shares to be delivered to any holder of Exchangeable Shares, Coors shall forthwith issue and deliver or cause to be delivered to Exchangeco or Callco (or as Exchangeco or Callco shall direct) the requisite number of Corresponding Coors Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares. All such Corresponding Coors Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Corresponding Coors Share, Exchangeco or Callco, as the case may be, shall pay a purchase price equal to the fair market value of such Corresponding Coors Shares.

2.6   Qualification of Corresponding Coors Shares

        If any Corresponding Coors Shares (or other shares or securities into which Corresponding Coors Shares may be reclassified or changed as contemplated by section 2.7 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Coors and delivered by Coors at the direction of Callco or Exchangeco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" for purposes of Canadian provincial securities law or an "affiliate" of Coors for purposes of United States federal or state securities law), Coors will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Corresponding Coors Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. Coors will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Corresponding Coors Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Corresponding Coors Shares (or such other shares or securities) have been listed by Coors and remain listed and are quoted or posted for trading at such time.

2.7   Economic Equivalence

        So long as any Exchangeable Shares not owned by Coors or its Affiliates are outstanding:

  (a)
  Coors will not without prior approval of Exchangeco and the prior approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

  (i)
  issue or distribute Corresponding Coors Shares (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Shares) to the holders of all or substantially all of the then outstanding Corresponding Coors Shares by way of stock dividend or other distribution, other than an issue of Corresponding Coors Shares (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Shares) to holders of Corresponding Coors Shares who exercise an option to receive dividends in Corresponding Coors Shares (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Shares) in lieu of receiving cash dividends; or

  (ii)
  issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Corresponding Coors Shares entitling them to subscribe for or to purchase Corresponding Coors Shares (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Shares); or

  (iii)
  issue or distribute to the holders of all or substantially all of the then outstanding Corresponding Coors Shares (A) shares or securities of Coors of any class other than Corresponding Coors Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Corresponding Coors Shares), (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above, (C) evidences of indebtedness of Coors or (D) assets of Coors, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the affected class of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Coors in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Combination Agreement.

  (b)
  Coors will not without the prior approval of Exchangeco and the prior approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

  (i)
  subdivide, redivide or change the then outstanding Corresponding Coors Shares into a greater number of Corresponding Coors Shares; or

  (ii)
  reduce, combine, consolidate or change the then outstanding Corresponding Coors Shares into a lesser number of Corresponding Coors Shares; or

  (iii)
  reclassify or otherwise change Corresponding Coors Shares or effect an amalgamation, merger, reorganization or other transaction affecting Corresponding Coors Shares,

    unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the affected class of Exchangeable Shares.

  (c)
  Coors will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Coors (with contemporaneous notification thereof by Coors to Exchangeco).

  (d)
  The Board of Directors of Exchangeco shall determine, in good faith and in its sole discretion with assistance of such reputable and qualified financial advisors and/or such experts as the Board of Directors of Exchangeco may require, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Coors. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Exchangeco to be relevant, be considered by the Board of Directors of Exchangeco:

  (i)
  in the case of any stock dividend or other distribution payable in Coors Class A Common Stock or Coors Class B Common Stock, the number of such shares issued in proportion to the number of Coors Class A Common Stock or Coors Class B Common Stock previously outstanding;

  (ii)
  in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Coors Class A Common Stock or Coors Class B Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Coors Class A Common Stock or Coors Class B Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of Corresponding Coors Common Stock;

  (iii)
  in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Coors of any class other than Coors Class A Common Stock or Coors Class B Common Stock, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of Coors or any assets of Coors), the relationship between the fair market value (as determined by the Board of Directors of Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Share of Coors Class A Common Stock or Coors Class B Common Stock and the Current Market Price of Corresponding Coors Common Stock;

  (iv)
  in the case of any subdivision, redivision or change of the then outstanding Coors Class A Common Stock or Coors Class B Common Stock into a greater number of Coors Class A Common Stock or Coors Class B Common Stock or the reduction, combination, consolidation or change of the then outstanding Coors Class A Common Stock or Coors Class B Common Stock into a lesser number of Coors Class A Common Stock or Coors Class B Common Stock or any amalgamation, merger, reorganization or other transaction affecting Coors Class A Common Stock or Coors Class B Common Stock, the effect thereof upon the then outstanding Coors Class A Common Stock or Coors Class B Common Stock; and

  (v)
  in all such cases, the general taxation consequences of the relevant event to beneficial owners of Corresponding Exchangeable Shares to the extent that such consequences may differ from the general taxation consequences to such beneficial owners determined as if they beneficially owned Coors Class A Common Stock or Coors Class B Common Stock at the relevant time as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of beneficial owners of Corresponding Exchangeable Shares).

  (e)
  Exchangeco agrees that, to the extent required, upon due notice from Coors, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Corresponding Exchangeable Shares, in order to implement the required economic equivalence with respect to the Coors Class A Common Stock or Coors Class B Common Stock and Corresponding Exchangeable Shares as provided for in this section 2.7.

2.8   Tender Offers

  (a)
  For so long as Exchangeable Shares remain outstanding (not including Exchangeable Shares held by Coors and its Affiliates):

  (i)
  No tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Coors Class A Common Stock or Coors Class B Common Stock (an "Offer") will be proposed or recommended by Coors or the Board of Directors of Coors or otherwise effected with the consent or approval of the Board of Directors of Coors unless the holders of Exchangeable Shares (other than Coors and its Affiliates) participate in such Offer to the same extent and on an economically equivalent basis as the holders of Coors Class A Common Stock and Coors Class B Common Stock, without discrimination. Without limiting the generality of the foregoing, except in order to permit the Board of Directors of Coors to fulfill its fiduciary duties under applicable law, neither Coors nor the Board of Directors of Coors will approve or recommend any Offer or take any action in furtherance of an Offer unless the holders of Exchangeable Shares may participate in such Offer without being required to retract Exchangeable Shares as against Exchangeco.

  (ii)
  In the case of an Offer or an Exclusionary Offer, Coors will use its commercially reasonable efforts expeditiously and in good faith to put in place procedures or to cause the Transfer Agent to put in place procedures to ensure that holders of Corresponding Exchangeable Shares may participate in each such Offer without being required to retract Corresponding Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction shall be conditional upon and shall only be effective if the Corresponding Coors Common Stock tendered or deposited under such Offer is taken up).

2.9   Ownership of Outstanding Shares

        Without the prior approval of Exchangeco and the prior approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of the Share Provisions, Coors covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any Person other than Coors or any of its Affiliates, Coors will be and remain the direct or indirect beneficial owner of no less than two thirds of all issued and outstanding voting shares in the capital of Exchangeco and Callco.

2.10 Coors and Affiliates Not to Vote Exchangeable Shares

        Coors covenants and agrees in favour of Exchangeco that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of a class of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Coors further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of

Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the CBCA (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11 Rule 10b-18 Purchases

        For certainty, nothing contained in this Agreement, including without limitation the obligations of Coors contained in section 2.8 hereof, shall limit the ability of Coors or Exchangeco to make a "Rule 10b-18 Purchase" of Shares pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended.

2.12 Canadian Reporting Issuer Status

        Coors covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any Person other than Coors or any of its Affiliates, Coors will use its commercially reasonable efforts (i) to maintain Exchangeco's status as a reporting issuer in good standing under the Securities Act (Quebec) and equivalent securities legislation in all provinces and territories of Canada and (ii) to maintain Exchangeco's qualification to file a prospectus in the form of a short form prospectus in every province and territory of Canada under National Instrument 44-101 ("NI 44-101") of the Canadian Securities Administrators or any instrument, policy or rule in any province or territory of Canada which replaces NI 44-101, provided that such qualification can be maintained substantially through the provision of the continuous disclosure and financial reporting information of Coors as filed with the United States Securities and Exchange Commission ("SEC").

2.13 Solvency of Exchangeco

        Coors covenants and agrees in favour of Exchangeco that, prior to the Effective Time and thereafter for so long as any Exchangeable Shares are owned by any Person other than Coors or its Affiliates, Coors shall give due regard to taking such necessary action within its control (including taking into account the interests of the holders of Exchangeable Shares) to ensure that at all times during such period Exchangeco shall meet the solvency tests under the CBCA prescribed in respect of the declaration or payment of dividends and the redemption of its shares (provided Coors meets any such comparable tests at such time).

2.14 Canadian Tax Status

  (a)
  Coors hereby represents and warrants in favour of Exchangeco that it is not a "specified financial institution" ("SFI") (assuming Molson itself is not an SFI at the Effective Date) or a "foreign investment entity", both within the meaning of the ITA (assuming the enactment into law and the proclamation into force of proposed sections 94.1 to 94.4 and related provisions as contained in the October 30, 2003 Notice of Ways and Means Motion), nor a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended.

  (b)
  Coors covenants and agrees in favour of Exchangeco that, following the Effective Time and while any Exchangeable Shares (other than any Exchangeable Shares owned by Coors or any of its Affiliates) are outstanding, (i) Coors will use its reasonable best efforts to ensure that Exchangeco (or any successor thereto as the issuer of the Exchangeable Shares) will continue to be a "taxable Canadian corporation" and a "public corporation" within the meaning of the ITA (as of the Effective Time and any modifications of such definitions which are consistent with the general principle thereof), and (ii) Coors will use its reasonable best efforts to ensure that the Exchangeable Shares are listed on a "prescribed stock exchange in Canada" within the meaning of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof).

  (c)
  Coors covenants and agrees in favour of Exchangeco that as long as there are any Exchangeable Shares outstanding (other than Exchangeable Shares held by Coors or any of its Affiliates), and if required to cause Exchangeable Shares not to be "foreign property" within the meaning of subsection 206(1) of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof), Coors shall use its reasonable best efforts to cause Exchangeco to maintain a substantial presence in Canada for purposes of subsection 206(1.1) of the ITA (as of the Effective Time and any modifications of such concept which are consistent with the general principle thereof).

  (d)
  Coors covenants and agrees in favour of Exchangeco that, so long as any outstanding Exchangeable Shares are owned by an Original Significant Exchangeable Shareholder, it will take all steps within its control necessary to ensure that it will not become an SFI within the meaning of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof). This covenant will not prevent Coors or an Affiliate from effecting an acquisition of or merger or combination with another corporation where (a) each Original Significant Exchangeable Shareholder consents in writing to such merger or acquisition, (b) Coors indemnifies each Original Significant Exchangeable Shareholder on an after-tax basis for any losses arising from Coors becoming an SFI within the meaning of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof), or (c) Coors ensures that it is not an SFI within the meaning of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principles thereof) from and after the earlier of (i) 60 days following the entering into of a definitive agreement relating to such merger, combination or acquisition, and (ii) the date of payment of the first dividend on the Exchangeable Shares following the entering into of such definitive agreement. For the purpose of the foregoing, an "Original Significant Exchangeable Shareholder" is a shareholder who (i) pursuant to the Arrangement, received, and (ii) at any subsequent time when its status as an Original Significant Exchangeable Shareholder is being determined, holds more than 10% of the shares of any class of Exchangeable Shares, and all of the Exchangeable Shares owned by (1) such Person, (2) any other Person with whom the shareholder does not deal at arm's length for purposes of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof) and (3) any trust of which the shareholder is a beneficiary, have an aggregate fair market value of at least $25,000,000. This covenant does not apply to the extent that Molson is an SFI within the meaning of the ITA as at the Effective Date.

  (e)
  Coors covenants and agrees in favour of Exchangeco that, so long as any outstanding Exchangeable Shares or Coors Stock are owned by any Original Significant Canadian Shareholder, it will take all steps within its control necessary to ensure that it will not become a "foreign investment entity" within the meaning of the ITA (as of the Effective Time (assuming the enactment into law and the proclamation into force of proposed sections 94.1 to 94.4 and related provisions as contained in the October 30, 2003 Notice of Ways and Means Motion) and any modifications of such definition which are consistent with the general principle thereof). This covenant will not prevent Coors or an Affiliate from undertaking any business or activity where each Original Significant Canadian Shareholder consents in writing to such business or activity. For the purpose of the foregoing, an "Original Significant Canadian Shareholder" is a shareholder who (i) pursuant to the Arrangement, received, and (ii) at any subsequent time when its status as an Original Significant Canadian Shareholder is being determined, holds, more than 10% of the shares of any class of Exchangeable Shares or

    Coors Stock (including for this purpose any shares held by a Person with whom the shareholder does not deal at arm's length for purposes of the ITA (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof) or any shares of any class of Exchangeable Shares or Coors Stock in which there are fewer than 150 holders each holding Cdn$500 worth of shares.

  (f)
  Coors covenants and agrees in favour of Exchangeco to cause Exchangeco to elect under section 191.2 of the ITA in respect of the Exchangeable Shares.

  (g)
  Coors covenants and agrees in favour of Exchangeco that so long as any outstanding Exchangeable Shares are owned by any Person other than Coors or any of its Affiliates, Coors shall not, and agrees to cause its Affiliates to not, take any action relating to a plan or agreement of complete or partial liquidation, dissolution or winding-up, merger, consolidation, continuation, change of residence, amalgamation, restructuring, recapitalization or other material reorganization of Exchangeco or its successors or Callco or its successors, as the case may be, that results, prior to a Redemption Date, in (i) the recognition under the ITA (or the provincial equivalent) of any accrued gain on a holder's Exchangeable Shares, recognition of which was deferred on the consummation of the transactions contemplated by the Combination Agreement, (ii) dividends on the Exchangeable Shares being ineligible for the dividend gross-up and tax credit under the ITA (or the provincial equivalent) for individuals resident in Canada for purposes of the ITA and the inter-corporate dividend deduction under the ITA (or the provincial equivalent) for corporations resident in Canada for purposes of the ITA, or (iii) dividends on the Exchangeable Shares being subject to withholding tax (other than withholding tax imposed under the laws of Canada or the United States or a state, province, territory or other political subdivision thereof). References in this clause to the ITA shall be to the ITA as of the Effective Time and any modifications thereof which are consistent with the general principle thereof.

  (h)
  Coors covenants and agrees in favour of Exchangeco that it will take all steps within its control necessary to ensure that it will not become a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

2.15 Safe Income Transaction

        In connection with requests relating to the future crystallizations of "safe income" attaching to the Exchangeable Shares held and beneficially owned by a holder resident in Canada for purposes of the ITA (as of the Effective Time and any modifications of such concept which are consistent with the general purpose thereof) (the "Requesting Shareholder"), Coors agrees to consider such requests in good faith with a view toward accommodating reasonable requests and undertakes no more frequently than annually to provide to its auditors financial information relating thereto, and to instruct its auditors to provide to the Requesting Shareholder a calculation of "safe income" reasonably arrived at (the "Safe Income Computation"). Such calculation shall be based on a statement of methodology to be provided by the Requesting Shareholder in sufficient detail to enable the auditors to provide such calculation in an efficient manner. The Requesting Shareholder will assume all costs and expenses relating to the Safe Income Computation and acknowledges that neither Coors nor Exchangeco is in any way liable for the accuracy or completeness of the Safe Income Computation or for the correctness or suitability of the methodology provided by the Requesting Shareholder. The Requesting Shareholder will be required to acknowledge that any information furnished by Coors or Exchangeco in connection with the Safe Income Computation is confidential and to undertake not to disclose such information without the prior written approval of Coors, not to be unreasonably withheld.

2.16 Indemnity

        Coors covenants and agrees in favour of Exchangeco to indemnify and hold holders of Exchangeable Shares harmless from and against any claims, demands, actions, causes of action, judgments, damages, losses, liabilities, costs or expenses (including interest, penalties and reasonable attorneys' and experts' fees and disbursements) which are made against or incurred by such holders of Exchangeable Shares in their capacity as shareholders of Exchangeco primarily as a result of, arising out of or relating to the fact that Exchangeco has been or is an operating subsidiary of Coors rather than a special purpose vehicle.

ARTICLE 3

COORS SUCCESSORS

3.1   Certain Requirements in Respect of Combination, etc.

        As long as any Exchangeable Shares (other than those owned by Coors or its affiliates) are outstanding, Coors shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

  (a)
  such other Person or continuing corporation (the "Coors Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Coors Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Coors Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Coors under this Agreement; and

  (b)
  such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2   Vesting of Powers in Successor

        Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver the supplemental agreement provided for in section 3.1(a) and thereupon the Coors Successor shall possess and from time to time may exercise each and every right and power of Coors under this Agreement in the name of Coors or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Coors or any officers of Coors may be done and performed with like force and effect by the directors or officers of such Coors Successor.

3.3   Wholly-Owned Subsidiaries

        Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Coors (other than Exchangeco or Callco) with or into Coors or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Coors (other than Exchangeco or Callco) provided that all of the assets of such subsidiary are transferred to Coors or another wholly-owned direct or indirect subsidiary of Coors or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Coors among the shareholders of such subsidiary, and any such transactions are expressly permitted by this Article 3.

ARTICLE 4

GENERAL

4.1   Term

        This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Coors and any of its Affiliates.

4.2   Changes in Capital of Coors and Exchangeco

        At all times after the occurrence of any event contemplated pursuant to sections 2.7 and 2.8 hereof or otherwise, as a result of which any of the Coors Class A Common Stock, Coors Class B Common Stock or the Exchangeable Shares or all are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Coors Class A Common Stock, Coors Class B Common Stock or the Exchangeable Shares or all are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3   Severability

        If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4   Amendments, Modifications

        Subject to Sections 4.2, 4.3 and 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by Exchangeco, Callco and Coors and approved by the holders of the affected class of the Exchangeable Shares in accordance with section 10.2 of the Share Provisions.

4.5   Ministerial Amendments

        Notwithstanding the provisions of section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the affected class of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

  (a)
  adding to the covenants of any or all parties provided that the Board of Directors of each of Exchangeco, Callco and Coors shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the affected class of the Exchangeable Shares;

  (b)
  making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Exchangeco, Callco and Coors, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the affected class of the Exchangeable Shares; or

  (c)
  making such changes or corrections which, on the advice of counsel to Exchangeco, Callco and Coors, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Exchangeco, Callco and Coors shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the affected class of the Exchangeable Shares.

4.6   Meeting to Consider Amendments

        Exchangeco, at the request of Coors, shall call a meeting or meetings of the holders of the affected class of Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Exchangeco, the Share Provisions and all applicable laws.

4.7   Amendments Only in Writing

        No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8   Enurement

        This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9   Notices to Parties

        All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

Adolph Coors Company 311 10th Street Golden, CO 80401 USA
Attention:	Robert Reese
Telecopier No.:	(303) 277-7407
with a copy to:
Osler, Hoskin & Harcourt LLP Box 50, 1 First Canadian Place Toronto, Ontario Canada M5X 1B8
Attention:	Clay Horner
Telecopier No.:	(416) 862-6590
Exchangeco •
Attention:	•
Telecopier No.:	•

with a copy to:
McCarthy Tétrault LLP 1170 Peel Street Montréal (Québec) H3B 4S8
Attention:	Ms. Lorna J. Telfer
Telecopier No.:	(514) 875-6246

        Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10 Counterparts

        This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11 Jurisdiction

        This Agreement shall be construed and enforced in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

4.12 Attornment

        Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Québec, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ADOLPH COORS COMPANY
By:	Name: Title:
[CALLCO]
By:	Name: Title:
COORS CANADA INC.
By:	Name: Title:

EXHIBIT E

FORM OF VOTING AND
EXCHANGE TRUST AGREEMENT

VOTING AND EXCHANGE TRUST AGREEMENT

MEMORANDUM OF AGREEMENT made as of the    •     day of    •    , 2004.

B E T W E E N:

ADOLPH COORS COMPANY, a corporation existing under the laws of the State of Delaware (hereinafter referred to as "Coors"),
OF THE FIRST PART,
—and—
COORS CANADA INC., a company existing under the laws of Canada (hereinafter referred to as "Exchangeco"),
OF THE SECOND PART,
—and—
[•] TRUST COMPANY, a trust company incorporated under the laws of Canada (hereinafter referred to as "Trustee"),
OF THE THIRD PART.

        WHEREAS in connection with a combination agreement (the "Combination Agreement") made as of July 21, 2004 among Coors, Molson Inc. ("Molson") and Exchangeco, Exchangeco is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of securities of Molson pursuant to the plan of arrangement (the "Arrangement") contemplated in the Combination Agreement;

        AND WHEREAS pursuant to the Combination Agreement, Coors and Exchangeco have agreed to execute a voting and exchange trust agreement substantially in the form of this Agreement;

        NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1   Definitions

  In this Agreement, the following terms shall have the following meanings:

  "Act" means the Canada Business Corporations Act, as amended;

  "Affiliate" of any person means any other person directly or indirectly controlled by, or under control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise;

  "Arrangement" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court;

  "Automatic Exchange Rights" means the benefit of the obligation of Coors to effect the automatic exchange of Exchangeable Shares for Coors Common Stock pursuant to section 5.12;

  "Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than Coors and its Affiliates;

  "Beneficiary Votes" has the meaning ascribed thereto in section 4.2;

  "Board of Directors" means the Board of Directors of Exchangeco;

  "Business Day" means any day on which commercial banks are generally open for business in Denver, Colorado and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Denver, Colorado under the laws of the State of Colorado or the federal laws of the United States of America or in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada;

  "Callco" means [    •    ], a company existing under the laws of Canada which, at the time of the consummation of the Arrangement, will be a direct or indirect wholly-owned subsidiary of Coors;

  "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

  "Class A Exchangeable Shares" means the Class A Exchangeable Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

  "Class B Exchangeable Shares" means the Class B Exchangeable Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

  "Combination Agreement" means the agreement made July 21, 2004 among Coors, Molson and Exchangeco, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

  "Conversion Notice" has the meaning ascribed thereto in section 4.5(b);

  "Coors Affiliates" means Affiliates of Coors;

  "Coors Articles" has the meaning ascribed thereto in section 4.5(b);

  "Coors Class A Common Stock" means the Class A common stock, par value $0.01;

  "Coors Class B Common Stock" means the Class B common stock, par value $0.01;

  "Coors Common Stock" means, collectively, the Coors Class A Common Stock and Coors Class B Common Stock;

  "Coors Consent" has the meaning ascribed thereto in section 4.2;

  "Coors Meeting" has the meaning ascribed thereto in section 4.2;

  "Coors Special Class A Voting Share" means the one share of Special Class A Voting Stock of Coors, par value $0.01 issued in its own series which entitles the holder of record to a number of votes at meetings of holders of Coors Common Stock equal to the number of Class A Exchangeable Shares outstanding from time to time (other than Class A Exchangeable Shares held by Coors and Coors Affiliates), which share is to be issued to, deposited with, and voted by, the Trustee as described herein;

  "Coors Special Class B Voting Share" means the one share of Special Class B Voting Stock of Coors, par value $0.01 issued in its own series which entitles the holder of record to a number of votes at meetings of holders of Coors Common Stock equal to the number of Class B Exchangeable Shares outstanding from time to time (other than Class B Exchangeable Shares held by Coors and Coors Affiliates), which share is to be issued to, deposited with, and voted by, the Trustee as described herein;

  "Coors Special Voting Shares" means, collectively, the Coors Special Class A Voting Share and the Coors Special Class B Voting Share;

  "Coors Successor" has the meaning ascribed thereto in section 11.1(a);

  "Corresponding Exchangeable Shares" means, with respect to a class of Coors Common Stock or series of Coors Special Voting Shares, the class of Exchangeable Shares set out beside such class of Coors Common Stock or Coors Special Voting Shares in the list immediately below:

Class of Coors Stock	Class of Exchangeable Shares	Class of Coors Special Voting Shares
Coors Class A Common Stock	Class A Exchangeable Shares	Class A Special Voting Share
Coors Class B Common Stock	Class B Exchangeable Shares	Class B Special Voting Share

  and "Corresponding Coors Common Stock", "Corresponding Coors Special Voting Shares", "Corresponds" and "Corresponding" shall have correlative meanings, and, for greater certainty, a class of Coors Stock which Corresponds to a class of Exchangeable Shares shall be deemed to Correspond to the class of Coors Special Voting Shares Corresponding to such class of Exchangeable Shares, and vice versa;

  "Current Market Price" means, in respect of a share of Coors Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Coors Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on the NYSE, or, if the shares of Coors Common Stock are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the Coors Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if in the opinion of the Board of Directors the public distribution or trading activity of Coors Common Stock during such period does not create a market which reflects the fair market value of a Coors Common Stock, then the Current Market Price of a share of Coors Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

  "Exchange Right" has the meaning ascribed thereto in section 5.1;

  "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

  "Exchangeable Shares" means, collectively, the Class A Exchangeable Shares and the Class B Exchangeable Shares;

  "Indemnified Parties" has the meaning ascribed thereto in section 9.1;

  "Insolvency Event" means the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6.6 of the Exchangeable Share Provisions;

  "ITA" means the Income Tax Act (Canada), as amended, and the regulations thereunder, as amended, in each case, except as otherwise provided herein, as of the date hereof;

  "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

  "Liquidation Event" has the meaning ascribed thereto in section 5.12(b);

  "Liquidation Event Effective Date" has the meaning ascribed thereto in section 5.12(c);

  "List" has the meaning ascribed thereto in section 4.6;

  "NYSE" means the New York Stock Exchange, Inc.;

  "Officer's Certificate" means, with respect to Coors or Exchangeco, as the case may be, a certificate signed by any officer or director of Coors or Exchangeco, as the case may be;

  "person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

  "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit B to the Combination Agreement and any amendments or variations thereto made in accordance with section 8.4 of the Combination Agreement or Article 6 of the Plan of Arrangement or made at the discretion of the Court;

  "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

  "Retracted Shares" has the meaning ascribed thereto in section 5.7;

  "Retraction Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

  "Support Agreement" means that certain exchangeable share support agreement made as of even date herewith between Exchangeco, Callco and Coors substantially in the form and content of Exhibit D to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree;

  "Trust" means the perpetual private trust under the Civil Code of Quebec created by this Agreement.

  "Trust Estate" means the Coors Special Voting Shares, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement;

  "Trustee" means [    •    ] Trust Company and, subject to the provisions of Article 10, includes any successor trustee;

  "Voting Rights" means the voting rights attached to the Coors Special Voting Shares.

1.2   Interpretation Not Affected by Headings, etc.

        The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3   Number, Gender, etc.

        Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4   Date for any Action

        If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2
PURPOSE OF AGREEMENT

2.1   Establishment of Trust

        The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. Coors hereby issues to, deposits with, and transfers to the Trustee, the Coors Special Voting Shares to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement as a patrimony by appropriation, autonomous and distinct from the patrimonies of Coors, the Trustee and the Beneficiaries. The Trustee will hold and administer the patrimony of the Trust comprised of the Coors Special Voting Shares in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

2.2   Administration of the Property of Others

        The provisions of this Agreement regarding administration of the patrimony of the Trust shall prevail over those provisions of "Title Seven—Administration of the Property of Others" of the Civil Code of Quebec.

ARTICLE 3
COORS SPECIAL VOTING SHARES

3.1   Issue and Ownership of the Coors Special Voting Shares

        Coors hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of US$1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Coors Special Voting Shares by Coors to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall have control and the exclusive administration of the Coors Special Voting Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to the Coors Special Voting Shares provided that the Trustee shall:

  (a)
  hold the Coors Special Voting Shares and the all rights related thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

  (b)
  except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Coors Special Voting Shares and the Coors Special Voting Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2   Legended Share Certificates

        Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3   Safe Keeping of Certificates

        The certificates representing the Coors Special Voting Shares shall at all times be held in safe keeping by the Trustee.

ARTICLE 4
EXERCISE OF VOTING RIGHTS

4.1   Voting Rights

        The Trustee, as the holder of record of the Coors Special Voting Shares, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Coors Special Voting Shares on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of Coors at a Coors Meeting or in connection with a Coors Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.15:

  (a)
  the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Coors Meeting is held or a Coors Consent is sought; and

  (b)
  to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2   Number of Votes

        With respect to all meetings of shareholders of Coors at which holders of Coors Common Stock are entitled to vote (each, a "Coors Meeting") and with respect to all written consents sought by Coors from its shareholders including the holders of Coors Common Stock (each, a "Coors Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise that number of votes comprised in the Voting Rights for each Coors Special Voting Share which is equal to that number of votes which would attach to the shares of Coors Common Stock receivable upon the exchange of the Exchangeable Shares (i) corresponding to such Coors Special Voting Share and (ii) owned of record by such Beneficiary on the record date established by Coors or by applicable law for such Coors Meeting or Coors Consent, as the case may be (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such Coors Meeting or in connection with such Coors Consent. For greater certainty, in the case of a class vote in one class of Coors Common Stock, the Trustee shall only exercise Voting Rights with respect to the Coors Special Voting Share corresponding to such class of Coors Common Stock, and each Beneficiary holding any Corresponding Exchangeable Shares shall be entitled to instruct the Trustee to cast and exercise on such class vote that number of votes comprised in the Voting Rights which is equal to that number of votes which would attach to the shares of Coors Common Stock into which such Beneficiary's Corresponding Exchangeable Shares are then exchangeable for.

4.3   Mailings to Shareholders

        With respect to each Coors Meeting and Coors Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Coors utilizes in communications to holders of Coors Class A Common Stock or Coors Class B Common Stock subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries of the Corresponding Exchangeable Shares named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Coors to its shareholders:

  (a)
  a copy of such notice, together with any related materials, including, without limitation, any proxy or information statement, to be provided to shareholders of Coors;

  (b)
  a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Coors Meeting or Coors Consent or, pursuant to section 4.7, to attend such Coors Meeting and to exercise personally the Beneficiary Votes thereat;

  (c)
  a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

  (i)
  a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

  (ii)
  a proxy to a designated agent or other representative of the management of Coors to exercise such Beneficiary Votes;

  (d)
  a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

  (e)
  a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

  (f)
  a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Coors Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

        The materials referred to in this section 4.3 are to be provided to the Trustee by Coors and the materials referred to in sections 4.3(c), 4.3(e) and 4.3(f) shall be subject to reasonable comment by the Trustee in a timely manner. Coors shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Coors Common Stock. Coors agrees not to communicate with holders of Coors Common Stock with respect to the materials referred to in this section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

        For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Coors Meeting or Coors Consent, the number of Exchangeable Shares owned of record by the

Beneficiary shall be determined at the close of business on the record date established by Coors or by applicable law for purposes of determining shareholders entitled to vote at such Coors Meeting. Coors will notify the Trustee of any decision of the Board of Directors of Coors with respect to the calling of any Coors Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4   Copies of Shareholder Information

        Coors will deliver to the Trustee copies of all proxy materials (including notices of Coors Meetings but excluding proxies to vote Coors Common Stock), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Coors Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Coors Common Stock. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Coors, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Coors) received by the Trustee from Coors contemporaneously with the sending of such materials to holders of Coors Common Stock. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Montreal all proxy materials, information statements, reports and other written communications that are:

  (a)
  received by the Trustee as the registered holder of the Coors Special Voting Shares and made available by Coors generally to the holders of Coors Common Stock; or

  (b)
  specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Coors.

4.5   Other Materials

  (a)
  As soon as reasonably practicable after receipt by Coors or shareholders of Coors (if such receipt is known by Coors) of any material sent or given by or on behalf of a third party to holders of Coors Common Stock generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Coors shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Coors, copies of all such materials received by the Trustee from Coors. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Montreal copies of all such materials.

  (b)
  As soon as reasonably practicable after receipt by the Trustee of the notice referred to in paragraph (g) of Article Fifth of the Restated Certificate of Incorporation of Coors ("Coors Articles"), the Trustee shall use its reasonable efforts promptly to send to Exchangeco and to each of the Beneficiaries of the Exchangeable Shares named in the list referred to in section 4.6, a notice (the "Conversion Notice") advising such Beneficiaries whether they are entitled to convert their Class B Exchangeable Shares into Class A Exchangeable Shares and the reasons therefor. If the Conversion Notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of the effect of paragraph (f) of Article Fifth of the Articles and section 16.5 of the Exchangeable Share Provisions, the Transfer Agent shall forthwith send another Conversion Notice to the holders of shares of

    Class B Exchangeable Shares advising them of that fact and the reasons therefor. If a Conversion Notice referred to in this section discloses that the conversion right set out in section 16.2 of the Exchangeable Share Provisions has come into effect, the Conversion Notice shall include:

    (i)
    a description of the procedure to be followed to effect the conversion of Class B Exchangeable Shares into Class A Exchangeable Shares;

    (ii)
    the information set forth in section 16.3 of the Exchangeable Share Provisions;

    (iii)
    a copy of the Exclusionary Offer (as defined in section 16.1(e) of the Exchangeable Share Provisions) and all other material received from Coors in respect of such offer;

    (iv)
    a form of notice to be given by the relevant Beneficiaries to Exchangeco pursuant to section 16.2 of the Exchangeable Share Provisions; and

    (v)
    details of the arrangements and procedures put in place by Coors and Exchangeco pursuant to section 2.8 of the Support Agreement.

4.6   List of Persons Entitled to Vote

        Exchangeco shall, (a) prior to each annual, general and special Coors Meeting or the seeking of any Coors Consent from the holders of Coors Class A Common Stock or Coors Class B Common Stock and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries of the Corresponding Exchangeable Shares arranged in alphabetical order and showing the number and class of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Coors Meeting or a Coors Consent, at the close of business on the record date established by Coors or pursuant to applicable law for determining the holders of Coors Common Stock entitled to receive notice of and/or to vote at such Coors Meeting or to give consent in connection with such Coors Consent. Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Coors agrees to give Exchangeco notice (with a copy to the Trustee) of the calling of any Coors Meeting or the seeking of any Coors Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Exchangeco to perform its obligations under this section 4.6.

4.7   Entitlement to Direct Votes

        Any Beneficiary named in a List prepared in connection with any Coors Meeting or Coors Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8   Voting by Trustee and Attendance of Trustee Representative at Meeting

  (a)
  In connection with each Coors Meeting and Coors Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the written instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

  (b)
  The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Coors Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9   Distribution of Written Materials

        Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Coors utilizes in communications to holders of Coors Common Stock subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary of the Corresponding Exchangeable Shares at its address as shown on the books of Exchangeco. Coors agrees not to communicate with holders of Coors Common Stock with respect to such written materials otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

  (a)
  a current List; and

  (b)
  upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10 Termination of Voting Rights

        All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Coors or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Coors Common Stock, as specified in Article 5 (unless, in either case, Coors shall not have delivered the requisite shares of Coors Common Stock issuable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Callco pursuant to the exercise by Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

ARTICLE 5
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1   Grant and Exercise of the Exchange Right

        Coors hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Coors to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Coors hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Coors to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with all rights in respect of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

  (a)
  hold the Exchange Right and the Automatic Exchange Rights as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

  (b)
  except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

        The obligations of Coors to issue Shares of Coors Common Stock pursuant to the Exchange Right or the Automatic Exchange Rights are subject to all applicable laws and regulatory and stock exchange requirements.

5.2   Legended Share Certificates

        Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

  (a)
  their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

  (b)
  the Automatic Exchange Rights.

5.3   General Exercise of Exchange Right

        The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4   Purchase Price

        The purchase price payable by Coors for each Exchangeable Share to be purchased by Coors under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of Corresponding Coors Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by Coors sending or causing to be sent to the Trustee on behalf of such holder one share of Corresponding Coors Common Stock, plus (b) to the extent not paid by Exchangeco on the designated payment date therefor, an additional amount equal to and in satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, Coors shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Coors issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one share of Coors Common Stock and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (less any amounts withheld pursuant to section 5.13). Upon payment by Coors of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Exchangeco.

5.5   Exercise Instructions

        Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Exchangeco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in [Montreal] or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Coors to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Exchangeco and such additional documents and instruments as the Trustee, Exchangeco and Coors may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Coors to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Coors free and clear of all liens, hypothecs, claims and encumbrances, (iii) the names in which the certificates representing Shares of Coors Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Exchangeco and Coors of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Coors under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

5.6   Delivery of Coors Common Stock; Effect of Exercise

        Promptly after the receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Coors to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to Coors, the Trustee shall notify Coors and Exchangeco of its receipt of the same, which notice to Coors and Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Coors shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of shares of Corresponding Coors Common Stock issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Exchangeco and Coors of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Coors and Exchangeco of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Coors all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate free and clear of any lien, hypothec, claim or encumbrance and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of shares of Corresponding Coors Common Stock is not allotted, issued and delivered by Coors to the Trustee within five Business Days of the date of the giving of such notice by the Trustee or the balance of the purchase price, if any, is not paid by Coors on the applicable payment date therefor, in which case the rights of the Beneficiary shall remain unaffected until such shares of Corresponding Coors Common Stock are so allotted, issued and delivered, and the balance of the purchase price, if any, has been paid, by Coors. Upon delivery by Coors to the Trustee of such shares of Corresponding Coors Common Stock, and the balance of the purchase price, if any, the Trustee shall deliver Corresponding Coors Common Stock to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of Corresponding Coors Common Stock delivered to it pursuant to the Exchange Right.

5.7   Exercise of Exchange Right Subsequent to Retraction

        In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by Exchangeco pursuant to section 6.6 of the Exchangeable Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Exchangeco pursuant to section 6.1 of the Exchangeable Share Provisions and provided further that the Trustee has received written notice of same from Exchangeco or Coors, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require Coors to purchase such shares in accordance with the provisions of this Article 5.

5.8   Stamp or Other Transfer Taxes

        Upon any transfer of Exchangeable Shares to Coors pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Coors Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so transferred or in such names as such Beneficiary may otherwise direct in writing, provided such direction is received by Coors prior to the time of such shares being issued, without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Coors, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer of such Exchangeable Shares to Coors or in respect of the issuance or delivery of such Coors Common Stock to such Beneficiary or any other Person including, without limitation, in the event that Coors Common Stock are being issued or transferred in the name of a clearing service or depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of the Trustee, Coors and Exchangeco that such taxes, if any, have been paid.

5.9   Notice of Insolvency Event

        As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and Coors shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Exchangeco and Coors of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Coors (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Coors, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10 Qualification of Coors Common Stock

        Coors covenants that if any shares of Coors Common Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Coors to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Coors for purposes of Canadian provincial securities law or an "affiliate" of Coors for purposes of United States federal or state securities law), Coors will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Coors Common Stock to be and remain duly registered, qualified or approved. Coors will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Coors Common Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Coors Common Stock have been listed by Coors and remain listed and are quoted or posted for trading at such time.

5.11 Coors Common Stock

        Coors hereby represents, warrants and covenants that the Coors Common Stock issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, hypothec, claim or encumbrance.

5.12 Automatic Exchange on Liquidation of Coors

  (a)
  Coors will give the Trustee written notice of each of the following events at the time set forth below:

  (i)
  in the event of any determination by the Board of Directors of Coors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Coors or to effect any other distribution of assets of Coors among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

  (ii)
  as soon as practicable following the earlier of (A) receipt by Coors of notice of, and (B) Coors otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Coors or to effect any other distribution of assets of Coors among its shareholders for the purpose of winding up its affairs, in each case where Coors has failed to contest in good faith any such proceeding commenced in respect of Coors within 30 days of becoming aware thereof.

  (b)
  As soon as practicable following receipt by the Trustee from Coors of notice of any event (a "Liquidation Event") contemplated by section 5.12(a)(i) or 5.12(a)(ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Coors and shall include a brief description of the automatic exchange of Exchangeable Shares for Coors Common Stock provided for in section 5.12(c).

  (c)
  In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Coors Common Stock in the distribution of assets of Coors in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares (other than those held by Coors and its Affiliates) shall be automatically exchanged for corresponding Coors Common Stock. To effect such automatic exchange, Coors shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, hypothec, claim or encumbrance, for a purchase price per share equal to (a) the Current Market Price of a share of Coors Common Stock on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Coors issuing to the Beneficiary one share of Coors Common Stock, and (b) to the extent not paid by Exchangeco on the designated payment date therefor, an additional amount equal to and in satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. Coors shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share.

  (d)
  On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Coors Common Stock shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Coors all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from Exchangeco shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Coors shall issue to the Beneficiary the Coors Common Stock issuable upon the automatic exchange of Exchangeable Shares for Coors Common Stock and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest, less any amounts withheld pursuant to section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Shares of Coors Common Stock issued pursuant to the automatic exchange of Exchangeable Shares for Shares of Coors Common Stock and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Coors pursuant to such automatic exchange shall thereafter be deemed to represent Shares of Coors Common Stock issued to the Beneficiary by Coors pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Shares of Coors Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Coors may reasonably require, Coors shall deliver or cause to be delivered to the Beneficiary certificates representing Shares of Coors Common Stock of which the Beneficiary is the holder.

5.13 Withholding Rights

        Coors, Exchangeco and the Trustee shall be entitled to deduct and withhold from any dividend or consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Coors Common Stock such amounts as Coors, Exchangeco or the Trustee is, (i) required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded or (ii) entitled to deduct and withhold under section 116 of the ITA or any analogous provision of provincial laws. Coors, Exchangeco and the Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Coors, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Coors, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Coors, Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale; provided however that nothing in this section 5.13 shall reduce Exchangeco's obligations under section 6.1 (h) of the Combination Agreement or section 3.2 of the Exchangeable Share Provisions. References in this section to the ITA are to the ITA as amended from time to time.

ARTICLE 6
RESTRICTIONS ON ISSUE OF COORS SPECIAL VOTING STOCK

6.1   Issue of Additional Shares

        During the term of this Agreement, Coors will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with section 10.2 of the Exchangeable Share Provisions, issue any shares of its Special Voting Stock in the same series as Coors Special Voting Shares.

ARTICLE 7
CONCERNING THE TRUSTEE

7.1   Powers and Duties of the Trustee

        The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

  (a)
  receipt and deposit of the Coors Special Voting Shares from Coors as bare Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

  (b)
  granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

  (c)
  voting the Beneficiary Votes in accordance with the provisions of this Agreement;

  (d)
  receiving the grant of the Exchange Right and the Automatic Exchange Rights from Coors as bare Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

  (e)
  exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Coors Common Stock and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

  (f)
  holding title to the Trust Estate;

  (g)
  investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

  (h)
  taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Coors and Exchangeco under this Agreement; and

  (i)
  taking such other actions and doing such other things as are specifically provided in this Agreement.

        In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

        The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

        The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2   No Conflict of Interest

        The Trustee represents to Coors and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Superior Court of Quebec for an order that the Trustee be replaced as Trustee hereunder.

7.3   Dealings with Transfer Agents, Registrars, etc.

        Coors and Exchangeco irrevocably authorize the Trustee, from time to time, to:

  (a)
  consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Coors Common Stock; and

  (b)
  requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Coors Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

        Coors and Exchangeco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Coors covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

7.4   Books and Records

        The Trustee shall keep available for inspection by Coors and Exchangeco at the Trustee's principal office in Montreal correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before [January 15, 2005], and on or before [January l5th] in every year thereafter, so long as the Coors Special Voting Shares is on deposit with the Trustee, the Trustee shall transmit to Coors and Exchangeco a brief report, dated as of the preceding [December 31st] with respect to:

  (a)
  the property and funds comprising the Trust Estate as of that date;

  (b)
  the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Coors of Coors Common Stock in connection with the Exchange Right, during the calendar year ended on such [December 31st]; and

  (c)
  any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

7.5   Income Tax Returns and Reports

        The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Coors or Exchangeco). If requested by the Trustee, Coors or Exchangeco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6   Indemnification Prior to Certain Actions by Trustee

        The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Coors Special Voting Shares pursuant to Article 4, subject to section 7.15, and with respect to the Exchange Right pursuant to Article 5, subject to section 7.15, and with respect to the Automatic Exchange Rights pursuant to Article 5.

        None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7   Action of Beneficiaries

        No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8   Reliance Upon Declarations

        The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this Agreement.

7.9   Evidence and Authority to Trustee

        Coors and/or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Coors and/or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Coors and/or Exchangeco promptly if and when:

  (a)
  such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

  (b)
  the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Coors and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

        Such evidence shall consist of an Officer's Certificate of Coors and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

        Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Coors and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Coors and/or Exchangeco it shall be in the form of an Officer's Certificate or a statutory declaration,

        Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

  (c)
  declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

  (d)
  describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

  (e)
  declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10 Experts, Advisers and Agents

        The Trustee may:

  (a)
  in relation to these presents act and rely on the opinion or advice of or information obtained from any legal counsel, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Coors and/or Exchangeco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

  (b)
  employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11 Investment of Moneys Held by Trustee

        Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Quebec, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Exchangeco. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Exchangeco, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12 Trustee Not Required to Give Security

        The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13 Trustee Not Bound to Act on Request

        Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Coors and/or Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 Authority to Carry on Business

        The Trustee represents to Coors and Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 10.

7.15 Conflicting Claims

        If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

  (a)
  the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

  (b)
  all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

        If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16 Acceptance of Trust

        The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 8
COMPENSATION

8.1   Fees and Expenses of the Trustee

        Coors and Exchangeco agree to pay on a solidary basis the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the reasonable cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Coors and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct.

ARTICLE 9
INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1   Indemnification of the Trustee

        Coors and Exchangeco solidarily agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Coors or Exchangeco pursuant hereto.

        In no case shall Coors or Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless Coors and Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Coors and Exchangeco shall be entitled to participate at their own expense in the defence and, if Coors and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Coors or Exchangeco; or (ii) the named parties to any such suit include both the Trustee and Coors or Exchangeco and the Trustee shall have been advised by counsel acceptable to Coors or Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Coors or Exchangeco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Coors and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

9.2   Limitation of Liability

        The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 10
CHANGE OF TRUSTEE

10.1 Resignation

        The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Coors and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Coors and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Coors and Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Coors and Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2 Removal

        The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Coors and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3 Successor Trustee

        Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Coors and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Coors and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Coors, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 Notice of Successor Trustee

        Upon acceptance of appointment by a successor trustee as provided herein, Coors and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Coors or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Coors and Exchangeco.

ARTICLE 11
COORS SUCCESSORS

11.1 Certain Requirements in Respect of Combination, etc.

        Coors shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

  (a)
  such other person or continuing corporation (herein called the "Coors Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Coors Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Coors Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Coors under this Agreement; and

  (b)
  such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2 Vesting of Powers in Successor

        Whenever the conditions of section 11.1 have been duly observed and performed, the Trustee, Coors Successor and Exchangeco shall, if required by section 11.1, execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon Coors Successor shall possess and from time to time may exercise each and every right and power of Coors under this Agreement in the name of Coors or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Coors or any officers of Coors may be done and performed with like force and effect by the directors or officers of such Coors Successor.

11.3 Wholly-Owned Subsidiaries

        Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Coors (other than Callco or Exchangeco) with or into Coors or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Coors (other than Callco or Exchangeco) provided that all of the assets of such subsidiary are transferred to Coors or another wholly-owned direct or indirect subsidiary of Coors or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Coors among its shareholders, and any such transactions are expressly permitted by this Article 11.

ARTICLE 12
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1 Amendments, Modifications, etc.

        Subject to sections 12.2, 12.4 and 14.1, this Agreement may not be amended or modified except by an agreement in writing executed by Coors, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with section 10.2 of the Exchangeable Share Provisions.

12.2 Ministerial Amendments

        Notwithstanding the provisions of section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

  (a)
  adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Exchangeco and Coors shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

  (b)
  making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Coors and Exchangeco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

  (c)
  making such changes or corrections which, on the advice of counsel to Coors, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Coors and Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3 Meeting to Consider Amendments

        Exchangeco, at the request of Coors, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

12.4 Changes in Capital of Coors and Exchangeco

        At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Coors Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Coors Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 Execution of Supplemental Trust Agreements

        No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Exchangeco (when authorized by a resolution of its Board of Directors), Coors (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

  (a)
  evidencing the succession of Coors Successors and the covenants of and obligations assumed by each such Coors Successor in accordance with the provisions of Article 11 and the successors of any successor trustee in accordance with the provisions of Article 10;

  (b)
  making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Coors, Exchangeco, the Trustee or this Agreement; and

  (c)
  for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 13
TERMINATION

13.1 Term

        The Trust created by this Agreement shall continue until the earliest to occur of the following events:

  (a)
  no outstanding Exchangeable Shares are held by a Beneficiary; and

  (b)
  each of Coors and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 10.2 of the Exchangeable Share Provisions.

13.2 Survival of Agreement

        This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this Agreement.

ARTICLE 14
GENERAL

14.1 Severability

        If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2 Enurement

        This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

14.3 Notices to Parties

        All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

  (a)
  if to Coors or Exchangeco, at:

    [address]

    Attention:    •
    Telecopier No.:    •

  (b)
  if to the Trustee, at:

    [    •    ] Trust Company
    [address]

    Attention:    •
    Telecopier No.:    •

        Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4 Notice to Beneficiaries

        Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

14.5 Counterparts

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.6 Jurisdiction

        This Agreement shall be construed and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

14.7 Attornment

        Each of the Trustee, Coors and Exchangeco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Quebec, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts.

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ADOLPH COORS COMPANY
By:	Name: Title:
COORS CANADA INC.
By:	Name: Title:
[•] TRUST COMPANY
By:	Name: Title:
By:	Name: Title:

EXHIBIT F

FORM OF HOLDING COMPANY PARTICIPATION AGREEMENT

        MEMORANDUM OF AGREEMENT made the    •     day of    •    , 2004.

B E T W E E N:

        •    ,
    a corporation incorporated under the     Canada Business Corporations Act,

    (hereinafter referred to as "HoldCo-1")

    —and—

        •    ,
    a corporation incorporated under the     Canada Business Corporations Act,

    (hereinafter referred to as "HoldCo-3", together with HoldCo-1, the "Vendors")

    —and—

    [    •    ,
    a Shareholder of HoldCo-1 established pursuant to the laws of
        •

    (hereinafter referred to as the "[Shareholder]")]

    —and—

    MOLSON INC.,
    a corporation existing under the laws of Canada,

    (hereinafter referred to as "Molson")

    —and—

    ADOLPH COORS COMPANY,
    a corporation existing under the laws of Delaware,

    (hereinafter referred to as "Coors")

    —and—

    [CALLCO],
    a company existing under the laws of     [Canada],

    (hereinafter referred to as "Callco")

    —and—

    COORS CANADA INC.,
    a corporation existing under the laws of Canada,

    (hereinafter referred to as "Exchangeco")

        WHEREAS pursuant to a combination agreement made as of July     •    , 2004 (the "Combination Agreement") between Molson, Coors and Exchangeco and the plan of arrangement (the "Plan of Arrangement") contemplated by the Combination Agreement Exchangeco will acquire all of the outstanding common shares in the capital of Molson;

        AND WHEREAS a shareholder who owns Molson common shares directly or indirectly through one or more Canadian holding companies may choose to transfer to Molson all of the issued and outstanding shares of a holding company holding Molson common shares in return for new Molson common shares issued from treasury (the "Holding Company Alternative");

        AND WHEREAS HoldCo-1 is the registered and beneficial owner of all of the issued and outstanding common shares of    •    Canada Inc. ("HoldCo-2");

        AND WHEREAS HoldCo-3 is the registered and beneficial owner of all of the issued and outstanding preferred shares of HoldCo-2;

        AND WHEREAS HoldCo-2 is the registered and beneficial owner of    •    Class A and    •     Class B common shares of Molson;

        NOW THEREFORE in consideration of the respective covenants and agreement herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties hereto), the parties hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.1    Defined Terms

        In this Agreement, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Combination Agreement. The following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

  (a)
  "Amalgamation" means any amalgamation contemplated in Section 4.8;

  (b)
  "Business Day" means a day other than a Saturday, a Sunday or a day when Canadian chartered banks are not open for business in Montreal, Quebec and Denver, Colorado;

  (c)
  "Claim" has the meaning set out in Section 6.2;

  (d)
  "Closing Date" means the date on which the Closing Time occurs; [NTD: No later than 5 business days prior to Effective Date of Arrangement]

  (e)
  "Closing Time" has the meaning set out in Section 5.1;

  (f)
  "Contract" means any agreement, indenture, contract, deed of donation, lease, deed of trust, licence, option, instrument or other commitment or undertaking, whether written or oral;

  (g)
  "Direct Claim" has the meaning set out in Section 6.2;

  (h)
  "HoldCo-2 Common Shares" means the    •    issued and outstanding common shares in the capital of HoldCo-2;

  (i)
  "HoldCo-2 Documents" has the meaning set out in Section 4.1;

  (j)
  "HoldCo-2 Preferred Shares" means the    •    issued and outstanding preferred shares in the capital of HoldCo-2;

  (k)
  "HoldCo-2 Shares" means the HoldCo-2 Common Shares and the HoldCo-2 Preferred Shares;

  (l)
  "Indemnified Party" has the meaning set out in Section 6.2;

  (m)
  "Indemnifying Party" has the meaning set out in Section 6.2;

  (n)
  "ITA" means the Income Tax Act (Canada), as amended, as of the date hereof;

  (o)
  "Liabilities" has the meaning set out in Section 6.1;

  (p)
  "Liens" means liens, charges, security interests, encumbrances, claims, entitlements and equities whether under statute, contract or otherwise;

  (q)
  "New Molson Class A Shares" has the meaning set out in section 2.1(a);

  (r)
  "New Molson Class B Shares" has the meaning set out in section 2.1(a);

  (s)
  "New Molson Shares" has the meaning set out in Section 2.1;

  (t)
  "QTA" means the Taxation Act (Québec);

  (u)
  "Reorganization" means the agreements and transactions set forth in Schedule "A";

  (v)
  "Subject Shares" means the    •    Molson Class A common shares and     •    Molson Class B common shares currently owned beneficially and of record by HoldCo-2;

  (w)
  "Taxes" includes federal or provincial or taxes on income, property, capital, sales, goods and services and excise duties, and any other taxes, duties or imports whatsoever and any interest and penalties with respect thereto;

  (x)
  "Tax Returns" means all returns, declarations, remittances, information returns, reports and other documents of every nature required to be filed by or on behalf of HoldCo-2 in respect any Taxes or in respect of any other provision in any domestic or foreign federal, provincial, municipal, state, territorial or other taxing statute;

  (y)
  "Third Party" has the meaning set out in Section 6.4;

  (z)
  "Third Party Claim" has the meaning set out in Section 6.2; and

        (aa) "Winding Up" means any liquidation and dissolution contemplated in Section 4.8.

1.2    Sections and Headings

        The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section refers to the specified Section of this Agreement. Whenever the word "including" is used it means including without limitation.

1.3    Currency

        All amounts in this Agreement are expressed in Canadian dollars.

1.4    Number, Gender and Persons

        In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, shareholders, unincorporated organizations, governmental bodies and other legal or business entities.

1.5    Applicable Law

        This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Quebec and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.6    Severability

        If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.7    Amendment and Waivers

        No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

1.8    Entire Agreement

        This Agreement including the Schedule(s) hereto constitutes the entire agreement between the parties pertaining to the subject matter of such documents. There are no warranties, conditions or representations (including any that may be implied by statute) and there are no agreements in connection with the subject matter of such documents except as specifically set forth or referred to in such documents.

ARTICLE 2
PURCHASE AND SALE OF HOLDCO-2 SHARES

2.1    Purchase and Sale of HoldCo-2 Shares

  (a)
  Subject to the terms and conditions hereof, HoldCo-1 covenants and agrees to sell, assign and transfer to Molson and Molson agrees to purchase from HoldCo-1 at the Closing Time the HoldCo-2 Common Shares in consideration for the issuance and the allotment by Molson to HoldCo-1 of    •    fully paid and non-assessable Class A common shares of Molson ("New Molson Class A Shares") and    •    fully paid and non-assessable Class B common shares of Molson ("New Molson Class B Shares") (collectively, the "New HoldCo-1 Molson Shares").

  (b)
  Subject to the terms and conditions hereof, and concurrent with the transfer in subsection 2.1(a) hereof, HoldCo-3 covenants and agrees to sell, assign and transfer to Molson and Molson agrees to purchase from HoldCo-3 at the Closing Time the HoldCo-2 Preferred Shares in consideration for the issuance and the allotment by Molson to HoldCo-3 of    •    New Molson Class A Shares and    •    New Molson Class B Shares (the "New HoldCo-3 Molson Shares", together with the New HoldCo-1 Molson Shares, the "New Molson Shares").

2.2    Listing of New Molson Shares

        Molson shall take all necessary steps to cause the New Molson Shares to be listed for trading on the Toronto Stock Exchange as soon as possible after the Closing Time.

2.3    Expenses

        The [Shareholder] and the Vendors shall be solidarily responsible for all costs and expenses (including counsel's fees and expenses and fees and expenses of auditors) incurred by Molson, Coors, Exchangeco, Callco, or HoldCo-2 respectively, in connection with the negotiation and settlement of this Agreement and the transactions contemplated hereby.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the [Shareholder] and the Vendors

        The [Shareholder] and the Vendors hereby solidarily represent, warrant and covenant to Molson, Coors, Callco and Exchangeco as follows and hereby acknowledge and confirm that Molson, Coors,

Callco and Exchangeco are relying on such representations, warranties and covenants in connection with the purchase by Molson of the HoldCo-2 Shares:

  (a)
  the execution and delivery of this Agreement by the Vendors and the [Shareholder] and the completion by the Vendors, the [Shareholder] and HoldCo-2 of the transactions contemplated hereby, including the Reorganization:

  (i)
  do not and will not conflict with, result in the breach of or constitute a default under the articles, by-laws or resolutions of the Vendors or HoldCo-2, or the deed of donation or other constating documents of the [Shareholder], or any Contract to which the [Shareholder] or the Vendors or HoldCo-2 is a party or is otherwise bound; and

  (ii)
  do not and will not violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree binding upon the [Shareholder], the Vendors or HoldCo-2.

  (b)
  the [Shareholder] is a resident of Canada for the purposes of the ITA and the QTA if the QTA is applicable;

  (c)
  either

  (i)
  each of the Vendors is not a non-resident of Canada within the meaning of the ITA; or

  (ii)
  in the event that a Vendor is a non-resident of Canada within the meaning of the ITA, such Vendor will provide to Molson at or before the Closing Time a certificate under section 116 of the ITA (and any analogous provision of any applicable provincial legislation) in form and substance satisfactory to Molson or will enter into an agreement with Molson in form and substance satisfactory to Molson agreeing that Molson shall withhold in accordance with the ITA (and any analogous provision of any applicable provincial legislation) from amounts payable to such Vendor for the HoldCo-2 Shares and, if a certificate under section 116 of the ITA (and any analogous provision of any applicable provincial legislation) is not received by an agreed date, to remit the amounts withheld by it to the Receiver General of Canada in accordance with the ITA (and to any provincial revenue authority in accordance with any applicable provincial legislation). For greater certainty, Molson will be entitled to sell New Molson Shares to fund any required withholding;

  (d)
  HoldCo-2 is a corporation duly incorporated on    •    [Note: Must be incorporated after August 15, 2004] and each of the Vendors and HoldCo-2 is duly incorporated and organized and validly existing and in good standing under the Canada Business Corporations Act, has its registered office in the [Province of     •    ] and has the corporate power to enter into and perform its obligations under this Agreement. The [Shareholder] has been duly established and currently exists under the laws of the [Province of    •    ] and has the power to enter into and perform its obligations under this Agreement;

  (e)
  this Agreement has been duly executed and delivered by the [Shareholder] and the Vendors and is a valid and binding obligation of each of the [Shareholder] and the Vendors enforceable against each of the [Shareholder] and the Vendors in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and provided that equitable remedies will only be awarded in the discretion of a court of competent jurisdiction;

  (f)
  no person has any Contract, entitlement, warrant or option or any right capable of becoming a Contract, entitlement, warrant or option whether under statute or otherwise for the purchase from the Vendors of any of the HoldCo-2 Shares or from HoldCo-2 of any shares or other securities of HoldCo-2 or of any of the Subject Shares;

  (g)
  the authorized share capital of HoldCo-2 consists solely of an unlimited number of common shares and preferred shares, of which    •     common shares and    •    preferred shares (and no more), being all of the HoldCo-2 Shares, are validly issued and outstanding as fully paid and non-assessable shares;

  (h)
  all of the HoldCo-2 Common Shares are registered in the name of, and are beneficially owned by, HoldCo-1 free and clear of any Liens;

  (i)
  all of the HoldCo-2 Preferred Shares are registered in the name of, and are beneficially owned by, HoldCo-3 free and clear of any Liens;

  (j)
  upon completion of the transactions contemplated hereby, Molson will acquire the sole ownership of all of the HoldCo-2 Shares;

  (k)
  HoldCo-2 is the registered and beneficial owner of the Subject Shares, all of which are held and owned by HoldCo-2 with good title free and clear of any Liens;

  (l)
  since its incorporation, the sole activity of HoldCo-2 has been the completion of the Reorganization and the entering into and performance under this Agreement;

  (m)
  HoldCo-2 does not own or hold and has never owned or held any property or assets or any interests therein of any nature or kind whatsoever other than the Subject Shares and HoldCo-2 has never carried on nor currently carries on any active business;

  (n)
  HoldCo-2 has no obligations or liabilities (whether actual or contingent) including indebtedness to any person including, without limitation, any liabilities in respect of Taxes of any nature or kind whatsoever, or in respect of any judgments, orders, fines, penalties, awards or decrees of any court, tribunal or governmental, administrative or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign except, in the case of Taxes not yet due and payable, taxes not to exceed $5,000 in the aggregate, which will be paid by the Vendors within three (3) Business Days of the Closing Date;

  (o)
  HoldCo-2 has not, and at the Closing Date will not have, declared or paid any dividends (other than stock dividends and any cash dividends contemplated by the Reorganization which have been paid in full) or made any distribution in respect of any of its shares or repurchased, redeemed or otherwise acquired any of its shares, except for cash dividends of Molson received by HoldCo-2 followed by a dividend in the same amount and form immediately following the receipt of the dividend by HoldCo-2 and prior to the Closing Date;

  (p)
  the paid-up capital for purposes of the ITA and the QTA if the QTA is applicable in respect of the HoldCo-2 Shares is $    •    , being $    •    in respect of the HoldCo-2 Common Shares and $    •    in respect of the HoldCo-2 Preferred Shares;

  (q)
  HoldCo-2 has no subsidiaries and is not a party to, bound by or affected by any Contract, other than contracts between it and HoldCo-1 and HoldCo-3 which are necessary for but only for, the Reorganization and this Agreement and which have been agreed to by Molson and Coors;

  (r)
  HoldCo-2 has no employees and its directors and officers receive no remuneration or compensation from HoldCo-2;

  (s)
  either

  (i)
  HoldCo-2 has not paid any amounts to any non-residents of Canada within the meaning of the ITA; or

  (ii)
  where HoldCo-2 has paid any amount to any non-residents of Canada within the meaning of the ITA, HoldCo-2 has withheld and/or remitted, on a timely basis, any amounts required to be withheld and/or remitted pursuant to Part XIII of the ITA (and any analogous provisions of any applicable provincial legislation), prior to the Closing Date and HoldCo-2 provides evidence thereof sufficient to Molson, acting reasonably;

  (t)
  HoldCo-2 is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other jointly owned business;

  (u)
  there are no claims, investigations, actions, suits or proceedings commenced, pending or threatened by, against or affecting the [Shareholder], the Vendors or HoldCo-2, whether at law or in equity in any court or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality, domestic or foreign, that would adversely affect in any manner the ability of the [Shareholder], the Vendors or HoldCo-2 to enter into this Agreement and perform its obligations hereunder;

  (v)
  HoldCo-2 is in full compliance with all laws, rules or regulations to which it is subject (including all laws, rules and regulations relating to its ownership of the Subject Shares);

  (w)
  no consent, waiver, approval, authorization, exemption, registration, license or declaration of or by, or filing with, or notification to any governmental, administrative or regulatory authority or other person is required to be made or obtained by the Vendors, the [Shareholder] or HoldCo-2 in connection with (i) the execution, delivery, performance or enforcement of this Agreement or (ii) the consummation of any transactions provided for herein including the Reorganization;

  (x)
  HoldCo-2 does not maintain any depository account (other than a bank account with a Canadian Chartered bank to effect the Reorganization), trust account or safety deposit box and has not granted any powers of attorney;

  (y)
  the books and records of HoldCo-2 fairly and correctly set out and disclose in all respects, in accordance with generally accepted accounting principles in Canada consistently applied, the financial position of HoldCo-2 as of the date hereof and all financial transactions of HoldCo-2 have been accurately recorded in such books and records;

  (z)
  the corporate records and minute books of HoldCo-2 contain complete and accurate minutes of all meetings or resolutions of the directors and shareholders of HoldCo-2 held since its incorporation and all such meetings were duly called and held and the share certificate books, register of shareholders, register of transfers and register of directors and officers of HoldCo-2 are complete and accurate;

  (aa)
  in respect of all issuances and transfers of shares under the Reorganization including HoldCo-1's purchase of the Subject Shares from the [Shareholder] and its sale of the Subject Shares to HoldCo-2, which issuances and transfers were made in compliance with all applicable securities and other laws of all applicable jurisdictions including Canada and the United States, including the laws of the provinces and the states respectively (except for the insider trading reporting requirements under such laws, the notification period for which has not yet expired) and did not conflict with, result in a breach of or constitute a default under the deed of donation of the [Shareholder] (or any other constating document thereof) or the articles, by-laws or resolutions of the Vendors or HoldCo-2, or any Contract to which the Vendors, the [Shareholder] or HoldCo-2 is a party or is otherwise bound and did not and will not violate any provision of law or any administrative regulation or any judicial or administrative award, judgment or decree binding upon the [Shareholder] or the Vendors or HoldCo-2;

  (bb)
  the [Shareholder], HoldCo-1 and the Vendors have obtained all requisite consents for the transfer of the Subject Shares and the Subject Shares are not subject to any contractual restrictions on transferability or voting and upon completion of the transaction contemplated herein HoldCo-2 will not be a party to or otherwise bound by any voting trust or similar agreement in respect of the Subject Shares;

  (cc)
  With respect to tax matters:

  (i)
  HoldCo-2 has duly and in a timely manner filed its Tax Returns with the appropriate taxing or other governmental authority or agency or if not timely filed has paid any penalties imposed as a result thereof and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon;

  (ii)
  HoldCo-2 has duly and in a timely manner paid all Taxes, including all instalments on account of Taxes for the current year, that are due and payable by it and Taxes that are not yet due and payable and that relate to periods ending on or prior to the Closing Date except, in the case of Taxes not yet due and payable, Taxes not to exceed $5,000 in the aggregate, which will be paid by the Vendor within three (3) Business Days of the Closing Date;

  (iii)
  there are no actions, suits, proceedings, investigations, audits, assessments or reassessments or claims now pending or (after due inquiry) threatened against HoldCo-2 in respect of any Taxes and there are no matters under discussion, audit or appeal with any taxing or other governmental authority or agency relating to Taxes;

  (iv)
  HoldCo-2 has not requested, nor entered into, any agreement or other arrangement or executed any waiver providing for, an extension of time within which: (A) to file any Tax Return covering any Taxes for which HoldCo-2 is or may be liable, (B) to file any elections, designations or similar things relating to Taxes for which HoldCo-2 is or may be liable, (C) HoldCo-2 is required to pay or remit any Taxes or amounts on account of Taxes, or (D) any taxing or other governmental authority or agency may assess or collect Taxes for which HoldCo-2 is or may be liable;

  (v)
  except as provided in Section 3.1(s)(ii), HoldCo-2 has not paid or credited to or for the account or benefit of any person, including, without limitation, any of its directors or any non-resident person, any amounts which under any applicable law, rule or regulation would require any Taxes or other deductions to be withheld therefrom;

  (vi)
  HoldCo-2 is a resident of Canada and is a taxable Canadian corporation for the purposes of the ITA and is not a non-resident owned investment corporation for the purposes of the ITA;

  (vii)
  no amount has been deducted under paragraph 53(2)(g.1) of the ITA in computing the adjusted cost based to HoldCo-2 of the Subject Shares at any time;

  (viii)
  the Subject Shares have an adjusted cost base (as such term is defined in the ITA) to HoldCo-2 of $    •    per share;

  (ix)
  the HoldCo-2 Common Shares are capital property to HoldCo-1, the HoldCo-2 Preferred Shares are capital property to HoldCo-3 and the Subject Shares are capital property to HoldCo-2, in each case for the purposes of the ITA and the QTA if the QTA is applicable;

  (x)
  HoldCo-2 has not been a party to any transactions with any person with whom it did not deal at arm's length within the meaning of the ITA which would result in any liability for

      Taxes under the provisions of section 160 of the ITA or an analogous provision of any applicable provincial legislation could apply;

  (dd)
  the [Shareholder] is the sole registered holder and the beneficial owner of all the issued and outstanding shares of HoldCo-1 and Holdco-1 is the sole registered holder and the beneficial owner of all the issued and outstanding shares of Holdco-3;

  (ee)
  no person has taken any action in connection with any rights to dissent in respect of the Subject Shares; and

  (ff)
  none of the foregoing representations, warranties and statements of fact contains any untrue statement of fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the HoldCo-2 Shares seeking full information as to HoldCo-2, its property, business and affairs.

3.2    Representations and Warranties of Molson

        Molson hereby represents and warrants to the [Shareholder], HoldCo-1 and to HoldCo-3 as follows and hereby acknowledges and confirms that the [Shareholder], HoldCo-1 and HoldCo-3 are relying on such representations and warranties in connection with the sale of the HoldCo-2 Shares:

  (a)
  Molson is a corporation duly incorporated and organized and validly existing under the laws of Canada and has the corporate power to enter into and perform its obligations under this Agreement;

  (b)
  the execution and delivery of this Agreement by Molson and the completion by Molson of the transactions contemplated hereby:

  (i)
  do not and will not conflict with, result in the breach of or constitute a default under the articles, by-laws or resolutions of Molson or any material Contract to which Molson is a party;

  (ii)
  do not and will not violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree binding upon Molson; and

  (c)
  this Agreement has been duly executed and delivered by Molson and is a valid and binding obligation of Molson enforceable against Molson in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and provided that equitable remedies will only be awarded in the discretion of a court of competent jurisdiction.

3.3    Representations and Warranties of the [Shareholder]

        The [Shareholder] hereby represents, warrants and covenants to Molson, Coors, Callco and Exchangeco that his/her/its net worth (computed prior to taking into account any contingent tax liability pursuant to the sale of the Subject Shares and the disposition of the proceeds thereof by Holdco 1 and Holdco 3) is not less than such percentage of the value of the Subject Shares as at the date hereof as may be agreed between Molson and the Vendors provided that such percentage shall not exceed 75%.

ARTICLE 4
COVENANTS

4.1    Availability of HoldCo-2 Documents

        The [Shareholder] and the Vendors shall forthwith make available to Molson, Coors and their respective authorized representatives all minute books, share certificate books, share registers, books of account, accounting records, corporate documents and all other books or records, documents, information or data relating to HoldCo-2, including all documents relating to the Reorganization (collectively the "HoldCo-2 Documents"). If the transactions contemplated herein are not completed for any reason, Molson, Coors, Callco and Exchangeco agree that, except as authorized by the Vendors or as required by applicable law, Molson, Coors, Callco, Exchangeco and any of their respective representatives will not disclose to any Third Party any confidential information or data relating to HoldCo-2 discovered by Molson, Coors, Callco, Exchangeco or their respective representatives as a result of their review of the HoldCo-2 Documents.

4.2    Compliance with the Law

        The parties shall comply with all applicable securities and other laws of Canada and the provinces in connection with the sale of the HoldCo-2 Shares to Molson.

4.3    Directors and Officers

        All officers and directors of HoldCo-2 shall resign as at the Closing Date and Molson shall cause the filing of the Form 6 with Industry Canada.

4.4    Financial Statements

        The Vendors and the [Shareholder] shall provide all reasonable assistance to Molson and Coors to enable all financial statements of HoldCo-2 for all fiscal years ending immediately before the Closing Time to be prepared.

4.5    Tax Returns

        The [Shareholder] further agrees that it will, at its own cost and expense, duly and timely file all Tax Returns of HoldCo-2 not yet filed for all periods ending on or prior to the Closing Date, that such returns as filed will be complete and correct, that such returns will be approved by Coors and Molson as to form and substance, that all Taxes payable by HoldCo-2 in respect of such periods shall be paid on a timely basis by the [Shareholder], that copies of all returns filed will be provided to Molson and Coors forthwith after they have been filed and that in any event all such Tax Returns will be filed and all Taxes payable pursuant thereto will be paid at the latest six months after the Closing Date.

4.6    Elections

        The Vendors and Molson undertake and agree to make the following joint elections under subsection 85(1) of the ITA and section 518 et seq. of the QTA if the QTA is applicable in respect of the transfer of the HoldCo-2 Shares:

  (a)
  that both HoldCo-3's proceeds of disposition and the cost to Molson of the HoldCo-2 Preferred Shares will be $    •    , subject to the provisions respectively of subsection 85(1) of the ITA and section 518 et seq. of the QTA if the QTA is applicable; and

  (b)
  that both HoldCo-1's proceeds of disposition and the cost to Molson of the HoldCo-2 Common Shares will be $    •    , subject to the provisions respectively of subsection 85(1) of the ITA and section 518 et seq. of the QTA if the QTA is applicable.

        Molson shall have no liability whatsoever for the proper completion of or timely filing of such election forms which shall be prepared at the expense of and by the Vendors. Molson agrees to sign properly completed forms and return them to the Vendors within 60 days of receipt.

4.7    Stated Capital Accounts

  (a)
  As a consequence of the issuance of the New Molson Class A Shares, Molson undertakes to credit to the stated capital account maintained for its Class A common shares the amount equal to the product of average stated capital per Molson Class A common share immediately prior to the issuance of the New Molson Class A Shares under the Agreement and all other Molson Share Exchange Agreements relating to the Holding Company Alternative and    •    , being the number of New Molson Class A Shares issued, the whole in accordance with subsection 26(3) of the Canada Business Corporations Act.

  (b)
  As a consequence of the issuance of the New Molson Class B Shares, Molson undertakes to credit to the stated capital account maintained for its Class B common shares the amount equal to the product of the average stated capital per Molson Class B common share immediately prior to the issuance of the New Molson Class B Shares under the Agreements and all other Molson Share Exchange Agreements relating to the Holding Company Alternative and    •    , being the number of New Molson Class B Shares issued, the whole in accordance with subsection 26(3) of the Canada Business Corporations Act.

4.8    Proposed Amalgamation or Winding Up

        The [Shareholder] acknowledges that Molson will either (i) cause the liquidation and dissolution of HoldCo-2 pursuant to Section 211 of the Canada Business Corporations Act prior to the effective time of the Arrangement or (ii) cause the amalgamation of Molson and HoldCo-2 pursuant to Section 184 of the Canada Business Corporations Act immediately prior to the effective time of the Arrangement or (iii) cause the amalgamation of HoldCo-2 with other similar corporations acquired by Molson under other Molson Share Exchange Agreements relating to the Holding Company Alternative pursuant to Section 184 of the Canada Business Corporation Act (to form "Amalco") followed by the liquidation and dissolution of Amalco pursuant to Section 211 of the Canada Business Corporations Act.

ARTICLE 5
CLOSING

5.1    Place of Closing

        The closing shall take place on    •    at the offices of    •    at     •     a.m. (    •    time) (the "Closing Time"), or at such other time and place as the parties may in writing agree.

5.2    Conditions of Closing for Benefit of Molson and Coors

        The purchase and sale of the HoldCo-2 Shares is subject to the following terms and conditions for the exclusive benefit of Molson and Coors, to be fulfilled or performed at or prior to the Closing Time:

  (a)
  the representations and warranties of the [Shareholder] and the Vendors contained in this Agreement shall be true and correct at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of a trustee or other duly authorized representative of the [Shareholder], the President of HoldCo-1 and the President of HoldCo-3 dated as of the Closing Date to that effect shall have been delivered by the [Shareholder] and the Vendors at the Closing Time, in form and substance satisfactory to Molson;

  (b)
  all of the obligations and covenants contained in this Agreement to be complied with or performed by the [Shareholder] and the Vendors at or before the Closing Time shall be complied with or performed to the satisfaction of Molson and Coors, acting reasonably;

  (c)
  without limiting the generality of the foregoing conditions set out in Section 5.2(a) and (b), the results of the review of HoldCo-2 Documents provided for in Section 4.1 shall be satisfactory to Molson and Coors, in their joint discretion, and all necessary corporate proceedings or other actions of HoldCo-2, the [Shareholder], the Vendors and the Guarantor, if applicable, in connection with this Agreement shall have been taken to the satisfaction of Molson and Coors, in their joint discretion, and certified or other copies dated as of the Closing Date and otherwise acceptable to Molson, Coors and their respective counsel shall have been provided of all resolutions and documents of HoldCo-2 relating thereto;

  (d)
  an unconditional and absolute release of HoldCo-1 and HoldCo-3 in favour of HoldCo-2 in respect of all representations, warranties, covenants and obligations of HoldCo-2 under the Reorganization;

  (e)
  the minute books and all corporate records of HoldCo-2 including copies of all filings made with any governmental or regulatory body shall have been delivered to Molson;

  (f)
  each of HoldCo-1 and HoldCo-3 shall have provided to Molson and Coors an opinion of counsel dated as of the Closing Date acceptable to Molson and Coors as to such matters as may be requested by either Molson or Coors, acting reasonably, including the due incorporation and organization of each of HoldCo-1, HoldCo-3 and HoldCo-2, the capacity of the [Shareholder], the corporate capacity of each of HoldCo-1, HoldCo-3 and HoldCo-2, the due authorization by the [Shareholder], HoldCo-1 and HoldCo-3 of the transactions contemplated by this Agreement including the Reorganization, the due execution and delivery by the [Shareholder], HoldCo-1 and HoldCo-3 of this Agreement and any other material documents required to be executed by the [Shareholder], HoldCo-1 and HoldCo-3 in connection herewith, including the Reorganization, the legal, valid and binding nature of the obligations of HoldCo-1, HoldCo-3 and the [Shareholder] under this Agreement and such other documents, the enforceability of this Agreement and such other documents against HoldCo-1 and HoldCo-3 in accordance with their terms, the authorized and issued share capital of HoldCo-2, the HoldCo-2 Shares being duly issued and fully paid and non-assessable shares and registered in the name of Molson on the Closing Date and compliance with applicable Canadian securities laws by the Vendors and HoldCo-2 relating to the Holding Company Alternative, such opinion to be in such form and subject to such customary qualifications and exceptions as are acceptable to counsel for Molson and Coors, acting reasonably;

  (g)
  there shall have been provided such security, if any, in favour of Molson, Coors, Callco, Exchangeco and Holdco-2 and their directors, officers, employees, advisors and agents (including but not limited to the Guarantee in the form set out in Schedule "B" to this agreement and any security therefor), in the form satisfactory to Molson and Coors, acting reasonably, which Molson and Coors may require in respect of the representations, warranties, obligations, and covenants of the [Shareholder] and Vendors contained in this Agreement in order to secure the indemnity obligations of the [Shareholder] and the Vendors under Article Six;

  (h)
  any exemptions requested from any applicable Canadian securities regulatory authority have been obtained and are of full force and effect; and

  (i)
  the Combination Agreement has not been terminated in accordance with its terms.

5.3    Conditions for the Benefit of the [Shareholder] and the Vendors

        The purchase and sale of the HoldCo-2 Shares is subject to the following terms and conditions for the exclusive benefit of the [Shareholder] and the Vendors, to be fulfilled or performed at or prior to the Closing Time:

  (a)
  the representations and warranties of Molson contained in this Agreement shall be true and correct at the Closing Time with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of a senior officer of Molson dated as of the Closing Date to that effect shall have been delivered by Molson at the Closing Time;

  (b)
  all of the obligations and covenants contained in this Agreement to be complied with or performed by Molson at or before the Closing Time shall be complied with or performed to the satisfaction of the Vendors, acting reasonably;

  (c)
  certified or other copies dated as of the Closing Date and otherwise acceptable to HoldCo-1 and HoldCo-3 and their respective counsel shall have been provided of all resolutions of Molson required in connection with this Agreement;

  (d)
  the Combination Agreement has not been terminated in accordance with its terms; and

  (e)
  any exemptions requested from any applicable Canadian securities regulatory authority have been obtained and are of full force and effect.

5.4    Closing Deliveries

  (a)
  At the Closing Time, each of HoldCo-1 and HoldCo-3 shall deliver to Molson and Coors:

  (i)
  certificates representing, in the case of HoldCo-1 the HoldCo-2 Common Shares, and in the case of HoldCo-3 the HoldCo-2 Preferred Shares, duly endorsed by each of HoldCo-1 and HoldCo-3, respectively, for transfer to Molson;

  (ii)
  certificates representing the Subject Shares registered in the name of HoldCo-2;

  (iii)
  the HoldCo-2 Documents;

  (iv)
  the certificates referred to in Section 5.2(a);

  (v)
  the certified copies of the resolutions and documents of HoldCo-2 referred to in Section 5.2(c); and

  (vi)
  the opinions referred to in Section 5.2(d); and the resignation of all directors and officers of HoldCo-2 dated the Closing Date which shall take effect at the Closing Time;

and such other documents as Molson or Coors may reasonably request including the documents relating to any security referred to in Section 5.2(g).

  (b)
  At the Closing Time, Molson shall deliver to the Vendors:

  (i)
  the certificate referred to in Section 5.3(a);

  (ii)
  certificates representing the New HoldCo-1 Molson Shares and the new HoldCo-3 Molson Shares registered in accordance with a letter of direction executed by HoldCo-1 and HoldCo-3; and

  (iii)
  the certified copies of resolutions referred to in Section 5.3(c);

and such other documents as the Vendors may reasonably request.

5.5    Further Assurances

        Each party to this Agreement covenants and agrees that, from time to time, subsequent to the Closing Time, such party will, at the request of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents, tax elections (or any amendment thereto) and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request to be executed or done in order to better evidence, perfect or effectuate any provision of this Agreement or any of the respective obligations intended to be created hereby.

ARTICLE 6
INDEMNIFICATION

6.1    Obligations to Indemnify

        The [Shareholder] and the Vendors, on a solidary basis, agree to indemnify and save harmless Molson, Coors, Callco, Exchangeco and HoldCo-2 (and their directors and officers, employees, advisors and agents) from all actions, claims, demands, processes, proceedings, losses, damages, liabilities, deficiencies, Taxes (whether or not such Taxes have been assessed or reassessed as at the date hereof), and any instalments with respect thereto, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) (collectively "Liabilities") whether resulting from a breach of contract, by the commission of a fault or otherwise suffered or incurred by Molson, Coors, Callco, Exchangeco or HoldCo-2 (and their directors, officers, employees and agents), the whole to be computed on an after-tax basis, as a result of or arising directly or indirectly out of or in connection with:

  (a)
  any breach by the [Shareholder] or the Vendors of any representation, warranty, obligation or covenant of the [Shareholder] or the Vendors contained in the Agreement or any certificate or document delivered pursuant hereto;

  (b)
  any Liability sustained, incurred, assumed or acquired by HoldCo-2 on or before, or related to any matter occurring on or before, the purchase of the HoldCo-2 shares hereunder; and

  (c)
  any Liability which would not have been sustained, suffered or incurred by (or which would not have been asserted, threatened or be pending against) HoldCo-2, Molson, Coors, Callco or Exchangeco but for the Reorganization and the Amalgamation or Winding Up including, without limitation, all Liabilities which, as a result of the Reorganization and the Amalgamation or Winding Up, are assumed or incurred by HoldCo-2, Molson, Coors, Callco or Exchangeco.

Molson agrees to indemnify and save harmless the Vendors (and its directors or officers, employees and agents) as a result of or arising directly or indirectly out of or in connection with any breach by Molson of any representation, warranty, obligation or covenant of Molson contained in this Agreement.

6.2    Notice of Claim

        In the event that a party to this Agreement (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party to this Agreement (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. If, through the gross negligence or wilful misconduct of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the

Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Liabilities incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

6.3    Direct Claims

        With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 30 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

6.4    Third Party Claims

        With respect to any Third Party Claim, the Indemnified Party shall have the exclusive right, at the expense of the Indemnifying Party, to contest, settle or pay the amount claimed and to retain counsel and other experts or advisors selected by the Indemnified Party in its sole discretion in connection therewith; provided, however, that the Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party shall remain liable for the settlement amount even if any such consent is not obtained for any reason. If the Indemnified Party elects to assume such control, the Indemnifying Party shall have the right, at its sole expense, to participate in the negotiation, settlement or defence of such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

6.5    Reduction, Set-off, Payment and Co-operation

        The Indemnifying Party shall pay to the Indemnified Party all amounts for which the Indemnifying Party is liable pursuant to this Section 6 promptly after the Indemnified Party incurs the Liability in respect of which such liability arises. If such amount is not so paid, the Indemnified Party may deduct or set-off such amount from any obligation it may have to the Indemnifying Party. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

ARTICLE 7
RELEASE

7.1    Release

        Each of the Vendors, HoldCo-2 and the [Shareholder] together with his/her asssigns, estates, heirs, executors, administrators and holders of any beneficial interest in any of them grants to Molson, Coors, Callco and Exchangeco (and their respective successors, assigns, parent companies, subsidiaries, affiliated companies, and all such entities' present and former directors, officers, employees, advisors and agents) a full and final release from any and all Liabilities suffered or incurred as a result of or with respect to or in any way connected with the transactions contemplated hereby and the Holding Company Alternative including the computation of "safe income" for purposes of the ITA and any relevant provincial tax legislation and any information in that regard provided by any of Molson, Coors, Callco or Exchangeco (and their respective directors, officers, employees, advisors and agents) to the [Shareholder], the adequacy or completeness of any such information or the failure of any of Molson, Coors, Callco or Exchangeco (and their respective directors, officers, employees, advisors and agents) to provide information with respect to the Holding Company Alternative.

ARTICLE 8
NON-COMPLETION OF COMBINATION

8.1    Non-Completion

        In the event the Combination Agreement is terminated with the result that the Transaction is not completed, the rights and benefits and obligations and responsibilities of Coors, Callco and Exchangeco contained in this Agreement shall automatically and without further action of the parties hereto terminate as of the same date as the termination of the Combination Agreement. Coors shall have no right to enforce any such rights and benefits thereafter and this Agreement shall be read as if Coors, Callco and Exchangeco were not parties to the Agreement. Coors, Callco and Exchangeco shall have no liabilities in connection with this Agreement and shall maintain the benefit of the release of any indemnity for any costs incurred.

ARTICLE 9
MISCELLANEOUS

9.1    Addresses for Notices

        Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communications, addressed as follows:

  (a)
  if to HoldCo-1:

      •

      Phone: •
      Fax: •

      Attention: •

      with a copy to:

      •

      Phone: •
      Fax: •

      Attention: •

  (b)
  if to HoldCo-3:

      •

      Phone: •
      Fax: •

      Attention: •

      with a copy to:

      •

      Phone: •
      Fax: •

      Attention: •

  (c)
  if to Molson

      •

      Phone: •
      Fax: •

      Attention:

      with a copy to:

      •

      Phone: •
      Fax: •

      Attention:
      •

  (d)
  if to Coors, Callco and Exchangeco to •

      with a copy to:

      •

9.2    Date of Notice

        Any such notice or other communication shall be deemed to have been given and received on the date on which it was delivered or received (or, unless actually received by the addressee, if such day is not a Business Day at the place of receipt, on the next following Business Day).

9.3    Change of Address

        Any party may at any time change its address for notice from time to time by giving notice to the other parties in accordance with Section 9.1.

9.4    Binding Nature of the Agreement

        The provisions of this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns. This agreement may not be assigned by the [Shareholder] and the Vendors without the prior written consent of Molson and Coors.

9.5    Survival of Covenants, Representations and Warranties

        The covenants, obligations and agreements to the extent that they have not been fully performed at or prior to the Closing Time, and the representations and warranties herein contained and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the consummation of the transactions contemplated hereby and shall continue in full force and effect following the Closing Time, without limitation of time, notwithstanding such closing nor any investigation made by or on behalf of the party entitled to the benefit thereof.

9.6    Counterparts and Facsimile

        This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument, and delivery of counterparts may be effected by means of a telecopied transmission.

9.7    English Language

        The parties hereby state their express wish that this Agreement be drawn in the English language only. Les parties ont par les présentes exprimé leur volonté expresse que cette convention soit rédigée en anglais seulement.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above mentioned.

•
By:
Name: Title:
•
By:
Name: Title:
MOLSON INC.
By:
Name: Title:
[SHAREHOLDER]
By:
Name: Title:
ADOLPH COORS COMPANY
By:
Name: Title:
CALLCO
By:
Name: Title:
EXCHANGECO
By:
Name: Title:

SCHEDULE "A"

        The following is a list of agreements and transactions intended to implement the safe income reorganization (the "Reorganization"):

  (i)
  the transfer by HoldCo-1 to HoldCo-2 of the Subject Shares in exchange for    •    common shares [and    •    preferred shares] of HoldCo-2, electing under subsection 85(1) of the ITA [and section 518 et seq. of the QTA];

  (ii)
  the declaration and payment by HoldCo-2 of a series of dividends aggregating $    •    on the common shares of HoldCo-2, the method payment of the dividends (e.g. cash, stock, etc.) to be determined;

  (iii)
  the subscription by HoldCo-1 of any amounts received (pursuant to (ii) above) for    •    shares of HoldCo-3;

  (iv)
  the subscription by HoldCo-3 using amounts received by HoldCo-1 (pursuant to (iii) above) for    •    preferred shares of HoldCo-2;

  (v)
  the transfer by Holdco-1 to Holdco-3 of its preferred shares of Holdco-2 for shares of HoldCo-3;

  (vi)
  the sale by HoldCo-1 and HoldCo-3 of all their shares of HoldCo-2 pursuant to this Agreement.

SCHEDULE "B"
GUARANTEE

        THIS GUARANTEE, dated as of    •    , between (the "Guarantor"), with its [address/principal place of business] at in favour of MOLSON INC. ("Molson"), with its [principal place of business] at                        , ADOLPH COORS COMPANY ("Coors"), [CALLCO] ("Callco"), COORS CANADA, INC. ("Exchangeco")                         , ("HoldCo-2"), and the directors officers, employees and agents (collectively the "Related Parties") of Molson, Coors, Callco, Exchangeco and HoldCo-2 (Molson, Coors, Callco, Exchangeco, HoldCo-2 and the Related Parties, together in each case with their respective successors and assigns, being collectively the "Creditors" and individually a "Creditor").

WHEREAS:
A.
("HoldCo-1"), and ("HoldCo-3" and together with HoldCo-1, the "Vendors"), as vendors, , (the "[Shareholder]", the Vendors and the [Shareholder] being collectively the "Debtors" and individually a "Debtor"), Molson, as purchaser, Coors, Callco and Exchangeco are parties to a share exchange agreement dated as of • (such agreement as it may from time to time be supplemented, amended, consolidated or restated being the "Molson Share Exchange Agreement") providing for (a) the purchase by Molson from HoldCo-1 of the issued and outstanding common shares of HoldCo-2 in consideration for the issue and allotment by Molson to HoldCo-1 of fully paid and non-assessable common shares of Molson, and (b) the purchase by Molson from HoldCo-3 of the issued and outstanding preferred shares of HoldCo-2 in consideration for the issue and allotment by Molson to HoldCo-3 of fully paid and non-assessable common shares of Molson.
B.	A condition to Molson, Coors, Callco and Exchangeco completing the transactions provided for under the Molson Share Exchange Agreement is that the Guarantor execute and deliver this guarantee.
C.	All capitalized terms used but not defined in this guarantee have the meanings specified in the Molson Share Exchange Agreement.

        THIS GUARANTEE WITNESSES THAT, in consideration for Molson, Coors, Callco and Exchangeco completing the transactions provided for under the Molson Share Exchange Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Guarantor), the Guarantor agrees to, with and in favour of each of the Creditors as follows:

          1.    Guarantee:    The Guarantor hereby unconditionally and irrevocably guarantees, on a solidary basis, to each of the Creditors the due and punctual payment and performance in full of all present and future indebtedness, liabilities and obligations of each of the Debtors under, pursuant to or in respect of the Molson Share Exchange Agreement and all certificates and documents delivered by each of the Debtors pursuant thereto or in connection therewith (collectively the "Share Exchange Documents") (including without limitation all such indebtedness, liabilities and obligations arising as a result of, in connection with or in respect of a breach of covenant, or a breach of a representation or warranty, by a Debtor under a Share Exchange Document or arising pursuant to in respect of any indemnity liability or obligation of a Debtor contained in a Share Exchange Document), and any ultimate unpaid balance thereof (collectively the "Liabilities").

          2.    Demand for Payment:    The Guarantor shall from time to time pay to Molson for the account of the Creditors forthwith after written demand on the Guarantor from Molson, at the address specified in such, the amount of the liability of the Guarantor hereunder specified in such demand (the Guarantor acknowledging that Molson may make demand on the Guarantor on its own behalf and on behalf of any one or more of the other Creditors). All amounts payable hereunder by the Guarantor shall be paid in the currency in which the related amounts are owed by the applicable Debtor. The Guarantor hereby waives any and all presentments, demands, notices and protests in the enforcement of this guarantee, other than as may be required by applicable law.

          3.    Continuing Guarantee:    This guarantee shall be a continuing guarantee and shall be binding as a continuing obligation of the Guarantor. For all purposes of the liability of the Guarantor hereunder including without limitation the calculation of the amount of the Liabilities at any time, every sum of money which is now or which may hereafter from time to time be due or owing to any Creditor by any Debtor (or would have become so due or owing were it not for the insolvency, bankruptcy, reorganization or winding-up of such Debtor) shall be deemed to be and to continue due and owing to such Creditor until the same shall be actually paid in cash to such Creditor, notwithstanding the insolvency, bankruptcy, reorganization or winding-up of such Debtor or any other event whatsoever. The Guarantor agrees that, if at any time all or any part of any payment previously applied by any Creditor to any of the Liabilities is or must be rescinded or returned by such Creditor for any reason whatsoever (including without limitation the insolvency, bankruptcy, reorganization or winding-up of a Debtor), such Liability shall, for the purpose of this guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Creditor, and this guarantee shall continue to be effective or be reinstated, as the case may be, as to such Liability, all as though such application had not been made. No assurance, security or payment which may be rescinded or avoided under any law relating to insolvency, bankruptcy, reorganization or winding-up and no release, settlement, discharge or arrangement which may have been given or made on the faith of any such assurance, security or payment shall prejudice or affect the right of the Creditors to recover from the Guarantor to the full extent of this guarantee as if such assurance, security, payment, release, settlement, discharge or arrangement had never been granted, given or made. Any such release, settlement, discharge or arrangement shall as between the Creditors and the Guarantor, be deemed to have been given or made upon the express condition that it shall become and be wholly void and of no effect if the assurance, security or payment on the faith of which it was made or given shall at any time thereafter be rescinded or avoided as aforesaid, to the intent so that the Creditors shall become and be entitled at any time after any such recission or avoidance to exercise all or any of the rights conferred upon the Creditors hereunder and of all other rights which by virtue and as a consequence of this guarantee the Creditors would have been entitled to exercise but for such release, settlement, discharge or arrangement.

          4.    Enforcing Rights Against Guarantor:    The Guarantor hereby waives the benefits of division and discussion. Without limiting the foregoing, no Creditor shall be obliged to take any action or to exhaust any recourse against any Debtor, any other person, or any security held at any time by any Creditor, nor to value any security held by any Creditor, before requiring, or being entitled to, payment from, and to enforce its rights and remedies against, the Guarantor under this guarantee. No Creditor shall be obliged to marshall any assets in favour of the Guarantor. Any third party dealing with any Creditor shall not be concerned to see or inquire as to the validity of any demand under this guarantee.

          5.    Guarantee Absolute:    (1) The liability of the Guarantor hereunder shall be absolute and unconditional and shall not be released, discharged, diminished, limited or in any way affected by any matter, act, failure to act, or circumstance whatsoever, including without limitation: (a) any lack of enforceability of any agreement between any Creditor and any Debtor or any document provided by any Debtor to any Creditor; (b) any failure on the part of any Debtor to carry out any rights or obligations under any agreement or document; (c) any change in the name, objects, powers, organization, share capital, constating documents, business, shareholders, directors or management of any Debtor; (d) any amalgamation, merger or consolidation of any Debtor into or with any other person or entity, or any sale, lease or transfer of all or any of the assets of any Debtor to any other person or entity; (e) any lack or limitation of power, incapacity or disability

F-B-2

  on the part of any Debtor or any of its directors, officers, shareholders, partners, employees or agents, or any other irregularity, defect or informality, or any fraud, on the part of any Debtor or any of its directors, officers, shareholders, employees or agents with respect to any or all of the Liabilities; (f) any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government or governmental authority; (g) the insolvency, bankruptcy, reorganization, winding-up or financial condition of any Debtor or any other person at any time; (h) any loss of or in respect of any security held by or on behalf of any Creditor, whether occasioned through the fault of a Creditor or otherwise; (i) any law, regulation, limitation period or other matter or circumstance which might otherwise constitute a defence available to, or a discharge of, a Debtor with respect to any or all of the Liabilities; (j) any loss or impairment of any right of the Guarantor to subrogation, reimbursement or contribution, whether or not as a result of any action taken or omitted to be taken by any Creditor; and (k) anything done, omitted to be done, suffered or permitted by any Creditor in connection with all or any of the Liabilities or otherwise or in connection with any security held by or on behalf of any Creditor (whether relating to the Liabilities or otherwise), or which might otherwise operate to release, discharge, diminish or limit in any way the liability of, or otherwise provide a defence to, a guarantor or surety.

          (2)   The Creditors may, with respect to all or any of the Liabilities and without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's liability hereunder: (a) amend, alter or vary any of their agreements with any of the Debtors or any other person; (b) grant time, renewals, extensions, indulgences, releases and discharges to any Debtor or any other person; (c) increase or reduce the rate of interest on all or any of the Liabilities; (d) alter, compromise, accelerate, extend or change the time or manner for payment by any Debtor of, or by any other person or persons liable to the Creditors in respect of any or all of the Liabilities; (e) take or abstain from taking security from any Debtor or any other person or from completing or perfecting any security taken; (f) release or add one or more guarantors or sureties, accept additional or substituted security, or release or subordinate any security; (g) accept compromises from any Debtor or any other person; (h) apply all money at any time received from any Debtor or from any person other than the Guarantor or from any security upon such part of the Liabilities as the Creditors may see fit, and change any such application from time to time in their discretion, or keep such money in a separate account for such period as the Creditors may determine without application to the Liabilities; and (i) otherwise deal with the Debtors, the Guarantor and all other persons and security as the Creditors may determine. The Creditors may apply all money at any time received from the Guarantor hereunder upon such part of the Liabilities as the Creditors may see fit, and may change any such application from time to time in their discretion.

          6.    Indemnity:    If any amount in respect of the Liabilities is not recoverable from the Guarantor hereunder on the basis of a guarantee, then, notwithstanding any other provision hereof, (a) the Guarantor shall be liable hereunder as principal debtor in respect of the due payment of such amount, and shall pay such amount to Molson for the benefit of the Creditors after demand as herein provided, and (b) the Guarantor shall indemnify and saves each of the Creditors harmless from and against all losses, costs, damages, expenses, claims and liabilities that such Creditor may suffer or incur in connection with or in respect of any failure by the applicable Debtor for any reason to pay or perform any such Liability and shall pay the amount of such loss, cost, damage, expense, claim or liability to Molson for the benefit of the applicable Creditor after written demand for same by Molson.

          7.    Conclusive Statement:    Any account settled or stated by or between a Creditor and a Debtor at any time respecting the Liabilities shall be prima facie evidence that the balance or amount thereof appearing due to the applicable Creditor is so due.

          8.    Stay of Acceleration, etc.:    If acceleration of the time for payment, or the liability of a Debtor to make any payment, of any amount specified to be payable by a Debtor in respect of the

F-B-3

  Liabilities is stayed, prohibited or otherwise affected upon the insolvency, bankruptcy, reorganization or winding-up of such Debtor or any moratorium affecting the payment of the Liabilities by such Debtor, all such amounts otherwise subject to acceleration or payment shall nonetheless be deemed for all purposes of this guarantee to be and to become due and payable by such Debtor and shall be payable by the Guarantor hereunder forthwith after demand by Molson.

          9.    Subrogation, etc.:    Until the Liabilities have been paid in full, the Guarantor shall not exercise or enforce any right of subrogation against any Debtor. In case of the insolvency, bankruptcy, reorganization or winding-up of a Debtor (whether voluntary or compulsory) or in the event that a Debtor shall make a bulk sale of any assets or scheme of arrangement with creditors, all dividends and other payments which may be due or payable to the Guarantor are hereby assigned and transferred to and shall be due and paid to Molson for the benefit of the Creditors on account of the Liabilities, and for such payment to Molson this shall be a sufficient warrant and authority to any person making the same. The Guarantor shall continue liable under this guarantee for any balance of the Liabilities which may be owing to the Creditors by a Debtor, and in the event of the valuation by the Creditors of any of their security and/or retention thereof by the Creditors in accordance with the Bankruptcy and Insolvency Act (Canada) or any other applicable legislation, such valuation and/or continuation shall not as between the Creditors and the Guarantor, be considered as a purchase of such security, or as payment or satisfaction or reduction of all or any part of the Liabilities.

          10.    Amounts Owed by Debtors.    All present and future indebtedness and liabilities of each of the Debtors to the Guarantor are, effective from and after the date of any demand under this guarantee, postponed and subordinated to the full and final payment of all Liabilities, and until otherwise agreed in writing by the Creditors, all moneys received by the Guarantor in respect of any such indebtedness and liabilities at any such time shall be received as mandatary and agent for the Creditors, shall be kept by the Guarantor separate and apart from its other assets, and shall be paid over to Molson on account of the Liabilities.

          11.    Alteration or Waiver:    No alteration or waiver of this guarantee or of any of its terms, provisions or conditions shall be binding on the Creditors unless made in writing by an authorized officer of Molson. No failure on the part of any Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other right.

          12.    Rights Not Exhaustive:    All rights, powers and remedies of the Creditors hereunder shall be in addition to all rights, powers and remedies given to the Creditors at law, in equity, under statute, by agreement or otherwise. All such rights, powers and remedies are cumulative and not alternative and shall not be exhausted by any exercise thereof against the Guarantor or by any number of successive actions until and unless all of the Liabilities have been paid and each of the Guarantor's obligations hereunder has been fully performed. This guarantee is in addition to and not in substitution for any security held at any time by any of the Creditors.

          13.    Severability:    Any provision of this guarantee which is or is deemed to be void, prohibited or unenforceable in any jurisdiction shall be severed from this guarantee with respect to such jurisdiction, without in any way invalidating the remaining provisions of this guarantee and without affecting such provision in any other jurisdiction.

          14.    Delivery and Completeness of Guarantee:    Upon this guarantee, bearing the signature of the Guarantor, coming into the possession of Molson, the same shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability except as set forth herein, and no statement, representation, agreement or promise on the part of any officer, employee or agent of any Creditor, unless contained herein, forms any part of this guarantee or has induced the making

F-B-4

  of this guarantee or shall be deemed in any way to affect the Guarantor's liability hereunder. This guarantee and the Share Exchange Documents constitute the entire agreement between the Creditors and the Guarantor with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between them with respect thereto.

          15.    Financial Condition:    The Guarantor is fully aware of the financial condition of each of the Debtors, has made all inquiries which the Guarantor feels are necessary and acknowledges that the Guarantor has received no information from any Creditor regarding any Debtor or its financial condition.

          16.    No Set-off:    All payments to be made by the Guarantor hereunder shall be made in immediately available funds and shall be made without set-off, counterclaim, or other deduction.

          17.    Expenses:    The Guarantor shall from time to time forthwith after demand by Molson pay to Molson all reasonable expenses (including reasonable legal fees) incurred by the Creditors in the preservation or enforcement of any of their rights hereunder.

          18.    Interest:    The liability of the Guarantor to make any payments under this guarantee will bear interest at a nominal rate per annum equal to the rate the Prime Rate in effect from time to time plus 2%, which rate per annum will change automatically without notice to the Guarantor as and when the Prime Rate changes. Such interest will be payable by the Guarantor on demand and will be calculated, but not compounded, daily (both before and after judgement) from and including the date such payment becomes due and payable by the Guarantor under this guarantee to but not including the date of payment. The term "Prime Rate" shall mean the reference rate of interest (however designated) of                        for determining interest chargeable by it on Cdn. dollar commercial loans made in Canada.

          19    Communications:    Any notice or communication to be given hereunder may be effectively given by delivering the same at the addresses set forth in the first paragraph hereof or by sending the same by prepaid registered mail or facsimile transmission to the parties at such addresses to the attention of the                         in the case of the Guarantor and                        in the case of Molson. The facsimile number for the Guarantor is and for Molson is                        . Any notice so mailed shall be deemed to have been received on the fifth Business Day next following the mailing thereof, provided that postal service is in normal operation during such time. Any delivered or facsimile notice shall be deemed to have been received on transmission if the date thereof is a Business Day and if sent prior to 5:00 p.m. (local time of the recipient), and if not, on the next Business Day following transmission. Either party may from time to time notify the other party, in accordance with the provisions hereof, of any change of its address which thereafter, until changed by like notice, shall be the address of such party for all purposes of this guarantee.

          20.    Amalgamation.    The Guarantor acknowledges that if a Debtor amalgamates or consolidates with any other body corporate or person, this guarantee will extend to and include all indebtedness, liabilities and obligations of the amalgamated body corporate or consolidated person; the term "Debtor", where used in this guarantee, will extend to and include the amalgamated body corporate or consolidated person; and the term "Liabilities", where used in this guarantee, will extend to and include the indebtedness, liabilities and obligations of the amalgamated body corporate or consolidated person of the nature described in paragraph 1 hereof.

          21.    Governing Law:    This guarantee shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with the laws of the Province of Québec, Canada, excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction, and without prejudice to or limitation of any other rights or remedies available to the Creditors under the laws of any jurisdiction where property or assets of the Guarantor may be found. The Guarantor hereby irrevocably attorns to

F-B-5

  the non-exclusive jurisdiction of the courts of the Province of Québec without prejudice to the right of the Creditors to commence an action against the Guarantor in any other jurisdiction.

          22.    Interpretation:    Any word herein importing the singular number shall include the plural and vice versa and any reference herein to a person shall include reference to an individual, a firm, a partnership, a corporation, an association, a government and any other entity of any nature whatsoever and vice versa. The headings used in this guarantee are for convenience only and do not form a part of this guarantee nor are they intended to interpret, define or limit the scope, extent or intent of this guarantee or any provision hereof.

          23.    Language Clause:    The parties hereto have expressly required that this guarantee and all deeds, documents and notices relating thereto be drafted in the English language. Les parties aux présentes ont expressément exigé que la présente convention et tous les autres contrats, documents ou avis qui y sont afférents soient rédiges en langue anglaise.

          24.    Binding Nature:    This guarantee shall extend to and enure to the benefit of the Creditors and their respective successors and assigns and shall be binding on the Guarantor and its successors. The Guarantor may not assign its obligations under this guarantee.

          25.    Counterparts:    This guarantee may be executed by the parties in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument, and delivery of counterparts may be effected by means of a telecopied transmission.

F-B-6

        IN WITNESS OF WHICH, the Guarantor has caused this guarantee to be duly executed as of the date indicated on the first page of this guarantee.

By:
Name: • Title: •

        Read and Accepted as of the date indicated on the first page of this guarantee.

MOLSON INC., on its own behalf and on behalf of its Related Parties
By:
Name: • Title: •
ADOLPH COORS COMPANY, on its own behalf and on behalf of its Related Parties
By:
Name: • Title: •
[CALLCO], on its own behalf and on behalf of its Related Parties
By:
Name: • Title: •
COORS CANADA, INC., on its own behalf and on behalf of its Related Parties
By:
Name: • Title: •
[HOLDCO-2], on its own behalf and on behalf of its Related Parties
By:
Name: • Title: •

F-B-7

EXHIBIT G

RESTATED CERTIFICATE OF INCORPORATION
OF
MOLSON COORS BREWING COMPANY

(A Delaware Corporation)

        The undersigned, being the Chief Legal Officer of Adolph Coors Company (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          A.    The name of the Corporation is Adolph Coors Company. The Corporation's original Certificate of Incorporation was filed under the same name with the Secretary of State of the State of Delaware on August 14, 2003.

          B.    This Restated Certificate of Incorporation, which amends and restates the original Certificate of Incorporation, was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL").

          C.    The Certificate of Incorporation of the Corporation is hereby amended and restated so as to read in its entirety as follows:

        FIRST.    The name of the corporation is Molson Coors Brewing Company (the "Corporation").

        SECOND.    The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

        THIRD.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

  FOURTH.

        (a)   The total number of shares of all classes of stock which the Corporation shall have authority to issue is 325,000,002, to be divided into five (5) classes, of which 150,000,000 shares, par value of $0.01 (voting), shall be designated as Class A Common Stock ("Class A Common Stock"); one (1) share, par value of $0.01 (voting), shall be designated as Special Class A Voting Stock ("Special Class A Voting Stock"); 150,000,000 shares, par value of $0.01 (non-voting), shall be designated as Class B Common Stock ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock"); one (1) share, par value of $0.01 (non-voting) shall be designated as Special Class B Voting Stock ("Special Class B Voting Stock"); and twenty-five million (25,000,000) shares, par value of $0.01, shall be designated as Preferred Stock ("Preferred Stock").

        (b)   The relative rights, privileges and limitations of the shares of each class of Common Stock are as follows:

          (1)   The Class A Common Stock and the Class B Common Stock shall be identical in all respects, share for share, except with respect to the right to vote and except as otherwise provided in this Restated Certificate of Incorporation. The Special Class A Voting Stock and the Special Class B Voting Stock shall be identical in all respects, share for share, except with respect to the right to vote and except as otherwise provided in this Restated Certificate of Incorporation. Except as otherwise specifically provided herein, the right to vote for all purposes shall be vested exclusively in the holders of Class A Common Stock and Special Class A Voting Stock (the "Class A Holders"), voting together as a single class as further described in subparagraph (3) below (except as otherwise provided herein or required by applicable law). The holders of

  Class A Common Stock shall be entitled to one (1) vote per share of Class A Common Stock on each matter for which holders of Class A Common Stock are entitled to vote.

          (2)   The holders of Class B Common Stock and Special Class B Voting Stock (the "Class B Holders"), voting together as a single class as further described in subparagraph (4) below, shall be entitled, voting as a class separately from the Class A Holders, to elect at each annual meeting of the Corporation's stockholders three (3) members of the board of directors of the Corporation (the "Board of Directors") but, except where applicable provisions of the DGCL or this Restated Certificate of Incorporation require otherwise, shall otherwise have no right to vote either for the election of directors or for any other purpose. Without limiting the foregoing, except as set forth in paragraph (b) of Article Ninth, the Class B Holders shall have no right to vote on the removal of directors from the Board of Directors. The holders of Class B Common Stock shall be entitled to one (1) vote per share of Class B Common Stock on each matter on which holders of Class B Common Stock are entitled to vote. Each Class B Holder shall be entitled to receive notice of, and to receive all materials distributed to the stockholders with respect to, and to attend, all meetings of the stockholders of the Corporation (other than with respect to class meetings of holders of Preferred Stock).

          (3)   The holder of the Special Class A Voting Stock shall be entitled to vote on all matters submitted to a vote of the holders of Class A Common Stock (whether at an annual or special meeting or by written consent), voting together with the holders of Class A Common Stock as a single class (except as otherwise provided herein or required by applicable law), and the holder of the Special Class A Voting Stock shall be entitled to cast on any such matter a number of votes equal to the number of Class A non-voting exchangeable shares ("Exchangeable Class A Shares") of Coors Canada Inc., a Canadian corporation ("Exchangeco"), and its successors-at-law, whether by merger, amalgamation or otherwise, outstanding as of the record date for such annual or special meeting or written consent of stockholders and not belonging to the Corporation or any other entity of which a majority of the shares (or similar interests) entitled to vote in the election of members of the board of directors (or similar governing body) of such other entity is held, directly or indirectly, by the Corporation (any such entity, a "subsidiary" of the Corporation). At such time as no Exchangeable Class A Shares (other than Exchangeable Class A Shares belonging to the Corporation or any subsidiary of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Exchangeable Class A Shares to any person (other than the Corporation or any subsidiary of the Corporation), the share of Special Class A Voting Stock shall be automatically redeemed for $0.01, but only out of funds legally available therefor, and upon any such redemption of the Special Class A Voting Stock by the Corporation, the share of Special Class A Voting Stock shall be deemed retired and canceled and may not be reissued.

          (4)   The holder of the Special Class B Voting Stock shall be entitled to vote on all matters submitted to a vote of the holders of Class B Common Stock (whether at an annual or special meeting), voting together with the holders of Class B Common Stock as a single class (except as otherwise provided herein or required by applicable law), and the holder of the Special Class B Voting Stock shall be entitled to cast on any such matter a number of votes equal to the number of Class B non-voting exchangeable shares ("Exchangeable Class B Shares") of Exchangeco and its successors-at-law, whether by merger, amalgamation or otherwise, outstanding as of the record date for such annual or special meeting of stockholders and not belonging to the Corporation or any subsidiary of the Corporation. At such time as no Exchangeable Class B Shares (other than Exchangeable Class B Shares belonging to the Corporation or any subsidiary of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Exchangeable Class B Shares to any person (other than the Corporation or any subsidiary of the Corporation), the share of Special Class B Voting Stock shall be automatically redeemed for $0.01, but only out of funds legally available therefor, and upon any such redemption of the Special Class B Voting Stock by the Corporation, the share of Special Class B Voting Stock shall be deemed retired and canceled and may not be reissued.

          (5)   The affirmative vote of Class A Holders representing at least a majority of the votes entitled to be cast by all Class A Holders, voting together as a single class, shall be necessary for effecting the following actions:

              (i)  the issuance of (A) any shares of Class A Common Stock (other than pursuant to (x) the conversion of shares of Class B Common Stock pursuant to Article Fifth or (y) the exchange or redemption of Exchangeable Class A Shares pursuant to the terms of such shares) or securities (other than Class B Common Stock) convertible into or exercisable for Class A Common Stock, (B) any shares of Class B Common Stock (other than pursuant to (x) the conversion of shares of Class A Common Stock pursuant to Article Fifth or Article Sixth or (y) the exchange or redemption of Exchangeable Class B Shares pursuant to the terms of such shares) or securities (other than Class A Common Stock) convertible into or exercisable for Class B Common Stock whether in a single transaction or in a series of related transactions, if the number of shares to be so issued (including upon conversion or exchange) is, or will be upon issuance, equal to or in excess of twenty percent (20%) of the number of shares of Class B Common Stock outstanding before the issuance of such Class B Common Stock (or securities convertible into or exercisable for shares of Class B Common Stock) or (C) any shares of Preferred Stock having any voting rights other than those expressly required by the DGCL;

             (ii)  the sale, transfer or other disposition (whether directly by the Corporation or indirectly through any of its subsidiaries) of any capital stock (or any securities convertible into or exchangeable for such capital stock) of either Molson Inc. or any of its successors (collectively, "Molson") or Coors Brewing Company or any of its successors (collectively, "CBC") or the issuance by Molson or CBC of any shares of its capital stock; provided, however, that the foregoing restrictions shall not apply to any such sale, transfer, disposition or issuance of capital stock of Molson or CBC, as the case may be, if, after giving effect thereto, the Corporation continues to own, either directly or together with its wholly-owned subsidiaries, 100% of the capital stock of Molson or CBC, as the case may be;

            (iii)  the sale, transfer or other disposition of all or substantially all of the assets of Molson or CBC (whether directly by Molson or CBC or indirectly through any of their respective subsidiaries, and whether in a single transaction or in a series of related transactions);

            (iv)  any decrease in the number of members of the Board of Directors to a number less than fifteen (15); and

             (v)  any action to permit or cause any of the actions set forth in clauses (i) through (iv) above.

          (6)   The Class A Holders and the Class B Holders shall have the right to vote, as separate classes and not jointly, on (i) any agreement of merger that requires stockholder approval under the DGCL or a statutory share exchange (but only to the extent that the DGCL is hereafter amended to provide for such a statutory share exchange), (ii) any sale, lease or exchange of all or substantially all of the property and assets of the Corporation (other than to or with any entity that is directly or indirectly wholly owned by the Corporation) or any sale, lease or exchange of all or substantially all of the property and assets of any entity (A) of which the Corporation is in possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting shares or interests, by contract or otherwise and (B) whose shares or other interests held by the Corporation constitute all or substantially all of the property and assets of the Corporation, (iii) any proposal to dissolve the Corporation or any proposal to revoke the dissolution of the Corporation or (iv) any amendment to this Restated Certificate of Incorporation that requires stockholder approval under this Restated Certificate of Incorporation or the DGCL and that would (A) increase or decrease the aggregate number of the authorized shares of Class B Common Stock; (B) change the designations, preferences, limitations, or relative rights of any shares of Class B Common Stock; (C) change the shares of all or part of Class B Common Stock into a different number of shares of the same class; (D) increase the rights, preferences or number of authorized shares of any other class that is equal or superior to Class B Common Stock with respect to distribution or dissolution rights (a "co-equal class"), (E) create any new co-equal class; (F) other than pursuant to Articles Fifth or Sixth, exchange or reclassify any shares of Class B Common Stock into shares of another class, or exchange, reclassify or create the right of exchange of any shares of another class into shares of Class B Common Stock; or (G) limit or deny existing preemptive rights of, or cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on, any shares of Class B Common Stock. The vote required to approve the foregoing actions is the affirmative vote of the holders of a majority in voting power of the Class A Holders entitled to vote thereon and the holders of a majority in voting power of the Class B Holders entitled to vote thereon, each voting as a separate class and not jointly. For the avoidance of doubt, for purposes of clause (iv) above, the creation or issuance of any series of preferred stock pursuant to paragraph (c) of this Article Fourth shall not be deemed an amendment to this Restated Certificate of Incorporation that requires stockholder approval pursuant to this subparagraph (6).

          (7)   Subject to the rights of the holders of any series of Preferred Stock and subject to subparagraph (8) below, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive such dividends (whether payable in cash or otherwise) as shall be declared from time to time by the Board of Directors out of funds legally available therefor, except that so long as any shares of Class B Common Stock are outstanding, no dividends shall be declared or paid, in cash or otherwise, on any Class A Common Stock or Class B Common Stock unless at the same time there shall be declared or paid, as the case may be, a dividend on Class B Common Stock or Class A Common Stock, as applicable, in an amount per share (or, in the case of a dividend declared or paid in the form of shares of Common Stock, a number per share) equal to the amount (or number) per share of the dividend declared or paid on the Class A Common Stock or Class B Common Stock, as applicable.

          (8)   Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors may declare and distribute dividends pro rata to the holders of Class A Common Stock and the holders of Class B Common Stock in the form of shares of Common Stock of the Corporation. Dividends payable in Common Stock to the holders of Class A Common Stock may be made in authorized and unissued shares of Class A Common Stock or in authorized and unissued shares of Class B Common Stock, as the Board of Directors determines. Dividends payable in Common Stock to the holders of Class B Common Stock may be made only in authorized and unissued shares of Class B Common Stock.

          (9)   The holder of the Special Class A Voting Stock and the holder of the Special Class B Voting Stock shall not be entitled to receive any dividends or other distributions or to receive or participate in any distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          (10) Notwithstanding subparagraphs (1) and (2) above, at any time when, and only for so long as, the Corporation has no shares of Class A Common Stock and no shares of Special Class A

  Voting Stock outstanding, the Class B Holders shall have, without further action by the Board of Directors or stockholders, the right to vote for the election of all of the Corporation's directors and for all other purposes, and all references in this Restated Certificate of Incorporation to required votes of the Class A Holders or to the right of Class A Holders to vote shall be deemed to refer to the Class B Holders. At such time as the Corporation reissues one or more shares of Class A Common Stock, the voting rights of the Class B Holders shall be as set forth in the foregoing subparagraphs and not in this subparagraph (10).

          (11) No action shall be taken by the Class B Holders except at an annual or special meeting, and the Class B Holders may not act by written consent.

          (12) The shares of Class B Common Stock shall be subject to conversion as set forth in Article Fifth and the shares of Class A Common Stock shall be subject to conversion as set forth in Article Sixth.

        (c)   Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the DGCL (a "Preferred Stock Designation"), setting forth such resolution, to establish by resolution from time to time the number of shares to be included in each such series, and to fix by resolution the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock.

        The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (1)   the distinctive serial designation of such series which shall distinguish it from other series;

          (2)   the number of shares included in such series;

          (3)   the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

          (4)   whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

          (5)   the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

          (6)   the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

          (7)   the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (8)   whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

          (9)   subject to subparagraph (b)(5)(i) of this Article Fourth, whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights required by law, and if so the terms of such voting rights.

        The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but, unless otherwise specified in a Preferred Stock Designation, in all other respects the shares of each series shall be of equal rank with each other regardless of series. Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, unless otherwise specified in the Preferred Stock Designation and subject to the rights of the holders of any series of Preferred Stock, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series or may reduce (but not below the number of shares thereof then outstanding) the number of shares constituting such series.

        (d)   The number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Class A Holders, irrespective of Section 242(b)(2) of the DGCL, without a separate class vote of the class to be increased or decreased; provided, however, that this provision shall not affect the requirement of any vote required pursuant to subparagraph (6) of paragraph (b) of the this Article Fourth or any Preferred Stock Designation.

  FIFTH.

        (e)   As used in this Article Fifth, the following terms have the following meanings:

          (1)   "affiliate" of a company means another company if one of them is a subsidiary of the other or if both are subsidiaries of the same company or if each of them is controlled by the same person or company;

          (2)   "associate", where used to indicate a relationship with any person or company means,

              (i)  any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than ten percent (10%) of the voting rights attached to all voting securities of the company for the time being outstanding,

             (ii)  any partner of that person or company,

            (iii)  any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity,

            (iv)  any relative of that person who resides in the same home as that person,

             (v)  any person who resides in the same home as that person and to whom that person is married, or any person of the opposite sex or the same sex who resides in the same home as that person and with whom that person is living in a conjugal relationship outside marriage, or

            (vi)  any relative of a person mentioned in clause (v) who has the same home as that person;

          (3)   "controlled companies"—a company shall be deemed to be controlled by another person or company or by two or more companies, if:

              (i)  voting securities of the first-mentioned company carrying more than fifty percent (50%) of the votes for the election of the directors are held, otherwise than by way of security only, by or for the benefit of the other person or company or by or for the benefit of the other companies, and

             (ii)  the votes represented by such securities are entitled, if exercised, to elect a majority of the board of directors of the first-mentioned company;

          (4)   "Conversion Period" means the period of time commencing on the eighth (8th) day after the Offer Date and terminating on the Expiration Date;

          (5)   "Converted Shares" means shares of Class A Common Stock resulting from the conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph (b) of this Article Fifth;

          (6)   "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder;

          (7)   "Exchangeable Converted Shares" means shares of Class A Common Stock resulting from the conversion of Exchangeable Class B Shares into Exchangeable Class A Shares pursuant to Article 15 of the Exchangeable Share Provisions and the subsequent exchange thereof into Class A Common Stock pursuant to Article 6 of the Exchangeable Share Provisions;

          (8)   "Exclusionary Offer" means an offer to purchase shares of Class A Common Stock that:

              (i)  (A) must, by reason of applicable securities laws (including Rule 14d-10 under the Exchange Act or any successor provisions) or the requirements of a stock exchange on which shares of Class A Common Stock are listed, be open to all or substantially all holders of shares of Class A Common Stock or (B) would, if such offer were made in Canada or a province of Canada, be required to be made to all or substantially all holders of shares of Class A Common Stock resident in Canada or a province of Canada by reason of applicable securities laws of Canada or a province of Canada, the requirements of a stock exchange on which shares of Class A Common Stock are listed or the requirements of the Canada Business Corporations Act; and

             (ii)  is not made concurrently with a Qualifying Class B Offer;

  and for the purposes of this definition, the varying of any term of the offer for Class A Common Stock shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase shares of Class B Common Stock.

          (9)   "Expiration Date" means the last date upon which holders of shares of Class A Common Stock may accept an Exclusionary Offer;

          (10) "Offer Date" means the date on which an Exclusionary Offer is made;

          (11) "Offeror" means a person or company that makes an offer to purchase shares of Class A Common Stock (the "bidder"), and includes any associate or affiliate of the bidder or any person or company that is disclosed or required to be disclosed in the offering document relating to such offer to be acting jointly or in concert with the bidder;

          (12) "Qualifying Class B Offer" means an offer to purchase shares of Class B Common Stock that is identical to a concurrent offer to purchase shares of Class A Common Stock in terms of price per share and percentage of outstanding shares to be purchased (exclusive of shares owned immediately prior to the offer by the Offeror) and in all other respects (except with respect to the conditions that may be attached to the offer for shares of Class A Common Stock), and having no conditions thereto other than the right not to purchase and pay for shares of Class B Common Stock tendered if no shares of Class A Common Stock are purchased pursuant to the offer for shares of Class A Common Stock; and

          (13) "transfer agent" means the transfer agent from time to time for the shares of Class A Common Stock;

        (f)    Subject to paragraph (e) of this Article Fifth, if an Exclusionary Offer is made, each outstanding share of Class B Common Stock shall be convertible into one (1) fully paid and non-assessable share of Class A Common Stock at the option of the holder thereof during the Conversion Period. The conversion right provided for in this paragraph (b) shall be exercised by notice in writing given to the transfer agent accompanied by the stock certificate or certificates representing the shares of Class B Common Stock which the holder desires to convert, and such notice shall be executed by the person registered on the books of the Corporation as the holder of the shares of Class B Common Stock, or by his or her attorney duly authorized in writing, and shall specify the number of shares of Class B Common Stock which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and stock certificate or certificates, the Corporation shall issue or cause to be issued a stock certificate representing fully-paid shares of Class A Common Stock as prescribed above and in accordance with paragraph (d) of this Article Fifth. If less than all of the shares of Class B Common Stock represented by any stock certificate are to be converted, the holder shall be entitled to receive a new stock certificate representing in the aggregate the number of shares of Class B Common Stock represented by the original stock certificate that are not to be converted.

        (g)   An election by a holder of shares of Class B Common Stock to exercise the conversion right provided for in paragraph (b) of this Article Fifth shall not be valid unless accompanied by irrevocable elections by such holder (i) to tender the Converted Shares into the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer in accordance with the terms thereof and applicable law); (ii) to exercise the right contained in the terms and conditions of the Converted Shares to convert into shares of Class B Common Stock all Converted Shares in respect of which such holder exercises his or her right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately purchased under the Exclusionary Offer; and (iii) to appoint the transfer agent as agent of such holder for the purpose of holding and tendering certificates representing such Converted Shares in accordance with paragraph (d) of this Article Fifth. Any such election shall provide that the conversion of Converted Shares into shares of Class B Common Stock pursuant to such election in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised, and that if the right of withdrawal is not exercised, any conversion into shares of Class B Common Stock pursuant to such election shall become effective:

          (1)   in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required under applicable securities laws to purchase and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

          (2)   in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

        (h)   No stock certificates representing Converted Shares or Exchangeable Converted Shares shall be delivered to or to the order of the holders of the shares before such shares are tendered into the Exclusionary Offer; the transfer agent, on behalf of the holders of the Converted Shares or Exchangeable Converted Shares, shall tender pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares or Exchangeable Converted Shares. Upon completion of the Exclusionary Offer, the transfer agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Converted Shares or Exchangeable Converted Shares. If Converted Shares or Exchangeable Converted Shares are converted into shares of Class B Common Stock in accordance with the election required by paragraph (c) of this Article Fifth or Section 16.3 of the Exchangeable Share Provisions, the transfer agent shall deliver to the holders entitled thereto a stock certificate or certificates representing the shares of Class B Common Stock resulting from the conversion. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this paragraph (d).

  (i)
  Subject to paragraph (f) of this Article Fifth, the conversion right provided for in paragraph (b) of this Article Fifth shall not come into effect if:

          (1)   prior to the Offer Date there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more stockholders of the Corporation or stockholders of Exchangeco owning, in the aggregate, as of the Offer Date, more than fifty percent (50%) of the then outstanding shares of Class A Common Stock and Exchangeable Class A Shares, in each case exclusive of shares owned immediately prior to the Offer Date by the Offeror, which certificate or certificates shall confirm, in the case of each such stockholder, that such stockholder shall not:

              (i)  tender any shares in acceptance of any Exclusionary Offer without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven (7) days prior to the Expiration Date;

             (ii)  make any Exclusionary Offer;

            (iii)  act jointly or in concert with any person or company that makes any Exclusionary Offer; or

            (iv)  transfer any shares of Class A Common Stock or Exchangeable Class A Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven (7) days prior to the Expiration Date, which notice shall state, if known to the transferor, the names of the transferees and the number of shares of Class A Common Stock and Exchangeable Class A Shares transferred or to be transferred to each transferee;

          (2)   as of the end of the seventh (7th) day after the Offer Date there has been delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more stockholders of the Corporation or stockholders of Exchangeco owning, in the aggregate, more than fifty percent (50%) of the then outstanding shares of Class A Common Stock and Exchangeable Class A Shares, exclusive of shares owned immediately prior to the Offer Date by the Offeror, which certificate or certificates shall confirm, in the case of each such stockholder:

              (i)  the number of shares of Class A Common Stock and Exchangeable Class A Shares owned by the stockholder;

            (ii)   that such stockholder is not making the Exclusionary Offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the Exclusionary Offer;

            (iii)  that such stockholder shall not tender any shares in acceptance of the Exclusionary Offer, including any varied form of the Exclusionary Offer, without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven (7) days prior to the Expiration Date; and

            (iv)  that such stockholder shall not transfer any shares of Class A Common Stock or Exchangeable Class A Shares, directly or indirectly, prior to the Expiration Date without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at last seven (7) days prior to the Expiration Date, which notice shall state, if known to the transferor, the names of the transferees and the number of shares of Class A Common Stock and Exchangeable Class A Shares transferred or to be transferred to each transferee; or

          (3)   as of the end of the seventh (7th) day after the Offer Date a combination of certificates that comply with either subparagraph (1) or (2) above from stockholders of the Corporation or stockholders of Exchangeco owning, in the aggregate, more than fifty percent (50%) of the then outstanding shares of Class A Common Stock and Exchangeable Class A Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, has been delivered to the transfer agent and to the Secretary of the Corporation.

        (j)    If a notice referred to in clause (e)(1)(i), (e)(1)(iv), (e)(2)(iii) or (e)(2)(iv) is given and the conversion right provided for in paragraph (b) of this Article Fifth has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh (7th) day following the Offer Date, whichever is later, determine the number of shares of Class A Common Stock and Exchangeable Class A Shares in respect of which certificates have been delivered that comply with either subparagraph (e)(1) or (e)(2). For the purpose of this determination, (i) certificates in respect of which such a notice has been filed shall not be regarded as delivered insofar as the shares of Class A Common Stock or Exchangeable Class A Shares to which the notice relates are concerned; (ii) the transfer that is the subject of any notice referred to in clause (e)(1)(iv) or (e)(2)(iv) shall be deemed to have already taken place at the time of the determination; and (iii) the transferee in the case of any notice referred to in clause (e)(1)(iv) or (e)(2)(iv) shall be deemed to be a person or company from whom the transfer agent does not have a certificate unless the transfer agent is otherwise advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person or company from whom the transfer agent has received delivery of a certificate. If the number of shares of Class A Common Stock and Exchangeable Class A Shares so determined to be subject to certificates delivered pursuant to subparagraph (e)(1) or (e)(2) does not exceed fifty percent (50%) of the number of then outstanding shares of Class A Common Stock and Exchangeable Class A Shares, exclusive of shares owned immediately prior to the Offer Date by the Offeror, paragraph (e) of this Article Fifth shall cease to apply and the conversion right provided for in paragraph (b) of this Article Fifth shall be in effect for the remainder of the Conversion Period.

        (k)   As soon as reasonably possible after the seventh (7th) day after the Offer Date, the Corporation shall send to each holder of shares of Class B Common Stock with a copy to the trustee under the Voting and Exchange Trust Agreement entered into with respect to the Exchangeable Class B Shares a notice advising such holders as to whether they are entitled to convert their shares of Class B Common Stock into shares of Class A Common Stock and the reasons therefor. If such notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of paragraph (f) of this Article Fifth or otherwise, the Corporation shall forthwith send another notice to the holders of shares of Class B Common Stock advising them of that fact and the reasons therefor.

        (l)    If a notice referred to in paragraph (g) of this Article Fifth discloses that the conversion right provided for in paragraph (b) of this Article Fifth has come into effect, the notice shall:

          (1)   include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

          (2)   include the information set forth in paragraph (c) of this Article Fifth; and

          (3)   be accompanied by a copy of the offer and all other material sent to holders of shares of Class A Common Stock in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of shares of Class A Common Stock in respect of the offer, the Corporation shall send a copy of such additional material to each holder of shares of Class B Common Stock.

        (m)  Prior to or forthwith after sending any notice referred to in paragraph (g) of this Article Fifth, the Corporation shall cause a press release to be issued to a U.S. and Canadian national newswire service, describing the contents of the notice.

        (n)   No stock certificates representing Exchangeable Converted Shares shall be delivered to or to the order of the holders of the shares before such shares are tendered into the Exclusionary Offer; the transfer agent, on behalf of the holders of the Exchangeable Converted Shares, shall tender pursuant to the Exclusionary Offer a certificate or certificates representing the Exchangeable Converted Shares. Upon completion of the Exclusionary Offer, the transfer agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Exchangeable Converted Shares. If the Exchangeable Converted Shares are converted into shares of Class B Common Stock in accordance with the notice of irrevocable election pursuant to Section 16.3 of the Exchangeable Share Provisions (the "Exchangeable Election") delivered to the transfer agent, the transfer agent shall deliver to the holders entitled thereto a stock certificate or certificates representing the shares of Class B Common Stock resulting from the conversion. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this paragraph (j). The Corporation shall be entitled to rely on the Exchangeable Election in converting Exchangeable Converted Shares into shares of Class B Common Stock. If the right of withdrawal from the Exclusionary Offer is not exercised by the holder of Exchangeable Converted Shares, any conversion into shares of Class B Common Stock pursuant to the Exchangeable Election shall become effective:

          (1)   in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offer is required under applicable securities laws to purchase and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

          (2)   in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

  SIXTH.

        (a)   Subject to and in compliance with the provisions of this Article Sixth, each holder of shares of Class A Common Stock may, at any time and from time to time, at such holder's election, convert any or all outstanding shares of Class A Common Stock held by such holder into shares of Class B Common Stock (any such conversion, a "Conversion") pursuant to the provisions of this paragraph (a) of Article Sixth. In order to effect a Conversion, a holder of shares of Class A Common Stock must deliver to the Secretary of the Corporation (i) a written notice of such holder's election to convert (a "Notice of Conversion") shares of Class A Common Stock specifying the number of shares to be converted and (ii) the certificate or certificates representing such shares. Such Notice of Conversion, once delivered to the Secretary of the Corporation, shall be irrevocable. As promptly as practicable after receipt by the Secretary of the Corporation of such Notice of Conversion and such certificate or certificates, the Corporation shall issue and shall deliver to such holder a certificate or certificates for the number of shares of Class B Common Stock issuable upon such Conversion in accordance with the provisions of this Article Sixth. In the event of a Conversion of a certificate or certificates in part, the Corporation shall also issue to such holder a certificate or certificates for the number of shares of Class A Common Stock not being so converted. A Conversion shall be deemed to have been consummated immediately prior to the close of business on the date the Secretary of the Corporation receives the Notice of Conversion of the holder of Class A Common Shares electing to make such Conversion (the "Conversion Date"), or if the Conversion Date is not a business day, then the next business day, and as of such date such holder shall be deemed to be a holder of record of the number of shares of Class B Common Stock issuable upon such Conversion in accordance with this Article Sixth notwithstanding that the share register of the Corporation may then be closed or that a certificate or certificates representing such shares of Class B Common Stock shall not then actually be issued or delivered to such holder.

        (b)   Upon any Conversion the holder of shares of Class A Common Stock being converted shall receive a number of shares of Class B Common Stock equal to the number of shares of Class A Common Stock being converted.

        (c)   Notwithstanding anything herein to the contrary, prior to the delivery of any shares of Class B Common Stock that the Corporation is obligated to deliver pursuant to any Conversion, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation in connection with such Conversion.

        (d)   The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class B Common Stock upon any Conversion, other than any tax payable in respect of any transfer involved in the issue or delivery of Class B Common Stock in a name other than that of the holder of the shares of Class A Common Stock converted pursuant to such Conversion immediately prior to such Conversion. The Corporation shall have the right not to issue or deliver any shares of Class B Common Stock in a name other than that of the holder of the shares of Class A Common Stock converted pursuant to a Conversion immediately prior to such Conversion unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        SEVENTH.    The Board of Directors is authorized to adopt, amend or repeal the bylaws of the Corporation (the "Bylaws"); provided, that the power of the Board of Directors to adopt, amend or repeal the Bylaws may be limited by an amendment to the Bylaws adopted by the holders of Class A Common Stock that provides that a particular Bylaw or Bylaws may only be adopted, amended or repealed by the holders of Class A Common Stock.

        EIGHTH.    Elections of directors need not be by written ballot except and to the extent provided in the Bylaws.

  NINTH.

        (a)   Subject to subparagraph (b)(5)(iv) of Article Fourth, the number of directors of the Corporation shall be determined exclusively by resolution of the Board of Directors adopted in accordance with the requirements of the Bylaws.

        (b)   Any director or the entire Board of Directors may be removed with cause by a vote of the holders of a majority of the total votes entitled to be cast by the holders of the Class A Common Stock, Class B Common Stock, Special Class A Voting Stock, Special Class B Voting Stock and any then outstanding series of Preferred Stock entitled to vote on the election of directors, voting together as a single class. Any director may be removed without cause by a vote of the holders of a majority of the total votes entitled to be cast by the holders of the class or classes of stock the holders of which elected such director.

  TENTH.

        (a)   As used in this Article Tenth, the following terms have the following meanings:

          (1)   "Class A Coors Voting Trust Agreement" has the meaning set forth in the Combination Agreement.

          (2)   "Combination Agreement" means the Combination Agreement, dated as of July 21, 2004, by and among the Corporation, Exchangeco and Molson Inc., a copy of which will be made available to any stockholder who requests such, without charge.

          (3)   "Coors Beneficiary Representative" has the meaning set forth in the Class A Coors Voting Trust Agreement.

          (4)   "Coors Family Group Beneficiaries" has the meaning set forth in the Class A Coors Voting Trust Agreement.

          (5)   "Continuing Representative" has the meaning set forth in the Class A Coors Voting Trust Agreement.

          (6)   "Independent Director" means any director who is independent of the management of the Corporation and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests or relationships arising from ownership of shares of stock.

          (7)   "Molson Beneficiary Representative" has the meaning set forth in the Class A Coors Voting Trust Agreement.

          (8)   "Molson Family Group Beneficiaries" has the meaning set forth in the Class A Coors Voting Trust Agreement.

        (b)   Other than as set forth in paragraph (i) below, and in accordance with Section 141(a) of the DGCL, the full and exclusive power and authority otherwise conferred upon the Board of Directors to evaluate director candidates and nominate persons to stand for election to the Board of Directors or to fill vacancies on the Board of Directors or newly created directorships shall be exercised and performed by (1) the persons comprising the nominating committee and subcommittees referred to in this paragraph (b), (2) the Coors Beneficiary Representative and (3) the Molson Beneficiary Representative, in each case in accordance with the provisions of this Article Tenth. The Corporation shall have a nominating committee (the "Nominating Committee"), and such committee shall have two (2) subcommittees designated as the "Class A-C Nominating Subcommittee" and the "Class A-M Nominating Subcommittee", respectively, and referred to collectively as "subcommittees". The Nominating Committee and its subcommittees shall be constituted, and shall have power and authority, as set forth below.

        (c)   The Nominating Committee shall consist of five (5) directors of the Corporation, two (2) of which directors shall also constitute the Class A-C Nominating Subcommittee, two (2) of which directors shall also constitute the Class A-M Nominating Subcommittee and the remaining member of which shall be an Independent Director. As of the Effective Time referred to in the Combination Agreement, the members of the Nominating Committee and each of its subcommittees shall be the persons specified in Exhibit I of the Combination Agreement. Persons designated as members of the Nominating Committee and each of its subcommittees shall serve until their removal, resignation or retirement from the Board of Directors or death. Any vacancies on the Class A-C Nominating Subcommittee or the Class A-M Nominating Subcommittee shall be filled by the remaining member of such subcommittee; provided, that if there is no such remaining member at that time, all such vacancies shall be filled, in the case of the Class A-C Nominating Subcommittee, by the Coors Beneficiary

Representative (so long as the Coors Beneficiary Representative qualifies as a Continuing Representative) and, in the case of the Class A-M Nominating Subcommittee, by the Molson Beneficiary Representative (so long as the Molson Beneficiary Representative qualifies as a Continuing Representative). Vacancies in the remaining seat on the Nominating Committee shall be filled by the affirmative vote of at least three (3) members of the Nominating Committee.

        (d)   In accordance with Section 141(a) of the DGCL, the Class A-C Nominating Subcommittee shall have the exclusive power and authority otherwise conferred upon the Board of Directors to (i) nominate five (5) persons to stand for election by the Class A Holders at each annual meeting of stockholders (which persons, together with any persons designated as such in Exhibit I to the Combination Agreement and any persons referred to in clause (ii) or (iii) below, shall be referred herein to as "Coors Directors"), (ii) fill any vacancy created by the removal, resignation or retirement from the Board of Directors or the death of any Coors Director; provided, that if there is no remaining member of the Class A-C Nominating Subcommittee at that time, all such vacancies shall be filled by the Coors Beneficiary Representative (so long as the Coors Beneficiary Representative qualifies as a Continuing Representative), and (iii) upon any increase in the number of directors to be elected by the Class A Holders, appoint any number of such additional directors designated as Coors Directors by resolution of the Board of Directors adopted in accordance with the requirements of the Bylaws in connection with such increase. The Class A-C Nominating Subcommittee shall exercise its authority hereunder in a manner such that at all times at least a majority of the Coors Directors shall be Independent Directors.

        (e)   In accordance with Section 141(a) of the DGCL, the Class A-M Nominating Subcommittee shall have the exclusive power and authority otherwise conferred upon the Board of Directors to (i) nominate five (5) persons to stand for election by the Class A Holders at each annual meeting of stockholders (which persons, together with any persons designated as such in Exhibit I to the Combination Agreement and any persons referred to in clause (ii) or (iii) below, shall be referred herein to as "Molson Directors"), (ii) fill any vacancy created by the removal, resignation or retirement from the Board of Directors or the death of any Molson Director; provided, that if there is no remaining member of the Class A-M Nominating Subcommittee at that time, all such vacancies shall be filled by the Molson Beneficiary Representative (so long as the Molson Beneficiary Representative qualifies as a Continuing Representative), and (iii) upon any increase in the number of directors to be elected by the Class A Holders, appoint any number of such additional directors designated as Molson Directors by resolution of the Board of Directors adopted in accordance with the requirements of the Bylaws in connection with such increase. The Class A-M Nominating Subcommittee shall exercise its authority hereunder in a manner such that at all times at least a majority of the Molson Directors shall be Independent Directors.

        (f)    In accordance with Section 141(a) of the DGCL, the Nominating Committee shall have the exclusive power and authority otherwise conferred upon the Board of Directors to (i) nominate two (2) persons to stand for election by the Class A Holders at each annual meeting of stockholders (which persons, together with any persons referred to in clause (ii) or (iii) below, shall be referred herein to as "Nominating Committee Directors"), one of whom, subject to the fiduciary duties of the Nominating Committee, shall be the person who is then the Chief Executive Officer of the Corporation and one of whom, subject to the fiduciary duties of the Nominating Committee, shall initially be the person designated pursuant to Section 6.12(a) of the Combination Agreement and, after such person ceases to serve in the same position with the Corporation, a member of management approved by a vote of the Required Number (as defined in the Bylaws) of Directors, (ii) fill any vacancy created by the removal, resignation or retirement from the Board of Directors or the death of any director nominated by the Nominating Committee pursuant to this paragraph (f) with a person meeting the requirements set forth in clause (i) or (iii) of this paragraph (f), as applicable, and (iii) upon any increase in the number of directors to be elected by the Class A Holders, appoint any number of such additional directors designated as Nominating Committee Directors by resolution of the Board of Directors adopted in accordance with the requirements of the Bylaws in connection with such increase; provided that each such additional director so appointed shall be an Independent Director.

        (g)   Notwithstanding the foregoing provisions of this Article Tenth:

          (1)   In the event that the Coors Family Group Beneficiaries are no longer entitled to appoint a Coors Beneficiary Representative who would be a Continuing Representative, (i) the Class A-C Nominating Subcommittee shall be disbanded, (ii) the Nominating Committee seats formerly held by the members of such subcommittee shall thereupon be filled by Independent Directors appointed by the Board of Directors in accordance with Section 2.7 of the Bylaws and (iii) the nominating power and authority formerly vested in the Class A-C Nominating Subcommittee shall thereafter be vested in the full Nominating Committee; and

          (2)   In the event that the Molson Family Group Beneficiaries are no longer entitled to appoint a Molson Beneficiary Representative who would be a Continuing Representative, (i) the Class A-M Nominating Subcommittee shall be disbanded, (ii) the Nominating Committee seats formerly held by the members of such subcommittee shall thereupon be filled by Independent Directors appointed by the Board of Directors in accordance with Section 2.7 of the Bylaws and (iii) the nominating power and authority formerly vested in the Class A-M Nominating Subcommittee shall thereafter be vested in the full Nominating Committee.

        (h)   The Nominating Committee, the Class A-C Nominating Subcommittee and the Class A-M Nominating Subcommittee shall operate in accordance with the procedures established in Section 3.2 of the Bylaws.

        (i)    Subject to the rights of the stockholders of the Corporation to make nominations in compliance with the procedures set forth in the Bylaws, the Board of Directors, by resolution adopted in accordance with the requirements of the Bylaws, shall have the exclusive power and authority to (i) nominate three (3) persons to stand for election by the Class B Holders at each annual meeting of stockholders (which persons, together with any persons referred to in clause (ii) below, shall be referred herein to as "Class B Directors") (and to evaluate candidates for such nominations) and (ii) fill any vacancy created by the removal, resignation or retirement from the Board of Directors or the death of any director nominated by the Board of Directors pursuant to this paragraph (i). The Board of Directors shall exercise its authority hereunder in a manner such that at all times all of the Class B Directors shall be Independent Directors. As of the Effective Time referred to in the Combination Agreement, the initial Class B Directors shall be the persons specified as such in Exhibit I of the Combination Agreement

        ELEVENTH.    A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. If the DGCL is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, modification or repeal of this Article Eleventh shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment, modification or repeal. All references to a "director" in this Article Eleventh and in Article Twelfth shall include a director serving as a member of any of the Nominating Committee, the Class A-C Nominating Subcommittee and the Class A-M Nominating Subcommittee, and the Coors Beneficiary Representative and the Molson Beneficiary Representative.

        TWELFTH.    The Corporation shall indemnify and hold harmless, and advance expenses, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (a "Covered Person") (including the heirs, executors, administrators and estate of such Covered Person), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws (as the same may provide from time to time), the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or a part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Bylaws, in any written agreement with the Corporation, or in the specific case by the Board of Directors; provided, however, that if successful in whole or in part in any suit for the advancement of expenses or indemnification hereunder, the Covered Person shall be entitled to payment of the expense of litigating such suit.. Nothing contained in this Article Twelfth shall affect any rights to indemnification or advancement of expenses to which directors, officers, employees or agents of the Corporation otherwise may be entitled under the Bylaws, any written agreement with the Corporation or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Twelfth with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article Twelfth. No amendment or repeal of this Article Twelfth shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment or repeal.

        THIRTEENTH.    The Corporation expressly elects not to be governed by Section 203 of the DGCL.

        IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be signed by                                                 ,                                                                          of the Corporation                         , 2004.

Adolph Coors Company
By:
Name: Title:

EXHIBIT H

AMENDED AND RESTATED BYLAWS
OF
MOLSON COORS BREWING COMPANY

(A Delaware Corporation)

ARTICLE I

STOCKHOLDERS

        Section 1.1    Annual Meetings.

          1.1.1    An annual meeting of the stockholders shall be held each year on such date and at such time and place, if any, either within or outside the State of Delaware, as may be designated by the board of directors of the Corporation (the "Board of Directors") from time to time. At such meeting, the stockholders shall elect the Board of Directors and shall transact such other business as may be brought properly before the meeting.

          1.1.2    Nominations of persons to stand for election to the Board of Directors of the Corporation at an annual meeting of stockholders and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 1.3 of these Bylaws, (b) by any stockholder of record of the Corporation who is entitled to vote at the meeting with respect to such matter, who complies with the notice procedures set forth in Subsection 1.9.2 of these Bylaws and who is a stockholder of record of the relevant class of stock at the time such notice is delivered to the Secretary of the Corporation, (c) with respect to any proposal of business to be considered by the stockholders at an annual meeting of stockholders, by stockholders of record of the Corporation who hold at least fifty percent (50%) of the voting power entitled to vote for a majority of directors or (d) with respect to nominations of persons to stand for election to the Board of Directors of the Corporation at an annual meeting of stockholders, in accordance with the restated certificate of incorporation of the Corporation (as the same may be amended or restated from time to time, the "Certificate of Incorporation") and these Bylaws, and with respect to all other matters, by or at the direction of the Board of Directors.

        Section 1.2.    Special Meetings.

          1.2.1    Special meetings of stockholders entitled to vote at such meeting may be called at any time by the Board of Directors, to be held at such date, time and place, if any, either within or outside the State of Delaware as may be determined by the Board of Directors and stated in the notice of the meeting.

          1.2.2    Business transacted at any special meeting of stockholders shall be limited to (a) the purpose or purposes stated in the notice of such meeting and (b) any proposal of business made by stockholders of record of the Corporation who hold at least fifty percent (50%) of the voting power entitled to vote for a majority of directors.

        Section 1.3.    Notice of Meetings.     Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to all stockholders of the Corporation, whether or not entitled to vote at such meeting. Unless otherwise provided by law, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of, or to vote at, the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

        Section 1.4.    Adjournments.     Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place thereof, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of, or to vote at, the adjourned meeting.

        Section 1.5.    Quorum.     At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum with respect to such matter. Shares entitled to vote as a separate class or series may take action on a matter at a meeting only if a quorum of those shares is present. For purposes of the foregoing, where a separate vote by class or classes or a series or multiple series is required for any matter, the holders of shares entitled to cast a majority of the total votes of the outstanding shares of such class or classes or a series or multiple series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. In the absence of a quorum of the holders of any class or series of stock entitled to vote on a matter, the holders of such class or series so present or represented may, by the affirmative vote of a majority of the voting power present or by action of the Chairman, adjourn the meeting of such class or series with respect to that matter from time to time in the manner provided by Section 1.4 of these Bylaws until a quorum of such class or series shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        Section 1.6.    Organization.

          1.6.1    The chairman of the annual or any special meeting of the stockholders shall be the Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors, any director designated by the Board of Directors. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as the secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          1.6.2    The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the adjournment of any meeting in the chairman's discretion, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.

          1.6.3    The chairman may ask or require that anyone who is not a bona fide stockholder or proxyholder leave the meeting.

        Section 1.7.    Inspectors.     Prior to any meeting of stockholders, the Board of Directors may, and shall if required by law, appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. The inspectors need not be stockholders of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

        Section 1.8.    Voting; Proxies.     Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Except where applicable law or regulation (including the regulations of stock exchanges or similar bodies), the Certificate of Incorporation or these Bylaws require a different vote, if a quorum exists, action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the votes cast opposing the action. In an election of directors, a plurality of the votes of the shares of the class or series of stock present in person or represented by proxy at a meeting and entitled to vote for the relevant directors is required in order to elect such director.

        Section 1.9.    Nominations and Stockholder Proposals.

          1.9.1    Nominations by the Board of Directors. The full and exclusive power and authority otherwise conferred upon the Board of Directors to evaluate director candidates and nominate persons to (i) stand for election by the holders of the Class A Common Stock, par value of $0.01 (voting), and the holder of the Special Class A Voting Stock, par value of $0.01 (voting) (such holders, collectively, the "Class A Holders"), to the Board of Directors, (ii) fill vacancies on the Board of Directors in respect of directors elected by the Class A Holders (or appointed to fill a vacancy with respect thereto) or (iii) fill vacancies on the Board of Directors in respect of newly created directorships (other than directors to be elected by the holders of the Class B Common Stock, par value of $0.01 (non-voting), and the Special Class B Voting Stock, par value of $0.01 (non-voting) (such holders, collectively, the "Class B Holders") shall be vested in the Nominating Committee of the Board of Directors and the subcommittees of such Nominating Committee in accordance with the Certificate of Incorporation. The full and exclusive power and authority to evaluate director candidates and nominate persons to (i) stand for election by the Class B Holders to the Board of Directors and (ii) fill vacancies on the Board of Directors in respect of directors elected by the Class B Holders (or appointed to fill a vacancy with respect thereto) shall be vested in the Board of Directors, subject in each case to the rights of the stockholders of the Corporation to make nominations in compliance with the procedures set forth in Subsection 1.9.2 of these Bylaws.

          1.9.2    Stockholder Proposal and Nomination Procedures. For nominations of persons to stand for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Subsection 1.1.2 of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such other business must be a proper matter for action by holders of the class of stock held by such stockholder. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that (i) in the case of the first annual meeting of stockholders held after the Effective Time (as defined in Combination Agreement, dated as of July 21, 2004, by and among Adolph Coors Company, Coors Canada Inc. and Molson Inc. (the "Combination Agreement") or (ii) in the event that the date of any subsequent annual meeting is advanced by more than twenty (20) days, or delayed by more than ninety (90) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; and provided further, that for purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any successor provision) the date for notice specified in this Subsection 1.9.2 shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director to be elected by the holders of the class of stock held by such stockholder, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of any such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          1.9.3    General.

            1.9.3.1   Only persons who are nominated in accordance with the procedures set forth in the Certificate of Incorporation or this Section 1.9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.9. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the Certificate of Incorporation or this Section 1.9, as applicable, and, if any proposed nomination or business is not in compliance with the Certificate of Incorporation or this Section 1.9, as applicable, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

            1.9.3.2   For purposes of this Section 1.9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            1.9.3.3   For purposes of this Section 1.9, no adjournment or postponement nor notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 1.9, and in order for any notification required to be delivered by a stockholder pursuant to this Section 1.9 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

            1.9.3.4   Notwithstanding the foregoing provisions of this Section 1.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.9. Nothing in this Section 1.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            1.9.3.5   For the avoidance of doubt, a stockholder may only make a proposal with respect to a matter as to which such stockholder is entitled to vote.

        Section 1.10.    Fixing Date for Determination of Stockholders of Record.

          1.10.1    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          1.10.2    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          1.10.3    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        Section 1.11.    List of Stockholders Entitled to Vote.     The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, (a) the stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 1.11 to examine the list of stockholders required by this Section 1.11 or to vote in person or by proxy at any meeting of stockholders and (b) failure to prepare or make available the list of stockholders shall not effect the validity of actions taken at the meeting.

        Section 1.12.    Consent of Stockholders in Lieu of Meeting.     Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the Class A Holders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner provided by the previous sentence, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner provided by the previous sentence. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who were Class A Holders or Class B Holders of record as of the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

        Section 1.13.    Meeting by Remote Communication.     If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE II

BOARD OF DIRECTORS

        Section 2.1.    Powers; Number; Qualifications.     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors of the Corporation shall be determined exclusively by resolution of the Board of Directors adopted in accordance with Section 2.7 of these Bylaws and which number shall initially be fifteen (15). Any increase in the number of directors to be elected by the Class A Holders must be by a number divisible by three (3), and the resolution approving such increase in directorships must provide for one-third (1/3) of such new directorships created by such increase to be filled by each of the Nominating Committee, the Class A-M Nominating Subcommittee and the Class A-C Nominating Subcommittee in accordance with Article Tenth of the Certificate of Incorporation. Directors must be natural persons at least eighteen (18) years of age but need not be stockholders of the Corporation.

        Section 2.2.    Election; Term of Office; Resignation; Removal; Newly Created Directorships; Vacancies; Director Emeritus.

          2.2.1    Election; Term of Office.    The Board of Directors shall be elected at each annual meeting of stockholders by the Class A Holders, except that, in accordance with Article Fourth of the Restated Certificate of Incorporation of the Corporation, three (3) directors shall be elected at such meeting by the Class B Holders. Each director shall hold office until his or her successor is elected and qualified or until his or her death, earlier resignation, removal or disqualification.

          2.2.2    Resignation.    Any director may resign at any time upon notice to the Board of Directors or the Chief Executive Officer of the Corporation (the "Chief Executive Officer") or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

          2.2.3    Removal.    Directors may be removed only as provided in paragraph (b) of Article Ninth of the Certificate of Incorporation.

          2.2.4    Newly Created Directorships; Vacancies.    Newly created directorships resulting from any increase in the authorized number of directors between annual meetings and any vacancy occurring in the Board of Directors shall be filled as provided in Section 2.1 of these Bylaws and Article Tenth of the Certificate of Incorporation.

          2.2.5    Director Emeritus.    The Board of Directors may, at its discretion, designate a retired director as Director Emeritus. Each designation shall be for a period of one year and may be renewed for additional one-year terms. A Director Emeritus shall provide consulting and advisory services to the Board of Directors as requested from time to time by the Board of Directors and may be invited to attend meetings of the Board of Directors, but shall not vote or be counted for quorum purposes or have any of the duties or obligations imposed on a director or officer of the Corporation under the General Corporation Law of the State of Delaware, as it may be amended (the "DGCL"), the Certificate of Incorporation or these Bylaws or otherwise be considered a director of the Corporation. A Director Emeritus shall be entitled to benefits and protections in accordance with Section 8.4 of these Bylaws (Indemnification of Directors and Officers) and shall be compensated for his services and reimbursed for expenses incurred in his capacity as Director Emeritus as the Board of Directors shall from time to time establish.

          2.2.6    Disqualification of Employee Directors.    Any director who is an executive officer of the Corporation shall cease to be qualified to serve as a director of the Corporation, and such person's term of office as a director of the Corporation shall automatically terminate, upon termination of such director's employment with the Corporation for any reason; provided, however, that such person shall be eligible to be renominated for reelection or reappointment as a director in accordance with the Certificate of Incorporation.

        Section 2.3.    Regular Meetings.     Regular meetings of the Board of Directors shall be held without notice at such dates, times and places as may be determined by the Board of Directors by resolution; provided, however, that no action subject to the approval requirements of Section 2.7 of these Bylaws shall be taken at a regular meeting unless either (i) the consideration of such action was communicated to all directors at least two (2) days prior the date of such meeting by any means permitted for transmission of notice to each director of any special meeting or (ii) all directors absent from such meeting waived such inclusion in writing transmitted by any means permitted for transmission of notice to each director of any special meeting.

        Section 2.4.    Special Meetings.

          2.4.1    Special meetings of the Board of Directors may be held, with proper notice, only upon the call of the Chairman of the Board of Directors or of at least two (2) members of the Board of Directors at such time and place as specified in the notice.

          2.4.2    Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least two (2) days prior to such meeting. The notice of a special meeting of the Board of Directors need not state the purposes of the meeting; provided, however, that no action subject to the approval requirements of Section 2.7 of these Bylaws shall be taken unless either (i) the consideration of such action was reflected in the notice of such special meeting or (ii) all directors absent from such meeting waived such inclusion in writing transmitted by any means permitted for transmission of notice to each director of any special meeting. Notice to each director of any special meeting shall be in writing and may be delivered in person; by telephone, telegraph, teletype, electronically transmitted facsimile, or other means of wire or electronic transmission; or by mail or private carrier. Written notice to a director of any special meeting is effective at the earliest of: (i) the date received; (ii) five (5) days after it is mailed; or (iii) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, if the return receipt is signed by or on behalf of the director to whom the notice is addressed.

        Section 2.5.    Participation in Meetings by Conference Telephone Permitted.     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, directors or members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

        Section 2.6.    Quorum; Vote Required for Action.     At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum can be obtained.

        Section 2.7.    Actions Requiring Supermajority Approval.

          2.7.1    Specified Governance Actions.    Except to the extent provided below in this Subsection 2.7.1, none of the following actions, which are referred to for purposes of these Bylaws as "Specified Governance Actions," may be taken or permitted or caused to be taken unless approved by the Required Number of the members of the Board of Directors in accordance with these Bylaws:

    (i)
    The creation of, or any change to the powers and authority of, committees of the Board of Directors and (except as expressly provided in Article Tenth of the Certificate of Incorporation) the assignment of directors to committees of the Board of Directors and the removal of members of committees of the Board of Directors prior to the expiration of their terms; provided, however, that, notwithstanding this Subsection 2.7.1, the Board of Directors acting by majority vote pursuant to Section 2.6 of these Bylaws shall be empowered to take any of the foregoing actions to the extent such action is required in order to cause the powers, authority and composition of any committee of the Board of Directors to be in compliance with applicable law and the requirements of any national securities exchange or quotation system on which the Corporation's equity securities are listed or traded;

    (ii)
    The removal and appointment and any material change in the salary, incentive plans and other forms of compensation of the Chief Executive Officer; provided, however, that if any such action is proposed but fails to obtain the approval of the Required Number of directors, the proposed action shall be referred to a committee of the Board of Directors composed of all of the directors who are Independent Directors (as such term is defined in the Certificate of Incorporation), and if at least two-thirds of the members of such committee vote to approve such action, such action shall be taken notwithstanding the failure to obtain the approval of the Required Number of directors;

    (iii)
    The nomination of persons to stand for election by the Class B Holders and the filling of any vacancy created by the death, resignation, removal or retirement of any director elected by the Class B Holders (or appointed to fill a vacancy with respect thereto);

    (iv)
    Subject to subparagraph (b)(5)(iv) of Article Fourth of the Certificate of Incorporation and Section 2.1 of these Bylaws, any increase or decrease in the number of members of the Board of Directors;

    (v)
    Any relocation of any of the Corporation's Executive Offices or North American Operational Headquarters to a location outside the greater metropolitan area of the relevant cities referred to in the definitions thereof;

    (vi)
    Any amendment, alteration or repeal of any provision of these Bylaws or the adoption of any Bylaw of the Corporation by the Board of Directors;

    (vii)
    Any approval, declaration of advisability or recommendation to stockholders of any amendment to the Certificate of Incorporation;

    (viii)
    Any declaration or payment of dividends on any class or series of capital stock of the Corporation, provided, however, that any regular quarterly cash dividend payable on a date consistent with past practice and in an amount no greater than the amount paid in the immediately preceding fiscal quarters shall only require the approval of the Board of Directors in accordance with Section 2.6 and shall not constitute a "Specified Governance Action"; and

    (ix)
    Entering into any transaction with any Affiliate of the Corporation or any Family Member of an Affiliate (other than compensation of directors as determined by the Board of Directors and salary and benefits to officers and employees in the ordinary course of business).

          2.7.2    Transformational Actions.    Except to the extent provided below in this Subsection 2.7.2, none of the following actions, which are referred to for purposes of these Bylaws as "Transformational Actions," may be taken or permitted or caused to be taken unless approved by the Required Number of the members of the Board of Directors in accordance with these By-Laws:

    (i)
    Any acquisition or disposition, whether in a single transaction or a series of related transactions, by the Corporation or any Subsidiary or any agreement to acquire or dispose of, by merger or consolidation with, by purchase or sale of equity or assets, or by any other manner, (A) any business or any corporation, partnership, association or other business organization or division thereof, or (B) any other assets or properties (other than the sale of inventory in the ordinary course of business), in any such case either having an equity or enterprise value, or a purchase price in such transaction or transactions, in excess of 15% of the total assets of the Corporation and its Subsidiaries on a consolidated basis, as reported in its most recent quarterly consolidated balance sheet filed with the Securities and Exchange Commission;

    (ii)
    The sale, transfer or other disposition (whether directly by the Corporation or indirectly through any of its Subsidiaries) of any capital stock (or any securities convertible into or exchangeable for such capital stock) of either Molson Inc. or any of its successors (collectively, "Molson") or Coors Brewing Company or any of its successors (collectively, "CBC") or the issuance by Molson or CBC of any shares of its capital stock; provided, however, that the foregoing restrictions shall not apply to any such sale, transfer, disposition or issuance of capital stock of Molson or CBC, as the case may be, if, after giving effect thereto, the Corporation continues to own, either directly or together with its wholly-owned Subsidiaries, 100% of the capital stock of Molson or CBC, as the case may be;

    (iii)
    The sale, transfer or other disposition of all or substantially all of the assets of Molson or CBC (whether directly by Molson or CBC or indirectly through any of their respective Subsidiaries, and whether in a single transaction or in a series of related transactions);

    (iv)
    Any issuance of shares of common stock or preferred stock of the Corporation (or any securities convertible, exchangeable or exercisable for shares of common stock or preferred stock of the Corporation), other than (A) any issuance of common stock or preferred stock of the Corporation upon conversion, exchange or exercise of securities (including any Exchangeable Shares) exchangeable or exercisable for shares of common stock or preferred stock of the Corporation or (B) any issuance of Class B Common Stock pursuant to (1) an award granted under an employee benefit plan of the Corporation or (2) a registered public offering of such securities for consideration consisting solely of cash; and

    (v)
    Any adoption, approval or recommendation of any plan of complete or partial liquidation, merger or consolidation of the Corporation.

          2.7.3    As used herein:

            "Affiliate" means, with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified. For this purpose, each "Beneficiary" (as such term is defined in the Voting Trust Agreement, dated as of                        , 200  , by and among the trustee named therein and the other parties named therein, and the Exchangeable Shares Voting Trust Agreement, dated as of                        , 200  , by and among the trustee named therein and the other parties named therein) shall be deemed to be an "Affiliate" of the Corporation, and "control" means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

            "Exchangeable Shares" means the Class A non-voting exchangeable shares or the Class B non-voting exchangeable shares of Coors Canada Inc., a Canadian corporation, or any successor corporation.

            "Executive Offices" means the executive offices of the Corporation in Montreal, Quebec and Denver, Colorado.

            "Family Member" means, with respect to any person, such person's grandparents, parents, mother-in-law, father-in-law, husband, wife, brothers, sisters, brothers-in-law, sisters-in-law, sons-in-law, daughters-in-law, children, grandchildren, aunts, uncles, nieces, nephews and first cousins.

        "North American Operational Headquarters" means, with respect to the Corporation's Canadian business, Toronto, Ontario, and with respect to the Corporation's U.S. Business, Golden, Colorado.

        "Required Number" means two-thirds (2/3) of the total authorized number of directors, from time to time, including any vacancies; provided, that if such number is not a whole number, then the Required Number shall be rounded up to the next whole number.

        "Subsidiary" means, when used with reference to any party, any person of which such party (either alone or through or together with any other Subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock or other equity interests the holders of which are generally entitled to vote for the election of directors or members of any other governing body of such person or, in the case of any person that is a partnership, such party is a general partner of such partnership.

        Section 2.8.    Organization.     The Chairman of the Board of Directors or, in his absence, any director chosen by a majority of the directors present, shall act as chair of the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the chair shall act as secretary of each meeting of the Board of Directors.

        Section 2.9.    Action by Directors Without a Meeting.     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 2.10.    Compensation of Directors.     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors acting by majority vote pursuant to Section 2.6 of the Bylaws shall determine and fix the compensation, if any, and the reimbursement of expenses which shall be allowed and paid to the directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefore.

ARTICLE III

COMMITTEES

        Section 3.1.    Committees.     Subject to Section 2.7 of these Bylaws and the Certificate of Incorporation, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may, subject to Section 2.7 of these Bylaws, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the Nominating Committee established pursuant to the Certificate of Incorporation, without limiting the foregoing, the Board shall designate the following committees: Audit Committee and Compensation Committee.

        Section 3.2.    Committee Rules.     Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business that are not inconsistent with these Bylaws or the Certificate of Incorporation. In the absence of a provision by the Board of Directors or a provision in the rules of such committee, these Bylaws or the Certificate of Incorporation to the contrary, a majority of the entire number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws, including Section 2.9. Each committee shall prepare minutes of its meetings which shall be delivered to the Secretary of the Corporation for inclusion in the Corporation's records.

        Section 3.3.    Audit Committee.

          3.3.1 The Audit Committee shall have at least three (3) members and shall be comprised solely of "independent directors" within the meanings of (i) the rules and regulations of the New York Stock Exchange (or any other securities exchange or broker quotation system on which securities of the Corporation are listed from time to time (each, an "Applicable Exchange") pertaining to audit committees of listed companies and (ii) the rules and regulations of the Securities and Exchange Commission regarding audit committee members. All members of the Audit Committee shall meet the financial literacy requirements of each Applicable Exchange, and at least one (1) member of the Audit Committee shall be an "audit committee financial expert" within the meaning of Item 401 of Regulation S-K under the Exchange Act (or any successor rule, regulation or provision of law).

          3.3.2 The Audit Committee shall assist the Board of Directors in fulfilling its responsibility to oversee management of the Corporation regarding: (i) the conduct and integrity of the Corporation's financial reporting to any governmental or regulatory body, the public or other users thereof; (ii) the Corporation's systems of internal control or financial reporting and disclosure controls and procedures; (iii) the qualifications, engagement, compensation, independence and performance of the Corporation's independent auditors, their conduct of the annual audit, and their engagement for any other lawful services; (iv) the Corporation's legal and regulatory compliance; and (v) the preparation of the audit committee report required by the rules and regulations of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement. The Audit Committee shall have such other responsibilities, and such additional powers and authority, (x) as are required under the rules and regulations of each Applicable Exchange and/or the Securities and Exchange Commission, (y) as are normally incident to the functions of an audit committee or (z) subject to Section 2.7 of these Bylaws, as may be determined by the Board of Directors or set forth in the rules for conduct of Audit Committee business adopted pursuant to Section 3.2 of these Bylaws from time to time.

          3.3.3 In discharging its role, the Audit Committee shall be empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Corporation. The Audit Committee shall have the power to retain outside counsel, independent auditors or other advisors to assist it in carrying out its activities. The Corporation shall provide adequate resources to support the Audit Committee's activities, including compensation of the Audit Committee's outside counsel, independent auditors and other advisors. The Audit Committee shall have the sole authority to retain, compensate, direct, oversee and terminate outside counsel, independent auditors and other advisors hired to assist the Audit Committee, who shall be accountable ultimately to the Audit Committee.

        Section 3.4.    Compensation Committee.

          3.4.1 The Compensation Committee shall be composed of at least three (3) Independent Directors. Subject to Section 2.7 of these Bylaws, the Compensation Committee shall assist the Board of Directors in overseeing the Corporation's management compensation policies and practices, including (i) reviewing and approving compensation levels for the Corporation's executive officers; (ii) reviewing and approving management incentive compensation policies and programs; (iii) reviewing and approving equity compensation programs for the Corporation's employees, and exercising discretion in the administration of such programs; and (iv) producing an annual report on executive compensation required by the rules and regulations of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

          3.4.2 The Compensation Committee shall have such powers and authority as necessary to carry out the foregoing responsibilities and, subject to Section 2.7 of these Bylaws, shall have such other responsibilities, and such other powers and authority, as may be determined by the Board of Directors.

ARTICLE IV

OFFICERS AND CHAIRMAN OF THE BOARD

        Section 4.1.    Officers; Election.     The Board of Directors shall elect a Chief Executive Officer, a Chief Financial Officer and a Chief Legal Officer. The Chief Executive Officer shall have the power to appoint a President, one or more Vice Presidents (Executive, Senior or otherwise), the Secretary, the Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and such other officers as the Chief Executive Officer may deem desirable or appropriate. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws provide otherwise. Each officer shall be a natural person who is eighteen (18) years of age or older.

        Section 4.2.    Term of Office; Resignation; Removal; Vacancies.     Unless otherwise provided in the resolution of the Board of Directors electing such officer (or unless otherwise determined in connection with the appointment of such officer), each officer shall serve until such officer's death, resignation, retirement or removal. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Subject to Section 2.7 of these Bylaws, the Board of Directors may remove any elected officer with or without cause at any time, and any officer appointed by the Chief Executive Officer may be removed with or without cause by the Chief Executive Officer at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the appointment of an officer shall not of itself create contractual rights. Subject to Section 2.7 of these Bylaws, any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors in the case of officers elected by the Board of Directors and by the Chief Executive Officer in the case of appointed officers. An officer elected or appointed to fill a vacancy shall serve for the unexpired term of such officer's predecessor, or until such officer's earlier death, resignation or removal.

        Section 4.3.    Temporary Delegation of Duties.     In the case of the absence of any elected officer, or his inability to perform his duties, or for any other reason deemed sufficient by the Board of Directors, subject to Section 2.7 of the Bylaws, the Board of Directors may delegate the powers and duties of such elected officer to any other officer or to any director temporarily, provided that a majority of the directors then in office concur and that no such delegation shall result in giving to the same person conflicting duties.

        Section 4.4.    Chairman.     The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The Chairman of the Board of Directors shall not be an elected or appointed officer of the Corporation.

        Section 4.5.    Vice Chairman; Vice Chairmen.     The Board of Directors may, subject to a vote of the Required Number of directors, elect from the composition of the Board a Vice Chairman or Vice Chairmen. The duty of any Vice Chairman or Vice Chairmen shall be to fulfill the duties of the Chairman in the Chairman's absence or disability, except as regards the person designated in Exhibit J of the Combination Agreement, who shall be considered an officer and shall have the duties relating to the office specified in such Exhibit.

        Section 4.6.    Appointment and Removal of Chairman.     The persons serving on the Class A-C Nominating Subcommittee of the Corporation and on the Class A-M Nominating Subcommittee of the Corporation (in each case as defined in and constituted pursuant to the Certificate of Incorporation), respectively, in each case acting (for purposes of this Section 4.6) as a committee of the Board of Directors, shall have the power and authority, which power and authority shall be alternately vested in those committees and transferred between them at the end of each Biennial Period as further described below, to appoint a director to serve as Chairman of the Board of Directors and to remove any director then serving as Chairman of the Board of Directors from that position (but not from his or her position as director). Such power and authority shall be vested in the Class A-M Nominating Subcommittee during the first Biennial Period, the Class A-C Nominating Subcommittee during the second Biennial Period and shall continue to alternate between those committees during each Biennial Period thereafter. As used herein, "Biennial Period" means, (i) first, the period commencing on the Effective Time (as defined in the Combination Agreement) and ending on the last day of the fiscal year in which the Chief Executive Officer serving at the Effective Time ceases to hold such office, (ii) second, the period commencing immediately following the last day of the first Biennial Period referred to in clause (i) and ending on the third annual meeting of stockholders of the Corporation held after the commencement of the second Biennial Period, and (iii) thereafter, the period commencing immediately following the last day of the previous Biennial Period and ending on the date of the second annual meeting of stockholders of the Corporation held thereafter.

        Section 4.7.    Chief Executive Officer.     The Chief Executive Officer shall have active and general supervision and management over the business and affairs of the Corporation and shall have full power and authority to act for all purposes for and in the name of the Corporation and its subsidiaries in all matters, except where action of the Board of Directors is required by the DGCL or these Bylaws. Without limiting the foregoing, the Chief Executive Officer shall have all power and authority necessary to fulfill the Chief Executive's Officer's duties under the Sarbanes-Oxley Act of 2002.

        Section 4.8.    Chief Financial Officer.     The Chief Financial Officer, under the supervision and direction of the Chief Executive Officer, shall have the authority and duty to exercise active and general supervision and management of the financial affairs of the Corporation and its subsidiaries. Without limiting the foregoing, the Chief Financial Officer shall have all power and authority necessary to fulfill the Chief Financial Officer's duties under the Sarbanes-Oxley Act of 2002.

        Section 4.9.    Chief Legal Officer.     The Chief Legal Officer, under the supervision and direction of the Chief Executive Officer, shall have the authority and duty to exercise active and general supervision and management of the legal affairs of the Corporation and its subsidiaries. Without limiting the foregoing, the Chief Legal Officer shall have all power and authority necessary to fulfill the Chief Legal Officer's duties under the Sarbanes-Oxley Act of 2002.

        Section 4.10.    Appointed Officers.     The Officers appointed by the Chief Executive Officer shall have such powers and shall perform such duties as may, from time to time, be assigned to them by the Chief Executive Officer and as may be required by the DGCL.

        Section 4.11.    Compensation.     Subject to Section 2.7 of these Bylaws, the compensation of the officers elected by the Board of Directors shall be fixed or authorized from time to time by the Board of Directors and the compensation of the appointed officers shall be fixed or authorized from time to time by the Chief Executive Officer. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

STOCK

        Section 5.1.    Stock Certificates and Uncertificated Shares.     The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. Any and all the signatures on the certificate may be by a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        Section 5.2.    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.     The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond in such form and amount (not exceeding twice the value of the stock represented by such certificate) and with such surety and sureties as the secretary may require in order to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

        Section 5.3.    Transfer of Stock.     Subject to any transfer restrictions set forth or referred to on the stock certificate or of which the Corporation otherwise has notice, shares of the Corporation shall be transferable on the books of the Corporation upon presentation to the Corporation or to the Corporation's transfer agent of a stock certificate signed by, or accompanied by an executed assignment form signed by, the holder of record thereof, his duly authorized legal representative, or other appropriate person as permitted by the DGCL. The Corporation may require that any transfer of shares be accompanied by proper evidence reasonably satisfactory to the Corporation or to the Corporation's transfer agent that such endorsement is genuine and effective. Upon presentation of shares for transfer as provided above, the payment of all taxes, if any, therefor, and the satisfaction of any other requirement of law, including inquiry into and discharge of any adverse claims of which the Corporation has notice, the Corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every transfer of stock shall be entered on the stock books of the Corporation to accurately reflect the record ownership of each share. The Board of Directors also may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

        Section 5.4.    Preferred Stock.     Shares of preferred stock shall be issued by the Corporation only after filing a Preferred Stock Designation described in paragraph (c) of Article Fourth of the Corporation's Certificate of Incorporation with the Delaware Secretary of State and satisfying all other requirements of the Certificate of Incorporation and the DGCL with respect thereto.

        Section 5.5.    Holders of Record.     The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be allowed by these Bylaws or required by the laws of Delaware.

        Section 5.6.    Shares Held for the Account of a Specified Person or Persons.     The Board of Directors may adopt a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.

ARTICLE VI

EXECUTION OF INSTRUMENTS; CHECKS AND ENDORSEMENTS; DEPOSITS; ETC.

        Section 6.1.    Execution of Instruments.     Except as otherwise provided by the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no assistant officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

        Section 6.2.    Borrowing.     No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

        Section 6.3.    Attestation.     All signatures authorized by this Article may be attested, when appropriate or required, by any officer of the Corporation except the officer who signs on behalf of the Corporation.

        Section 6.4.    Checks and Endorsements.     All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness issued in the name of the Corporation and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

        Section 6.5.    Deposits.     All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

        Section 6.6.    Voting of Securities and Other Entities.     Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer, or the President, or any officer designated in writing by any of them, is authorized to attend in person, or may execute written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of any corporation, partnership, limited liability company, association, joint venture, or other entity in which the Corporation holds any securities or other interests and may execute written waivers of notice with respect to any such meetings. At all such meetings, any of the foregoing officers, in person or by proxy as aforesaid and subject to the instructions, if any, of the Board of Directors, may vote the securities or interests so held by the Corporation, may execute any other instruments with respect to such securities or interests, and may exercise any and all rights and powers incident to the ownership of said securities or interests. Any of the foregoing officers may execute one or more written consents to action taken in lieu of a formal meeting of such corporation, partnership, limited liability company, association, joint venture, or other entity. Notwithstanding the foregoing, no officer may exercise any of the foregoing rights to the extent such exercise would result in the taking of an action set forth in Section 2.7 of these Bylaws in absence of the approval of the Required Number of the Board of Directors referred to in such Section.

ARTICLE VII

DIVIDENDS AND OTHER DISTRIBUTIONS

        Section 7.1.    Dividends and Other Distributions.     Subject to the provisions of the DGCL, the Certificate of Incorporation and Section 2.7 of these Bylaws, dividends and other distributions may be declared by the Board of Directors in such form, frequency and amounts as the condition of the affairs of the Corporation shall render advisable.

ARTICLE VIII

MISCELLANEOUS

        Section 8.1.    Fiscal Year.     The fiscal year of the Corporation shall be determined by the Board of Directors.

        Section 8.2.    Seal.     The Corporation may have a corporate seal and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

        Section 8.3.    Waiver of Notice of Meetings of Stockholders, Directors and Committees.     Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except (i) in the case when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (ii) in the case when the person attends the meeting for the purpose of objecting to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, the person objects to considering the matter when it is presented. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

        Section 8.4.    Indemnification of Directors and Officers.

          8.4.1 Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation (including any member of the Nominating Committee and any subcommittee thereof provided for in the Certificate of Incorporation) or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (a "Covered Person"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors; provided, however, that if successful in whole or in part in any suit for the advancement of expenses or indemnification hereunder, the Covered Person shall be entitled to payment of the expense of litigating such suit. A Director Emeritus shall be considered to be a director of the Corporation for all purposes of this Section 8.4.

          8.4.2 Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law promptly pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that such Covered Person is not entitled to be indemnified under this Section 8.4 or otherwise.

          8.4.3 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Section 8.4 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          8.4.4 Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

          8.4.5 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Section 8.4 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

          8.4.6 Other Indemnification and Prepayment of Expenses. This Section 8.4 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify persons other than Covered Persons and to advance expenses to such other persons when and as authorized by appropriate corporate action.

          8.4.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person that the Corporation is permitted to indemnify in accordance with these Bylaws against any liability asserted against any such person and incurred by such person whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity interest through stock ownership or otherwise.

        Section 8.5.    Interested Directors; Quorum.     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the

Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

        Section 8.6.    Prohibited Transactions.     For so long as the Corporation is a publicly-traded company or subject to applicable federal or state securities laws or exchange or other market listing requirements, no extensions of credit in the form of personal loans or other prohibited forms of assistance under Section 402 of the Sarbanes-Oxley Act of 2002 may be made to a director or executive officer of the Corporation.

        Section 8.7.    Form of Records.     Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

        Section 8.8.    Record of Stockholders.     The Secretary shall maintain, or shall cause to be maintained, a record of the names and addresses of the Corporation's stockholders, in a form that permits preparation of a list of stockholders that is arranged by class of stock entitled to vote and, within each such class, by series of shares, that is alphabetical within each class or series, and that shows the address of, and the number of shares of each class or series held by, each stockholder.

        Section 8.9.    Addresses of Stockholders.     Each stockholder shall furnish to the Secretary of the Corporation or the Corporation's transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder's address last known to the Secretary or transfer agent.

        Section 8.10.    Amendment of Bylaws.

          8.10.1 Subject to Section 2.7 of these Bylaws, the Board of Directors is authorized to adopt, amend or repeal these Bylaws at any regular meeting of the Board of Directors; provided, however, that Section 2.7 and Section 4.6 of these Bylaws and this Section 8.10 may only be amended or repealed by the vote of the Class A Holders in accordance with Subsection 8.10.2 of these Bylaws.

          8.10.2 The Class A Holders may, by the affirmative vote of holders representing at least a majority of the votes entitled to be cast by all Class A Holders, adopt additional Bylaws and may amend or repeal any Bylaw, whether or not adopted by them. The power of the Board of Directors to adopt, amend or repeal Bylaws may be limited by an amendment to the Certificate of Incorporation or an amendment to these Bylaws by the Class A Holders that provides that a particular Bylaw or Bylaws may only be adopted, amended or repealed by the Class A Holders.

        Section 8.11.    Gender.     The masculine gender if and when used in these Bylaws is used as a matter of convenience only and shall be interpreted to include the feminine gender as the circumstances indicate.

        Section 8.12.    Definitions.     Terms not otherwise defined in these Bylaws shall have the meanings set forth in the DGCL.

Adopted                        , 200

EXHIBIT I

MOLSON COORS BREWING COMPANY BOARD OF DIRECTORS

Molson Directors	Eric H. Molson (Chairman) Andrew Molson Dr. Francesco Bellini David P. O'Brien H. Sanford Riley
Coors Directors	Peter H. Coors Melissa E. Coors Franklin W. Hobbs Pamela H. Patsley Albert C. Yates
Directors for Election By Class B Stock	John E. Cleghorn Charles M. Herington One additional independent director to be mutually determined by the parties prior to the Effective Time
Other Directors	W. Leo Kiely III Daniel J. O'Neill

Class A-C Nominating Committee Membership

  Peter H. Coors
  Melissa E. Coors

Class A-M Nominating Committee Membership

  Eric H. Molson
  Andrew Molson

Independent Nominating Committee Member to be mutually determined by the parties prior to the Effective Time

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EXHIBIT J

MOLSON COORS BREWING COMPANY SENIOR CORPORATE OFFICERS

President and Chief Executive Officer	W. Leo Kiely III
Vice-Chairman, Synergies and Integration	Daniel J. O'Neill
Senior Vice President and Chief Financial Officer	Timothy V. Wolf
Senior Vice President and Chief Legal Officer	Robert M. Reese
Senior Vice President and Chief People Officer	Mara E. Swan
Senior Vice President and Chief Commercial Officer	Robert Coallier
Senior Vice President and Chief Technology Officer	Gregory L. Wade
Senior Vice President and Chief Strategy Officer	Robert D. Klugman
Senior Vice President, Corporate Affairs	Sylvia Morin

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Exhibit L
Terms of Registration Rights

        The Registration Rights Agreement shall contain terms and conditions customary for a registration rights agreement in transactions of this nature, including the following:

Issuer:	Molson Coors Brewing Company.
Eligible Stockholders:	"Beneficiaries" party to the Class A Coors Voting Trust Agreement or the Class A Exchangeable Voting Trust Agreement from time to time.
Eligible Securities:
Shares of Coors Class B Common Stock (i) held by Eligible Stockholders; and (ii) issued or issuable upon conversion of shares of Coors Class A Common Stock or Class B Exchangeable Shares held by Eligible Stockholders.
Registration Rights:
On the terms described in this term sheet, each Eligible Stockholder will have the right to participate in any Demand Registration or Incidental Registration effected by the Issuer, regardless of who requested such registration.
Demand Registration:
Each of the Coors Beneficiary Representative and the Molson Beneficiary Representative (as such terms as defined in the Class A Coors Voting Trust Agreement) shall have the right to request that the Issuer file a registration statement (including, at the option of the Issuer, a shelf registration), covering all or a part of the Eligible Securities. Upon any such request, the Issuer will use its reasonable best efforts to effect such registration as soon as reasonably practicable, subject to the following:
• The Issuer shall not be obligated to effect more than one registration during any 180-day period.
• Each Beneficiary Representative shall have the right to request no more than five registrations.
•
If a registration involves an underwritten offering and the underwriters advise the Issuer that the number of shares requested to be included in the registration exceeds the number which can reasonably be sold (so as to have an adverse effect on a successful marketing, including the price at which shares can be sold or traded), then the Issuer may reduce the number of Eligible Securities proposed to be registered in view of market conditions (in which case, the Issuer will include in such registration a number of shares that, in the opinion of the underwriters, can be sold in view of market conditions, allocated pro rata among all requesting Eligible Stockholders on the basis of the relative number of Eligible Securities then held by each such requesting holder).
Incidental Registration:
Each Eligible Stockholder will be entitled to incidental (or "piggyback") registration rights on registrations of the Issuer (including demand registrations requested by a Beneficiary Representative or, subject to any other rights granted to third parties, any third parties), subject to the following:
• The Issuer may elect to cancel or postpone a registration at any time, provided that such registration is not a demand registration requested by a Beneficiary Representative.

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•
If a registration involves an underwritten offering and the underwriters advise the Issuer that the number of shares requested to be included in the registration and the number of shares the Issuer intends to include exceed the number which can reasonably be sold (so as to have an adverse effect on a successful marketing, including the price at which shares can be sold or traded), then the Issuer may reduce the number of Eligible Securities proposed to be registered in view of market conditions (in which case, the Issuer will include in such registration a number of shares that, in the opinion of the underwriters, can be sold in view of market conditions, in the following priorities (a) first, 100% of the securities the Issuer proposes to sell and (b) second, to the extent of the number of registrable securities that, in the opinion of the underwriters, can be sold in view of market conditions, allocated pro rata among all requesting Eligible Stockholders (without regard to whether such holders requested demand or incidental registrations) and, subject to any other rights granted to third parties, any third parties requesting registration on the basis of the relative number of shares of Coors Class B Common Stock then held by each such requesting Eligible Holder and third party).
Expenses:	The Issuer will pay reasonable customary registration expenses in connection with a registration.
Other Provisions:
The registration rights shall be subject to customary limitations, conditions and provisions, including those concerning blackout periods; indemnification; provision of information regarding requesting holders; selection of underwriters and counsel; and the execution and delivery of customary agreements.

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